     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 11, 1996



                                        REGISTRATION STATEMENT NO. 333-2820

================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                        ________________________________


                                AMENDMENT NO. 1
                                       TO

                                   FORM S-11
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                        ________________________________

                                 FLORDECO, LTD.
      (Exact name of registrant as specified in its governing instruments)

                               3591 FOWLER STREET
                           FORT MYERS, FLORIDA  33911
                    (Address of principal executive offices)
                        ________________________________

                           THOMAS R. CRONIN, CHAIRMAN
                             INVESTORS TRUST, INC.
                               3591 FOWLER STREET
                           FORT MYERS, FLORIDA  33901
                                 (941) 936-8888
                    (Name and address of agent for service)
                        ________________________________

                                   COPIES TO:

                               RICHARD A.  DENMON
                        CARLTON, FIELDS, WARD, EMMANUEL,
                              SMITH & CUTLER, P.A
                               ONE HARBOUR PLACE
                              TAMPA, FLORIDA 33602
                        ________________________________

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

    If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [x]

    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ] __________________.

    If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ] _______________.

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box [ ].

                      ________________________________


                        CALCULATION OF REGISTRATION FEE

============================================================================================================
             TITLE OF                                    PROPOSED
            SECURITIES                  AMOUNT            MAXIMUM        PROPOSED MAXIMUM        AMOUNT OF
               BEING                    BEING         OFFERING PRICE         AGGREGATE         REGISTRATION
            REGISTERED                REGISTERED        PER UNIT(1)       OFFERING PRICE            FEE
- ------------------------------------------------------------------------------------------------------------
 Units of Limited Partnership
    Interests  . . . . . . . . .     1,000 Units        $12,000 (2)         $12,000,000          $4,137.93
============================================================================================================


(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) under the Securities Act of 1933, as amended.
(2) Payment for each Unit shall consist of $2,000 in cash and $10,000 in a full recourse promissory note of the purchaser.


================================================================================

    THIS REGISTRATION STATEMENT, INCLUDING EXHIBITS (SEE EXHIBIT INDEX ON PAGE ___), CONSISTS OF ____ SEQUENTIALLY NUMBERED PAGES.

                                 FLORDECO, LTD.
                                _______________

                             CROSS REFERENCE SHEET

   Pursuant to Rule 404(a) and Regulation S-K Item 501(b) Showing Location in Prospectus of Information Required by Items of Form S-11

ITEM NUMBER AND HEADING                                         LOCATION IN PROSPECTUS
- -----------------------                                         ----------------------
 1.   Forepart of the Registration Statement and Outside
       Front Cover Page of Prospectus   . . . . . . . . . . .   Facing Page; Cross Reference Sheet; Outside Front Cover
                                                                Page of Prospectus

 2.   Inside Front and Outside Back Cover Pages of
       Prospectus   . . . . . . . . . . . . . . . . . . . . .   Inside Front and Outside Back Cover Pages of Prospectus;
                                                                Table of Contents

 3.   Summary Information, Risk Factors and Ratio
       of Earnings to Fixed Charges   . . . . . . . . . . . .   Outside Front and Inside Front Cover Page of Prospectus;
                                                                Prospectus Summary; Risk Factors; Compensation of
                                                                General Partner and Its Affiliates; Partnership
                                                                Distributions and Allocations; Plan of Distribution

 4.   Determination of Offering Price . . . . . . . . . . . .   Risk Factors - Arbitrary Offering Price

 5.   Dilution  . . . . . . . . . . . . . . . . . . . . . . .   *

 6.   Selling Security Holders  . . . . . . . . . . . . . . .   *

 7.   Plan of Distribution  . . . . . . . . . . . . . . . . .   Outside Front Cover Page; Prospectus Summary; Plan of
                                                                Distribution

 8.   Use of Proceeds . . . . . . . . . . . . . . . . . . . .   Prospectus Summary; Estimated Use of Proceeds

 9.   Selected Financial Data . . . . . . . . . . . . . . . .   *

10.   Management's Discussion and Analysis of Financial
       Condition and Results of Operations  . . . . . . . . .   Management's Discussion and Analysis of Financial
                                                                Condition and Results of Operations

11.   General Information as to Registrant  . . . . . . . . .   Prospectus Summary; Partnership Distributions and
                                                                allocations;Management; Investment Objectives and
                                                                Polices; The Partnership; Summary of the Partnership
                                                                Agreement

12.   Policy With Respect to Certain Activities . . . . . . .   Inside Front Cover Page of Prospectus; Investment
                                                                Objectives and Policies; Reports to Prospectus

13.   Investment Policies of Registrant . . . . . . . . . . .   Investment Objectives and Policies

14.   Description of Real Estate  . . . . . . . . . . . . . .   Risk Factors; Investment Objectives and Policies

15.   Operating Data  . . . . . . . . . . . . . . . . . . . .   *

16.   Tax Treatment of Registrant and Its
        Security Holders  . . . . . . . . . . . . . . . . . .   Federal Income Tax Considerations; ERISA Considerations

17.   Market Price of and Dividends on Registrant's
        Common Equity and Related Stockholder Matters   . . .   Risk Factors; Partnership Distributions and Allocations;
                                                                Summary of the Partnership Agreement

18.  Description of Registrant's Securities   . . . . . . . .   Prospectus Summary; Summary of Partnership Agreement;
                                                                Plan of Distribution

19.  Legal Proceedings  . . . . . . . . . . . . . . . . . . .   The Partnership - Litigation

20.   Security Ownership of Certain Beneficial
       Owners and Management  . . . . . . . . . . . . . . . .   Outside Front Cover Page of Prospectus; Management; Plan
                                                                of Distribution

21.   Directors and Executive Officers  . . . . . . . . . . .   Management

22.   Executive Compensation  . . . . . . . . . . . . . . . .   Compensation to General Partner and Its Affiliates;
                                                                Management

23.   Certain Relationships and Related Transactions  . . . .   Conflicts of Interest

24.  Selection, Management and Custody of
       Registrant's Investments   . . . . . . . . . . . . . .   Prospectus Summary; Estimated Use of Proceeds;
                                                                Compensation to General Partner and Its Affiliates;
                                                                Management; Investment Objectives and Policies

25.  Policies With Respect to Certain Transactions  . . . . .   Conflicts of Interest; Investment Objectives and
                                                                Policies

26.  Limitations of Liability   . . . . . . . . . . . . . . .   Fiduciary Responsibility of General Partner; Summary of
                                                                Partnership Agreement

27.  Financial Statements and Information   . . . . . . . . .   Financial Statements

28.  Interests of Named Experts and Counsel   . . . . . . . .   Legal Matters; Experts

29.  Disclosure of Commission Position on Indemnification
       for Securities Act Liabilities   . . . . . . . . . . .   Fiduciary Responsibility of General Partner

- ------------------------
* Omitted from Registration Statement because Item is not applicable.

          INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.
          THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.




                   SUBJECT TO COMPLETION, DATED JUNE 11, 1996

                           UP TO $1,200,000 - MINIMUM


                                 FLORDECO, LTD.

               UP TO 1,000 UNITS OF LIMITED PARTNERSHIP INTERESTS
                               $ 12,000 PER UNIT
                        MINIMUM INVESTMENT -- FIVE UNITS
                           __________________________


     Flordeco, Ltd., a newly organized Florida limited partnership (the "Partnership"), is hereby offering a minimum of $1,200,000 and a maximum of $12,000,000 of its limited partnership interests ("Units") on a "best efforts" basis. The Partnership has been formed primarily for the purpose of making equity investments in a diversified portfolio of income producing real properties located primarily in Southwest Florida. The sole corporate general partner of the Partnership is Investors Trust, Inc., a newly-formed Florida corporation (the "General Partner"). The Partnership's primary investment objectives are to invest in properties that offer the potential to (i) preserve and protect the Partnership's capital; (ii) provide for cash distributions from operations commencing on or about the year 2000, which distributions are initially expected to be partially sheltered from taxation by depreciation; and
(iii) provide long-term capital appreciation through the potential increase in value of such properties. THERE IS NO ASSURANCE THAT ANY OR ALL OF SUCH OBJECTIVES WILL ACTUALLY BE OBTAINED. See "Investment Objectives and Policies."

     The Partnership is offering for sale, through specified officers and directors of the General Partner, a minimum of 100 Units (the "Minimum Offering") and a maximum of 1,000 Units (the "Maximum Offering"). Units are being offered hereby at a price of $12,000 per Unit payable $2,000 in cash and $10,000 in a full recourse noninterest bearing promissory note collateralized by (and subject to set-off against) such Unit. The minimum subscription is five Units ($60,000). The General Partner reserves the right, in its sole discretion, to waive the minimum subscription requirements and also to permit the Partnership to issue fractional Units. Once submitted, a subscription cannot be withdrawn by the subscriber. Cash subscription proceeds will be deposited into a noninterest bearing escrow account at First National Bank of Southwest Florida (the "Escrow Agent"). If the Minimum Offering has been subscribed and paid for on or before October 1, 1996, unless extended by the General Partner in its sole discretion to a date no later than November 1, 1996 (the "Initial Termination Date"), the offering will terminate and all subscription proceeds will be refunded promptly to subscribers without interest or reduction. If the Minimum Offering is subscribed and paid for prior to the Initial Termination Date, then the cash proceeds will be released from escrow and the offering, unless earlier terminated by the Partnership, shall continue until the earlier of: (i) the sale of all Units offered hereby, or (ii) December 31, 1996, unless extended by the General Partner in its sole discretion to a date no later than February 28, 1997 (the "Expiration Date"). If a subscription is rejected or if it is not accepted on or before the Expiration Date, then such subscription proceeds will be refunded promptly to such subscriber without interest or reduction. See "Plan of Distribution."


     This offering involves a number of risks, including but not limited to the following:

- - The Partnership does not have any operating history, does not presently own any real property investments, and has not identified any investments that it intends to acquire. See "Investment Objectives and Policies".


- - Neither the General Partner nor its affiliates have any prior experience in operating a public real estate limited partnership and only limited experience in operating a privately held real estate limited partnership.
   See "Management."

- - Investors must place total reliance on the General Partner and its affiliates to acquire and operate real property investments.

- - The Partnership will likely incur substantial indebtedness in connection with the purchase of property investments and there are no restrictions on the type or amount of leverage that the Partnership may incur on a single property.


- - The Partnership will pay certain fees to the General Partner and its affiliates, including real estate and lease commissions. See "Compensation of General Partner and Its Affiliates."

- - The General Partner will be subject to various conflicts of interest with limited partners. See "Conflicts of Interest."


- - Property investments are expected to be located primarily in Southwest Florida and may lack geographic diversification.

- - The lack of a public market for the Units and the unlikelihood that a market will develop, together with the restrictions on the transferability of the Units and the potential adverse federal income tax consequences of a sale, may prevent an investor from liquidating its investment in the event of an emergency or for any other reason. See "Summary of the Partnership Agreement".


- - There are tax risks associated with an investment in the Units. See "Federal Income Tax Considerations" and "ERISA Considerations".

   SEE "RISK FACTORS" AT PAGE 22, FOR A MORE DETAILED DISCUSSION OF THE RISKS ASSOCIATED WITH AN INVESTMENT IN THE PARTNERSHIP.
                      __________________________________

 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED ON THE ACCURACY OR ADEQUACY
                             OF THIS PROSPECTUS.
          ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

==============================================================================================================================
                                                                    PRICE              UNDERWRITING           PROCEEDS TO
                                                                 TO PUBLIC(1)         COMMISSIONS(2)       PARTNERSHIP(1)(3)
- ------------------------------------------------------------------------------------------------------------------------------
 Per Unit  . . . . . . . . . . . . . . . . . . . . . . . .      $      12,000              -0-                $     12,000

 Total Minimum(4)  . . . . . . . . . . . . . . . . . . . .      $   1,200,000              -0-                $  1,200,000

 Total Maximum(4)  . . . . . . . . . . . . . . . . . . . .      $  12,000,000              -0-                $ 12,000,000
==============================================================================================================================

                                                   (Footnotes on Following Page)

                 THE DATE OF THIS PROSPECTUS IS JUNE ___, 1996.

(Cover Page Continued)


(Footnotes From Cover Page)
- ----------------------
(1) The purchase price for the Units are payable through the tender of a $2,000 cash payment and the issuance of a full recourse noninterest bearing promissory note to the Partnership in the amount of $10,000.
       The promissory note, which will be collateralized by (and subject to set-off against) each purchaser's Unit or Units, will be payable in ten equal annual installments. The minimum purchase is five Units. See "Plan of Distribution".
(2) The Partnership shall offer the Units for sale exclusively through specified officers and directors of the General Partner. No commissions will be paid, directly or indirectly, on account of such sales efforts. See "Plan of Distribution."
(3) Before deducting certain organizational and offering expenses payable by the Partnership for legal, accounting, printing, and certain other costs incurred in connection with the offering, estimated at $50,000. All such expenses will be advanced by the General Partner and its affiliates on behalf of the Partnership during the term of this offering, and the Partnership will reimburse them for such expenses from the gross proceeds of this offering. See "Estimated Use of Proceeds."
(4) The General Partner and its affiliates may purchase, for investment purposes only, Units offered hereby, on the same terms and conditions as other investors. Any Units purchased by these persons will be included in determining whether the Minimum Offering has been obtained. The General Partner currently intends to purchase at least five Units if the Minimum Offering is sold (ten Units if the Maximum Offering is sold). See "Plan of Distribution".


                        ________________________________

         The Prospectus describes an investment in Units of the Partnership which will use the investors' money to make equity investments in income producing real properties. After deduction of organizational and offering fees and expenses, the General Partner estimates that approximately 75.0% (if the Minimum Offering is sold) to 97.5% (if the Maximum Offering is sold) of the cash proceeds of this offering will be used to acquire such investments for the Partnership.

         The Units are offered subject to prior sale, receipt, and acceptance of any offer to purchase, and subject to withdrawal or cancellation of the offering prior to the admission of investors as limited partners without notice. The Partnership reserves the right to reject any offer or subscription, in whole or in part, and return subscription funds, without interest or reduction, for any reason whatsoever. See "Plan of Distribution."


         The General Partner will provide audited financial statements for its first calendar year to Unitholders within 120 days after the Partnership's first calendar year, and will furnish unaudited reports each year subsequent thereto. Additionally, within 75 days after the end of each calendar year, each Unitholder will be provided a report indicating the Partnership information necessary for federal income tax purposes. The Partnership may distribute quarterly reports for the first three quarters of each fiscal year containing unaudited summary financial information, and other interim reports to the Unitholders as it deems appropriate. See "Reports to Limited Partners".

                      ________________________________

         THE USE OF FORECASTS IN THIS OFFERING IS PROHIBITED. ANY REPRESENTATIONS TO THE CONTRARY, AND ANY PREDICTIONS, WRITTEN OR ORAL, AS TO THE AMOUNT OR CERTAINTY OF ANY PRESENT OR FUTURE CASH BENEFIT OR TAX CONSEQUENCE WHICH MAY FLOW FROM AN INVESTMENT IN THIS PARTNERSHIP IS PROHIBITED.
                        ________________________________

       THIS PROSPECTUS DOES NOT CONSTITUTE THE OFFER OR SOLICITATIONS IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED.
                        ________________________________

                             AVAILABLE INFORMATION

         The Partnership has filed a Registration Statement on Form S-11 ("Registration Statement") with the Securities and Exchange Commission (the "Commission" or the "SEC"), Washington, D.C., pursuant to the Securities Act of 1933, as amended, with respect to the Units offered hereby. This Prospectus does not contain all the information set forth in the Registration Statement and the schedules and exhibits thereto, certain parts of which have been omitted pursuant to the rules of the Commission. Statements herein concerning the contents of any contract or other document filed with the Commission as an exhibit to the Registration Statement or otherwise, each such statement being qualified in all respects by such reference. For further information about the Partnership and such securities, reference is made to the Registration Statement and the schedules and exhibits files as part thereof. The Registration Statement, together with schedules and exhibits, may be inspect without charge, and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. and at its regional offices located at 75 Park Place, New York, New York 10007, and Everett McKinley Dirkson Building, Room 1204, 219 South Dearborn Street, Chicago, Illinois 60604. Copies of such materials can be obtained at prescribed rates from the Public Reference Section of the Commission at its Washington, D.C. address.

                               TABLE OF CONTENTS


AVAILABLE INFORMATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2

PROSPECTUS SUUMMMARY  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7

ESTIMATED USE OF PROCEEDS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15

COMPENSATION OF GENERAL PARTNER AND ITS AFFILIATES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17

CONFLICTS OF INTEREST . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20

FIDUCIARY RESPONSIBILITIES OF THE GENERAL PARTNER . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23

RISK FACTORS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         The Partnership  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         The Offering and Investment Risks  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         Tax Risks  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33

PARTNERSHIP DISTRIBUTIONS AND ALLOCATIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         Partnership Distributions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         Distributions Upon Dissolution . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
         Allocations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37

PRIOR PERFORMANCE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37

CAPITALIZATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39

MANAGEMENT DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
         Liquidity and Capital Resources  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
         Operations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40

MANAGEMENT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
         Management of the Partnership  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
         The General Partner and Affiliates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
         Management of the General Partner  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
         Management Compensation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
         Management Company and Flordeco Realty, Inc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42

INVESTMENT OBJECTIVES AND POLICIES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
         Principal Investment Objectives  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
         Types of Investments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
         Selection of Property Investments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
         Investment Restrictions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
         Property Management and Other Services . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
         Diversification  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
         Borrowing Policies and Other Financings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
         Improvements to Properties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
         Possible Joint Venture Investments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
         Sale and Refinancing; Liquidation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
         Information About Properties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
         Temporary Investments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
         Policies with Respect to Certain Activities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49

THE PARTNERSHIP . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
         General  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
         Employees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
         Properties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
         Competition  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
         Litigation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51

FEDERAL INCOME TAX CONSIDERATIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
         Introduction . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
         Opinion of Counsel . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
         Partnership Status . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
         Partnership Tax Returns  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
         Partnership Tax Year End . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
         Partnership Taxation in General  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
         Partnership Distributions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
         Allocations of Profits and Losses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
         Depreciation Method  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
         Valuation of Partnership Property  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58
         Contributing Appreciated Property  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58
         Limitations on Deductions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59
         Contribution of Promissory Note  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  61
         Deductibility of Certain Other Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  61
         Characterization of Leases . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  63
         Entity-Level Collections . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  64
         Sale or Other Disposition of Units . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  64
         Section 754 Election . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  64
         Sale or Foreclosure of Partnership's Assets  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  65
         Alternative Minimum Tax  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  65
         Termination of the Partnership . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  66
         Capital Gains and Losses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  66
         Publicly Traded Partnerships ("PTP") Treated as Corporations . . . . . . . . . . . . . . . . . . . . . . . .  66
         Retirement Plan Investors  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  67
         Tax Shelter Registration . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  68
         Consequences of Audit  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  69
         Penalties on Underpayment of Tax; Interest on Deficiencies . . . . . . . . . . . . . . . . . . . . . . . . .  70
         State and Local Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  70
         Tax Considerations for Foreign Investors . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  71
         Possible Changes in Tax Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  71

ERISA CONSIDERATIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  71

SUMMARY OF THE PARTNERSHIP AGREEMENT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  73
         Organization and Duration  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  73
         Responsibilities of the General Partner  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  73
         Limited Liability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  73
         Restrictions on General Partner  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  74
         General Partner Removal and Withdrawal . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  74
         Liability of General Partner to Partnership and Partners; Indemnification of the General Partner . . . . . .  74
         Transactions with Partners . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  74
         Amendment of the Partnership Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  75
         Meetings and Voting  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  75
         Termination, Dissolution, and Liquidation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  76
         Restrictions on Transferability of Units . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  76


REPORTS TO LIMITED PARTNERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  76

PLAN OF DISTRIBUTION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  77
         Terms of the Offering  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  77
         Method of Offering . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  78
         Promissory Notes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  78
         How to Subscribe . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  79
         Investors' Representations and Warranties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  79

SALES MATERIALS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  80

LEGAL MATTERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  80

EXPERTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  80

GLOSSARY  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  80

INDEX TO FINANCIAL STATEMENTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . F-1

EXHIBITS

Amended and Restated Limited Partnership Agreement                                                              Exhibit A
Form of Subscription Agreement                                                                                  Exhibit B
Form of Promissory Note                                                                                         Exhibit C


                               PROSPECTUS SUMMARY

         The following summary is qualified in its entirety by the more detailed information appearing elsewhere in this Prospectus and, where applicable, to the exhibits forming a part hereof. The complete Prospectus and all exhibits hereto should be carefully read and fully understood by each prospective investor prior to subscribing for the Units.


THE PARTNERSHIP . . . . . . .     Flordeco, Ltd. (the "Partnership") is a limited partnership formed pursuant to the
                                  Florida Revised Uniform Limited Partnership Act on March 19, 1996, with its principal place of business located at 3591 Fowler Street, Fort Myers, Florida, 33901, telephone
                                  (941)936-8888.

GENERAL PARTNER . . . . . . .     The sole General Partner of the Partnership is Investors Trust, Inc., a newly formed
                                  Florida corporation wholly owned by Thomas R. Cronin, Sr., Dr. Gerald Laboda, Allan
                                  Fox, and Thomas R. Cronin, Jr.  The principal place of business of the General Partner is located at 3591 Fowler Street, Fort Myers, Florida, 33901, telephone (941) 936-
                                  8888.

MANAGEMENT  . . . . . . . . .     The General Partner will have the sole responsibility and authority to manage and control the affairs of the Partnership.  Limited Partners will not be permitted to participate in the management of the Partnership, although certain limited voting rights are provided to Limited Partners.  See "Summary of the Partnership Agreement -
                                  Voting Rights".

                                  An affiliate of the General Partner, Flordeco, Inc., a Florida corporation formed in
                                  1973 (the "Management Company"), will provide certain management services to the
                                  Partnership and its real property investments.  Pursuant to the Management Agreement, the Management Company will locate and evaluate prospective real estate investments on behalf of the Partnership, present investment recommendations to the General Partner, negotiate the terms of investments on behalf of the Partnership, establish a business plan for the properties, advise the General Partner on the financing, refinancing or eventual sale of Partnership investments, and oversee the provision of certain administrative services to the Partnership in connection with its day-to-day operations.

                                  Mr. Cronin and Dr. Laboda, shareholders of the General Partner, together own a controlling interest in the Management Company.  Since its inception, the Management
                                  Company has been engaged in similar property management services.  The General
                                  Partner, however, reserves the right, in the future, to assume such property management duties or to engage the services of another entity, including another affiliate.  See "Management".


ESTIMATED USE . . . . . . . .     The Partnership does not own any real property investments and has
  OF PROCEEDS                     not yet identified any real property investments that it intends to purchase.  See
                                  "Risk Factors - Risk of Unspecified Properties."  The Partnership primarily intends to make equity investments in, among other things, a diversified portfolio of income producing residential and commercial real properties located primarily in Southwest
                                  Florida.  After deduction of organizational and offering fees and expenses, the
                                  General Partner estimates that approximately 75.0% (if the 100 Units are sold) to
                                  97.5% (if 1,000 Units are sold) of the cash proceeds of this offering will be used to acquire such investments for the Partnership.  The Partnership expects to operate certain of the properties and to refurbish and make certain improvements to the
                                  Partnership's real property assets in an effort to improve occupancy, rental income, and the potential for capital appreciation of such properties.  See "Estimated Use of
                                  Proceeds" and "Investment Objectives and Policies".

COMPENSATION OF THE . . . . .     Affiliates of the General Partner will receive fees and compensation in
  GENERAL PARTNER AND             consideration for various services to be performed by them in connection
  ITS AFFILIATES                  with the investment of the proceeds from this offering, and the management, improvement, and disposition of the Partnership's assets.  The General Partner will not be paid any compensation or receive any front-end fees for its services to the
                                  Partnership.  Instead, except as described herein, the General Partner, through its ownership of the Units offered hereby, will receive only its pro rata share of the
                                  Partnership's distributions and allocations as are made to all other Unitholders.  The
                                  Management Company will receive a monthly management fee equal to 5% of Gross
                                  Operating Receipts from Rents of the Partnership for managing the Partnership's assets and investments, and certain other affiliates may receive real estate sales and leasing commissions.  The General Partner and its affiliates also may receive reimbursement for out-of-pocket expenses that they incur on behalf of the Partnership.
                                  See "Compensation of General Partner and Its Affiliates".

CONFLICTS OF INTEREST . . . .     The General Partner and its affiliates will be subject to various conflicts of interest with Limited Partners in connection with the operation and management of the
                                  Partnership.  These conflicts arise primarily from their involvement in other activities that may conflict with those of the Partnership.  Although certain provisions of the Partnership Agreement are designed to protect the interests of the
                                  Limited Partners, the agreements and arrangements among the Partnership, the General
                                  Partner and their affiliates are not the result of arm's-length negotiations.  For a more detailed discussion of significant potential conflicts of interest, as well as the procedures established to resolve certain of such potential conflicts, see
                                  "Conflicts of Interest".


RISK FACTORS  . . . . . . . .     Prospective investors should carefully consider the matters discussed in the "Risk
                                  Factors" section prior to making an investment decision regarding the Units offered hereby, including risks associated with an investment in real estate investments generally, risks associated with an investment in a limited partnership, and the tax risks.  These risks include, among others:

                                  -  The Partnership has no operating history, does not presently own any real property investments, and has not identified any investments that it intends to acquire.

                                  -  Neither the General Partner nor its affiliates have any prior experience in operating a public real estate limited partnership and only very limited experience with a private real estate limited partnership.

                                  -  Investors must rely totally and exclusively on the General Partner and its affiliates, including the Management Company, to identify, select, acquire and operate the real property investments of the Partnership and who will have full responsibility for the day-to-day management of the Partnership.

                                  -  No assurance can be made as to when or whether any cash distributions will be made to
                                     Unitholders, or the amount thereof if made, and the possibility that the
                                     Partnership will never be able to make annual or other cash distributions to investors, including the return of their initial capital.

                                  -  Risks associated with the failure to repay the full recourse Notes furnished as partial payment for the Units offered hereby and the possibility that the investor's personal assets may be assessed therefor to the extent of any deficiency upon foreclosure of a Note.

                                  -  The intended use of a significant amount of leverage in the acquisition of the
                                     Partnership's investments, which leverage is expected to be between 70-100% of the purchase price of such real property investments, and which may result in a debt service obligation that could adversely affect the amount of proceeds available for distributions and may increase the possible risk that the Partnership's may default on its obligations.

                                  -  The lack of any restrictions on the type or amount of leverage that the Partnership may incur with respect to any single property or the Partnership as a whole.

                                  -  Risks relating to the fact that the General Partner and its affiliates, including the Management Company, who will perform services for the Partnership, will receive substantial compensation, including real estate and lease commissions and monthly management fees from the Partnership in consideration for these services, which fees were not the subject of arm's-length negotiations.


                                  -  Conflicts of interest involving the General Partner and its affiliates in connection with the operation and management of the Partnership, including conflicts regarding business decisions which may result in a benefit to the General
                                     Partner or its affiliates not shared by other investors.

                                  -  The risks associated with real estate investments generally, including the potential lease defaults, the inability to lease premises on acceptable terms, general economic conditions, and other circumstances over which the Partnership has little or no control, such as natural disasters and governmental regulatory policies.

                                  -  The anticipated lack of geographical diversity of the Partnership's real property investments which are expected to be located primarily in Southwest Florida resulting in the Partnership's prospects becoming directly impacted by the economic conditions of that region alone.

                                  -  Competition with entities having substantially greater resources than the
                                     Partnership in the purchase of real property investments.

                                  -  The risk that an investor who needs to sell its Units will be unable to sell them quickly, if at all, due to the lack of a public market for the Units and other restrictions related to their transfer.

TAX RISKS . . . . . . . . . . .   An investment in the Partnership also involves certain tax risks, including, among others:

                                  -  The possible taxation of the Partnership as a corporation if it fails to qualify as a Partnership entity for tax purposes and the resulting taxation of its distributions to Unitholders as dividends.

                                  -  The potential that the tax liabilities associated with a Unitholder's share of allocable income from the Partnership for any year may exceed the amount of cash distributed, if any, by the Partnership to the Unitholders for that year, thereby requiring such Unitholder to make out-of-pocket payments or such tax liability.

                                  -  Risk to tax-exempt investors that part or all of the income may constitute unrelated business taxable income ("UBTI") which may be taxable to such investors and require the filing of a federal income tax return.

                                  -  Risk that an investment in the Units may not be appropriate for retirement plan investors under ERISA.

PARTNERSHIP   . . . . . . . .     Profits, losses, and distributions of cash or property by the Partnership
  DISTRIBUTIONS AND               generally will be made to the Unitholders (including the General
  ALLOCATIONS                     Partner) in proportion to the Units held by each of them.  It is anticipated that distributions of cash, if any, will be made annually from adjusted cash flow commencing in the year 2000.  Cash distributions shall be made from the cash flow generated by the Partnership's operations that the General Partner, in its sole discretion,


                                  determines is not required to support the Partnership's current operations or future needs.  The amount of cash available for distributions will be reduced by the payment of Partnership expenses (including management fees and commissions paid to the General
                                  Partner and its affiliates, as well as any reimbursement of expenses paid by them on behalf of the Partnership), the Partnership's debt service requirements, and other liabilities as they become due.  In addition, in its sole discretion, the General
                                  Partner also may use or set aside any portion of the distributable cash for working capital purposes, repayment of borrowings, purchase of new assets, contingent liabilities, taxes and other purposes.  In this regard, it is anticipated that a substantial portion of any proceeds received from any sale or refinancing of the
                                  Partnership's properties will be reinvested in new property investments until the
                                  Partnership's liquidation or termination.  Accordingly, the distribution of cash to
                                  Unitholders will be subject, in large part, to the General Partner's discretion.  Upon liquidation of the Partnership, the cash and property of the Partnership (not otherwise sold or retained by the Partnership to meet certain contingent or unforeseen liabilities or obligations of the Partnership or of the General Partner) will be distributed in accordance with the positive Capital Account balances of its
                                  Unitholders.  One exception to the general allocation of income and loss is that
                                  Partnership losses in excess of those that may be allocated to the Unitholders for federal income tax purposes will be allocated to the General Partner.  Likewise, the
                                  General Partner is allocated the first profits of the Partnership in an amount up to the excess losses previously allocated to the General Partner.  See "Risk Factors -
                                  The Offering and Investment Risks -- No Assurance of Cash Distributions", "Partnership
                                  Distributions and Allocations", "Investment Objectives and Policies - Partnership
                                  Distributions" and "- Sale and Refinancing; Liquidation", and "Summary of the
                                  Partnership Agreement".

PRIOR PERFORMANCE . . . . . .     Neither the General Partner nor its affiliates, including the Management
 OF THE GENERAL PARTNER           Company, have sponsored any other public or private real estate
  AND AFFILIATES                  limited partnerships during the past ten years.  Mr. Cronin and Dr. Laboda, however, previously were sponsors of a Florida registered real estate limited partnership that offered units to Florida residents in 1971, which partnership is currently being managed by the Management Company.  See "Prior Performance".

PARTNERSHIP OBJECTIVES  . . .     The Partnership's principal investment objectives are:

                                  (a)      The preservation and protection of the Partnerships capital;
                                  (b)      To provide cash distributions from operations commencing on or about the year
                                           2000 to Unitholders, which distributions are initially expected to be partially sheltered from taxation by depreciation; and
                                  (c)      To provide long-term capital appreciation through the potential appreciation in the value of the Partnership's properties.

                                  THERE CAN BE NO ASSURANCE THAT THE PARTNERSHIP WILL ATTAIN ALL OR ANY OF THESE
                                  INVESTMENT OBJECTIVES.  See "Investment Objectives and Policies".


PARTNERSHIP BUSINESS  . . . .     The Partnership primarily intends to make equity investments in, among other things, a diversified portfolio of income producing residential and commercial real properties located primarily in Southwest Florida.  The Partnership, however, is not restricted geographically with respect to the location of its investments.

                                  In selecting real property investments, the General Partner will consider such factors as (i) the Partnership's acquisition costs in relation to the General Partner's assessment of its value and the replacement cost of the property, current rentals, expenses and cash flow, and the ability to increase cash flow during the anticipated holding period; (ii) long-term appreciation potential; (iii) location, condition, and design of the property, including competition and potential competition from other properties in the area; (iv) prospects for long-range liquidity through sale or refinancing; (v) nature of the community in which the property is located; (vi) type of property in light of the Partnership's diversification objectives; and (vii)
                                  applicable rent control and condominium conversion restrictions.

LEVERAGE  . . . . . . . . . .     The Partnership anticipates that it will incur substantial indebtedness in connection with its real property investments.  Under the terms of the Partnership Agreement, there are no restrictions on the type of debt that the Partnership may incur and there is no maximum leverage limitation with respect to any single property investment.
                                  Generally, the maximum indebtedness which may be incurred by the Partnership shall not exceed 100% of the aggregate purchase price of all property investments.  In connection with its real property investments, the General Partner anticipates that the Partnership will incur aggregate borrowings of approximately 75-100% of the total purchase price of all such investments.  See "Risk Factors - Use of Leverage" and
                                  "Investment Objectives and Policies - Borrowing Policies and Other Financings".

DEPRECIATION METHODS  . . . .     To the extent available, for tax purposes the Partnership will use accelerated methods of depreciation under the accelerated cost recovery system for the type of properties
                                  (residential, commercial, industrial, or special use, as thecase may be) in which the
                                  Partnership invests.  For financial statement purposes, depreciation will be computed in accordance with generally accepted accounting principles.  See "Federal Income Tax
                                  Considerations - Depreciation Method".

RESTRICTIONS ON . . . . . . .     There is no public market for the Units and none is likely to
  TRANSFERABILITY AND             develop.  In addition, holders of the Units are subject to substantial
  REPURCHASE                      restrictions on the transfer of the Units under the Partnership Agreement and certain securities laws.  Although the Partnership reserves the right to repurchase Units under certain limited circumstances, the Partnership is not obligated to do so and the decision as to whether to repurchase the Units will be subject to the General
                                  Partner's sole discretion and the availability of sufficient funds therefor.  In view of the very limited circumstances under which repurchase may be considered, as well as the uncertainty of the General Partner's approval of any specific purchase, investors should be prepare to hold the Units indefinitely.  See
                                  "Risk Factors - No Market for Units; Lack of Liquidity", "Investment Objective and
                                  Policies - Policies with respect to Certain Activities", and "Summary of the
                                  Partnership Agreement - Restrictions on Transferability of Units".

TERMINATION OF THE  . . . . .     The Partnership Agreement provides that the existence of the
  PARTNERSHIP                     Partnership shall continue until December 31, 2016, unless sooner terminated by the
                                  Partners or otherwise pursuant to the Partnership Agreement.  Although the Partnership
                                  does not have any current plans to dispose of its investments and liquidate prior to its termination date, it reserves the right to do so.

FISCAL YEAR . . . . . . . . .     Unless otherwise determined by the General Partner in the future, the fiscal year of the Partnership will be the calendar year.

TERMS OF THE OFFERING . . . .     The Partnership is offering a minimum of 100 Units (the "Minimum Offering") and a maximum of 1,000 Units (the "Maximum Offering") on a "best efforts" basis, which means that no one is guaranteeing any minimum number of Units will be sold.  Such Units are being offered for sale through specified officers and directors of the General Partner at a purchase price of $12,000 per Unit payable $2,000 in cash and a $10,000 full recourse noninterest bearing promissory note ("Note").  The minimum subscription is five Units.  See "Plan of Distribution".

ESCROW ARRANGEMENTS . . . . .     Until subscriptions for the Minimum Offering have been obtained, cash subscription payments from investors will be deposited into a special noninterest bearing escrow account at First National Bank of Southwest Florida ("Escrow Agent").  Once submitted, subscriptions may not be withdrawn by subscribers.  If the Minimum Offering has not been subscribed and paid for on or before October 1, 1996, unless extended to a date no later than November 1, 1996 (the "Initial Termination Date"), all subscription payments willbe refunded in full, without interest or reduction.  If the Minimum
                                  Offering is subscribed and paid for on or before the Initial Termination Date, the cash proceeds held in escrow will be paid to the Partnership and the escrow arrangements will terminate.  After reaching the Minimum Offering, unless earlier terminated by the Partnership, the offering may continue until the earlier of: (i) the sale of all Units offered hereby, or (ii) December 31, 1996, unless extended by the
                                  General Partner in its sole discretion to a date no later  than February 28, 1997
                                  ("Expiration Date").  The General Partner and its affiliates may purchase, for investment purposes only, Units offered hereby on the same terms and conditions as other investors, and the Units purchased will be included in determining whether the
                                  Minimum Offering has been achieved.  All offering proceeds received after the Minimum
                                  Offering has been obtained will


                                  be paid directly to, and applied by, the Partnership.  Until the cash proceeds of the offering are invested, after their release from escrow, Partnership funds may be temporarily invested in short-term, highly liquid investments with appropriate safety of principal, including certificates of deposit, short-term securities or money market funds which invest in short-term funds directly or indirectly issued or guaranteed by the United States or its government agencies, U.S. Treasury bonds, notes and bills, and federally insured time and demand deposits in state or national banks.

FULL RECOURSE NOTES . . . . .     A portion of the purchase price for the Units is payable by the investor through the tender of a full recourse Note to the Partnership in the amount of $10,000 per Unit.
                                  The Note will be collateralized by, among other things, the purchaser's Unit or Units.
                                  No interest will accrue on the Note and it shall be paid in ten annual installments of
                                  $1,000.  Since the Notes are full recourse obligations of the borrowers, the failure of an investor to pay any installment may result not only in a loss of his Unit, but his personal assets may be assessed for any remaining deficiency on the Note.  In this regard, the Notes will provide the Partnership with the right to set-off distributions payable with respect to Units against any unpaid installments due under the Notes.
                                  After acceptance of investors' subscriptions, the General Partner may cause the
                                  Partnership to borrow and obtain credit against the security of the Notes, which will then be pledged to the lending institution.  Accordingly, Unitholders can expect such lending institution to strictly enforce the payment provisions of the Notes.  See
                                  "Risk Factors - The Offering and Investment Risks -- Risks Associated with Notes."

GLOSSARY  . . . . . . . . . .     Generally, this Prospectus contains simplified terms and definitions to make the
                                  Prospectus easier to understand.  However certain other terms in use this Prospectus
                                  (generally capitalized) are defined in the section entitled "Glossary" and
                                  Section 1.10 of the Amended and Restated Agreement Limited Partnership of the
                                  Partnership included in this Prospectus as Exhibit A.


                           ESTIMATED USE OF PROCEEDS

The following table summarizes certain information relating to the estimated use of offering proceeds (exclusive of the General Partner contributions and that of the original Limited Partner). The gross proceeds of this offering will be retained by the Partnership for the benefit of investors and used only for the purposes set forth below and under "Investment Objectives and Policies." While the estimated use of proceeds set forth in the table is believed to be reasonable, the actual amounts cannot be precisely calculated at the present time and consequently could vary from the amounts shown.

                                                       MINIMUM OFFERING               MAXIMUM OFFERING
                                                       100 UNITS SOLD(1)              1,000 UNITS SOLD(1)
                                                  ---------------------------    ----------------------------
                                                                   PERCENTAGE                      PERCENTAGE
                                                                       OF                              OF
                                                                      GROSS                          GROSS
                                                     AMOUNT         PROCEEDS          AMOUNT        PROCEEDS
                                                     ------         --------          ------        --------
 Gross Offering Amount (1)(2)                      $1,200,000                     $12,000,000

 Less:  Notes (1)                                   1,000,000                      10,000,000
                                                   ----------                     -----------

    Gross Offering Proceeds (3)                    $  200,000          100.0%     $ 2,000,000          100.0%

 Less: Organizational and Offering
   Expenses (4)(5)                                     50,000           25.0%          50,000            2.5%
                                                   ----------          ------     -----------          ------

 Amount Available for Investment(5)                $  150,000           75.0%     $ 1,950,000           97.5%
                                                   ==========          ======     ===========          ======

 Use of Amounts Available for Investment:

     Cash Payments for Purchase of
      Properties(6)                                $  115,000           57.5%     $ 1,600,000           80.0%

     Acquisition Fees to Affiliates(7)                 23,000           11.5%         230,000           11.5%

     Acquisition Expenses and Fees to Non-
       Affiliates(8)                                    2,000            1.0%          20,000            1.0%

     Initial Working Capital Reserves(9)               10,000            5.0%         100,000            5.0%
                                                   ----------          ------     -----------          ------
 Proceeds Invested                                 $  150,000           75.0%     $ 1,950,000           97.5%

 Public Offering Expenses                              50,000           25.0%          50,000            2.5%
                                                   ----------          ------     -----------          ------
 Total Application of Gross Offering
    Proceeds                                       $  200,000          100.0%     $ 2,000,000          100.0%
                                                   ==========          ======     ===========          ======

- --------------------
(1) For each Unit sold, the Partnership will receive $2,000 in cash and a $10,000 full recourse promissory note ("Note") payable to the Partnership in ten equal annual installments of $1,000. The Note will not accrue interest and will be collateralized by the Unit purchased with such Note.
(2) Excluding the aggregate initial capital contribution of $900 by the Initial Limited Partner and $5,000 by the General Partner. Includes Units purchased by the General Partner pursuant to this offering. It is currently anticipated that the General Partner will purchase five Units if the Minimum Offering is sold (ten Units if the Maximum Offering is sold). See "Capitalization" and "Plan of Distribution".
(3) Represents the cash proceeds to be received at closing. Excludes the obligations represented by the Notes tendered as payment for the Units. This amount does not include any proceeds that the Partnership may receive, if any, from loans made by a financial institution payable from, or supported by, the obligations evidenced by the Notes. See "Investment Objectives and Policies - Borrowing Policies and Other Financings".
(4) Includes (i) expenses incurred in connection with the organization and formation of the Partnership and (ii) the estimated offering expenses including, legal, accounting, and Escrow Agent fees and expenses, and printing costs, filing and qualification fees, and disbursements. The General Partner and its affiliates will advance the funds for such expenses and be reimbursed for all such out-of-pocket expenses from the proceeds of this offering.
(5) The Units will be offered for sale exclusively through specified officers and directors of the General Partner, and no commissions will be paid, directly or indirectly, on account of such sales efforts. See "Plan of Distribution".
(6)  This amount does not include any acquisition fees or expenses.
(7) Acquisition Fees to Affiliates include real estate and lease commissions paid to Flordeco Realty, Inc. in connection with the selection, acquisition and lease of properties. Although acquisition fees in real property transactions usually are paid by the sellers, the purchase price of real property investments are often adjusted upward to take such fees into account. To the extent that sellers pay such Acquisition Fees, the amount shown as Acquisition Expenses and Fees would decrease but the amounts shown as Cash Payments for Investment in real property transactions would likely increase. Thus, in effect, the Partnership, as purchaser of the property investments, ultimately would bear the cost of the acquisition fees. Flordeco Realty, Inc. or other affiliates of the General Partner in some instances may receive an acquisition fee directly from the Partnership in lieu of or as a supplement to the payment of an acquisition fee by the Seller. Acquisition of properties may be highly leveraged since the Partnership Agreement permits the maximum amount of leverage to be 100%. To the extent that the Partnership uses leverage in making its property investments, the Partnership will be able to acquire property investments having a greater aggregate value than that which would be available without the use of leverage, thereby increasing the acquisitions fees payable to affiliates of the General Partner, which fees are based on the total purchase or lease price of real property investments. In no event will the aggregate acquisition fees payable to affiliates of the General Partner in connection with the original acquisition of real property investments with the proceeds of this offering exceed the lesser of 11.5% of the Gross Offering Proceeds or 10% of the total purchase price (including loans) of all properties to be acquired by the Partnership with such proceeds. The Partnership also expects to pay commissions in connection with the sale of properties which will reduce the net proceeds to the Partnership from such sales. Furthermore, to the extent that net proceeds from sales or other revenues generated from Partnership operations were reinvested, additional acquisition fees may be paid to affiliates of the General Partner. See "Compensation of General Partner and its Affiliates".
(8) Includes items such as legal fees and expenses, travel and communication expenses, costs of appraisals and engineering surveys (if any), non-refundable option payments on property investments not acquired, accounting fees and expenses, miscellaneous expenses related to the selection and acquisition of property investments (whether or not acquired), title insurance premiums, transfer taxes, recording fees, loan application and processing fees, financing fees, mortgage brokerage fees, and similar fees to be paid property sellers and unaffiliated third parties. This amount does not include organizational and offering expenses. Except for certain real estate or lease brokerage commissions, none of such payments will be made to the General Partner or its affiliates, except to the extent of reimbursement for out-of-pocket expenses incurred. Although the General Partner does not currently intend to provide property management services, the General Partner reserves the right to do so and to be compensated therefor.

(9) These amounts will be used, among other things, for repairs, replacements, and contingencies. It is not anticipated that a permanent reserve for maintenance and repairs will be established. However, to the extent that the Partnership has insufficient access to funds for such purposes, the General Partner may, but is not required to, establish reserves from offering proceeds, operating funds, or available proceeds of any sale of the properties.


         Net proceeds of this offering will be used to purchase real property investments for the Partnership as described in this Prospectus. See "Investment Objectives and Policies - Borrowing Policies and Other Financings". Depending on the number of Units sold, the amount of leverage achieved by the Partnership, and the ability of the Partnership to obtain loans secured by the Notes, the Partnership expects to invest in 5 to 20 real property investments. The Partnership, however, is not limited in the amount that it may invest in any single property investment. If only the Minimum Offering proceeds are obtained, it is possible that the entire proceeds of the offering will be invested in a single property investment. It is possible that even if substantially more than the Minimum Offering proceeds are obtained, the Partnership still might invest the entire proceeds of the offering in a single property investment. See "Risk Factors - Lack of Diversification".

         Until the proceeds of the offering are invested in the manner described above, after their release from escrow Partnership funds may be temporarily invested in short-term certificates of deposit, short-term securities or money market funds which invest in short-term funds directly or indirectly issued or guaranteed by the United States or its government agencies, U.S. Treasury bonds, notes or bills, and federally insured time and demand deposits in state or national banks. If the Minimum Offering has not been subscribed and paid for prior to the Initial Termination Date, subscription proceeds will be returned to investors without interest or reduction. See "Plan of Distribution".

               COMPENSATION OF GENERAL PARTNER AND ITS AFFILIATES

         The following table summarizes the recipients of, types, methods of compensation, and the estimated amounts of compensation, fees and distributions to be paid, directly or indirectly, by the Partnership to the General Partner and its affiliates in connection with this offering and in the operation of the Partnership, some of which will be paid regardless of the success or profitability of the Partnership's operations. None of the arrangements for compensation and fees to the General Partner and its affiliates were determined by arm's-length negotiations. See "Conflicts of Interest".


                                                                                  AMOUNT TO BE RECEIVED;
              RECIPIENT                  TYPE OF COMPENSATION                     METHOD OF COMPUTATION
              ---------                  --------------------                     ---------------------
                                   Organizational and Offering Stage

          General Partner       Accountable Reimbursement of                  At cost to the General Partner
          and its affiliates    Organizational and Offering Expenses.         and its affiliates.  It is
                                Reimbursement for actual out-of-pocket        estimated that the Partnership
                                organizational and offering expenses.         will reimburse the General
                                                                              Partner and its affiliates at
                                                                              cost for organizational and
                                                                              offering expenses of approximately
                                                                              $50,000.

                                           Acquisition Stage

          General Partner or    Real Estate Brokerage Commissions.            Actual amount depends on the
          its affiliates(1)     Non-recurring commission to be paid by        type of investment and is not
                                the Partnership for assisting in the          determinable at this time.   Such
                                identification of potential real estate       fees are expected to be 5% of
                                acquisitions, the due diligence review        the total purchase price of each
                                and analysis of all such potential real       improved real property
                                estate acquisitions, negotiation of           investment and up to 10% of the
                                their purchase, and other real estate         total purchase price of each
                                acquisition services, including the           unimproved real property
                                closing of the transaction.   The             investment (including cash
                                Partnership also expects to pay               payments and any acquisition
                                commissions in connection with the sale       financing).   However, in
                                of its properties.                            connection with the original
                                                                              acquisition of real property
                                                                              investments with the proceeds of
                                                                              this offering, such fees shall
                                                                              not exceed the lesser of 11.5%
                                                                              of the Gross Offering Proceeds
                                                                              or 10% of the total purchase
                                                                              price (including acquisition
                                                                              financing) of all properties to
                                                                              be acquired by the Partnership
                                                                              with such proceeds (2).

                                                                                  AMOUNT TO BE RECEIVED;
              RECIPIENT                  TYPE OF COMPENSATION                     METHOD OF COMPUTATION
              ---------                  --------------------                     ---------------------
          General Partner or    Lease  Brokerage Commissions.   Non-          Amount not determinable at this
          its affiliates(1)     recurring commission paid for services        time since the total amount of
                                in locating tenants and negotiating the       leasing services required is not
                                lease of the Partnership's property           presently ascertainable.   It is
                                investments.                                  anticipated that such fees will
                                                                              be approximately 7% of the gross
                                                                              lease value (2) (3).

          General Partner or    Reimbursement of Expenses.                    Actual amounts not determinable
          its affiliates        Reimbursement of out-of-pocket expenses       at this time, but may not exceed
                                incurred in connection with the               the lesser of actual cost or the
                                investigation and acquisition of real         amount which would be required
                                property investments.                         to be paid to independent
                                                                              parties for comparable services.

                                            Operating Stage

          General Partner       Accountable Operating Expense                 Amount not determinable at this
                                Reimbursement.   After the Partnership        time.
                                commences operations, the General
                                Partner will be reimbursed by the
                                Partnership for the administrative
                                services necessary to the prudent
                                operation of the Partnership on an
                                ongoing basis.   Verification of the
                                allocation of such costs to the
                                Partnership will be made by the General
                                Partner and the annual report of the
                                Partnership shall contain a breakdown
                                of the costs reimbursed to the General
                                Partner.

          Flordeco, Inc.        Management  Fee.    Recurring fee paid        Actual amount not determinable
                                monthly for managing the Partnership's        at this time.  The amount of the
                                assets and investments.                       Management Fee will depend on
                                                                              the revenues received from  the
                                                                              Partnership's assets and
                                                                              investments.    In this regard,
                                                                              the Partnership has agreed to
                                                                              pay a monthly fee of 5% of the
                                                                              Gross Operating Receipts from
                                                                              Rents for such services.   This
                                                                              payment will be distributed to
                                                                              Flordeco, Inc. on a monthly
                                                                              basis.

                                                                                  AMOUNT TO BE RECEIVED;
              RECIPIENT                  TYPE OF COMPENSATION                     METHOD OF COMPUTATION
              ---------                  --------------------                     ---------------------
          General Partner       Partnership Distributions.   Through its      Actual amounts depend upon
          and                   ownership of the Units, the General           results of Partnership
          affiliates(4)(5)(6)   Partner will receive its pro rata             operations and are not
                                distributive share of the same                determinable at this time.
                                distributions made by the Partnership
                                to other Unitholders.   No front end
                                fees or special Partnership interests
                                will be granted to the General Partner
                                for its services.

                                           Liquidating Stage


          General Partner(4)    Interest in Net Proceeds.  Net proceeds      Actual amounts depend upon
                                from the sale or liquidation of the          results of Partnership
                                Partnership will be paid to all              operations and are not
                                Unitholders.   In  accordance with their     determinable at this time.
                                positive Capital Account balances after
                                taking into account all contributions,
                                distributions, and allocations.

- ------------------------------
(1) Flordeco Realty, Inc., a Florida corporation and a wholly owned subsidiary of Flordeco, Inc. (the "Management Company"), is expected to render such services on behalf of the Partnership and to receive commissions therefor. Such services are expected to include assisting in identifying, reviewing, and analyzing, negotiating, and closing the purchase of the Partnership's real estate acquisitions, and/or the leasing thereof. As shareholders and directors of both the Management Company and the General Partner, Mr. Thomas R. Cronin, Sr. and Dr. Gerald Laboda, may receive, directly or indirectly, the benefit of the real estate and lease commissions paid by the Partnership. See "Management".

(2) In addition, to the extent that net proceeds from the sale of property investments or other revenues generated from Partnership operations are reinvested, additional Real Estate or Lease Brokerage Commissions may be paid to affiliates. Such additional commissions are not subject to any limitations other than those established under the Partnership Agreement. Furthermore, the amount of Real Estate and Lease Brokerage Commissions may increase to the extent that the Partnership utilizes acquisition financing and/or loan proceeds secured by the Notes, both of which will provide the Partnership with additional funds to apply to the purchase of property investments.
         See "Investment Objectives and Policies - Borrowing Policies and Other Financing".

(3) Gross lease value is the aggregate amount of gross lease payments payable under the terms of the lease from its commencement through the expiration of the lease, not including any options to renew the lease.

(4) The General Partner will not be compensated or otherwise receive any front-end fees for its services to the Partnership and accordingly will not assess the Partnership any fees for administrative and management services furnished to the Partnership. Instead, the General Partner, through its ownership of Units, will only receive and be limited to its pro rata share of the Partnership's distributions to Unitholders as a group. Accordingly, the General Partner will receive payment for such services only to the extent that the Partnership is in a position to make Partnership distributions.

(5) Profits, losses, and distributions of cash or property by the Partnership generally will be made to the Unitholders (including the General Partner) in proportion to the Units held by each of them. It is anticipated that distributions of cash, if any, will be made annually from Net Cash Flow commencing in the year 2000. See "Risk Factors - The Offering and Investment Risks -- No Assurance of Cash Distributions". Upon liquidation of the Partnership, the cash and property of the Partnership (not otherwise sold or retained by the Partnership to meet certain contingent or unforeseen liabilities or obligations of the Partnership or of the General Partner) will be distributed in accordance with the positive capital account balances of its Unitholders. Notwithstanding the foregoing, to the extent that Partnership losses exceeds those amounts that may be allocated to the Unitholders for federal income tax purposes, such losses will be allocated to the General Partner. Likewise, the General Partner will be allocated the first profits of the Partnership in an amount up to the excess losses allocated to the General Partner. See "Partnership Distributions and Allocations", and "Summary of the Partnership Agreement".
(6) The amount of cash available for distribution consists of the Partnership's Net Cash Flow after payment of all operating expenses, including debt service requirements and other liabilities of the Partnership, and any adjustment for made reserves, or any allocation of available cash for working capital purposes, contingent liabilities, taxes and other purchases. See "Partnership Distributions and Allocations".


                             CONFLICTS OF INTEREST


         The Partnership will be subject to various potential conflicts of interest arising out of its relationship with the General Partner and its affiliates, including conflicts related to the arrangements pursuant to which the General Partner and its affiliates will be compensated by the Partnership. See "Compensation of the General Partner and Its Affiliates" and "Management." Certain provisions of the Partnership Agreement, especially those set forth in Sections 5.6 and 5.7 of Article V with respect to permissible transactions and compensation therefor, are intended to protect the interests of the Partnership's Limited Partners. In addition, see "Fiduciary Responsibilities of the General Partner" for a discussion of the General Partner's fiduciary obligations to the Limited Partners, which in general require the General Partner to consider the best interests of the Limited Partners in managing the property and the affairs of the Partnership. The General Partner intends to exercise its best business judgment and discretion in resolving any such conflicts which may arise but does not intend necessarily to accord priority to the Partnership with respect to any other partnership or entity with which it may be affiliated. In addition, in an attempt generally to reduce the overall conflicts of interests described herein, the Partnership has attempted to align the interests of the General Partner with those of the investors by limiting distributions to the General Partner to only those distributions which are made to all Unitholders (except for certain expense reimbursements). In these instances, the General Partner, through its ownership of Units, will receive its pro rata share of any such distribution. Other than such Unitholder distributions, the General Partner will not receive any front end fees or otherwise assess the Partnership for any administration or management services. By aligning the interests of the General Partner with those of the other Unitholders, the General Partner is provided with an incentive to maximize the profitability of the Partnership in a manner beneficial to Unitholders and which also should reduce the potential for conflicts of interests. These potential conflicts include, but are not limited to, the following:

         1. Receipt of Fees and Other Compensation by the General Partner and Its Affiliates. Partnership transactions involving the purchase, lease, and sale of the Partnership's properties may result in the immediate realization by the General Partner and its affiliates, including the Management Company and Flordeco Realty, Inc., of substantial commissions, fees, compensation and other income. These fees are generally based upon a percentage of the amount paid to or by the Partnership. None of the agreements for such services were the result of arm's-length negotiations. The General Partner believes, however, that the terms of the arrangements are reasonable and no less favorable than those which would be obtained from unaffiliated entities. Subject to the fiduciary duties and specific restrictions set forth in the Partnership Agreement, the General Partner has considerable discretion with respect to all decisions relating to the terms of, and timing of, such transactions. Accordingly, a conflict of interest may arise with respect to decisions concerning the retention of disposition of the Partnership's property investments since the General Partner may have an interest in retaining, rather than disposing of, a property investment in order to continue the payment of management fees to its affiliates, especially if the proceeds realizable as a result of such disposition would not be large enough to provide any significant distribution to the General Partner or its affiliates. The General Partner, however, is a fiduciary and must exercise good faith and integrity in performing its duties. Accordingly, in making decisions as to such transactions, the General Partner will consider its fiduciary responsibilities to the Limited Partners and will seek to determine which course of action is most consistent with the Partnership's investment objectives and policies.

         2. Property Management Fees. Flordeco, Inc., an affiliate of the General Partner, has been engaged to provide management services to the Partnership and its real property investments and will receive a monthly fee based upon the Gross Operating Revenues from Rents generated by such property investments. See "Compensation of the General Partner and its Affiliates." This agreement was not the result of arm's-length negotiations. The fee is payable whether or not these property investments are generating sufficient cash to make a distribution to Unitholders or is otherwise held on a basis advantageous to the Partnership. Accordingly, a conflict of interest could arise if the retention of a property investment advantageous to General Partner or its affiliates but would be detrimental to the Partnership.


         3. Competition for Management's Time and Services. The General Partner and its affiliates will only devote so much of their time to the business of the Partnership as in their judgment is reasonably required. Since the officers of the General Partner also are officers and employees of affiliated entities, they will have a conflict of interest in allocating management time, services, and functions among the Partnership, such affiliated entities, and any future partnerships or other ventures which may be organized by the General Partner or its affiliates. The General Partner believes that it and its affiliates have sufficient staff and other resources to perform their responsibilities on behalf of the Partnership. Prior to the formation of any other partnerships or other ventures, the General Partner will take any such additional actions as may then appear appropriate to ensure that both staff and resources will be sufficient in light of the increased responsibilities which will result therefrom, including the hiring of additional qualified personnel, if necessary. The General Partner and its affiliates will allocate their time and services among the Partnership and any future partnerships of other ventures which may be sponsored by the General Partner or its affiliates based upon their valuation of the relative needs of the various entities for management services.


         4. Competition with Partnership by Affiliates for Properties. An affiliate of the General Partner has organized and sponsored one other real estate program, which partnership is currently operating and maintains real estate holdings and investments. In the future, this real estate program is expected to make additional real estate investments. See "Prior Performance". In the future, the General Partner and its affiliates, including Mr. Cronin, may form and manage or advise, directly or indirectly, through affiliates, additional real estate investment partnerships or other entities, both public and private, some of which may to have some or all of the same investment objectives as the Partnership. The Partnership Agreement provides that neither the General Partner nor any of its affiliates shall be obligated to present any particular investment opportunity to the Partnership, even if such opportunity is of a character which, if presented to the Partnership, could be taken by the Partnership. See "Risk Factors - Competition for Property Investments".


         In addition, affiliates of the General Partner have been, and are expected to continue to be, involved in other real estate investments. The General Partner and its affiliates also may engage in, for their own accounts or for the accounts of others, other business ventures involving real estate, and neither the Partnership or the Limited Partners will be entitled to any interest therein nor will the Partnership have a right of first refusal to purchase such properties or investments. If the General Partner is presented with a potential property investment which might be made by more than one entity which it or one of its affiliates advises or manages, the decision as to the suitability of the property investment by a particular entity will be based upon a review of the investment portfolio of each entity and upon such factors as cash flow, the effect of the acquisition on diversification of each entity's portfolio, the expected income tax consequences of the purchase, the policies of the entities relating to leverage, the funds of each entity available for investment, the length of time such funds have been available for investment and the legality of the investment for the entity. It will be within the sole discretion of the General Partner to allocate investment opportunities as it deems desirable. If a particular property is determined to be suitable for more than one entity, priority generally will be given to the entity having uninvested funds for the longest period of time. To the extent that an investment opportunity is offered to an earlier partnership or is taken for the account of the General Partner or its affiliates, the investment of the Partnership's funds might be delayed.


         Affiliates of the General Partner may acquire properties adjacent to the Partnership's properties. It is possible that the value of such properties may be enhanced by their proximity to the Partnership's properties or that such properties may be in competition with the Partnership's properties for prospective tenants. The

General Partner believes that it is unlikely, however, that ownership of any such real estate by the Partnership or its affiliates would have a material adverse effect on the value of such properties.


         The General Partner will attempt to resolve any conflicts of interest between the Partnership and others with respect to these matters by exercising the good faith required of fiduciaries. The General Partner believes that it will generally be able to resolve such conflicts on an equitable basis. See "Fiduciary Responsibilities of the General Partner".

         5. Sale of Property Investments. Since the interests of the General Partner or its affiliates in selling, leasing, or holding property investments are likely to differ as a result of their distinct financial and tax positions and the compensation payable to the General Partner and its affiliates, the interests of the Partnership and the interests of affiliates of the General Partner also may conflict when the Partnership attempts to sell or lease its properties or otherwise transfer or dispose of the Partnership investments. See "Compensation of the General Partner and Its Affiliates". In the unlikely event that the Partnership and another program or an affiliate of the General Partner attempted to sell similar property investments at the same time, a conflict could arise since they potentially could compete for a suitable purchaser. In order to resolve this potential conflict, the General Partner has agreed not to sell any of the Partnership's properties contemporaneously with a property owned by another program managed by the General Partner if the two properties are of the same type and are within a three-mile radius of each other, unless the General Partner is able to locate a suitable purchaser for each property.


         6. Lease Commissions. The General Partner or its affiliates (including Flordeco Realty, Inc.) will negotiate the terms and conditions of the lease agreements with tenants of the Partnership's properties. In consideration of such services, affiliates of the General Partner may receive commissions and fees based upon a percentage of the gross lease value. Such commissions and fees will be payable prior to and will be payable regardless of the success or profitability of the Partnership. Since such payments will generally be made prior to any payments made to the Partnership, a conflict of interest could arise where the payment of such fees for a particular agreement are advantageous to the General Partner or such affiliates but the overall terms or payments under any such agreement is not favorable to the Partnership.

         7. Indemnification. The Partnership has agreed to indemnify the General Partner to the full extent provided by law against any loss or liability arising from the conduct of the business of the Partnership (including negligence of the General Partner), except loss or liability based upon actual fraud, bad faith, gross negligence or willful misconduct. The right to such indemnification could adversely affect the General Partner's performance of its duties and responsibilities to the Partnership. See "Fiduciary Responsibilities of the General Partner".

         8. Possible Joint Ventures with Affiliates. The Partnership may enter into or invest in a property jointly with an affiliated partnership or other affiliated entity if such affiliate has substantially identical investment objectives as those of the Partnership, the investment by the Partnership is on substantially the same terms and conditions as the investment of the affiliate, and the sponsor's compensation is substantially identical in each program. See "Investment Objectives and Policies - Joint Venture Investments." Conflicts of interest could arise between the Partnership and its affiliated co-venturer in connection with any such joint venture because of differing interests or economic circumstances of the Partnership and such co-venturer. In the event of such a disagreement, the Partnership would normally have a right of first refusal to purchase the affiliate's interest in the joint venture, but the exercise of such rights would be subject to the Partnership having the financial resources to effectuate such a purpose, and there can be no assurance that it will have such resources.

         9. Tax Positions. To the extent that certain decisions or transactions involve tax considerations, the interests of the General Partner may be inconsistent with those of the Limited Partners (i.e., the timing of transactions). In addition, situations may arise in which the General Partner may be required to act on behalf of the Partnership in administrative and judicial proceedings involving the Internal Revenue Service or other enforcement authorities. Such proceedings may involve or affect other partnerships for which the General Partner or an affiliate acts as a general partner. In such situations, the positions taken by the General Partner may have differing effects on the Partnership and other such partnerships. Any decision made by the General Partner with respect to such matters will be made in good faith consistent with the General Partner's fiduciary duties both to the Partnership and its Limited Partners and to any other partnership for which the General Partner, or an affiliate, may be acting as a general partner.

         10. Lack of Separate Representation. The Partnership, the General Partner, and its affiliates are not represented by separate counsel in this transaction. See "Legal Matters." All of the attorneys, accountants and other experts performing services for the Partnership also perform services for the General Partner and certain of its affiliates. Should a dispute arise between the Partnership and the General Partner, the General Partner will, if and when appropriate, cause the Partnership to retain separate counsel. The Partnership has not retained independent counsel to represent the interests of investors in connection with the offering of the Units or the preparation of the Partnership Agreement. SUCH COUNSEL DOES NOT PURPORT TO HAVE ACTED ON BEHALF OF THE LIMITED PARTNERS. EACH PROSPECTIVE INVESTOR SHOULD CONSULT INDEPENDENT COUNSEL IN CONNECTION WITH AN INVESTMENT IN THE PARTNERSHIP.

         11.  Purchase of Units by the General Partner and its Affiliates.
The General Partner and its affiliates have the right to purchase, and intend to purchase, Units offered hereby and any Units so purchased will included in determined whether the Minimum Offering has been obtained. See "Plan of Distribution". In those situations where action can or must be taken by a vote of the limited partners, the ownership of Units by the General Partner or its affiliates could result in a conflict with investors. See "Summary of the Partnership Agreement - Meetings and Voting". A purchase of Units by the General Partner or its affiliates also could result in a conflict with investors because the General Partner or its affiliates may have an interest in the recovery of their investment with respect to Units which may not coincide with the timing thereof desired by investors.


               FIDUCIARY RESPONSIBILITIES OF THE GENERAL PARTNER

         The General Partner is accountable to the Partnership and the Limited Partners as a fiduciary and consequently must exercise good faith and integrity in managing Partnership affairs. Under the Florida Revised Uniform Limited Partnership Act (1986) (the "Florida RULPA"), under which the Partnership was formed, each Limited Partner will have the right to institute legal action on behalf of the Partnership (a limited partnership derivative action) to recover a judgment in the Partnership's favor, including an action against the General Partner for breach of its fiduciary duties. The right is available if the General Partner who has the authority to bring an action but has refused to bring the action or if an effort to cause the General Partner to bring the action in not likely to succeed. In addition, a breach of fiduciary duties by the General Partner may give the Limited Partners the right to institute a class action on behalf of themselves and other similarly situated limited partners or, subject to procedural or jurisdictional requirements, to bring an action under the antifraud provisions of federal and state securities laws for the recovery of damages (including losses incurred in connection with the purchase or sale of a Units).

         By statute, a general partner of a Florida limited partnership has the same liabilities to the partnership and the partners as a partner in a partnership without limited partners. In any action alleging a breach of fiduciary duties of the General Partner to either the Limited Partners or the Partnership, it therefore is not anticipated that the General Partner will be able to assert as a defense the so-called "business judgment rule," which creates a presumption that the actions of directors of corporations on behalf of the corporation are reasonable. This is a rapidly developing and changing area of the law, however, and Limited Partners who have questions concerning the duties or defenses of the General Partner should consult with their counsel.

         The Partnership Agreement provides that the General Partner and its affiliates, including their shareholders, officers and directors, who perform services for the Partnership within the scope of the General Partner's authority, will not be liable to the Partnership or the Limited Partners for any of their actions or inactions if they in good faith determined that such course of conduct was in the best interest of the Partnership and such course of conduct did not constitute actual fraud, bad faith, gross negligence, or willful misconduct by them. To the maximum extent permitted by law, the Partnership Agreement provides that they also will indemnify the General Partner and its affiliates against all liabilities, costs, and expenses (including legal fees and expenses) incurred by the General Partner or such persons arising out of or incidental to this offering or the business of the Partnership, including, without limitation, liabilities under federal and state securities laws, under circumstances where the General Partner and such persons would not be liable to the Partnership as described above. As a result of these provisions, Limited Partners may have more limited rights against the General Partner than they would have absent the limitations in the Partnership Agreement. Any indemnification of the General Partner and its affiliates will be limited to the Partnership's assets and partners will have no personal liability for any such indemnification.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or persons controlling the General Partner or the Partnership, the Partnership has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. If a claim for indemnification against such liabilities (other than for expenses incurred in a successful defense) is asserted against the Partnership by the General Partner or its affiliates under the Partnership Agreement or otherwise, the Partnership will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

         The legal obligations of general partners is a developing and changing area of the law, and investors should consult their own legal counsel concerning the fiduciary responsibilities of the General Partner and the remedies available to limited partners.

                                  RISK FACTORS


         The purchase of the Units offered hereby involve a high degree of risk, including the possible loss of the entire investment, and is suitable only for persons of adequate financial means who have no need for liquidity in this investment. Prospective investors should consider carefully the risks described below in addition to factors set forth elsewhere in this Prospectus prior to making an investment in the Units.

THE PARTNERSHIP



         Risks of Unspecified Investments. The Partnership does not presently own and has not identified any real property investments that it intends to purchase. Therefore, prospective investors do not have information as to the identification or location of specific properties, financing terms, or other economic and financial data with respect to the properties or other investments to assist them in evaluating the Partnership. The purchasers of Units must depend upon the ability of the General Partner and the Management Company with respect to the selection of the Partnership's property investments. See "Management" and "Prior Performance" for a description of the prior experience of the General Partner and its affiliates. There can be no assurance that any property or other investment which may be acquired or made by the Partnership will be desirable investments which meet the Partnership's investment objectives or that desirable investments can be acquired on financially attractive terms. Accordingly, there can be no assurance as to when the proceeds of the offering may be fully invested. See "Investment Objectives and Policies."

         Prior to the purchase of real property investments, the Partnership's funds released from escrow will be invested in short-term, money market types of instruments. See "Estimated Use of Proceeds" and "Plan of Distribution" for a description of eligible interim investments. The yield to the Unitholders during the period prior to full investment of the net proceeds of this offering may be either higher or lower than the yield anticipated from real estate investments.

         Risks of Leverage. The Partnership intends to incur substantial indebtedness in connection with the purchase, capital improvement, and operation of its real property investments. The Partnership is permitted to incur indebtedness in an amount equal to up to 100% of the aggregate purchase price paid for all property investments, without any limit on the amount of financing which may be incurred in connection with the acquisition of any particular property investment.
Based on current market conditions, the Partnership currently expects to incur indebtedness in an amount equal to between approximately 75% and 100% of the purchase price of all of its properties investments on a combined basis. See "Investment Objectives and Policies - Borrowing Policies and Other Financings". Borrowing funds permits the acquisition of properties of greater aggregate cost than could be financed solely from Partnership capital (thereby also increasing the Acquisition Fees payable to the affiliates), but also increases the Partnership's exposure to losses. Principal and interest payments on indebtedness will generally have to be made regardless of rental income generated by the Partnership's properties. Although it is anticipated that recourse on most of the Partnership's indebtedness will be limited to the assets securing such borrowings, if payments are not made when due, the Partnership may sustain a loss on its investment as a result of foreclosure. Such a foreclosure may also result in adverse federal income tax consequences to the Unitholders. See "Federal Income Tax Considerations." Moreover, the cost of borrowing, in the form of interest charges and financing fees imposed by lenders, might significantly reduce profits or increase losses resulting from Partnership operations.

         The General Partners anticipate that some of the indebtedness incurred by the Partnership will provide for balloon payments at maturity. See "Investment Objectives and Policies - Borrowing Policies and Other Financings". Loans requiring balloon payments involve greater risk than loans in which the principal amount is fully amortized over the term of the loan because the ability of the Partnership to pay the amount at maturity will depend upon the Partnership's ability to obtain adequate refinancing or to sell the property. The ability of the Partnership to refinance or sell a property is likely to depend upon economic conditions in general and the value of the underlying investment or property in particular.

         Permanent financing of Partnership properties ordinarily will prohibit principal prepayments for varying periods and will require prepayment penalties thereafter. Lenders' approvals for sales or refinancings also may be required. The Partnership will not generally obtain permanent financing which provides for lenders to obtain equity participation in the properties being purchased.

         Partnership indebtedness incurred in connection with its acquisitions will normally be on a nonrecourse basis, that is, limited to the particular Partnership property which collateralizes the indebtedness. In some cases, recourse on such loans may include all Partnership assets or those of the General Partner. Should the Partnership enter into such financing, a foreclosure could adversely affect other Partnership assets. In addition, to the extent that recourse on Partnership indebtedness extends to the assets of the General Partner, the tax basis of Unitholders would be reduced. See "Investment Objectives and Policies - Borrowing Policies and Other Financings" and "Federal Income Tax Considerations - Limitations on Deductions."

         Financing involving floating interest rates involves greater risks than financing where the interest rate is fixed, since such interest rates could rise substantially. Although the Partnership may enter into financing arrangements involving floating rates, the Partnership will attempt to obtain mortgage or other financing and to assume existing mortgage or other financing which either do not provide for floating interest rates or provide for contractual limitations on such rates. See "Investment Objectives and Policies
- - Borrowing Policies and Other Financings."


         Reliance on General Partner. All decisions with respect to the management of the Partnership, including the determination as to which real property investments to acquire or sell, will be made exclusively by, or under the direct supervision of, the General Partner. Limited Partners have no right or power to take part in or direct the management of the Partnership, except for certain voting rights which may arise under certain extraordinary circumstances. See "Summary of the Partnership Agreement - Meeting and Voting". The success of the Partnership, to a large extent, will depend on the quality of the management of the Partnership, particularly as it relates to the borrowing, disposition and management of the property investments.
Accordingly, no person should purchase Units unless he or she is willing to entrust all aspects of the Partnership to the General Partner and the Management Company. See "Management".

         No Prior Operating History or Revenues of General Partner. The General Partner was formed on October 24, 1995, and has no prior operating history. To date, the General Partner's activities have been limited to organizational and start-up matters. As a start-up company, the General Partner has no history of operations or track record for investors to analyze in order to aid them in making a decision regarding the ability of the General Partner to successfully operate a public real estate limited partnership. However, both Messrs. Cronin Laboda directors of the General Partner and the Management Company, have engaged in various phases of real property acquisitions, financing, management, capital improvement and disposition, and the principals of the General Partner and certain of its affiliates have previously sponsored and organized, and are currently operating, and managing a Florida registered real estate syndication and investment program. In order to discharge its management responsibilities, the General Partner has engaged the services of the Management Company to manage the Partnership's assets. See "Prior Performance" and "Management".

         Risks of Real Property Investments Generally. The Partnership will be subject to all of the risks inherent in owning real property investments. One of the major risks of owning income-producing properties is the possibility that the properties will not generate income sufficient to meet operating expenses and debt service requirements, and to fund adequate reserves. The income from properties may be affected by many factors, including (i) inability to lease the premises on acceptable terms, cancellation of existing leases, financial ability of tenants of an adverse change in interest rates, (ii) adverse changes in general economic conditions and adverse local conditions, such as competitive over-building, a decrease in employment, or adverse changes in real estate zoning laws, which may reduce the desirability of real estate in the area, or (iii) other circumstances over which the Partnership may have little or no control, such as fires, earthquakes and floods. With respect to residential properties, there also is the risk that rent control legislation will be adopted which does not permit the full amount of increased costs to be passed on to tenants in the form of rent increases. Other inherent risks include the possibility of changes in the investment climate for real estate, changes in real estate tax rates, and the possibility of unanticipated expenses associated with the operation of the property.

         Rental income from properties will fluctuate from time to time based upon occupancy and rental levels. In contrast, certain expenses related to real estate, such as property taxes, utility costs, maintenance costs and insurance, tend to move upward but not downward, and mortgage payments usually are fixed over specified periods. Thus the cost of operating a property may exceed the rental income earned thereon, and the Partnership may have to advance funds in order to protect its investment or may be required to dispose of the property at a loss. Furthermore, decreases in actual rental income from expected amounts, or increases in operating expenses, among other factors, could result in the Partnership's inability to meeting all of its cash obligations. Any decrease in rental income received by the Partnership may reduce, and possibly eliminate, the amount of cash available for distribution to the investors or, by itself or in combination with other economic conditions, may adversely affect the value of property investments owned by the Partnership. Accordingly, there can be no assurance that the Partnership's operations will be profitable or that cash distributions will be made to investors, nor can there by any assurance that the values of the properties will appreciate in value.

         If the Partnership acquires commercial or office buildings, the financial failure of any major retail or office tenant resulting in the termination of the tenant's lease would likely cause at least a temporary reduction in cash flow from the property and might result in a decrease in the market value of the property. In the event of termination, there can be no assurance that the Partnership will be able to find a new tenant for the property at the rental previously received or to sell the property without incurring a loss. In addition, if the Partnership acquires commercial buildings with retail tenants, the Partnership's cash flow will be dependant upon the success achieved by such tenants to the extent that rental income under the leases to such tenants is based on a percentage of the gross receipts of the tenant. See "Investment Objectives and Policies - Types of Investments."

         High interest rates and shortages of mortgage funds in the future may make refinancing disadvantageous and may render the sale of Partnership properties to others difficult or require the Partnership to incur credit risks if it becomes necessary to extend mortgage financing to buyers. If the Partnership provides financing to buyers, the termination of the Partnership, and the distribution to the Partners of the net cash proceeds from property sales, may be delayed until the loans are repaid or otherwise liquidated. See "Investment Objectives and Policies - Sale and Refinancing; Liquidation".

         Risk of Construction Delays. If the Partnership acquires undeveloped properties or properties that are under construction or requires capital improvements, it may be subject to the risk of construction delays and the risk that the seller will be unable to complete construction at the projected costs and unable to fund any excess construction costs. In instances where the Partnership does not have sufficient funds available therefor, such excess would have to be funded from other sources. There is no assurance that such sources will be available or, if available, would be available on terms favorable to the Partnership. Generally, the price to be paid for a property upon which improvements are to be constructed or completed, which price is normally agreed upon at the time of acquisition, must, of necessity, be based on projections of rental income and expenses of the property after completion of construction. In the event that the Partnership should acquire and thereafter expand, rehabilitate, or otherwise improve a property, the Partnership would likely incur a delay in receipt of rental income from such property during the period that such improvements are in progress.
Accordingly, whether a property will operate at the projected income and expenses levels cannot be known in most cases until after construction has been completed and at least a year of actual operations after or sustained occupancy is achieved. To minimize the risks inherent in any such improvement of the property, the Partnership intends to have such improvements performed by a qualified independent contractor under a guaranteed price contract covered by a completion bond or other security arrangement satisfactory the General Partner. The Partnership also may obtain personal guarantees from sellers of properties with respect to construction completion and levels of cash flows. It also may make payments due sellers during the construction period directly to construction lenders on the sellers' behalf. While the General Partner believes that such arrangements should be satisfactory to protect the interests of the partnership, there can be no assurances that in all cases they will protect the Partnership against financial loss. Such properties and properties requiring additional leasing activity will normally be operating at a cash deficit during the lease-up period. See "Investment Objectives - Improvements to Properties".

         Risks of Joint Ventures. One or more of the Partnership's property investments may be owned by joint venture partnerships between the Partnership and the seller thereof, or with an independent party. It also is possible that the Partnership may enter into a joint venture with a partnership subsequently sponsored by the General Partner or its affiliates. See "Conflicts of Interest
- - Possible Joint Venture with Affiliates." There is no limit on the proportion of net proceeds that the Partnership may invest in joint ventures. The investment by the Partnership in joint venture partnerships which own property investments may under certain circumstances involve risks which would not otherwise be present. For example, the Partnership's joint venture partner may experience financial difficulties, such partner may at any time have economic or business interests or goals which are inconsistent with the business interests or goals of the Partnership, or such partner may be in a position to take action contrary to the instructions or the requests of the Partnership or contrary to the Partnership's policies or objectives. Actions by (or litigation involving) such a partner might have the result of subjecting the property investments owned by the joint venture to liabilities in excess of those contemplated by the terms of the joint venture agreement. In addition, there is a risk of impasse between the parties since either party may disagree with the proposed transaction involving the property investments owned by the joint venture and impede any proposed action. See "Investment Objectives - Borrowing Polices and Other Financings".

         Lack of Geographic Diversification. Although the Partnership is not limited as to the geographic area in which its might operate or invest, it is presently anticipated that substantially all of the property investments of the Partnership will be located in Southwest Florida and, as a result, the Partnership's property investments will likely lack a broad based geographical diversification. Accordingly, the Partnership's prospects may be directly impacted by the local economic conditions in Southwest Florida and will not be offset by investments located elsewhere. See "Investment Objectives and Policies".


         Competition for Property Investments. The Partnership will be competing with established companies, financial institutions, other limited partnerships, individuals, and other entities engaged in real estate investment activities for the acquisition of real property investments, the borrowing of substantial sums on favorable terms, and the leasing of such properties. Many of these competitors may have substantially greater financial resources than that Partnership and broader experience in real estate acquisition and management than the General Partner. The number of entities and the amount of funds available for investment in properties of a type suitable for investment by the Partnership may increase, resulting in increased competition for such investments. See "Conflicts of Interest" and "The Partnership - Competition".


         Potential Difficulties in the Resale of Property Investments. It may be difficult for the Partnership to find purchasers for its property investments at the time it wishes to sell them. Due to market and other conditions existing at the time the General Partner determines to sell any of the Partnership's property investments, the General Partner may not be able to control the timing or price of such sales. Accordingly, there can be no assurance that the Partnership will be able to sell its property investments so as to return a Limited Partner's original Capital Contribution or to generate a profit for the Limited Partners. In addition, it may be necessary or desirable for the Partnership to provide secondary financing to purchasers thereof. In the event the Partnership does provide such secondary financing upon the resale of the Partnership properties or other investments, a liquidation of the Partnership may be delayed beyond the time of disposition of its assets until any such loan is repaid or otherwise liquidated. See "Investment Objectives and Policies - Sale and Refinancing; Liquidation".


         Delay in Investment of Proceeds. There may be a delay between the time investors' subscriptions for Units are accepted and the time the net proceeds of the offering are invested by the Partnership. If this should occur, there will be a corresponding delay in the benefits expected to result from ownership of Units. See "Plan of Distribution".

         Uninsured Losses. The Partnership will arrange for comprehensive insurance on Partnership property investments, including liability, malicious mischief and vandalism, fire and extended coverage, and rent loss insurance which is customarily obtained for similar properties. However, there are certain types of losses (generally of a catastrophic nature, such as hurricanes, earthquakes, floods and wars) which are either uninsurable or not economically insurable. Should such a disaster occur and cause the destruction of Partnership property investments, the Partnership could lose both its investment and anticipated profits in such properties. In this regard, since the primary focus of the Partnership's investments will be located in Southwest Florida, the Partnership may risk losses due to hurricanes or high waters. It has become more difficult and expensive to obtain insurance coverage for such occurrences in Southwest Florida, thereby increasing the likelihood that such property investments may not be insured and, if insured that such insurance benefits will not be adequate to replace any losses experienced from such occurrences. Should the Partnership obtain financing on any Partnership investments on a recourse basis, the Partnership itself and General Partner may be liable for losses in relation to such investments. The General Partner has indicated, however, that recourse loans would be obtained only in unusual situations. To the extent that the cost of insurance on non-real property investments may be excessive or otherwise prohibitive, the Partnership may forego insurance and expose itself to the loss of its entire investment.


         Potential Environmental Liability. Under the Comprehensive Environmental Response Compensation and Liability Act ("CERCLA"), an owner of real property found to contain hazardous substances may be liable for the full amount of all clean-up and costs and damage to natural resources. The Partnership's investment in real properties will be subject to various risks under environmental laws resulting from prior uses or other causes. Such risks include potential liability and potential loss of value as a result of certain environmental matters, including matters that may arise in the future as a result of conditions emanating from a property or from nearby properties owned by owners, changes in law, and other conditions beyond the control of the Partnership. The General Partner in its discretion may, but is not required to, commission an asbestos audit report to ascertain whether or not exposed and hazardous asbestos is present at property prior to its acquisition. There can be no assurances that the Partnership will not incur liabilities or reductions in the value of the properties as a result of environmental matters.


THE OFFERING AND INVESTMENT RISKS

         No Assurance of Cash Distributions. No assurance can be given as to when or whether cash distributions will be made to Unitholders, or as to the amount thereof, since the Partnership's ability to make distributions is dependent upon its cash flow, financial condition and other factors. Such factors include the ability to generate sufficient cash from operations to pay the Partnership's expenses, service its debt and to satisfy other liabilities as they come due. In this regard, the cash available for distributions will be reduced by the payment of Partnership expenses (including management fees and commissions paid to affiliates of the General Partner as well as any reimbursement of expenses paid by them on behalf of the Partnership). See "Compensation of the General Partner and its Affiliates" and "Conflicts of Interest." Under the Partnership Agreement, all such payments and reimbursements shall reduce the amount of cash available for distribution to Unitholders. Generally, cash distributions shall be made from the cash flow generated by the Partnership's operations that the General Partner determines is not required to support the Partnership's current operations or future needs. Furthermore, the General Partner, in its sole discretion, has the authority to use or set aside any portion of the distributable cash for working capital purposes, to repay Partnership debt, for the purchase of new assets, and for the funding of present or future contingent liabilities, taxes and other purposes. In this regard, it is anticipated that a substantial portion of the proceeds from the sale or refinancing of the Partnership's properties will be reinvested in new property investments until the termination or liquidation of the Partnership. Accordingly, the payment of cash distributions is subject in large part to the General Partner's discretion.


         Distributions to Unitholders will be made only if, as and when declared by the Partnership. Although the General Partner currently intends to provide annual cash distributions to Unitholders from cash flows generated from Partnership operations commencing on or about March 2000, there can be no assurance that such distributions will be made or, if made, that they will continue to be made thereafter. Distributions to Unitholders may become subject to certain restrictions under the terms any future borrowings by the Partnership or affected by future issuances of Units. There can be no assurance that cash will be available for distribution at any specific time. Neither the General Partner nor any of its affiliates is obligated to support or guarantee any level of distributions. See "Partnership Distributions and Allocations" and "Summary of the Partnership Agreement".

         Risks Associated with Notes. Pursuant to the terms of this offering, investors may purchase Units with a payment of $2,000 in cash and $10,000 payable over the next ten years pursuant to the terms of the Note. No interest will accrue or otherwise be payable with respect to the Notes. At such time as the Minimum Offering has been subscribed for and all other conditions to the release of proceeds from escrow has been satisfied, notwithstanding the tender of the Notes as partial payment therefor, investors whose subscriptions are accepted will become the legal and beneficial owner of such Units with all the benefits and burdens inherent in such ownership. The Notes, however, are full recourse obligations of the borrowers and are collateralized by, among other things, each purchaser's Unit or Units so acquired. The Notes represent the promise of the investor to make certain Capital Contributions to the Partnership on an annual installment basis. In the event that an investor fails to make his required installment, he may not only lose his investment in the Units, but his personal assets may be assessed for any remaining deficiency on such Note. If an investor fails to make an installment payment on the Note when due, the Partnership may seek enforcement of the payment obligation through any appropriate legal action, including the foreclosure of the Note, attachment of personal assets, and/or the exercise of a right of set-off against any distributions accruing on the Units. Accordingly the investor must make the required principal payments on the Notes when due, whether or not distributions have been made to Unitholders sufficient to pay the amount of the annual installment, or risk the loss of the Unit or other legal actions to enforce the payment obligation. If the Partnership should decide to foreclose on the Unit and resell it, the proceeds of such sale and shall be applied first to the costs and expenses of such foreclosure and sale and the excess amounts, if any, will then be applied to any outstanding principal obligation under the Note. To the extent that the proceeds are insufficient to pay the outstanding principal obligation, the Partnership may attempt to assess the former Limited Partner's personal assets for the amounts due.

         In addition, the Partnership may use the Notes to collateralize borrowings of the Partnership from third party lenders, such as banks and other institutional lenders ("Partnership Loan"). In order to obtain such financing, the General Partner would likely pledge the security of the Notes to the lending institution. The Partnership Loan may be due and payable upon demand. To the extent that such financing is obtained, Unitholders can expect lenders holding the Notes as collateral to strictly enforce the payment provisions of the Notes since funds are likely to serve as the primary source of their repayment. Accordingly, prior holders of the Notes, including the Partnership and the General Partner may be obligated to collect the amounts due under the Notes and may be required to accrue and demand payment of interest on an overdue payment (or the acceleration of principal upon default) of a Note. See "Investment Objectives and Policies - Borrowing Policies and Other Financings" and "Plan of Distribution - Promissory Notes".


         No Market for Units; Lack of Liquidity. No public market exists for the Units and none is expected to develop as a result of this offering.
Several states securities laws may impose certain minimum purchase and retention requirements and investor suitability standards in connection with any such sales. The Partnership Agreement also places certain restrictions on the transfer of Units. Pursuant to the Partnership Agreement, transfers of Units to persons other than current partners are subject to the prior approval of the General Partner. In view of these restrictions, an investor may not be able to liquidate his investment in the event of an emergency and the Units may not be readily accepted as collateral for a loan. Moreover, if an investor is able to liquidate his interest, it is likely that such Unit would have to be sold at a significant discount from the original purchase price. Although the Partnership Agreement does permit the Partnership to repurchase the Units offered hereby under certain limited circumstances, the Partnership is not obligated to do so. Furthermore, even in those instances when a repurchase may be considered, the decision of whether to purchase the Units will be subject to the sole discretion of the General Partner and its determination of the availability of sufficient funds therefor, as determined by the General Partner's overall plans for the use of the Partnership's liquid assets. To the extent that the General Partner does agree to repurchase a Unit, the purchase price will be determined on a case-by-case basis through negotiations with the seller, which price may be less than the original purchase price and which may result in adverse tax consequences to the seller. Accordingly, a purchase of Units should be only made as a long-term investment. See "Summary of Partnership Agreement" and "Investment Objectives and Policies".


         No Assurance of Capital Appreciation or Partnership Profits. There is no assurance that any property acquired by the Partnership will operate at a profit or will appreciate in value or can ever be sold at a profit. The marketability and value of any such property investment will depend upon many factors beyond the control of the General Partner, and there is no assurance that there will be a ready market for the properties owned by the Partnership since investments in real property are generally non-liquid. Furthermore, in the event of a dissolution or termination of the Partnership, the proceeds realized from the liquidation of assets, if any, will be distributed to the Unitholders, but only after the satisfaction of claims of creditors. Accordingly, the ability a Unitholder to recover all or any portion of his investment under such circumstances will depend on the amount of funds so realized and claims to be satisfied therefrom. See "Partnership Distributions and Allocations" and "Investment Objectives and Policies".

         Risks for Retirement Plan Investors. The Partnership has not requested an opinion of counsel regarding whether or not the assets of the Partnership would constitute "plan assets" under ERISA. The assets of the Partnership will not constitute plan assets if, for example, the Units qualify as "public offered" securities within the meaning of U.S. Department of Labor Regulations, or if the Partnership is deemed to be an "operating company" under such regulations. If the assets of the Partnership were deemed to be "plan assets" under ERISA, (i) it is not clear that the exemptions from the "prohibitive transaction" rules under ERISA would be available for the Partnership's transactions, and (ii) the prudence standards of ERISA would apply to investment made by the Partnership (and might not be met). ERISA makes plan fiduciaries personally liable for any losses resulting to the plan from any breach of fiduciary duty and the Code imposes nondeductible excise taxes on prohibited transactions. Since the Partnership has not yet identified any investments, there can be no assurance that the Partnership's assets will not constitute "plan assets" under ERISA. Accordingly, such investors should consult with their own professional advisers with reference to their own particular situation to determine whether an investment in the Units are suitable for them and/or their plan. See "Federal Income Tax Considerations - Retirement Plan Investors" and "ERISA Considerations".


         Conflicts of Interest. The Partnership is subject to various conflicts of interest arising out of its relationship with the General Partner and its affiliates. For example, (a) under certain circumstances, the General Partner, in its sole discretion will determine whether to cause the Partnership to borrow funds from lenders; (b) management of the General Partner is required only to devote such of its time to the Partnership's affairs as may be reasonably required to manage the Partnership's business; (c) the General Partner in the future may act, directly or indirectly, as general partner of other business ventures of every nature and description, independent or with others; (d) certain affiliates of the General Partner will receive compensation and fees for services rendered to the Partnership; and (e) liabilities incurred by the General Partner when acting in additional capacities could adversely affect its ability to manage the Partnership. Although the General Partner is obligated to deal fairly and in good faith with the Partnership and the Limited Partners, such conflicts may not always be resolved to the maximum advantage of the Partnership or the limited partners. See "Conflicts of Interest" and "Fiduciary Responsibilities of the General Partner".

         Potential Lack of Available Financing. Fluctuations in interest rates and loan fees may have an adverse effect on the availability and cost of borrowed funds. The General Partner is unable to predict the money market conditions that will exist when the Partnership seeks to obtain financing. Because of then current money market conditions, the Partnership may be forced to finance the purchase of its investments using the cash proceeds of the offering, with little or no borrowings. This would make it more difficult for the Partnership to achieve the diversification of properties which it is seeking and would hinder its ability to spread the risk of all such investments. Market conditions also may adversely affect the ability of the Partnership to sell property investments and may affect the terms of any such sale. The General Partner is unable to predict the effect, if any, which the money market or the federal government's fiscal, monetary and administrative policies will have on the ability of the Partnership to meet its objectives. See "Estimated Use of Proceeds" and "Investment Objectives".


         Liability of Limited Partners; Repayment of Certain Distributions. Under Florida law, a limited partner may not receive a distribution from the Partnership to the extent that, at the time of and after giving effect to such distribution, the outstanding liabilities of the Partnership (other than liabilities to other partners on account of their interests in the Partnership) exceed the fair value of the Partnership assets. In addition, to the extent that a distribution to a Limited Partner constitutes a return of all or a portion of such Limited Partner's contribution and such distribution is made without violation of the Partnership Agreement or Florida law, such limited partner will be liable to the Partnership for the amount of the returned contribution to the extent necessary to discharge the Partnership's liabilities to creditors who extended credit to the Partnership during the period the contribution was held by the Partnership. A limited partner will remain liable for the return of its contribution under such circumstances for a period of one year after such return (unless such return was made in violation of the Partnership Agreement or Florida law, in which case the Limited Partner will remain liable to the Partnership for a period of six years thereafter for the amount of the contribution wrongfully returned). A limited partner will not be obligated for prior distributions or liabilities that were unknown to him at the time he became a limited partner and that could not have been ascertained from the Partnership Agreement. A transfer of a Unit will not relieve the transferor from any potential liability to the Partnership or creditors thereof for return of previously distributed capital contributions. See "Partnership Distributions and Allocations".

         No Obligation of the General Partner or Affiliates to Provide Funds. Neither the General Partner nor its affiliates have any obligation to make loans or advances to the Partnership, or to contribute any funds in excess of the Capital Contributions already made by them, if any, even if the failure to do so would result in a default in one or more of the Partnership's obligations. See "Summary of the Partnership Agreement".


         Risks Associated with Potential Lack of Diversification. The Partnership will be funded with contributions of not less then $1,200,000 (of which $200,000 will be in cash) nor more than $12,000,000 (of which $2,000,000 will be in cash). The potential profitability of the Partnership could be affected by the amount of funds at its disposal. Depending on the number of Units sold and the amount of leverage used, the Partnership expects to invest in 5 to 20 real property investments. In the event the Partnership receives only the Minimum Offering proceeds, it will not be able to obtain the same degree of diversification as it could if it obtains the Maximum Offering proceeds, and the impact on the Partnership's profitability from any marginal property investment may be greater. The Partnership, however, is not limited in the amount that it may invest in any single property investment. If only the Minimum Offering is sold, it is possible that the entire proceeds of the offering will be invested in a single real property investment. It also is possible that even if the substantially more than the Minimum Offering is sold, the Partnership still might invest the entire proceeds in a single property investment. See "Estimated Use of Proceeds" and "Plan of Distribution." It should be noted that investments in more expensive properties and the corresponding reduction in the number of property investments purchased would lessen the ability of the Partnership to diversity its portfolio of investments and would therefore spread the risk of loss to fewer property investments. In addition, there is a more limited market for resale of more expensive property investments since fewer buyers can afford such properties. See also "Risk Factors - The Partnership -- Lack of Geographic Diversification" and "Investment Objectives and Policies".

         Purchase of Units by General Partners and Affiliates. The General Partners and their affiliates will purchase Units in this offering. The General Partner shall purchase five Units offered hereby if the Minimum Offering is sold (ten Units if the Maximum Offering is sold) on the same terms as other investors pursuant to this offering. Any purchases by these persons will apply for purposes of determining whether the Minimum Offering has been achieved. There is no limitation on the number of Units which may be so purchased, and although it is not expected that such purchases will be significant, such persons could hold a controlling interest in the Partnership as a result of their purchases. See "Conflicts of Interest", "Summary of the Partnership Agreement", and "Plan of Distribution".

         Arbitrary Offering Price. Since the Partnership has no operating history or public market for its Units, the offering price has been determined without particular reference to asset or book value, historical or projected earnings, or other customary evaluation criteria and, accordingly, should not be considered an indication of the actual value of the Partnership. In determining the offering price, the Partnership and the General Partner considered such factors as the Partnership's limited financial resources, management estimates of the financial requirements of the Partnership, and the prospects for the Partnership's proposed business.



         Risks Inherent in Self-Underwriting. Since there are no underwriters involved in this offering, the Partnership will not have the benefit of the independent due diligence examination normally performed by an underwriter to insure that the disclosures are accurate and the Partnership may, because it is not a securities broker, have difficulty selling the Units. See "Plan of Distribution".



         Indemnification of the General Partner. The Partnership Agreement provides for indemnification of the General Partner and its officers and directors by the Partnership, and limits the liability of the General Partner and its affiliates to Limited Partners. As a result of these provisions, Limited Partners will have more limited rights against the General Partner than they would have absent such limitations in the Partnership Agreement. To the extent that the Partnership is required to take action on such indemnity, the funds available for operations and cash distributions may be adversely affected. See "Fiduciary Responsibilities of the General Partner" and "Summary of the Partnership Agreement - Liability of the General Partner to the Partnership and Partners; Indemnification of the General Partner".


         Risk of Changes in the Terms of the Investment. Investors may be bound by vote of the holders of a majority in interest of the outstanding Units, which vote could substantially change the terms of an investment in the Partnership, such as amending the Partnership Agreement, approving the sale of all or substantially all of the assets of the Partnership, or the dissolution of the Partnership. See "Summary of the Partnership Agreement".

         No Interest on Subscription Funds. Cash subscription proceeds received for the purchase of Units pursuant to this offering will be held in a non-interest bearing bank escrow account. These funds will remain in the escrow account until subscriptions and payments for the Minimum Offering has been received or the Initial Termination Date, whichever occurs first. Once a subscription has been submitted, it cannot be withdrawn during the offering period by the subscriber and the subscriber will not receive interest on such funds. In the event that the General Partner determines to extend the offering period to November 1, 1996, a subscriber would not earn interest on the funds for a maximum of _____ days from the date of this Prospectus. If the Minimum Offer is reached prior to the Initial Termination Date, the funds will be released from escrow and applied in the manner described in the Section "Estimated Use of Proceeds." Further, the General Partner reserves the right to reject subscriptions in whole or in part. If the General Partner rejects a subscription, in whole or in part, the subscription funds submitted to the Partnership will be returned to the subscriber in full without payment of interest. See "Plan of Distribution."

TAX RISKS

         An investment in the Units and the Partnership involves significant federal income tax risks, some of which are summarized below. This discussion is based upon the Internal Revenue Code of 1986, as amended (the "Code"), effective and proposed administrative regulations, judicial decisions, published and private rulings, and procedural announcements issued by the Treasury Department. All these authorities are subject to amendment or change that may be applied retroactively and in a manner that is adverse to the Partnership and the Limited Partners. The Partnership will not seek any rulings from the Internal Revenue Services (the "IRS") regarding any of the tax issues discussed herein, but will instead rely on opinions of counsel, which are not binding on the IRS or the courts and are based upon the representations and assumptions referred to therein and are conditioned upon the existence of certain facts. Currently, counsel for the Partnership is Carlton, Fields, Ward, Emmanuel, Smith & Cutler, P.A. For a more complete discussion of the tax risks and tax consequences associated with an investment in the Units, prospective investors should carefully review and consider the more detailed discussion provided in the "Federal Income Tax Considerations" section of this Prospectus. In this regard, investors shall consult their own tax advisors concerning the federal, state, and local tax consequences associated with an investment in the Units in light of their personal tax situations. Due to the factual nature of the issues, some of which are not presently ascertainable, counsel is not rendering an opinion regarding the deductibility of the fees payable to the General Partner and its affiliates or the allocation of tax basis among depreciable and nondepreciable assets. See "Federal Income Tax Considerations - Opinion of Counsel".

         Partnership Classification. The tax and economic benefits anticipated to be derived from an investment in the Partnership depend, in part, upon the Partnership being treated as a partnership for federal income tax purposes. Counsel has opined that it is more likely than not that the Partnership will be classified as a partnership rather than as an association taxable as a corporation for federal income tax purposes. Such opinion is conditioned upon the continued compliance by the Partnership and the General Partner with certain conditions described under "Federal Income Tax Considerations - Partnership Status". Although the General Partner intends to take all necessary steps to assure that partnership status will continue, there is no assurance that the Partnership will continue to qualify as a Partnership for federal income tax purposes.

         Unlike a ruling from the IRS, an opinion of counsel has no binding effect on the IRS, and no assurance can be given that the conclusions reached in any such opinion will not be contested by the IRS or, if contested, will not be sustained by a court. If the Partnership is classified as an association taxable as a corporation, its income would be subject to state and federal corporate taxes. There would be no flow through of income, gain, loss, deduction, or credit to the partners, and distributions would be treated as dividends to the extent made out of current or accumulated earnings and profits. It is anticipated that the General Partner would contest any adverse decision by the IRS as to the Partnership's status as a partnership. The cost incurred by the Partnership in challenging such a decision could be substantial and could adversely affect cash distributions. See "Federal Income Tax Considerations - Partnership Status."

         Risk of Classification as a Publicly Traded Partnership. Based on representations by the General Partner regarding its compliance with certain safe harbors provided by the IRS, Counsel has opined that it is more likely than not that the Partnership will not be treated as a "publicly traded partnership" for federal income tax purposes. Classification of the Partnership as a "publicly traded partnership" (a "PTP") could result in (i) taxation of the Partnership as a corporation and (ii) application of the passive actively loss rules in a manner that could more adversely affect the Unitholders. See "Federal Income Tax Considerations - Publicly Traded Partnership ("PTP") Treated as Corporation" and "Federal Income Tax Considerations - Retirement Plan Investors".

         Passive Loss Limitations. It is more likely than not that an acquisition of Units will be treated as an investment in a "passive activity" for purposes of Section 469 of the Code. Generally, Section 469 limits the amount of losses from passive activities that individual taxpayers may deduct in a given year (other than the year in which the interest in the activity is disposed of in a fully taxable transaction) to the amount of income received from other passive activities during the year. Losses arising from a passive activity cannot be used to offset income received from nonpassive activities such as wages, salaries, active business income, and

"portfolio income" (i.e., interest, dividends, capital gains, royalties). Any income or loss generated by the Partnership will likely be considered from a passive activity generally, and specifically with respect to rental activity of the Partnership. Any passive losses not allowable as a deduction in a given year may be carried forward indefinitely and deducted in future years to the extent of net passive income in those years and may be deducted in full in the year the taxpayer disposes of his or its interest in the passive activity generating the original loss in a fully taxable transaction regardless of the amount of passive income a taxpayer may have in such year. Special rules are provided in the case of a partnership that meets the definition of a PTP. See "Federal Income Tax Considerations - Limitations on Deductions."

         Tax Liabilities Exceeding Cash Distributions. No assurance can be given that the tax liability associated with a partner's share of income from the operations of the Partnership for any year will not exceed the amount of cash distributed to the partner for that year. In the early years of an investment in the Partnership, a Unitholder should realize passive losses due primarily to the Partnership's anticipated leverage position, its expected method of cost recovery, the interest expenses of the Partnership, and the payment of certain fees to the General Partner and its affiliates (the majority of which fees the Partnership intends either to deduct as expenses or to amortize). The use of modified accelerated cost recovery deductions (depreciation) may produce substantial losses in the early years of the investment, but at the cost of creating recapture income upon any future disposition which triggers recapture. It is anticipated that the tax losses from the Partnership property will decline over several years to the point at which taxable income may be realized. In such event, the Limited Partners may be taxed on more income than money they receive from their investment. In addition, the amount of tax liability due in later years from an investment in the Partnership may actually exceed the money distributed from the Partnership to a limited partner in such years, and accordingly the partner may have to pay such excess liability with funds derived from sources other than the Partnership. See "Federal Income Tax Considerations - Partnership Distributions" and "- Allocations of Profits and Losses".

         To the extent that the General Partner uses or sets aside funds to repay principal on Partnership debt, for working capital, for acquisition of new assets, for the funding of present or future liabilities or contingencies, and for other purposes the General Partner deems appropriate, the amount of cash distributed may be reduced to an amount less than the taxable income allocable to each partner. Generally, partners will be required to pay federal income tax and, in certain cases, state and local income taxes on their allocable share of Partnership income regardless of the cash distributions, if any, made to them by the Partnership. Also, upon the sale or other disposition of a Unit or upon the sale or other disposition of Partnership property, there is also a risk that a partner's tax liability may exceed the cash the partner receives. To the extent of the excess, the payment of those taxes will be an out-of-pocket expense to the partner.

         Risks for Tax Exempt Investors. Part or all of the income from the Partnership may constitute unrelated business taxable income ("UBTI") for tax-exempt investors. Investors that are generally exempt from federal income tax are, nevertheless, subject to tax on UBTI in excess of $1,000 in any taxable year, and such investors may be required to file a federal income tax return, whether or not any tax is due. Since the Partnership has not yet identified any investments, there can be no assurance that the Partnership will not generate UBTI in excess of $1,000 or otherwise cause tax exempt investors to become subject to federal income taxation on their investment in the Units. See "Federal Income Tax Considerations - Retirement Plan Investors" and "ERISA Considerations."

         Risk of Imputed Interest on Promissory Notes. The IRS could take the position that Limited Partners should pay interest at a minimum interest rate set under federal law and failure to do so could result in interest income being imputed to a Limited Partner followed by a contribution of such deemed interest income to the Partnership. If such a position was taken and sustained, each Limited Partner would be required to report taxable income for federal income tax purposes with respect to such interest, whether or not a cash distribution was made to such Limited Partner by the Partnership. See "Federal Income Tax Considerations - Contributions of Promissory Note".

         Alternative Minimum Tax. An investment in the Partnership may give rise to certain adjustments and items of tax preference to the Unitholders for purposes of the alternative minimum tax and could, therefore, cause an investor to become subject to the alternative minimum tax. In particular, depreciation deductions must be calculated over a longer period of time using less accelerated methods for purposes of the alternative minimum tax than that for purposes of the regular income tax. See "Federal Income Tax Considerations - Alternative Minimum Tax."

         Partnership Allocations. Under Section 704 of the Code, allocations of income, gain, loss, deduction, or credit will be recognized for tax purposes if the allocations have "substantial economic effect." The United States Treasury Department has promulgated complex regulations that contain elaborate rules for determining whether Partnership allocations (under the Partnership Agreement) will be respected. The Partnership will not request a ruling on whether the Partnership's allocations of profit and losses, as set forth in the Partnership Agreement, comply with the promulgated regulations. Counsel, however, has opined that it is more likely than not that all material allocations contained in the Partnership Agreement will be respected for federal income tax purposes. To the extent that any allocation is successfully challenged by the IRS, the tax benefits on an investment in the Partnership may be reduced. See "Federal Income Tax Considerations - Allocations of Profit and Losses."

         Deductions Subject to IRS Challenge. The Partnership will claim all deductions for federal income tax purposes that the General Partner believes the Partnership is entitled to claim. The amount and availability of deductions depend not only on general legal principles, but also upon various factual determinations relating to the time, amount, and reasonableness of the deductions claimed. There can be no assurance that these deductions will not be successfully contested or disallowed, or that the allocation thereof among the partners will not be successfully challenged by the IRS. Any challenge or disallowance may be raised in connection with the tax returns filed by the Partnership or any partner, and the cost of any administrative or legal proceedings regarding any such challenges or disallowances, if raised in connection with tax returns filed by a partner, will be borne solely by the affected partner.

         Risk of Audit. The Partnership must file an annual federal information return. Any audit of the Partnership's information return generally would be controlled by the General Partner who is the "tax matters partner" of the Partnership. The expense to the Partnership in contesting any adjustment proposed by the IRS could be substantial and may significantly reduce the cash available for distribution. The IRS also may assert a deficiency (without first proceeding at the partnership level) against any partner whose treatment of any partnership item on the partner's individual return is inconsistent with the partnership item shown on the Partnership's return. Since the General Partner will determine the Partnership's treatment of these items, it will be incumbent upon partners to characterize items on their individual tax returns according to the dictates of the General Partner even though that treatment may not be favorable to an individual partner's tax situation.

         If any IRS determination adverse to the Partnership is sustained, partners may owe additional tax, interest, and penalties. Any audit of the Partnership's information return may precipitate an audit of a partner's individual tax return (and vice versa), which may lead to adjustments other than those related to the Partnership. Any expenses involved in such an audit must be borne by such partner. In addition, any additional payment of federal income tax arising as a result of an audit will bear interest at the rate imposed on underpayments of federal tax, and that interest payment will not be deductible by individuals for federal income tax purposes. See "Federal Income Tax Considerations - Consequences of Audit".

         Other Tax Matters. Investors should be aware that other tax risks could arise depending on the nature of the properties acquired by the Partnership. Investors also should consider certain other tax consequences, including (i) the possible allocation by the IRS of profits and losses for tax purposes among the General Partner and the Unitholders in the event that the allocations provided for in the Partnership Agreement are found to be impermissible; (ii) the possibility that the allocation by the Partnership of the basis of the properties among real property improvements, land and personal property might not be respected for tax purposes, resulting in the disallowance of deductions or the deferral of deductions to later years; (iii) the possibility, under certain circumstances, of "recapture" of depreciation; (iv) the possible disallowance of deductions for certain fees paid to the General Partner and its affiliates and other items deducted by the Partnership; (v) the possibility that taxable gain will be generated by the sale or other disposition of the properties and that the tax liability on such gain will exceed the cash available for distribution to the Unitholders; and (vi) the imposition of state and local taxes.

         Foreign Investors. Nonresident aliens and foreign corporations acquiring interests in the Partnership will be deemed to be engaged in a trade or business in the United States and to have a permanent establishment in this country. Accordingly, those investors will be taxed on income effectively connected with that trade or business, or attributable to that permanent establishment, as if they were resident aliens or domestic corporations. See "Federal Income Tax Considerations - Tax Considerations for Foreign Investors."

         Tax Law Changes. Because of the recent trend of constantly changing federal income tax laws, there are no assurances that new legislation proposed to be enacted or regulations promulgated will not adversely affect the tax aspects of this investment or the analysis of tax risks and consequences described in this Prospectus. Recently the U.S. Congress passed and the President vetoed the Revenue Reconciliation Bill of 1995 (H.R. 2491). However, this legislation or substantially similar legislation may again be passed by Congress. Various modifications to existing tax laws are addressed in that proposed legislation. In addition, Congress is considering various "flat tax" proposals that, if adopted, could significantly alter the taxation of partners and partnerships. See "Federal Income Tax Considerations - Possible Changes in Tax Law."

         IN VIEW OF THE COMPLEXITY OF THE INCOME TAX CONSIDERATIONS RELATING TO THE OWNERSHIP OF UNITS, PARTICULARLY IN LIGHT OF RECENT CHANGES IN THE LAW AND THE FACT THAT THE INCOME TAX CONSIDERATIONS WILL NOT BE THE SAME FOR ALL UNITHOLDERS, PROSPECTIVE INVESTORS ARE URGED TO CONSULT THEIR TAX ADVISORS WITH SPECIFIC REFERENCE TO THEIR OWN TAX SITUATIONS PRIOR TO AN INVESTMENT IN THE PARTNERSHIP.


                   PARTNERSHIP DISTRIBUTIONS AND ALLOCATIONS


PARTNERSHIP DISTRIBUTIONS


         Commencing on or about the year 2000, the Partnership intends to provide to Unitholders annual cash distributions from cash flows generated from Partnership operations to the extent that the General Partner determines such cash flows are not required to support the Partnership's current operations or future needs. Accordingly, the Partnership's ability to make cash distributions will depend upon its cash flow, financial condition, and other factors. Such factors include the ability to generate sufficient cash from operations to pay the Partnership's expenses, service its debt, and to satisfy other liabilities as they became due. In this regard, distributable cash will be reduced by the payment of Partnership expenses (including management fees and commissions paid to affiliates of the General Partner as well as the reimbursement of certain expenses paid by them on behalf of the Partnership). See "Compensation of the General Partner and Its Affiliates" and "Conflicts of Interest". In determining what portion of the Partnership's cash for any period is distributed to Unitholders, the General Partner has the authority to use or set aside funds to repay Partnership debt, for working capital needs, for the purchase of new assets, for the funding of present or future liabilities or contingencies, taxes, and for other purposes that the General Partner deems appropriate in its sole discretion. Consequently, the amount of distributions, if any, and their relation to the aggregate amount of cash generated from operations otherwise available for distribution is subject in large part to the discretion of the General Partner and may vary substantially from year to year. It is anticipated that a substantial portion of the proceeds received from any sale or refinancing of the Partnership's property investments will reinvested in additional property investments until the termination or liquidation of the Partnership. Although the General Partner intends to provide annual cash distributions commencing in the year 2000, there can be no assurance that such distributions will be made. See "Risk Factors - The Offering and Investment Risks -- No Assurance of Cash Distributions" and "Risk Factors - The Offering and Investment Risks -- Liability of Limited Partners; Repayment of Certain Distributions".


         Until there has occurred an event that will cause a dissolution and liquidation of the Partnership under the Partnership Agreement, distributions of Net Cash Flow, if any, will be distributed to the General Partner and to the Unitholders in proportion to the Units held by each of them.

         Distributions will be made only if, as, and when declared by the Partnership. It is anticipated that distributions, when made, will be furnished within 90 days after the end of each fiscal year. These distributions will be made to Unitholders of record when the distribution is declared.

DISTRIBUTIONS UPON DISSOLUTION

         Upon the dissolution and liquidation of the Partnership, after making provisions for the liabilities and obligations of the Partnership owed to creditors other than the General Partner, the net proceeds from the liquidation of the Partnership's assets will be distributed: (i) first to pay and discharge all of the Partnership's debts and liabilities, if any, to creditors other than the General Partner; (ii) second, to pay and discharge all amounts owed by the Partnership to the General Partner; and (iii) the balance, if any, to the Unitholders, in accordance with their positive Capital Account balances after giving effect to all contributions, distributions, and allocations for all periods.

ALLOCATIONS

         Profits and Losses (as those terms are defined in the Partnership Agreement) of the Partnership for each year will generally be allocated to Unitholders in proportion to the Units held by each, except to the extent that Losses have been disproportionately allocated to the General Partner as required under applicable law. If Losses have been disproportionately allocated to the General Partner in a prior fiscal year, then Profits will be allocated to the General Partner in an amount up to the amount of losses disproportionately allocated to the General Partner. Profits of the Partnership may be allocated to Unitholders in one partnership fiscal year while the distributions of cash relating to such Profits may be made by the Partnership in a different fiscal year. Thus, though Unitholders may receive distributions in one partnership fiscal year, the Profits allocated to that Unitholder that relate to that distribution may not be allocated to the Unitholder until a later year, or vice versa. Notwithstanding the foregoing, if a Unitholder's Capital Account is negative as the result of an unforeseen distribution or other event the Unitholder will be specially allocated the next dollars of gross income, solely for federal income tax purposes, to bring the Unitholder's Capital Account to zero. This is required to meet the substantial economic effect test discussed in "Federal Income Tax Considerations - Allocations of Profits and Losses." Also, if a Unitholder contributes appreciated or depreciated property to the Partnership, the appreciation or depreciation, as the case may be, inherent in that property will be allocated to the contributing Unitholder or limited, as required by law.

         Losses generally will be allocated as incurred by the Partnership to the Unitholders in the same proportion as Profits are allocated. However, Losses that would otherwise be allocated to a Unitholder will be allocated to the other Unitholders to the extent that such Unitholder cannot make use of those Losses under the Partnership Agreement, which limits a Unitholder's ability to use a Loss if the Loss would result in the Unitholder's Capital Account becoming negative, during the fiscal year the Losses arise. Any losses in excess of these that may be allocated to all Unitholders will be allocated to the General Partner. All future Profits will then be allocated to the General Partner with the Profits so allocated to equal the excess Losses previously allocated to the General Partner.

         Upon the transfer of a Unit, Profits and Losses attributable to such Unit generally will be allocated between the transferor and transferee based on the number of months during the year of transfer that each is deemed to have owned the Unit, on a closing of the books method, or on any other basis permitted by the Code as determined in each case by the General Partner in its discretion.

                               PRIOR PERFORMANCE

         Neither the General Partner nor any of its officers, directors, or affiliates, including the Management Company, have sponsored any public or private real estate limited partnership offerings during the past ten years. The General Partnership was formed on October 24, 1995, and has no prior history of operating real estate limited partnerships.

         However, Mr. Cronin and Dr. Laboda did sponsor one other real estate investment limited partnership in January, 1971 for C.S.L. & G. Development, Ltd., a Florida limited partnership ("CSL&G"). Units of limited partnership interests in CSL&G were registered under the laws of the State of Florida and were sold only to Florida residents. They were not registered with the SEC under the Securities Act of 1933 pursuant to the intrastate offering exemption available under Section 3(a)(11) of that Act. 125 Units were offered and sold at a purchase price of $13,400 per Unit, consisting of $2,000 in cash and a note to pay the remaining $11,400 over a ten year period. Units were offered on a best-efforts basis and were fully subscribed for, raising approximately $250,000 in cash and $1,425,000 in notes. After investors had paid approximately $5,155 of their indebtedness on their notes, the General Partners cancelled all outstanding obligations under the notes. Accordingly, each investor ultimately paid approximately $7,155 per unit to purchase their units.

         CSL&G is an existing and fully operational limited partnership. Mr. Cronin, Sr. and Dr. Laboda serve as the sole general partners of CSL&G, and the Management Company has served as its property and investment manager since August 1973.

         CSL&G was initially formed for the purpose of acquiring, developing and generating income from a 90 acre tract of land located in Fort Myers, Florida. Since its acquisition of this property, CSL&G has transferred, sold and developed the property on which has been constructed a hospital, a shopping center, a condominium project, and a file storage facility. CSL&G has accepted cash and securities in connection with its land transactions. Profits generated thereby have been either distributed to investors or reinvested in additional real property and other equity investments. Through October 1995, investors have received distributions totalling approximately $41,155 per Unit.

         The results achieved by CSL&G was the result of a combination of circumstances, including the rapid economic and population growth experienced since 1971 in the Fort Myers, Florida area, which circumstances are not likely to be repeated. The foregoing is furnished only as a means to provide prospective investors with information concerning the experience of the General Partner and its affiliates.

         PROSPECTIVE INVESTORS ARE CAUTIONED, HOWEVER, THAT THERE IS NO ASSURANCE THAT INVESTORS IN THIS OFFERING WILL EXPERIENCE RETURNS, IF ANY, COMPARABLE TO THOSE EXPERIENCED BY INVESTORS OF CSL&G. IN FACT, COMPARABLE RESULTS ARE UNLIKELY. INVESTORS IN THIS OFFERING WILL NOT HAVE ANY INTEREST IN CSL&G OR IN ANY OF ITS PROPERTIES OR OTHER INVESTMENTS AS A RESULT OF INVESTING IN THE UNITS OFFERED HEREBY.

                                 CAPITALIZATION

         The capitalization of the Partnership as of the date of this Prospectus and as adjusted to reflect the issuance and sale to investors of 100 Units (if the Minimum Offering) is as follows:


                                                                               AS OF THE        AS ADJUSTED
                                                                            DATE HEREOF (1)    100 UNITS (2)
                                                                            ---------------    -------------
 General Partner's Contribution (3)  . . . . . . . . . . . . . . . . . .      $   5,000           $    60,000
 Limited Partners' Contributions
      Initial Limited Partner  . . . . . . . . . . . . . . . . . . . . .      $     900           $         0
      Units ($12,000 per Unit)(4)(5) . . . . . . . . . . . . . . . . . .              0             1,090,000
                                                                              ---------           -----------
                                                                                  5,900             1,150,000

 Less:  Partner notes receivable . . . . . . . . . . . . . . . . . . . .              0            (1,000,000)
                                                                              ---------           -----------
                  Total Partner Equity (4)(5)  . . . . . . . . . . . . .      $   5,900           $   150,000
                                                                              =========           ===========



- -----------------------

(1) The Partnership was originally capitalized on March 19, 1996, with a cash contribution of $5,000 to the Partnership from the General Partner and $900 by the Initial Limited Partner.

(2) If the Maximum Offering is sold (1,000 Units), the General Partner will acquire 10 Units and its contribution will increase to $120,000, the limited partners' contributions from the purchase of Units would be $11,830,000 (including $10,000,000 payable in Notes) resulting in a Total Partner Equity of $1,950,000.
(3) Assumes a purchase of a minimum of five Units by the General Partner pursuant to the offering. If the Minimum Offering is sold (ten Units if the Maximum Offering is sold). Following the offering, the General Partner's interest will consist entirely of such Units. The General Partner's initial contribution of $5,000 will be credited to its payment for Units to be purchased pursuant to this offering.
(4) Assumes that all Units are purchased for cash and Notes prior to Initial Termination Date. Amounts are net of organizational and offering expenses.
(5) Units will be purchased with a cash payment of $2,000 and a full recourse Note in the amount of $10,000 payable over a ten year period without interest. The Units so purchased will serve as collateral for the Notes.



           MANAGEMENT DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

LIQUIDITY AND CAPITAL RESOURCES

         As reflected under the caption "Capitalization," the Partnership currently has limited funds because substantially all the Partnership's capital is being raised through this offering. The business plan of the Partnership is to raise funds from investors by means of this offering and to use such funds (less public offering and transaction expenses) to make equity investments in income producing real properties. As of the date of this Prospectus, the Partnership has no outstanding commitments or arrangements to purchase any real property investments.


         The Partnership's current investment plans are to acquire and develop a diversified portfolio of real property investments located primarily in Southwest Florida on a highly leveraged basis. The amount and timing of any financing used for the Partnership's acquisitions and investments will depend, in part, on the availability, terms, and cost of such debt and the actual or anticipated revenues to be derived from the property investment. The Partnership Agreement does not restrict the type of debt that may be incurred by the Partnership. The maximum indebtedness which may be incurred by the Partnership as a whole shall not exceed 100% of the total purchase price of all property investments which have not been refinanced and 100% of the aggregate value as determined by the lender as of the date of refinancing as to all property investments which have been refinanced. There is no maximum leverage limitation with respect to any single property investment, nor are there any limitations as to the number of mortgages or loans which may be placed on any single property. In connection with its real property investments, the Partnership currently anticipates that it will incur aggregate borrowings of 75-100% of the total purchase price of such investments. See "Investment Objectives and Policies".


         During the period of this offering, pending the acquisition of properties, the net cash proceeds of the offering released from escrow will be invested in short-term interest bearing obligations. See "Investment Objectives and Policies - Temporary Investments." The Partnership currently anticipates using the Notes as collateral for bank loans or other institutional financing to be used for the acquisition of property investment. Such borrowings are expected to be repaid with installment payments received from investors under the Notes and, to the extent necessary, funds generated from Partnership operations. See "Investment Objectives and Policies - Borrowing Policies and Other Financings".

OPERATIONS


         The Partnership was recently formed and had not engaged in any operations except for certain organizational activities. The Partnership's future operations will consist of purchasing and holding equity investments in a diversified portfolio of income producing real properties which are expected to be located primarily in Southwest Florida. The General Partner will make all decisions concerning acquisitions and dispositions of properties. The decisions of the General Partner will in each instance be made after they have received the recommendations of the Management Company.



                                   MANAGEMENT

MANAGEMENT OF THE PARTNERSHIP

         The General Partner of the Partnership is Investors Trust, Inc., a Florida corporation. The General Partner has engaged the services of the Management Company, an affiliate, to manage the Partnership's investments. In addition, the General Partner and the Management Company will be responsible for oversight of any capital investment projects and leasing of the properties. Thomas R. Cronin, Sr., Dr. Gerald Laboda, Allan Fox, and Thomas R. Cronin, Jr. are the sole shareholders of the General Partner.

THE GENERAL PARTNER AND AFFILIATES

         The General Partner was incorporated on October 24, 1995, for the sole purpose of acting as the general partner of the Partnership. The Partnership's activities will be managed and controlled by the General Partner and, except as expressly provided in the Partnership Agreement, the General Partner will have exclusive control to do any and all things necessary or incident to the Partnership's business. Unitholders will not have any right to manage or control the business of the Partnership. To the extent that any day-to-day activities or operations are delegated by the General Partner, the General Partner will remain generally responsible for the Partnership's business and will oversee all such delegated activities or operations. The Initial Limited Partner of the Partnership is Michael P. Geml. Assuming the sale of the Minimum Offering prior to the Initial Termination Date, Mr. Geml's original capital contribution will either be returned to him or applied to the purchase price of the Units, if any, to be purchased by him pursuant to this offering.

         Neither the General Partner, its principals (including Thomas R. Cronin, Sr.) nor its affiliates will devote their full time and attention to the business of the Partnership, but, rather will devote only such time as they deem reasonably necessary to manage the Partnership's business. Further, the officers, directors and shareholders of the General Partner and the Partnership may and will participate in various other business activities as long as such activities do not conflict with the business activities of the Partnership.

         The Partnership will be responsible for paying all expenses incurred by the Partnership or by the General Partner on behalf of the Partnership. Such Partnership expenses will include all compensation expenses and administrative costs of the General Partner. However, the Partnership will not be responsible for compensation payable to, and expenses incurred by, the shareholders of the General Partner, other than out-of-pocket expenses incurred by such persons in their capacities as officers of the General Partner.

MANAGEMENT OF THE GENERAL PARTNER

         The following table sets forth information about each person who serves as a director or executive officer of the General Partner:

NAME                                       AGE              POSITION WITH THE GENERAL PARTNER
- ----                                       ---              ---------------------------------
Allan Fox                                  55               President and Director of General Partner
Thomas R. Cronin, Sr.                      56               Secretary, Treasurer and Director of General Partner
Dr. Gerald Laboda                          59               Director of General Partner
Thomas R. Cronin, Jr.(1)                   26               Vice President and Director of General Partner

- --------------
(1) Thomas R. Cronin, Jr. is the son of Thomas R. Cronin, Sr.

         The background and experience of the executive officers and directors of the General Partner and its affiliates are as follows:

         ALLAN FOX is the President and a Director of the General Partner. Since May 1990, Mr. Fox has served as President and Director of both the Management Company and Flordeco Realty, Inc. Mr. Fox coordinates and manages real estate sales of Flordeco Realty, Inc., and he is responsible for industrial and commercial real property development for the Management Company. Mr. Fox served as the President of Pate Realty/Pate Homes from 1976 to 1981 and was the Vice President of the Fort Myers Board of Realtors from 1977 to 1978. He has been a licensed real estate broker since 1969. Mr. Fox also serves on the Board of Directors of the Greater Fort Myers Chamber of Commerce.

         THOMAS R. CRONIN, SR., is the Secretary, Treasurer and a Director of General Partner. Mr. Cronin has been the Chairman of the Board of Directors of West Coast Bancorp, Inc., a publicly traded bank holding company, and its wholly owned subsidiary, First National Bank of Southwest Florida, since their inception in 1987 and 1989, respectively. Mr. Cronin also is chairman of the Board of Directors of the Management Company, a real estate development company which he founded in 1973, and Flordeco Realty, Inc. Mr. Cronin has served as a general partner of CSL&G since 1971. From 1953 to 1995 he also was a partner of Cronin Distributors, a beverage distribution firm, where he directed financial and strategic planning. From 1977 to 1982 he was a director of Ellis Bank located in Fort Myers. He was a founder and an organizer of Commerce National Bank in Naples and served as a director until its merger in 1987 with First Union National Bank. He is a member of the Board of Trustees of the Southwest Florida Medical Center, an honorary member of the Board of Directors of the Greater Fort Myers Chamber of Commerce and has served as a member of the Board of Directors of Basic American Medical Inc., a public company. Mr. Cronin also served as the President of the Fort Myers Property Owners Association and on a Blue Ribbon Committee to build a governmental campus in downtown Fort Myers. He also is a past president of the Fort Myers YMCA and United Way.

         DR. GERALD LABODA is a Director of the General Partner, the Management Company and Flordeco Realty, Inc., and since 1971 has served as a general partner of CSL&G. Dr. Laboda also is a partner and director of Procraft Industries, a battery wholesaler, and has held those positions since 1989. Dr. Laboda, an oral surgeon, has maintained a medical practice in the Fort Myers area since 1965. In June 1971, he assisted in the organization and establishment of the Southwest Florida Regional Medical Center (known as the Fort Myers Community Hospital) and has served on its Board of Trustees since its formation in various capacities including a chairmanship, Secretary and a vice chairmanship. Columbia/HCA Healthcare Corporation, a publicly traded healthcare provider, recently has acquired the Fort Myers Hospital and has named Dr. Laboda as the Medical Director for its Southwest Florida Division. Dr. Laboda also has served as a Senior Director on the Board of Barnett Bank of Lee County. He currently is the Chairman of the Downtown Redevelopment Agency of the City of Fort Myers.

         THOMAS R. CRONIN, JR. is a Vice President and a Director of the General Partner. Since July 1992, Mr. Cronin has served as the Vice President of the Management Company and Flordeco Realty, Inc. His responsibilities include commercial real estate development an marketing. From 1992 to 1995 he served on the Board of Directors of Cronin Distributors. In addition, from 1993 to 1995, Mr. Cronin owned his own full service commercial real estate company. He presently serves on the Board of Directors of YMCA of Lee County and the Southwest District of the Florida Association of CCIM. Mr. Cronin, a graduate of the University of Florida, has a B.S. degree in Economics and has received his Certified Commercial Investment Member Designation.

MANAGEMENT COMPENSATION

         Since inception, neither the General Partner nor the Partnership has paid any cash compensation to their executive officers or directors. The Partnership has not entered into any written employment agreements with any persons. Except as disclosed in this Prospectus, neither the General Partner nor the Partnership will pay any fees or other compensation, other than expenses associated with this offering, to its officers, directors, or any of their affiliates. See "Compensation of the General Partner and Its Affiliates."

MANAGEMENT COMPANY AND FLORDECO REALTY, INC.

         The following table sets forth the directors and officers of the Management Company and Flordeco Realty, Inc.

                                           POSITION WITH THE MANAGEMENT COMPANY
         NAME                              AND FLORDECO REALTY, INC. (1)
         ----                              ------------------------------------------

         Allan Fox                         President and Director
         Thomas R. Cronin, Sr.             Director and Chairman of the Board
         Dr. Gerald Laboda                 Director
         Thomas R. Cronin, Jr.             Vice President and Director
         Eileen W. Murphy                  Secretary and Treasurer


- -----------------
(1) Each of these individuals serve the Management Company and Flordeco Realty, Inc. in the same capacities set forth above.

         The Management Company has entered into the Management Agreement pursuant to which it will provide certain management services to the Partnership and its real property investments. The Management Company will locate and evaluate prospective real estate investments on behalf of the Partnership, present investment recommendations to the General Partner, negotiate the terms of investments on behalf of the Partnership, establish a business plan for the properties, advise the General Partner on financing, refinancing, or eventual sale of the Partnership's investments, and provide certain administrative services to the Partnership in connection with its day-to-day operations. As compensation for such services, the Partnership has agreed to pay the Management Company a monthly management fee equal to 5% of the Gross Operating Receipts from Rents. See "Compensation of General Partner and Its Affiliates" and "Investment Objectives and Polices - Property Management and other Services".

         In connection with the purchase, sale and other real estate brokerage services required by the Partnership with respect to its real property acquisitions and leases, the Partnership and/or the Management Company may utilize the services of Flordeco Realty, Inc. Although the terms of the brokerage commissions will not be determined through arm's-length negotiations, the brokerage commissions paid to Flordeco Realty, Inc. will be comparable to similar commissions payable to third parties for such services. Flordeco Realty, Inc. is a wholly-owned subsidiary of the Management Company. See "Compensation of General Partner and Its Affiliates" and "Investment Objectives and Polices - Property Management and other Services".

                       INVESTMENT OBJECTIVES AND POLICIES


PRINCIPAL INVESTMENT OBJECTIVES


         The Partnership has been formed primarily for the purpose of making equity investments in a diversified portfolio of income producing residential and commercial properties located primarily in Southwest Florida. The Partnership expects to invest in properties which it believes will afford the Partnership the possibility of generating significant rental income, and, therefore, value, during the anticipated holding period of the property. The Partnership's principal investment objectives are to:


         1. preserve and protect the Partnership's capital (which capital will have been reduced by offering and organizational expenses and fees in connection with the formation of the Partnership, the conducting of the offering, and the acquisition costs of property investments);

         2. provide annual cash distributions from operations commencing in the year 2000, which distributions are initially expected to be partially sheltered from taxation (provided, however, that the Partnership will pay fees and expenses of the Partnership, including those of the General Partner and its affiliates, before making cash distributions to investors; provided further, that any cash distributions would be diminished by any amounts retained by the General Partner, in its sole discretion, for working capital purposes, the repayment of borrowings incurred by the Partnership, the purchase of new assets, funding present or future contingent liabilities, taxes, and any difficulties encountered in obtaining rent or dividend increases or increases in operating expenses of the Partnership); and

         3. provide capital appreciation (provided, however, that the overall aggregate value of the property investments of the Partnership must increase in order to offset organizational, offering, acquisition and other expenses in order for the Partnership to be able to realize capital appreciation).

         In seeking to attain these objectives, the Partnership will invest in income producing commercial and residential real property investments, either existing or under construction or development, which will be acquired on a highly leveraged basis.

         The General Partner anticipates that initial cash distributions to Unitholders will commence in the year 2000. Such annual cash distributions, when made, are expected to be furnished with in 90 days at the end of the fiscal year. See "Risk Factors - The Offering and Investment Risks - No Assurance of Cash Distributions" "Partnership Distributions and Allocations" and "Summary of the Partnership Agreement".

         THERE, HOWEVER, CAN BE NO ASSURANCE THAT THE PARTNERSHIP'S INVESTMENT OBJECTIVES WILL BE ACHIEVED. In particular, capital appreciation may not be achieved because of the uncertainty of the future real estate market in general and of the future value of the Partnership's property investments in particular and cash distributions are contingent upon generating sufficient cash proceeds in excess of expenses, reserves and other expenditures of the Partnership. Although the purposes or investment policies of the Partnership could be changed through amendment to the Partnership Agreement, any such amendment would require the approval of a majority in interest of the Limited Partners. See "Summary of Certain Provisions of the Partnership Agreement - Amendment of the Partnership Agreement."

TYPES OF INVESTMENTS


         The Partnership intends to invest substantially all of the net proceeds of this offering in equity investments in income producing real properties. The Partnership is not limited as to a geographic area where it might operate or invest in properties, but it intends to invest in properties primarily located in Southwest Florida. However, if appropriate, the Partnership may consider investments elsewhere.


         The Partnership may invest in, among other things, residential properties such as apartment buildings, mobile home communities, condominiums and a limited number of single family and secondary homes;

commercial properties including shopping centers and office buildings; industrial properties; and special purpose properties such as hotels, nursing homes, rental recreational properties, gaming facilities, and theaters. The Partnership expects to invest primarily in existing and operating properties. However, the Partnership also may invest in unimproved land and other properties which have been recently constructed, under construction, or under contract for development. The Partnership may acquire existing properties with substantial appreciation potential, such as distress sale properties, which may require refurbishing or additional leasing activity. Such properties initially may be expected to operate below anticipated future performance levels. Properties in need of refurbishing will be acquired only if such properties do not require excessive refurbishing expenditures when compared to the Partnership's equity investment therein (unless the General Partner has strong reason to believe that such property will likely appreciate substantially).
The Partnership also may acquire entities serving as general partners of other real estate limited partnerships or similar entities holding suitable real property interests. The Partnership also does not intend to make any mortgage loans except in connection with the purchase or disposition of the Partnership's properties, nor does it intend to invest a significant percentage of the net offering proceeds in property subject to sale-leaseback transactions.

         The Partnership has not yet identified any potential real property investments that it may acquire. Further, there are no specific limitations on the number of property investments to be acquired by the Partnership or on the percentage of net proceeds of this offering which may be invested in a single property or other investment. The number and mix of properties and other investments acquired will depend upon real estate and money market conditions and other circumstances and opportunities existing at the time the Partnership is acquiring its properties investments and the amount of net offering proceeds raised hereby. The sole limitation imposed on the Partnership's investments is that such investment activity shall not require the Partnership to register as an "investment company" under the Investment Company Act of 1940, as amended.

SELECTION OF PROPERTY INVESTMENTS

         In selecting property investments to be acquired by the Partnership, the General Partner will consider relevant real property and financial factors, including (i) the Partnership's acquisition cost in relation to the replacement cost of a property, current rentals, expenses and cash flow and the ability to increase cash flow over the anticipated holding period through management; (ii) long-term appreciation potential; (iii) location, condition and design of the property, including competition and potential competition from other properties in the area; (iv) prospects for long-range liquidity through sale or refinancing; (v) nature of the community in which the property is located; (vi) type of property in light of the Partnership's diversification objectives;
(vii) creditworthiness of existing tenants, (viii) terms of existing leases, including, specifically, potential for rent increases or a sharing in tenants' gross receipts, and (ix) applicable rent control laws and condominium conversion restrictions.

         Pursuant to the Management Agreement, the Management Company will, among other things, provide the Partnership with general advisory services concerning the investment of Partnership funds in real estate, locate and evaluate prospective real estate investments for the Partnership and present recommendations to the General Partner based on its consideration of the above factors. The acquisition of any particular property investment requires the approval of the General Partner.

         Generally, the General Partner will not seek or obtain third party appraisals unless required by a lending institution. The General Partner will rely on its own independent analysis and not on such appraisals in determining whether or not to invest in a particular property. It should be noted that to the extent that the Partnership does obtain an appraisal, appraisals are only estimates of value and should not be relied upon as a measure of true worth or realizable value. The Partnership will retain the appraisals of the properties in the Partnership's records for at least five years and will make them available for inspection and duplication by Unitholders.

         The Partnership's obligation to close the purchase of any investment will be conditioned upon the delivery and verification of certain documents from the seller or developer, including, where appropriate, plans and specifications, surveys, evidence of marketable title (subject only to such liens and encumbrances as are acceptable to the General Partner), financial statements covering recent operations of any properties having operating histories, loan agreements, title and liability insurance policies, and applicable opinions of counsel.

         In determining whether or not to purchase a particular property investment, the Partnership may, in accordance with customary practices, obtain an option on such property investment. The amount paid for the option, if any, usually would be surrendered if the property investment were not purchased and normally would be credited against the purchase price if the property investment were purchased.

         Investments in junior trust deeds and other similar obligations shall be prohibited, except for junior trust deeds which arise from the sale of Partnership property.

INVESTMENT RESTRICTIONS

         The Partnership will not purchase any property or other investment from the General Partner or any of its affiliates held in the name of the General Partner or its affiliates for a period in excess of 12 months before it is purchased by the Partnership unless the purchase price paid by the Partnership will be no greater than the cost of such property to the General Partner or the selling affiliate, and no compensation or other benefit from the transaction will accrue to the General Partner or any of its affiliates.

         The Partnership will not acquire any real property unless, in the opinion of the General Partner, the property is adequately insured and the Partnership has obtained adequate title insurance or other assurance of title customary in the community in which the Property is located. See, however, "Risk Factors - Ownership and Operational Risks -- Uninsured Losses."

PROPERTY MANAGEMENT AND OTHER SERVICES

         Flordeco Realty, Inc. may receive non-recurring real estate brokerage commissions between 5-10% of the total purchase price of a real property acquisition (including cash payments and any acquisition financing), but excluding fees and expenses paid by any party for any services rendered to organize the Partnership and to acquire properties) and also excluding interest and taxes, and, when applicable, lease brokerage commissions of approximately 7% of the gross lease value. The payment of such commissions is in consideration for, among other things, the efforts and services of Flordeco Realty, Inc., in performing due diligence in connection with the properties, assisting in the negotiation of the acquisition thereof, and conducting a closing of the sale of the Partnership's real estate acquisitions.

         It is the present intention that the Partnership's properties will be managed by the Management Company. Pursuant to the Management Agreement, the Management Company will locate and evaluate prospective real estate investments, present investment recommendations, negotiate the terms of the investment, establish a business plan for the properties, advise the General Partner on the financing, refinancing, and eventual resale of the investment, and to oversee the provision of certain administrative services to the Partnership in connection with its day-to-day operations. The Management Company may subcontract this work to nonaffiliated professional property management firms located near the property. See "Compensation of General Partner and Its Affiliates".

DIVERSIFICATION

         The Partnership currently intends to invest in properties located primarily in Southwest Florida and it will attempt to seek different types of properties in order to achieve portfolio diversification which will minimize the effects of changes in specific local industries, and similar risks. The number of different property investments that the Partnership will be able to purchase, and, therefore, the extent to which it will be able to diversify its investments, will depend on the amount of the net proceeds realized from the sale of Units, the mortgage and other financing obtained by the Partnership, if any, and the size of the investments. Since there is no limitation on the proportion of the net proceeds that the Partnership may invest in any one property investment, it is possible that the Partnership will acquire only one or a few properties investments. See "Risk Factors."

         The General Partner is more familiar with Southwest Florida properties and businesses, and believes that the market for real property in Southwest Florida is strong. Furthermore, the General Partner believes that restricting its investments to a single geographic location will enhance the General Partner's ability to monitor and control the Partnership's investments, although this investment strategy will limit the Partnership's geographic diversity. Although the Partnership intends to focus its investment strategy in Southwest Florida, the Partnership Agreement does not restrict the geographic location of its investments, and investments may be made elsewhere if appropriate. The General Partner's beliefs regarding the market for properties in Southwest Florida is based on the experience of its management who have been involved in the purchase, sale, development, and operation of real property investments in Southwest Florida for over 37 years. Neither the General Partner nor its affiliates, however, have conducted or commissioned any market or feasibility studies, reports, or analyses regarding any economic, demographic or other information regarding Southwest Florida to confirm their beliefs.


BORROWING POLICIES AND OTHER FINANCINGS

         It is the present intention of the General Partner to acquire and develop most or all of its properties investments on a highly leveraged basis. The amount and timing of any financing of the Partnership's acquisitions and investments will depend upon such factors as the availability and cost of such debt and the actual or anticipated operating revenues to be derived from the property investment. Therefore, there can be no assurance as to the amount or terms of any financing which may be available to the Partnership.

         Under the Partnership Agreement, there are no restrictions on the type of debt the Partnership may obtain. The maximum indebtedness which may be incurred by the Partnership shall not exceed 100% of the aggregate purchase price of all property investments which have not been refinanced, and 100% of the aggregate value as determined by the lender as of the date of refinancing as to all property investments which have been refinanced. There is no maximum or minimum leverage limitation with respect to any single property investment, nor are there any limitations as to the number of mortgages or loans which may be placed upon any single property. See "Summary of Partnership Agreement - Limitations on General Partner's Authority."

         Partnership indebtedness may be in the form of temporary or permanent financing from banks, institutional investors, and other lenders or purchase money obligations to the sellers of properties. Such indebtedness normally will be secured by deeds of trust, mortgages or other interests in the property or investment owned or acquired by the Partnership. Recourse for indebtedness will generally be limited to the particular property investment to which the indebtedness relates, but may include all Partnership assets and those of the General Partner. Where recourse on loans includes all Partnership assets, the equity of the Partnership in its other property and investments could be reduced or eliminated through foreclosure. In connection with such financing, the Partnership may pay mortgage loan and other financing fees (including commitment fees) to persons not affiliated with the General Partner.

         The General Partner intends to limit or avoid the use of debt during periods when, because of high interest rates or other factors, borrowing does not appear reasonable or prudent. See "Risk Factors."

         As a means of generating additional cash for investment during the initial years of the Partnership, the Partnership may attempt to secure bank financing or alternative lending arrangements from third party lenders using the Notes as collateral. By using the Notes to collateralize such borrowings, the Partnership will be able to invest a portion of the obligation represented by the Notes prior to their due dates and the receipt of installment payments under the Notes. Although such borrowings will provide the Partnership with currently available cash proceeds on the Note obligations, such proceeds will be less than the face amount of the Notes due to the anticipated discounts that will be allocated to the Notes by lending institutions, as well as the interest charges incurred in connection therewith. Further, to the extent that such financing is obtained, Unitholders can expect that lenders holding the Notes as collateral will strictly enforce the payment provisions of the Notes since such funds are likely to serve as the primary source of their repayment. Notwithstanding the foregoing, there can be no assurance that such borrowings or financings will be available and if available, that such borrowings or financings can be obtained at terms favorable or otherwise satisfactory to the Partnership. See "Risk Factors - The Offering and Investment Risks -- Risks Associated with Notes."

IMPROVEMENTS TO PROPERTIES

         To the extent the Partnership acquires property on which improvements are to be constructed or completed, or which requires refurbishing, the Partnership is subject to risk in connection with the builder's ability to control construction costs or to build in conformity with plans, specifications, and timetables and to rent the property within the time projected. Performance may be affected or delayed by conditions beyond the builder's control such as building restrictions, clearances and environmental impact studies imposed or caused by governmental bodies, labor strikes, adverse weather, unavailability of materials or of skilled labor, and by the financial insolvency of the builder or any subcontractors prior to completion of construction. Such factors can result in increased costs of a project, corresponding depletion of the Partnership's working capital reserves, and in loss of permanent mortgage loan commitments relied upon as a primary source for repayment of capital improvement loans.

         The General Partner will use several techniques to insure performance by the builder and to reduce the risk of any non-performance and to assure compliance with approved plans and specifications as follows: (i) a labor and material bond, a completion bond or performance bond, or more than one of the foregoing, may be required; (ii) if, in the opinion of the General Partner, the financial position of the builder so warrants, a personal guaranty or pledge of other assets may be accepted in lieu of, or required in addition to, a bond;
(iii) before either (i) or (ii) is required, the General Partner will make an appropriate investigation and obtain sufficient information to satisfy itself that the builder has substantial assets in relation to the project under construction and/or a satisfactory record of completion (the General Partner will take into consideration, among other factors, the number of projects in accordance with projected cost estimates, the number of other projects that the builder owns, the anticipated construction cost overruns in relation to the total assets of the Partnership and the amount of reserves available for the project by the Partnership, the results of any prior dealings between affiliated partnerships and the builder and the builder's reputation in the industry); (iv) in some cases, the builder of the property will be required to leaseback the property from the Partnership until construction is completed and the property is rented up to the projected rent-roll with lease payments designed to provide a return to the Partnership of a portion of its funds paid to the builder during construction and to require the builder to bear the risk of construction; (v) where possible, the Partnership will purchase property subject to the capital improvement loan and the General Partner will endeavor not to have the Partnership be liable on such loans; and (vi) depending on the financial condition of the builder, the contract will provide that either (a) portions of the purchase price payments to the former owners will be withheld until a notice of completion of capital improvements is obtained or the property is rented up to a rental level equal to the rent-roll projected at the time of purchase or (b) the purchase price will be reduced or other adjustments will be made if the projected rent-roll is not reached by a certain date.

POSSIBLE JOINT VENTURE INVESTMENTS

         The Partnership may invest in some properties through a partnership or joint venture in which the Partnership acquires a "controlling" interest, as explained below. In addition, the Partnership also may invest in property investments through the acquisition by the Partnership of limited partnership interests. The Partnership will be limited in making such equity investments to the extent necessary to prevent it from being deemed an "investment company" under the Investment Company Act of 1940. See "- Policies with Respect to Certain Activities" below. There is no limit on the proportion of the net proceeds that the Partnership may invest in joint ventures. Any such joint venture will be established by the Partnership or other investment pursuant to a joint venture or general partnership agreement. The terms of such agreement will depend upon the nature of the property and the negotiations between the Partnership and its co-venturer. If the seller of a property is the co-venturer, it may not make any cash contribution to the venture in some cases, but may instead retain an interest in the property or other investment to be owned by the venture. The retention of such an interest by the seller will be taken into account by the Partnership in determining the purchase price of the Partnership's interest in the property or investment. Joint venture arrangements may, under certain circumstances, involve risks not present in direct investments. See "Risk Factors - The Partnership Risks -

Risks of Joint Ventures." In making any such joint venture investments, the Partnership may not pay directly or indirectly more than price for the same service and may not act indirectly through any such arrangements if it would be prohibited from doing so directly by reason of restrictions in the Partnership Agreement.

         The Partnership's ability to enter into joint ventures with affiliates may be important to the Partnership if the Partnership desires to acquire an interest in a property investment opportunity but does not have sufficient funds (or cannot at the time it commits to acquire the property or investment determine whether it will have sufficient funds) to make the full equity investment required to make the acquisition.

         The Partnership's controlling interest in a joint venture need not result from the ownership of more than 50% of the venture's capital or profits, but instead may result from provision in the governing joint venture agreement or related documents giving the Partnership certain basic rights (i.e., certain veto powers). In making such joint venture investments, the Partnership may not pay directly or indirectly more than once for the same service and may not act indirectly through such arrangement if it would be prohibited from doing so directly by reason of restrictions in the Partnership Agreement.

         See Section 1.9 of the Partnership Agreement for a more detailed description of restrictions relating to joint venture or similar investments. See also, "Conflicts of Interest - Possible Joint Ventures With affiliates."

SALE AND REFINANCING; LIQUIDATION

         The Partnership intends to hold its property investments until sale or other disposition appears to be advantageous to the Unitholders in view of the Partnership's investment objectives. In deciding whether to sell a property investment, the Partnership will consider such factors as potential capital appreciation, cash available for distribution and federal income tax considerations. It is contemplated that the Partnership will hold its real properties for a minimum of one year after the completion of capital improvements construction. However, the General Partner may exercise its discretion as to whether and when to sell a property investment and the Partnership is under no obligation to sell a property investment at any particular time. See "Federal Income Tax Considerations."

         The Partnership may seek to finance or refinance its properties investments from time to time in the future depending upon such factors as the availability of suitable loan terms, particularly long-term interest rates, and the effect of such refinancing on cash flow from such property investments. Some loan agreements that the Partnership may enter into in the future may either prohibit the Partnership from refinancing for a certain period or impose a penalty for early payment, which would affect the desirability and timing of any subsequent refinancing.


         The proceeds of any sale or refinancing of the Partnership's properties may be reinvested by the Partnership in additional property investments. The General Partner currently expects that in most cases, the Partnership will reinvest a substantial portion of such proceeds in new real property investments until the termination or liquidation of the Partnership. Affiliates of the General Partner may receive brokerage and lease commissions in connection with the reinvestment of such proceeds. See "Compensation of the General Partner and its Affiliates.


         The terms of payment that the Partnership will receive for property investments sold by it generally will depend upon the custom in the area in which the property is located and the then-prevailing economic conditions. In some instances, the Partnership may take purchase money obligations as part payment for property investments which could result in the delay of the distribution of a portion of the proceeds from the sale. The Partnership may seek to structure transactions in which it takes purchase money obligations in such a fashion that any gain may be reported on the installment method for federal income tax purposes. If the Partnership is unable to so structure such a transaction or if the Partnership does not elect to report any gain from such a transaction on the installment method, the Unitholders may recognize profits for tax purposes in the year of sale in excess of the cash distributed to them on account of the sale.

         The Partnership may seek to sell any purchase money obligations or loan obligations which it receives to a third party for a current cash payment. Depending on the interest rate and other terms of the obligation, the cash payment may be more or less than the face amount of the obligation. The sale of such obligations may be in the particular interest of the General Partner because the General Partner generally will share in Capital Proceeds only in excess of certain preference distributions thereof to the Unitholders. See "Conflicts of Interest" and "Allocation of Income and Distributions."

INFORMATION ABOUT PROPERTIES

         At such time during negotiations for any specific property investment when, in the opinion of the General Partner, a reasonable probability exists that a particular property investment under negotiation will be acquired, this Prospectus will be supplemented to describe the proposed investment and the proposed terms. Upon termination of the offering no further supplements to this Prospectus will be made, but Unitholders will receive substantially equivalent information about acquisition. Unitholders will not have any right to vote on or otherwise approve or disapprove any particular investment to be made by the Partnership.

         Investors should not rely upon initial disclosure of any proposed acquisition as an assurance that the Partnership will ultimately consummate the proposed acquisition, or that any information provided concerning a proposed acquisition, including its proposed terms, will not change between the date of such information and actual purchase. Although any supplement to this Prospectus will be prepared and distributed as promptly as practicable, there can be no assurance that such supplement will be available prior to the closing of the purchase of the property described therein.

TEMPORARY INVESTMENTS

         There can be no assurance as to when the Partnership will be able to invest the full amount of the net cash proceeds of this offering in real property investments. Any net cash proceeds not immediately used to purchase real property investments or for other purposes described above will be invested by the Partnership in short term, highly liquid investments with appropriate safety of principal, such as short-term certificates of deposit, short-term securities or money market funds which invest in short-term funds directly or indirectly issued or guaranteed by United States government or its agencies, U.S. Treasury bonds, notes or bills, and federally insured time and demand deposits in state or national banks. The rate of return on such types of investments has fluctuated in recent years and may be significantly more or less than that obtainable from equity investments in real property.

POLICIES WITH RESPECT TO CERTAIN ACTIVITIES

         The Partnership will not lend funds to any person or entity (other than in connection with temporary investments of the net proceeds of this offering described above), except that it may (i) advance a portion of the purchase price of a property investment to the seller in the form of a loan secured by a mortgage, deed of trust or other similar security instrument, (ii) make purchase money and other loans secured by mortgages, trust deeds or similar security instruments to purchasers of properties from the Partnership, and (iii) make loans to partnerships or joint ventures in which the Partnership is permitted to invest. See "Joint Venture Investments" above.
Notwithstanding the foregoing, the total amount of any loans by the Partnership secured by junior mortgages or trust deeds, other than loans described in clause (ii) of the first sentence of this paragraph, may not exceed 20% of the gross proceeds of this offering.


         The Partnership will not underwrite securities of other issuers or offer securities in exchange for property (except for purchase money obligations to sellers) and, except for borrowings to finance or in connection with real property investments of the Partnership, the Partnership will not issue senior securities. Under certain limited circumstances, the Partnership may repurchase or otherwise reacquire any Units. The Partnership will consider the repurchase of Units only in those instances where the Unitholder can establish, to the satisfaction of the General Partner, that such repurchase is just justified because of extreme financial hardship, divorce settlement or decree, or is necessary to settle the estate of a deceased former investor. Even under these circumstances, the decision to grant or deny a request for repurchase is subject to the sole and absolute discretion of the General Partner and its determination that sufficient funds are available therefor in light of the General Partner's plans for the use of the Partnership's liquid assets. In those instances where the General Partner agrees to repurchase the Units, the purchase price will be determined on a case-by-case basis through negotiations with the seller. Such price may be less than, or exceed, the original purchase price or book value of the Unit. It is the policy of the Partnership to agree to repurchase Units only on a very limited basis.


         The Partnership may invest in public and private limited partnerships or other public real estate investment entities. The Partnership is not a real estate investment trust and, therefore, is not subject to the restrictions imposed on such entities by the Code. Although the Partnership reserves the right to make such investments, it is not anticipated that such investments will constitute a significant portion of its real estate investment portfolio. Generally, the Partnership anticipates making equity investments in limited partnerships or other real estate entities as a first step in the acquisition or control of such entity. The Partnership will use its best efforts to conduct its operations so as not to be required to register as an investment company under the Investment Company Act of 1940 and so as not to be deemed a "dealer" in real estate for federal income tax purposes.

         The Partnership, however, does reserve the right to purchase or invest in business enterprises or engage in the ventures which may or many not be primarily involved in real property investments or related operations, including investments for the purpose of exercising control over an issuer.

         The Partnership will not purchase or lease property from (except in connection with facilitating the acquisition or financing of a property by the Partnership), or sell any property to, the General Partner or its affiliates (except if additional capital contributions are insufficient to acquire the property). The Partnership will not engage in any transaction which would result in the receipt by the General Partner or any Affiliate of the General Partner of a "rebate" or "give-up" or in any reciprocal business arrangement which results in the circumvention of the restrictions contained in the Partnership Agreement and is applicable state securities laws and regulations upon dealings between the Partnership and the General Partner and its affiliates.


                                THE PARTNERSHIP

GENERAL

         Flordeco, Ltd. is a Florida limited partnership formed pursuant to a Certificate of Limited Partnership filed on March 19, 1996 with the Florida Secretary of State, primarily for the purpose of making equity investments in income producing real properties. The Initial Limited Partner is Michael P. Geml. Upon the first admission of investors as Limited Partners of the Partnership, the Partnership Agreement will be amended and restated in substantially the form of Exhibit A to this Prospectus. At such time, Mr. Geml's original capital contribution will either be returned to him or applied to the purchase price of any Units purchased by him pursuant to the offering.

         The General Partner of the Partnership is Investors Trust, Inc., a Florida corporation formed on October 24, 1995, for the sole purpose of acting as general partner of the Partnership. The General Partner has no prior business activity. The controlling shareholders of the General Partner also are the controlling shareholders of the Management Company. The Management Company was formed in 1973 and has provided property management and other services to another partnership entity formed in 1971 and controlled by the same shareholders who control the General Partner and the Management Company. See "Management" and "Prior Performance".

         The 100 Units offered hereby for an aggregate purchase price of $1.2 million payable in cash and the Notes (subject to increase up to 1,000 Units for a purchase price of $12.0 million) represent the limited partnership interests in the Partnership. It is currently anticipated that the General Partner will purchase at least five Units of the 100 Units sold pursuant to the Minimum Offering (ten Units of 1,000 Units are sold pursuant to the Maximum Offering). See "Estimated Use of Proceeds", "Management", Summary of Partnership Agreement", and "Plan of Distribution".

EMPLOYEES

         At March 19, 1996, neither the General Partner nor the Partnership have any employees other than its executive officers. As a result of the arrangements set forth in the Management Agreement, the Partnership does not anticipate engaging any full time employees in the near future, but will instead rely on the Management Company to retain the employees necessary to provide the Partnership with the services required thereunder. See "Management".

PROPERTIES

         The General Partner and the Partnership both maintain their principal executive offices at 3591 Fowler Street, Fort Myers, Florida 33901, telephone
(941) 936-8888. These offices are provided by and are shared with the Management Company on a rent free basis. The General Partner believes that the existing facilities have sufficient capacity to meet is anticipated needs for the foreseeable future.

COMPETITION

         The Partnership will compete with established corporations, other limited partnerships and other individuals for the purchaser of real property investments, many of which may have substantially greater financial resources than that of the Partnership and broader experience in real estate acquisitions and management than the General Partner and the Management Company. The Partnership, however, believes that the experience of both the General Partner and the Management Company will provide the Partnership with a competitive advantage over competitors who are not as familiar with real estate market in that area. See "Management" and "Prior Performance".

LITIGATION

         Neither the General Partner nor the Partnership have any operating history and is not presently a part to any legal proceedings which, either individually or in the aggregate, are expected to have a material effect on their businesses or financial condition. Furthermore, to the knowledge of the General Partner and the Partnership, no such litigation or legal proceedings have been threatened or are otherwise contemplated against them.


                       FEDERAL INCOME TAX CONSIDERATIONS

INTRODUCTION

         The following discussion summarizes certain of the federal, state, and local income tax considerations that can be reasonably expected to have an effect on the financial consequences of an investment in the Partnership. This summary is based primarily upon the existing provisions of the Code, applicable Treasury Regulations promulgated or proposed under the Code (the "Regulations"), current positions of the IRS contained in published revenue rulings and revenue procedures, current administrative positions of the IRS, and existing judicial decisions, as in effect on the date of this Prospectus, all of which are subject to change or modification, with or without retroactive effect, at any time.

         In considering the income tax consequences of an investment in the Partnership, a prospective investor should keep in mind that the Partnership is not intended to be a so-called "tax shelter" and tax losses are not expected to be a principal objective of an investment in the Units. Nonetheless, prospective investors should be aware that the deduction of losses, if any, resulting from an investment in the Partnership may be restricted in offsetting from this or other similar investments under the passive activity loss rules described below. See

"Federal Income Tax Considerations - Limitations on Deductions - - Passive Activity Loss Limitations; Material Participation."

         The availability and amount of tax benefits that will be claimed by the Partnership will depend not only upon the general legal principals described below, but also open certain decisions and determinations which will be made in the future by the General Partner as to which no legal opinion is expressed and which are subject to potential controversy on factual and other grounds. Such determinations include allocations of basis of a property among nondepreciable land and the components of depreciable improvements, the proper characterization and purpose of various fees, commissions and other expenses of the Partnership, the reasonableness and timing of fees, the dates on which the Partnership commission business or on which a property will be considered "placed in service", and various other matters.

         The following discussion is not a general summary of tax law and does not include a complete analysis of provisions of the Code. Ownership of Units may affect the tax liabilities of a Unitholder in different ways depending on such factors as the Unitholder's sources and levels of income, the nature of his investment portfolio, and the nature and amount of his tax deductions unrelated to the Partnership. The character of the income tax consequences of an investment in the Partnership are complex, and certain of these consequences, including the implications of recent and possible future legislative tax changes, are uncertain. ACCORDINGLY, FOR THE FOREGOING REASONS PROSPECTIVE UNITHOLDERS ARE STRONGLY URGED TO CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE FEDERAL AND STATE TAX CONSEQUENCES OF AN INVESTMENT IN THE UNITS AS IT MAY IMPACT ON TO THEIR OWN SPECIFIC TAX SITUATIONS.

         The federal income tax law governing various matters is different for corporations, S corporations, tax-exempt entities, trusts, and individuals owning Units. Accordingly, investors should consult their own tax advisors regarding the differences between the consequences described herein and their own situations, and the effect of differences on the anticipated tax result of an investment in the Units. State and local tax laws for individuals and corporations may also differ. An investment in the Units may not be suitable for tax-exempt investors because the Partnership has not yet identified any investments and as a result can provide no assurances that its investments will not generate UBTI with respect to such investors. In fact, the Partnership's investments may generate UBTI subject to federal income taxation with respect to certain investors. See "Risk Factors - Tax Risks -- Risks for Tax Exempt Investors". See also "ERISA Considerations" and "Risk Factors - The Offering and Investment Risks -- Risks for Retirement Plan Investors".

         No ruling have been or will be requested from the IRS concerning any of the income tax aspects of this offering. Accordingly, there can be no assurance that the IRS or a court will not disagree with the discussion provided below or with any of the positions taken by the Partnership for funded income tax purposes. See "Risk Factors - Tax Risks."

OPINION OF COUNSEL


         The Partnership has obtained an opinion of counsel concerning the likely outcome on the merits of all material federal income tax consequences to a U.S. investor in the Units. The opinion further states that the summary of federal income tax consequences to the Limited Partners set forth in this Prospectus under the headings "Risk Factors - Tax Risks" and "Federal Income Tax Considerations" has been reviewed by Counsel and, to the extent such summary involves matters of law, Counsel is of the opinion that such statements of law are correct under the Code, the Treasury Regulations promulgated thereunder, and existing interpretations thereof.


         The opinion of Counsel is based upon the facts described in this Prospectus and upon the facts as represented by the General Partner to Counsel or determined by it as of the date of the opinion. Any alteration of the facts may adversely affect the opinion rendered. Furthermore, the opinion of Counsel is based upon the legal authorities and resources described above.

         In the preparation and rendition of its opinion, Counsel has considered all material tax issues and has addressed fully and fairly in the offering materials all of the material tax issues Counsel believes involve the reasonable possibility of a challenge by the IRS.


         Each prospective investor should note that the opinion described herein represents only Counsel's best legal judgment and has no binding effect or official status of any kind. Thus, in the absence of a ruling from the IRS, there can be no assurance that the IRS will not challenge the conclusion or propriety of any of Counsel's opinion.

         No properties have been acquired by the Partnership, nor has the Partnership entered into any contract to acquire any property as of the date of the opinion of Counsel. Therefore, it is impossible at this time to opine on the application of the law to the specific facts that will exist when properties are acquired.

         Because the facts relating to many of the proposed transactions are not known, the fact that the Partnership has not acquired, nor entered into any contract to acquire, any property, and in certain cases the lack of clear authority in the law, Counsel has concluded that it is not possible to reach a judgment as to the outcome on the merits (either favorable or unfavorable) of the following federal income tax issues and, accordingly, expresses no opinion thereon: (1) whether income received from the Partnership's operation of its Properties will be characterized as unrelated trade or business income; (2) whether the Partnership will be deemed to be a "dealer" in real estate at the time of the sale or disposition of the Partnership's Properties, thereby resulting in the entire gain from such sale or other disposition being treated as unrelated business taxable income; (3) whether the Partnership's allocation of basis between buildings and land will be respected for purposes of computing depreciation; (4) whether the Partnership's payment of fees will be immediately deductible or be required to be capitalized; (5) whether expenses incurred by the Partnership prior to the time it acquires its initial property will be immediately deductible or be required to be capitalized; and (6) whether the Partnership will be treated as a tax shelter for purposes of the substantial understatement of tax penalty.

PARTNERSHIP STATUS

         The availability of federal income tax benefits of the Partnership to the Unitholders is dependent upon the classification of the Partnership as a "partnership" for federal income tax purposes, as opposed to an "association" taxable as a corporation. This distinction is important because if the Partnership is taxed as a corporation, losses and deductions from the Partnership's operations will not "flow through" to the Unitholders, and all income and gain of the Partnership may be subject to double taxation, first at the Partnership level and again at the Unitholder level on distribution of cash or property to the Unitholders.

         No ruling has been requested from the IRS and none will be requested concerning whether the Partnership will be treated as a partnership for federal income tax purposes. Based on the current interpretation of the relevant federal income tax laws, and Regulations, and subject to the conditions and assumptions contained in this Prospectus, however, in the opinion of counsel it is more likely than not that the Partnership will be treated as a partnership for federal income tax purposes.

         Under Regulation Sections 301.7701-2 and 301.7701-3, the determination of whether a particular organization is classified as a partnership rather than as an association taxable as a corporation depends on the presence or absence of four corporate characteristics: (a) centralized management, (b) continuity of life, (c) limited liability, and (d) free transferability of interests. The Regulations provide that an entity lacking two or more of these corporate characteristics generally is not considered an association taxable as a corporation. Based on the analysis and assumptions that follow, in the opinion of counsel it is more likely than not that the Partnership will be deemed to be a partnership for federal income tax purposes and not an association taxable as a corporation because it does not have more than two of these corporate characteristics.

         In January, 1989, the IRS issued Rev. Proc. 89-12, 1989-1 CB 798, setting forth the guidelines of the IRS for issuing advance rulings on whether a limited partnership will be classified as a partnership for federal income tax purposes. Rev. Proc. 89-12 modifies and supersedes the previous IRS guidelines for advanced rulings, including Rev. Proc. 72-13, 1972-1 CB 735, and Rev. Proc. 74-17, 1974-1 CB 438. Under

Rev. Proc. 89-12, the IRS will rule on the corporate characteristics of continuity of life, centralized management, and limited liability under the following circumstances:

                 (a) A partnership will lack continuity of life if it is formed in a state with a statute corresponding to the Uniform Limited Partnership Act ("ULPA"), and its partnership agreement requires at least a majority in interest (in capital and profits) of the limited partners to elect a new general partner to continue the partnership.

                 (b) With respect to limited liability, the net worth of corporate general partners must equal, at the time of the ruling request and throughout the life of the partnership, at least 10% of the total contributions to the limited partnership. In the case of a limited partnership with only corporate general partners who do not meet this "safe harbor" test, close scrutiny will be applied to determine whether the general partner has substantial assets other than its partnership interests that could be reached by a creditor of the partnership or whether the general partner will act independent of the limited partners.

         In addition to the analysis in (a) above, Rev. Proc. 89-12 further provides that the interests (including limited partners interests) of all general partners, taken together, in each material item of partnership income, gain, loss, deduction, and credit must equal at least 1% of each such item at all times during the existence of the partnership, and the partnership agreement must expressly so provide. Further, the general partner must maintain a minimum positive capital account balance equal to the lesser of $500,000 or 1% of the total positive capital account balances of the limited partners. If the general partner has contributed or will contribute substantial services in its capacity as a partner, however, then the general partner does not have to meet this minimum capital account requirement if the partnership agreement requires the general partner to contribute an amount equal to its deficit capital account balance upon the dissolution and termination of the partnership.

         The Partnership will meet some of the requirements of Rev. Proc. 89-12 because (a) the Partnership Agreement requires that at least a majority in interest of the partners (defined by Rev. Proc. 94-46, 1994-2 C.B. 688 to be a majority of the profits interest and a majority of the capital interest in the Partnership owned by all remaining Partners) must elect a successor general partner to continue the Partnership, (b) the Partnership Agreement provides that the General Partner will at all times have at least a 1% interest in each material item of Partnership income, gain, loss, deduction, and credit, (c) the Partnership was formed under the Florida RULPA, a statute that corresponds to ULPA, and (d) the General Partner has and intends to maintain a minimum capital account of 1% of the positive capital account balances of the Unitholders and is required by the Partnership Agreement to maintain a minimum positive capital account balance.

         As to the fourth corporate characteristic, free transferability of interests, Rev. Proc. 92-33, I.R.B. 1992-1 CB 782, which modifies and supplements Rev. Proc. 89-12, provides that an organization, such as the Partnership, has the corporate characteristic of free transferability of interests if each of its members, or those members owning substantially all of the interests in the organization, have the power, without the consent of the other members, to substitute for themselves in the same organization.
Moreover, for this power of substitution to exist in the corporate sense, the member must be able, without the consent of the other members, to confer upon the member's substitute all the attributes of the member's interest in the organization. The ruling provides that for ruling purposes, an organization will lack free transferability of interests if, throughout the life of the partnership, the partners agreement expressly restricts the transferability of partnership interests representing more that twenty percent of all interests in partnership capital, income, gain, loss, deduction, and credit, which the Partnership Agreement does.

         Although the Partnership may not satisfy all the prerequisites specified in Rev. Proc. 89-12, the Revenue Procedure states that the conditions for issuing an advance ruling are not intended to be substantive rules for the determination of partner and partnership status and are not intended to be applied on audit of a taxpayer's return. Although such preconditions do not constitute substantive law, the Partnership's possible failure to satisfy these preconditions could cause the IRS to challenge the Partnership's status for federal income tax purposes.

         If, for any reason, the Partnership were treated as an association taxable as a corporation for federal income tax purposes, the Partnership would be required to pay federal income taxes on its taxable income as if it were a corporation; losses of the Partnership would not be deductible by the partners; distributions to the partners would be taxable to them as dividends (to the extent of the Partnership's current and accumulated earnings and profits). Treatment of the Partnership as an association taxable as a corporation would result in adjustments to the tax returns of the partners because they would be considered corporate shareholders. Furthermore, if the loss of partnership tax status occurred at a time when any nonrecourse indebtedness of the Partnership exceeded the tax basis of the Partnership's assets, the partners might be required to recognize their allocable share of gain to the extent of the excess.

PARTNERSHIP TAX RETURNS

         Assuming the Partnership is characterized as a partnership for federal income tax purposes, the Partnership will not be subject to federal income tax. Rather, under Section 702 of the Code, each partner will report on the partner's income tax return the partner's allocated share of the Partnership's income and gain ("Profits"), loss and deduction ("Losses") for the Partnership's taxable year ending within or with the partner's taxable year. References to Profits or to Losses include any federal tax credits that may apply, although there are no federal tax credits currently available for which the Partnership expects to qualify. Also, items of tax preference are not referred to below, but certain partnership items distributable to partners may be tax preference items and subject to alternative minimum tax. This "flow through" of Profits and Losses will occur regardless of whether any cash or property is distributed to the partners. As a consequence, partners may have to report taxable income in the absence of a distribution of cash from which to pay the tax.

         A Schedule K-1 to Form 1065, the information return filed by the Partnership with the IRS, will be supplied to each partner, reporting each partner's share of the Partnership's Profits and Losses. It is assumed that all partners will report income on a calendar year basis and will use the cash receipts and disbursements method of accounting. The Partnership uses a December 31 year end as its fiscal year and uses the accrual method of accounting for tax purposes. Tax information on Form K-1 will be provided to partners as soon as practicable after the close of each fiscal year of the Partnership. The character of a partner's allocated share of items of Profits and Losses will be determined as if such items were realized directly from the source from which realized by the Partnership, but are first netted out at the Partnership level. For example, capital gain (or loss) realized by the Partnership will retain its character as such when reported by a partner on the partner's tax return. Similarly, ordinary income (or loss) realized by the Partnership will be characterized as such to the partners. It will be each partner's personal responsibility to prepare and file all appropriate tax returns required as a result of the partner's participation in the Partnership. The General Partner will not be responsible, nor assume any responsibility, for the tax consequences of the Partnership to any partner.

PARTNERSHIP TAX YEAR END

         Under current federal income tax law, the Partnership is required to have a year end that is: (a) the same as the tax year end of the partner or partners owning more than 50% of the partnership profits or capital ("Majority Interest Partners"); or (b) if there are no Majority Interest Partners, that of the partner or partners owning 5% or more of the Partnership's profits or capital ("Principal Partners"); or (c) if there are no Principal Partners and no Majority Interest Partners, the Partnership must adopt the calendar year or any other tax year prescribed by the Regulations. The Partnership intends to adopt a December 31 tax year.

PARTNERSHIP TAXATION IN GENERAL

         Under the Code, a partnership pays no federal income tax. Rather, each partner reports on the partner's federal income tax return the partner's allocated share of all items of income, gain, loss, deduction, credit, and tax preference during the partner's tax year. A non-corporate partner and certain closely-held corporate partners generally may use their allocated share of any partnership losses only to offset their income from other passive sources, unless the partner materially participates in the operation of the partnership. See "Federal Income Tax Considerations - Limitations on Deductions -- Passive Activity Loss Limitations; Material Participation". In addition, a non-corporate partner and certain closely-held corporate partners may not deduct partnership losses in excess of the amount the partner is considered "at risk" with respect to the partnership. See "Federal Income Tax Considerations - Limitations on Deductions -- "At-Risk" Limitations". The extent to which a partner may utilize partnership losses in any tax year is further limited to the adjusted tax basis of his interest in the partnership at the end of the partnership tax year. See "Federal Income Tax Considerations - Limitations on Deductions -- Adjusted Tax Basis". A partner's allocated share of any partnership loss, the use of which is barred for any tax year because of insufficient at-risk investment, insufficient adjusted tax basis in the partner's interest, or lack of passive income, may be deducted at the end of the first succeeding tax year of the partnership for which the partner has sufficient investment at risk, adjusted tax basis, or passive income, whichever is applicable, or, in some instances, upon final disposition of the interest in the partnership in a fully taxable transaction.

PARTNERSHIP DISTRIBUTIONS

         Cash distributions (and distributions of marketable securities, in some cases) by the Partnership to a partner are taxable only to the extent the amount of the distribution exceeds the partner's tax basis for the partner's interest in the Partnership. It is therefore possible for a partner to have a loss reported on the partner's federal income tax return, even though cash (or certain marketable securities) is distributed to the partner (which will be treated as a reduction in the partner's adjusted tax basis in his interest in the Partnership). Similarly, it is possible for a partner to have income reported on his federal income tax return although no cash (or marketable securities), or cash (or marketable securities) in an amount less than is reported as income, is distributed to the partner. In the event of a sale, refinancing, foreclosure, or other disposition of any of the Partnership's properties, a partner will be deemed to have received a distribution of money in the amount of the partner's share of any debt of the Partnership that is assumed by another or canceled, if the partner was credited with the debt for basis purposes. The tax upon income allocated to the partners could exceed cash distributed to the partners, and, to the extent of the excess, the payment of such taxes will be out-of-pocket expenses of the partners.

ALLOCATIONS OF PROFITS AND LOSSES

         Under Section 704 of the Code, a partner's allocated share of the Profits and Losses of the Partnership is determined by reference to the Partnership Agreement, provided the allocations have "substantial economic effect" as determined by the applicable Regulations. If the allocations fail the "substantial economic effect" test, the allocations will be redetermined in accordance with each partner's interest in the Partnership, taking into account all facts and circumstances.

         The Regulations provide that the determination of whether an allocation has substantial economic effect involves a two-part test. First, the allocation must have economic effect, and second, the economic effect must be substantial.

         Generally, in order for an allocation to have economic effect, it must be consistent with the underlying economic arrangement of the partners. An allocation will be deemed to have economic effect if: (a) the allocation is reflected by an appropriate adjustment to the partners' capital accounts; (b) liquidation proceeds are to be distributed in accordance with the partners' capital account balances throughout the term of the partnership; and (c) following the distribution of such proceeds, partners are liable to the partnership to restore any deficit in their capital accounts. The obligation to restore deficit capital accounts need not be unlimited. If certain other requirements are satisfied, an allocation of loss or deduction to a partner that creates or increases a deficit balance in a partner's capital account will be respected so long as such deficit balance does not exceed the dollar amount that such partner is obligated to restore.

         Furthermore, even if partners are not obligated to restore deficit capital account balances, allocations will be considered to have economic effect if the partnership agreement contains a "qualified income offset."
Under the Regulations, a partnership agreement contains a qualified income offset if it provides that a partner who unexpectedly receives certain adjustments, allocations, or distributions will be allocated items of income and gain in an amount and manner sufficient to eliminate his deficit balance as quickly as possible. The Partnership Agreement contains such a provision.

         The Regulations also provide that allocations will be deemed to have economic effect, even though capital accounts are not maintained in accordance with the Regulations, so long as the same results as would be obtained under a capital account analysis are produced in all possible cases.

         The economic effect of an allocation will be deemed to be substantial if there is a reasonable possibility that the allocation will substantially affect the dollar amounts to be received by the partners from the partnership, independent of tax consequences. The economic effect of an allocation will not be considered substantial if, at the time the allocation becomes part of the partnership agreement (a) the after-tax economic consequences to at least one partner may, in present value terms, be enhanced, and (b) there is a strong likelihood that there would be no substantial decrease in after-tax economic consequences to any other partner, in present value terms. The evaluation of such after-tax economic consequences is to be made by comparing the effects of the allocation under the partnership agreement to the effects that would result had the allocation not been included in the partnership agreement. In determining the after-tax economic benefit or detriment to a partner, consideration is to be given to the tax consequences that result from the interaction of the allocation with the tax attributes of that partner that are unrelated to the partnership.

         The Regulations provide that allocations of loss or deductions attributable to nonrecourse debt ("Nonrecourse Deductions") do not have substantial economic effect since it is the creditor, and not the partners, that bears the burden of any economic loss. Accordingly, allocations of Nonrecourse Deductions must be made in accordance with the partners' interests in the partnership. Under Regulation Section 1.704-1(b)(4)(iv)(d), in order for allocations to be deemed to be made in accordance with the partners' interests: (a) the allocations must be reflected in the partners' capital accounts, and liquidation proceeds must be distributed in accordance with such capital accounts; (b) the partnership agreement must provide for allocations of Nonrecourse Deductions (as defined in the Regulations) among the partners in a manner that is reasonably consistent with allocations that have substantial economic effect of some other significant partnership item attributable to the property securing nonrecourse liabilities of the partnership; (c) the partnership agreement must obligate partners having deficit capital account balances to restore such deficit balances or, in the alternative, the partnership agreement must contain a "minimum gain chargeback" provision; and
(d) all other material allocations and capital account adjustments must be recognized under Regulation Section 1.704-(b). For purposes of the Regulations, "minimum gain" means generally the amount by which the outstanding principal balance of the Nonrecourse Debt exceeds the adjusted basis of the related property.

         The Partnership Agreement provides for the maintenance of capital accounts in accordance with the Regulations and requires the distribution of liquidation proceeds in accordance with the partners' capital accounts. The Partnership Agreement also contains minimum gain chargeback and qualified income offset provisions. The partners (other than the General Partner) are not, however, obligated to restore deficit capital account balances, and economic equivalence with the general capital account equivalence rules may not be achieved in all possible cases.

         If the allocations were to be disallowed, the General Partner could be considered to have a greater interest in the Partnership, which would decrease the share of partnership items initially allocated to the limited partners, and could affect the amount of gain or loss recognized by the limited partners on a disposition of the partnership property. Furthermore, the tax basis of the Units and the amount of gain or loss recognized by the limited partners on a disposition of their Units might be affected adversely.

         In the opinion of Tax Counsel it is more likely than not that the allocations of Profits, Losses, and deductions will be respected so long as the Partnership complies with the capital account maintenance and other rules and provisions in the Partnership Agreement.

DEPRECIATION METHOD

         The Partnership's depreciation deductions will de determined under the Modified Accelerated Costs Recovery System ("MACRS") over the recovery period specified in section 168 of the Code. Under MACRS, nonresidential real property placed in service on or after May 12, 1993, generally is depreciated over a period of 39 years using the straight-line method of recovery.

         The Partnership's basis in a Property for depreciation is its cost. However, land is not depreciable. Thus, the IRS may seek to reclassify a portion of amounts attributed to improvements as attributable to land or other nondepreciable, nonamortizable expenditures, thereby decreasing that Partnership's depreciation deductions.

         Depreciation claimed by the Partnership with respect to a particular property will reduce the adjusted basis of that property, thereby increasing the potential gain (or decreasing the potential loss) upon disposition of that property. Depreciation claimed by the Partnership also will reduce a Unitholder's adjusted basis in such Unitholder's Units, similarly affecting the potential gain or loss realized upon a sale of such Unit.

         Properties that are otherwise eligible for depreciation under MACRS will not be eligible for a 39-year recovery period to the extent they are considered to be "tax-exempt use property." In the case of a partnership that includes Unitholders that are tax-exempt entities (including Qualified Plans, such as IRA's), partnership property will be considered "tax-exempt use property" to the extent of the tax-exempt entity Unitholder's proportionate share of such property, unless (i) the property is used by the partnership in an "unrelated trade or business" and the tax-exempt entity Unitholders are subject to tax under the applicable Code provisions on their distributive share of partnership income, or (ii) all allocations to tax-exempt entity Unitholders constitute "qualified allocations."

         The General Partner anticipates that a substantial number of Units may be purchased by entities that are considered to be tax-exempt entities for purposes of this rule and that, with certain possible limited exceptions, the property will not be considered to be used in an "unrelated trade or business" the income from which is subject to tax. See "Retirement Plan Investors" below. Further, because depreciation may be allocated 1% to the General Partner and 99% to the taxable Unitholders, the allocation to the tax-exempt Unitholders may not constitute qualified allocations. Consequently, the Partnership will be required to depreciate the tax-exempt Unitholders' proportionate share of the property using the straight-line method over a 40 year recovery period or, in the case of a property that is leased for a term in excess of 32 years (taking into account certain options to renew), over a period equal to 125% of the lease term. In order to reduce the Partnership's administrative costs associated with allocating basis between the tax-exempt Unitholders and the taxable Unitholders, the Partnership may depreciate all of the depreciable portion of its property (rather than only the tax-exempt Unitholders' proportionate share) over the extended recovery period. See "Risk Factors - Tax Risks -- Risks for Tax Exempt Investors" and "Risk Factors - The Offering and Investment Risks -- Risks for Retirement Plan Investors".

VALUATION OF PARTNERSHIP PROPERTY

         The federal income tax consequences of the acquisition, ownership, and disposition of the Units will depend in part on estimates by the General Partner of the relative fair market values and determinations of the initial tax basis of the assets of the Partnership. Although, the General Partner may from time to time consult with professional appraisers with respect to valuation matters, many of the relative fair market value estimates will be made solely by the General Partner. These estimates are subject to challenge and will not be binding on the IRS or the courts. In the event the determinations of fair market value are subsequently found to be incorrect, the character and amount of items of Profit and Loss previously reported by partners might change, and partners might be required to amend their previously filed tax returns to include additional income or to file claims for refunds.

CONTRIBUTING APPRECIATED PROPERTY

         Under Section 737 of the Code, a Partner who contributes appreciated property to a Partnership is required to include precontribution gain in income to the extent that the value of other property distributed by the Partnership to that Partner exceeds his tax basis for his Partnership interest. For
Section 737 of the Code to apply, the property distribution must occur within 5 years after the contribution of the appreciated property.

LIMITATIONS ON DEDUCTIONS

         The deduction of the Partnership's losses allocated to a partner is subject to various limitations and restrictions, the most significant of which are described below in the order they are applied by the Code.

         Adjusted Tax Basis. The amount of Partnership losses deductible by a partner for any Partnership tax year is first limited to the amount of the partner's adjusted tax basis of his Partnership interest as of the end of the Partnership's year. The adjusted tax basis of a partner's interest in the Partnership will equal the amount of cash plus the adjusted basis of property contributed by the partner to the Partnership, increased by (a) the partner's share of Partnership Nonrecourse Debt and (b) by the partner's distributive share of Partnership profits. In addition, the General Partner's adjusted tax basis would include debt for which the General Partner bears the economic risk of loss. A partner's basis in his interest in the Partnership is decreased (but not below zero) by (a) amounts received as cash distributions from the Partnership, and the adjusted basis (in the Partnership's hands) of Partnership property distributed to the partner, (b) the amount of any reduction of the partner's share of Partnership indebtedness and (c) the partner's distributive share of Partnership losses and nondeductible expenditures that are not properly chargeable to its capital account. Losses not deductible by reason of the adjusted tax basis requirement may be carried forward indefinitely and deducted at such time as the taxpayer has losses, to the extent of that basis.

         "At-Risk" Limitations. If the partner is a non-corporate taxpayer or is one of a certain type of closely-held corporate taxpayers and has sufficient adjusted tax basis, the partner can claim losses to the extent the partner is at risk at the close of the Partnership's tax year. Generally, a taxpayer is considered at risk to the extent of the amount of money and the adjusted basis of property the taxpayer contributes to an activity, plus any amounts borrowed with respect to an activity for which the taxpayer is personally liable or has pledged property (other than property used in the activity) as security. A taxpayer is also considered to be at risk with respect to "qualified nonrecourse financing" secured by real property used in the activity of holding real property. Losses not deductible by reason of the at-risk rules may be carried forward indefinitely and deducted at such time as the taxpayer is at risk to a greater extent with respect to the activity.


         Passive Activity Loss Limitations; Material Participation. The passive activity loss rules apply only if the applicable adjusted tax basis limitation rule is satisfied and the at-risk rules would allow the loss. Under
Section 469 of the Code, losses derived from a "passive activity" generally may only be deductible by an individual, estate, trust, or, with certain limited exceptions, personal service corporation taxpayers to the extent of the taxpayer's income from passive activities. By definition, profits and losses attributable to a limited partnership interest generally are deemed to be generated by a passive activity. If the Partnership is renting real property, losses from that activity to the extent it is a rental activity, will be treated as passive. The excess losses, if any, that are not deductible under the above rule are not allowed to offset non-passive income (e.g., salary, interest or dividends), but instead will be indefinitely carried forward to future taxable years of the taxpayer. Such carry-over of excess losses will be deductible in future taxable years to the extent the taxpayer receives any additional passive activity income or upon the complete disposition of the entire passive activity by the taxpayer in a fully taxable transaction. Accordingly, each partner's distributive share of Partnership losses will be deductible only to the extent of the sum of (a) such partner's distributive share of Partnership profits, and (b) the income from all other passive activities of the partner. Upon the partner's sale of its entire interest in the Partnership or upon the liquidation of the Partnership, all previously disallowed losses will then be deductible against passive and other types of income (active (business) and portfolio (investment) income) of the partner. The impact of the above passive loss rules on the partners depends on the circumstances of each partner.


         A partner that "materially participates" in the operation of the Partnership or whose income is below a certain threshold may not be subject to the passive loss limitation rule. Specifically, see Regulation Section 1.469-5T with respect to material participation by a limited partner. However, to the extent the Partnership is engaged in a rental activity and the partner's income level exceeds the threshold, losses from that activity will be passive and subject to the loss limitation. Partners should consult with their tax advisors to determine whether this limitation applies to them.

         In the opinion of Counsel, the activities of the Partnership are likely to be passive with respect to the Limited Partners.

         Activities Not Engaged In For Profit.   Section 183 of the Code
provides that no deduction is allowable to an individual or an S corporation for "activities not engaged in for profit." The IRS has ruled that this limitation also applies at the partnership level. Rev. Rul. 77-320, 1977-2 CB
78. Section 183 of the Code provides that an activity is presumed to be engaged in for profit if the gross income for three of the five taxable years ending with the current taxable year exceeds the deductions attributable to such activity.

         Where Section 183 of the Code applies, deductions are allowed for items that are the type that may be deducted, without regard to whether they are incurred in a trade or business or for the production of income, such as state and local property taxes. However, other deductions, such as for depreciation, are allowed only to the extent that they do not exceed the gross income derived from the activity, reduced by the deductions that are otherwise allowed. While it is an objective of the Partnership to provide its investors with current cash flow and capital appreciation, and while the General Partner believes that the Partnership has a profit motive, there can be no assurance that the Partnership or a specific partner will be deemed to be engaged in an activity for profit.

         Tax Treatment of Certain Fees. The Partnership will pay a management fee to an affiliate for services rendered to the Partnership. For a description of these fees, see "Compensation of General Partner and its Affiliates" and "Management." The amount of the management fee has not been determined by arm's-length negotiations. Instead, the amount has been set by the General Partner on the basis of its judgment of the reasonable value of the services provided.

         The IRS could assert that the amount incurred for some or all of the services exceeds the reasonable value of those services. Or, the IRS might accept the reasonableness of the fee for the value of the services rendered. Or, the IRS might accept the reasonableness of a fee, but contend that the fee should be deducted in a later year, or be capitalized rather than deducted, or be amortized over a period longer than the period chosen by the Partnership. Finally, the IRS might attempt to recharacterize a fee as a nondeductible, nonamortizable syndication expense or as an itemized deduction subject to the limitation imposed on the deduction of so-called miscellaneous itemized deductions. If the IRS were successful in seeking to disallow or recharacterize these expenditures, the deductions of the Partnership available to offset Partnership income would be decreased. Because the question of the reasonable value of services and the period to which services relate is factual in nature, and because such services will be rendered in the future, Tax Counsel cannot render an opinion with respect to the deductibility of the foregoing fees.

         Investment Interest. The Code substantially limits the deductibility of interest that is "properly allocable" to property held for investment. That interest, referred to as "investment interest," generally is deductible by a non-corporate taxpayer only to the extent of "net investment income." Investment interest does not include interest taken into account in computing a taxpayer's income or loss from passive activities. With certain limitations, excess investment interest not allowed as a deduction in one taxable year may be carried forward and deducted in subsequent taxable years to the extent that there is sufficient net investment income in subsequent taxable years. The deductibility of interest also effects an investor's potential alternative minimum tax liability.

         Personal Interest. The Code generally prevents individual taxpayers from deducting personal interest. "Personal interest" includes any interest otherwise allowable as a deduction other than (a) interest properly allocable to a trade or business (other than the trade or business of performing services as an employee); (b) investment interest as described above; (c) interest taken into account in computing the taxpayer's income or loss from passive activities (see "Federal Income Tax Considerations - Limitations on Deductions -- Passive Activity Loss Limitation; Material Participation"); and (d) qualified residence interest.

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CONTRIBUTION OF PROMISSORY NOTE

         The contribution of a promissory note by a Unitholder as partial payment for the Unitholder's Units, which Note is not readily tradable on an established securities market, will be not be included in the Capital Account of a Unitholder, and therefore not available for use in taking Losses from Partnership operations, unless and until the Partnership makes a taxable disposition of the Note or until (and to the extent) principal payments are made on the Note.


         The Note will be non-interest bearing. Because the Note represents an obligation of a Unitholder to make future contributions, it should not result in the application of the imputed interest rules under Section 1274 of the Code. However, the IRS could take the position that interest should have been paid by the Unitholder at the minimum applicable federal rate resulting in imputed interest to the Unitholder in the amount of the long term applicable federal rate then in effect (which in December 1995 was 6.26% per annum, compounded semiannually) with a corresponding contribution of the interest to the Partnership as a capital contribution, resulting in an increase in the Unitholders' Capital Account. In addition, the imputed interest would be income to the Unitholder, but would not be deductible by the Unitholder on the deemed contribution of the interest to the Partnership. See, "Federal Income Tax Considerations - Limitations on Deductions; Personal Interest."

         In the opinion of Counsel, because the Note represents an obligation of a Unitholder to make future contributions, it is more likely than not that the contribution of the non-interest bearing notes by the Unitholders will not result in the application of the imputed interest rules under Section 1274 of the Code.


DEDUCTIBILITY OF CERTAIN OTHER EXPENSES

         The Partnership will adopt the accrual method of accounting for reporting income and expenses for federal income tax purposes. Under the accrual method of accounting, income is includable in gross income when all events have occurred fixing the right to receive income and the amount can be determined with reasonable accuracy. Likewise, expenses are deductible for the taxable year in which all the events have occurred determining the fact of the liability and the amount thereof can be determined with reasonable accuracy. Because of timing differences in the recognition versus collection (or non-collection) of income, the Partnership might have income attributable to accounts receivable in one tax year, which accounts are not collected until a subsequent tax year, or for which a bad debt deduction may not be claimed until a subsequent tax year. See "Federal Income Tax Considerations - Deductibility of Certain Other Expenses -- Bad Debt Deductions."

         Construction Period Interest and Taxes. Interest and taxes paid or incurred in connection with the property constructed by the taxpayer may not be deducted as expenses, but rather, must be capitalized as part of the cost of the property. Interest expenses incurred in connection with the construction of certain types of real property must be capitalized as a cost of the property constructed and added to the Partnership's tax basis for that property. One who constructs an asset for its own use must capitalize as a cost of that asset certain taxes that relate to construction-related labor, materials, supplies, equipment, land, or facilities. Taxes that must be capitalized include all taxes allowable as a deduction under the Code, except state, local, and foreign income taxes (which remain deductible).

         Organizational, Start-Up, and Syndication Costs. Under the Code, neither the Partnership nor its partners can deduct as expenses amounts paid or incurred in the promotion and sale of the interests in the Partnership (syndication expenses), including those amounts paid as commissions, professional fees, and printing costs. However, to the extent the Partnership pays or incurs organizational (i.e., expenditures that are incidental to the creation of the Partnership) or start-up expenditures, the Partnership may elect, to capitalize such expenditures and amortize them ratably over a period of not less than 60 months, commencing with the month in which the Partnership began business.

         The Regulations give the following examples of partnership organizational expenses: legal fees for services incidental to the organization of the partnership, such as negotiation and preparation of a partnership agreement; accounting fees for services incidental to the organization of the partnership; and filing fees. The Regulations state that expenses incurred in connection with acquiring assets for the partnership or transferring assets to the partnership, syndication expenses, and certain other expenses do not constitute organizational expenses. The Regulations give the following examples of non-deductible syndication expenses that must be capitalized and may not be amortized: brokerage fees, registration fees, legal fees for securities advice and for advice pertaining to the adequacy of tax disclosures in the offering memorandum for securities law purposes, accounting fees for preparation of representations to be included in the offering memorandum, and printing costs of the offering memorandum.

         Start-up expenditures include: (a) certain expenses paid or incurred relating to investigating the creation or acquisition of an active trade or business; and (b) expenses paid or incurred pursuant to the creation of an active trade or business, which expenses would be deductible if they were incurred after the commencement of the particular business operation to which they relate.

         The Tax Court recently held that certain business deductions that were incurred during the period prior to the commencement of rental operations of a real estate limited partnership were not ordinary and necessary business expenses and were therefore not deductible. A similar position had been taken by the IRS in a case recently decided by the Court of Claims. However, in that case the Court basically held that ordinary and necessary expenses incurred and paid prior to the point in time in which the business operations first generate income should be deductible as ordinary and necessary business expenses. The Partnership may pay certain expenses prior to the actual opening of a property that it acquires under construction and it will deduct these expenses in the year of payment. The IRS may then attempt to require the disallowance and capitalization of the expenses (other than interest and real estate taxes) because they were paid by the Partnership during the pre-opening period. If such a position of the IRS were to be upheld, the deduction of a substantial portion of the payments during the period would be deferred to later years (through the capitalization and amortization of these payments).

         Expenses which are pre-opening costs, because paid prior to the commencement of active business operations with respect to a particular property, may be either capitalized by the Partnership or amortized over a 60-month period.

         The Partnership has identified the costs and expenditures it believes are organizational costs and intends to amortize them over a 60-month period. Further, the General Partner will allocate what it believes to be a reasonable amount to its syndication fees, and will not amortize or deduct these amounts. It is possible that the IRS will disagree with the Partnership's allocation of costs to syndication fees and organizational expenses and require fees previously deducted to be reallocated and charged as non-amortizable capital expenditures.

         Recharacterization of Property Acquisition. Although the purchase by the Partnership of its properties will be the result of arm's-length negotiations between unaffiliated parties, the IRS could attempt to deny depreciation, interest, and other deductions to be taken by the Partnership based upon payments to the seller by attempting to recharacterize the property acquisition, the payments to be made by the Partnership, or the purchase price. Because such recharacterization depends on various facts and circumstances which may be viewed subjectively, no assurance can be given by Tax Counsel that the IRS may not attempt to recharacterize certain payments and deductions in whole or in part. If the IRS were successful, the disallowance of the deductibility of such payments and deductions would result in a proportionate increase in the taxable income or decrease in the tax loss of the Limited Partners from the Partnership, with no associated increase in cash flow with which to pay any resulting increase in tax liabilities.

         Deductibility of Interest and Fees. The Partnership will likely pay mortgage financing fees and interest. Some of these fees and interest expenses may be applicable to years subsequent to the year of payment, and such payments would be deductible by the Partnership in the future years to which they relate, as compared to the year in which paid. Deductibility of interest and financing fees may also be subject to the limitations on the deductibility of construction period payments discussed in this section above

         Installment Sales-Imputed Interest. If, upon an installment sale of property by the Partnership, the Partnership were to receive a rate of interest from the buyer that is below the "applicable federal rate," the sales terms would be recharacterized to increase interest income taxable to the Partnership and correspondingly decrease, first, any long-term capital gains, and second, any depreciation recapture. Such interest income would be recognized by the Partnership according to original issue discount rules. Because the terms of sale for the Partnership's properties will be determined in part by then-current market conditions and negotiations with potential buyers, no assurance can be given that such interest income will not be imputed on sales of Partnership properties.

         Bad Debt Deductions. Taxpayers must use the specific charge-off method of accounting for bad debts. Under the specific charge-off method, a deduction may be taken with respect to either a wholly or partially worthless business debt. Generally, a deduction for a wholly worthless debt may only be taken for the tax year in which the debt became worthless. However, if it can be determined that only part of a particular debt is recoverable, the worthless portion may be deducted in the tax year in which the taxpayer "charges-off" such portion from its books (i.e., eliminates such portion as an asset). Therefore, the deduction may be taken in a year subsequent to the year in which such portion became worthless (whereas a deduction for a wholly worthless debt must be taken for the year the debt became wholly worthless). Regulation
Section 1.166-3(a) requires a taxpayer to specifically establish the partial worthlessness of each debt and to be able to demonstrate to the satisfaction of the IRS that the worthless portion has actually been charged-off. However, the IRS cannot deny the deduction where the facts clearly show the extent of partial worthlessness.

         Recapture of Depreciation Deductions. Except in the case of an installment sale, the provisions relating to depreciation recapture have been somewhat diminished since capital gains are taxed at the same rate as ordinary income (same rate of tax as applied to ordinary income except the maximum rate on capital gains is 28%). Gain attributable to past depreciation on the property acquired and related real property and fixtures will not be recaptured as ordinary income under Section 1250 of the Code because the Partnership will use the straight line method of depreciation. Any gain realized on the disposition of personal property will be taxable as ordinary income to the extent of the lesser of the aggregate amount of depreciation deductions claimed with respect to such property or the gain recognized.

         The discussion concerning the recapture of depreciation deductions at the Partnership level applies equally to the sale or other disposition by a partner of his Units, except that the amount of recapture attributable to such Units is limited to the partner's pro rata share of such recapture at the Partnership level. All such recapture is taxed at ordinary income rates.

         The full amount of any depreciation recapture will be required to be recognized at the time of sale (of any of the Partnership's assets or Units) even if no cash is received in the year of sale and the taxpayer utilizes the installment method of reporting gain.

CHARACTERIZATION OF LEASES

         It is likely that the Partnership will purchase both new and existing properties and lease them to commercial businesses. The ability of the Partnership to claim certain tax benefits associated with ownership of the such properties, such as depreciation, depends on a finding that the lease transactions engaged in by the Partnership are true leases, under which the Partnership is the owner of the leased Property for federal income tax purposes, rather than a conditional sale of at property or a financing arrangement. A determination by the IRS that the Partnership is not the owner of a property for federal income tax purposes could have substantial adverse consequences to the Limited Partners, such as denying depreciation deductions to the Partnership and causing the income and losses attributable to such property to be characterized as investment or portfolio income and losses under the passive activity loss rules. See "Federal Income Tax Considerations - Limitations on Deductions" above.

         The characterization of transactions as leases, conditional sales, or financing arrangements has been addressed in a number of recent cases. The courts have not identified any one factor as being determinative of whether the lessor or the lessee of property is to be treated as the owner. Judicial decisions and pronouncements of the IRS with respect to the characterization of transactions as either leases, conditional sales, or financing arrangements have made it clear that the characterization of leases for tax purposes is a question decided on the basis of a weighing of many factors, and courts have reached different conclusions even where characteristics of two lease transactions were substantially similar.

         Because the Partnership does not now own property subject to a lease, we cannot advise whether any such purported lease transaction will be respected as such for federal income tax purposes.

ENTITY-LEVEL COLLECTIONS

         If the Partnership is required under applicable law to pay any federal, state, or local income tax on behalf of any partner or former partner, the General Partner is authorized to pay such taxes from Partnership funds. Such payments, if made, will be deemed current distributions of cash to the partner. Payments by the Partnership as described above could give rise to an overpayment of tax on behalf of a partner, in which event, the partner could file a claim for credit or refund.

SALE OR OTHER DISPOSITION OF UNITS

         Generally, gain or loss realized upon the sale or other disposition (including a gift) of a Unit (i.e., the difference between the partner's adjusted tax basis in a Unit and the amount received, including the partner's share of any Partnership liabilities of which the partner is relieved) held more than one year will be taxed as long-term capital gain or loss (short-term if the interest has been held one year or less). However, under Section 751(a) of the Code, that portion of realized gain allocable to certain assets (e.g., unrealized receivables and substantially appreciated inventory) determined with respect to each partner as if the partner's proportionate share of each Partnership asset had been sold, will be taxed as ordinary income. In addition, making a gift of a Unit could subject the donor to federal gift tax liability.


         The Partnership taxable year for a partner that sells all Partnership Units held by the partner will be deemed to have terminated upon the sale of the Units. Upon the transfer of a Unit, Profits and Losses attributable to such Unit generally will be allocated between the transferor and transferee based on the number of months during the year of transfer that each is deemed to have owned the Unit. Any losses disallowed by the passive loss rules of
Section 469 of the Code will be deductible, in full, against all types of taxable income, on a fully taxable disposition of the units to an unrelated party. See "Federal Income Tax Considerations - Limitations on Deductions -- Passive Activity Loss Limitations; Material Participation."


         The General Partner has discretion under the Partnership Agreement, as limited by applicable federal tax law, in determining the method for allocating items of Profits and Losses between the Partner and the purchaser when a partner sells less than his entire interest in the Partnership. The General Partner can use the closing of the books method or the per diem method. Depending on which method is chosen, the tax consequences could vary materially.

SECTION 754 ELECTION

         Section 754 of the Code provides that a partnership may elect, upon the transfer of an interest in the partnership by sale or exchange or upon the death of a partner, to adjust the basis of partnership property under Section 743(b) of the Code for purposes of measuring both depreciation and gain as to the partner who acquired the interest. If such an election is made, the transferee of a partnership interest will be treated, in effect, as if he acquired a direct interest in the partnership assets, with a new cost basis equal to the cost basis of his interest in the partnership. The Partnership Agreement provides that the General Partner, in its sole discretion, may file an election under Section 754.

         Because the Section 754 election, once made, is irrevocable without the consent of the IRS, the number of persons likely to be Limited Partners and because of the resulting accounting complexities of such an election, it is unlikely that such election will be made by the Partnership. The absence of an election could further inhibit the marketability of the Units.

SALE OR FORECLOSURE OF PARTNERSHIP'S ASSETS

         Upon a sale of any of the Partnership's assets, the Partnership will recognize a gain to the extent that the amount realized (including indebtedness assumed or taken subject to by the purchaser) exceeds the basis of such assets (as reduced by all prior depreciation). The gain for tax purposes may be substantially in excess of the cash, if any, realized on the sale of such assets, because (a) the amount received by the Partnership may be required to be used to satisfy Partnership outstanding debt, prior to any distributions to the partners; and (b) the Partnership may receive non-liquid assets, such as promissory notes of the purchaser. The partners may incur substantial tax liabilities resulting from such a sale with little or no cash available for distribution to them.

         The gain or loss realized on the sale of the Partnership's assets, if held more than one year and not held primarily for sale to customers, will constitute gain or loss described in Section 1231 of the Code, except that any gain representing depreciation recapture or attributable to other Code Section 751 items (payments for unrealized receivables, generally rights to payments not previously included in income, and substantially appreciated inventory) would be taxed as ordinary income. A partner's allocable share of gain or loss from the sale of a Section 1231 asset will be combined with any other Section 1231 gains or losses incurred by the partner that year, and the partner's net
Section 1231 gains or losses will generally be taxed as long-term capital gains or constitute ordinary losses, as the case may be. However, if in the year of sale a taxpayer has a net Section 1231 loss in the previous five years beginning after December 31, 1981, the taxpayer will be required to report the income from the sale of the Partnership's assets as ordinary income rather than capital gain to the extent of the net Section 1231 losses not previously recaptured in prior years. Note that capital gains are taxed the same as ordinary income, except that the maximum tax rate on capital gains is 28%.

         In general, a foreclosure of a mortgage or security interest encumbering the Partnership's property would be treated as a sale of such assets by the Partnership. In such event, the Partnership would recognize a gain for tax purposes to the extent that the unpaid balance of its indebtedness relating to such assets exceeded the tax basis of such assets (as reduced by all prior depreciation). The partners would recognize their allocable share of the gain. Thus, the partners could incur substantial tax liabilities resulting from a foreclosure without any cash being available for distribution.

ALTERNATIVE MINIMUM TAX

         The Code contains an alternative minimum tax that may reduce the benefit to individual Limited Partners of an investment in the Partnership. Beginning in 1993, the individual alternative minimum tax is 26% of the first $175,000 of "alternative minimum taxable income" in excess of certain exemption amounts and 28% of "alternative minimum taxable income" in excess of $175,000. The alternative minimum tax is payable to the extent that it exceeds the "regular" federal income tax payable for that year. No credits other than the foreign tax credit may be applied against the alternative tax.

         Alternative minimum taxable income generally is computed by adding defined tax preference items to adjusted gross income and then subtracting certain specified deductions, except that in determining adjusted gross income for this purpose, a less beneficial alternative method of depreciation must be used for certain property. For alternative minimum taxable income purposes, Partnership property generally will have to be depreciated using an extended recovery period.

         The amount of alternative minimum tax imposed depends upon various factors peculiar to the particular taxpayer, and the extent, if any, to which these taxes may adversely affect any Unitholder cannot be predicted. It should be noted that certain states also impose a minimum tax on items of tax preference. The Unitholders should consult with their own tax advisers regarding the possible application of the alternative minimum tax.

TERMINATION OF THE PARTNERSHIP

         Upon the termination and liquidation of the Partnership, after payment of Partnership liabilities and, at the General Partner's discretion, the establishment of reserves for liabilities and related contingencies not paid at liquidation, all remaining partnership property will either be distributed in kind or sold and the proceeds distributed to the partners. Gain or loss will likely be recognized on the sale of partnership assets on liquidation and taxed accordingly. However, gain will not be recognized to a partner on distribution to the partner in the liquidation except to the extent that cash (and under certain circumstances, marketable securities, if any) received, including the partner's share of any partnership liabilities not assumed by the partner, exceeds the partner's adjusted tax basis in the partner's Units. Losses will not be recognized except on a liquidating distribution of only cash, unrealized receivables, or substantially appreciated inventory. Property received from a liquidating distribution will have a basis equal to the partner's remaining basis in the partner's Units, reduced by any cash distributed to the partner in the liquidation.

         If within a twelve (12) month period, partnership Units aggregating fifty percent (50%) or more of the total interests in the Partnership's capital and profits are sold or exchanged, the Partnership will be deemed to have terminated for federal income tax purposes. The Partnership termination would have the same tax consequences to a partner as a voluntary liquidation. Immediately following a termination of the Partnership, the non-transferring partners would be treated as having recontributed to the capital of a new partnership the cash and other property received in the "deemed" liquidation. The taxable year of the Partnership would close on the date of the termination, and the new partnership would acquire a basis in the recontributed assets equal to the continuing Partnership's basis in the assets.

         A termination of the Partnership, among other things, could cause a partner to include the partner's share of the Partnership's taxable income, if any, in the partner's income in an earlier year than it otherwise would be includable had the taxable year of the Partnership not closed early. The Partnership Agreement authorizes the General Partner to disapprove any transfers of partnership units that would cause the early termination of the Partnership.

CAPITAL GAINS AND LOSSES

         Net long-term capital gains enjoy a slightly more favorable tax treatment than ordinary income. The normal maximum marginal tax rate on ordinary income is 36%, with an additional tax surcharge of 10% for certain high income investors (i.e., 3.6% for a marginal rate of 39.6%) and on capital gains it is 28%. Therefore, gain from the sale or other disposition of any of the Partnership's assets that is treated as long-term capital gain will be taxed at ordinary income rates up to a maximum 28%. Net long-term capital losses and net short-term capital losses (both are computed after being netted with capital gains for the year) may be deducted, dollar for dollar, from ordinary income, up to a maximum of $3,000 a year. Any amount not allowed to be deducted by the $3,000 limitation may be carried forward by the taxpayer and deducted in future years.

         Corporate taxpayers are subject to federal income tax on the full amount of their net capital gains at ordinary income tax rates. Capital losses of a corporation are deductible only to the extent of capital gains. Excess capital losses of a corporation may be carried forward or back (with some limitation).

PUBLICLY TRADED PARTNERSHIPS ("PTP") TREATED AS CORPORATIONS

         There are two provisions of the Code that adversely affect the taxation of publicly traded partnerships. The first is Section 7704 of the Code, which causes certain publicly traded partnerships to be taxed as corporations, with the consequences described in "Federal Income Tax Considerations - Partnership Status." The second is Section 469(k) of the Code. This section causes the passive activity loss rules that are discussed elsewhere to apply more harshly to net income and net loss as attributable to publicly traded partnerships. Net passive income from such partnerships is treated as investment income, which cannot be offset by net losses from other "passive activities," and net losses attributable to such partnerships may not be used to offset a partner's other passive income.

         A partnership is a PTP if (a) interests in the partnership are traded on an established securities market or (b) interests in the partnership are readily tradable on a secondary market (or the substantial equivalent thereof). The Units will not be listed for trading on an established securities market. The General Partner will use its best efforts to ensure that the Units will not be readily tradable on any secondary market (or substantial equivalent thereof). There can be no assurance, however, that such efforts will be successful. A partner may not transfer a Unit unless the partner represents and provides other documentation satisfactory in form and substance to the General Partner that such transfer was not affected through a broker-dealer or matching agent that makes a market in the Units or that provides a readily available, regular, and ongoing opportunity to partners to sell or exchange their Units through public means of obtaining or providing information of offers to buy, sell or exchange units. In the case of the sale of a Unit, the General Partner must determine that such sale, assignment or transfer will not, by itself or together with any other sales, transfers, or assignments, substantially increase the risk of the Partnership being classified as a PTP.
A transferor will not be required to make the representations described above if the transferor represents that the transfer is effected through an agent whose procedures have been approved by the General Partner as consistent with the requirements for avoiding classification as a PTP.

         Whether a partnership is a PTP or not has not been the subject of court decisions or IRS regulations. However, Notice 88-75 provides limited safe harbors from the definition of a PTP in advance of the issuance of regulations. Most notably, a partnership whose interests are not traded on an established securities market will not be treated as a PTP if the sum of the percentage of the interests in partnership capital are profits that are sold or otherwise disposed of during the taxable year does not exceed 5% of the total interest in the partnership capital or profits (the "5% safe harbor"). According to the notice, certain transfers are disregarded for purposes of the 5% safe harbor, including transfers at death, transfers between certain family members, and transfers in which the basis of the partnership interest in the hands of the transferee is determined, in whole or in part, by reference to is basis in the hands of the transferor.

         Article X of the Partnership Agreement provides that the General Partner may prohibit the transfer or assignment of a Unit (or an economic interest therein), if such transfer is effected through a secondary market (or substantial equivalent thereof) or, together with other transfers, could increase the likelihood that the Partnership would be treated as a PTP. In addition, the General Partner has the right under the Partnership Agreement not to recognize any purported transfer or assignment of a Unit made without the General Partner's consent.

         The General Partner has represented that it intends to enforce these restrictions to the extent possible under the Partnership Agreement and applicable law to prevent any increased likelihood of the Partnership being treated as a PTP.

         In the opinion of Counsel, based upon the foregoing, it is more likely than not that the Partnership will not that the Partnership will not constitute a PTP for the purposes described above.

RETIREMENT PLAN INVESTORS

         Qualified retirement plans, IRA's, Keogh plans, and other plans that are subject to ERISA (collectively, "Qualified Plans") are generally exempt from taxation except to the extent of their "unrelated business taxable income" ("UBTI") from all sources exceeds $1,000 in any tax year. Certain passive-type income from unrelated businesses, such as interest, dividends, and gain from the sale of property (other than inventory and property held primarily for sale to customers in the ordinary course of business), is excluded from UBTI.

         Rents from real property are also excluded from UBTI, except that rent that is contingent on the income or profits derived from the leased property is excluded only if based on a fixed percentage of receipts or sales. Rent from personal property leased with real property is also excluded from UBTI, if the rent attributable to the personal property is not more than 10% of the total rent received under the lease.

         Notwithstanding the foregoing, income of the Partnership will constitute UBTI to the extent it is attributable to property financed with "acquisition indebtedness." The Partnership Agreement does not prohibit the Partnership from borrowing money to purchase property or from encumbering its property in connection with any borrowing. The General Partner does intend to cause the Partnership to borrow money. If the Partnership does borrow money, the General Partner has represented that it will use its reasonable efforts to structure the debt in a manner so that it will not constitute "acquisition
indebtedness."    Thus, no assurance can be given that the Partnership will not acquire some or all of its property using acquisition indebtedness and Qualified Plans should plan accordingly in making an investment in Units. The General Partner does not intend to limit the Partnership's outstanding indebtedness to 3% of the aggregate adjusted tax basis of its property, and thus will not limit the portion of its income that could be characterized as attributable to property financed with acquisition indebtedness.

         In addition, a Qualified Plan's share of net income from the Partnership generally would be characterized as UBTI if the Partnership were held to be a dealer with respect to its property. Whether the Partnership is treated as a dealer is inherently factual in nature and depends on the intentions of the Partnership and its operations from time to time, and, accordingly, Tax Counsel is unable to render an opinion (either favorable or unfavorable) on this issue. The Partnership, however, has not been organized to engage in the buying and selling of property and, thus, it is expected (and the Partnership will take the position) that it will not be treated as a dealer with respect to its property.

         The tax treatment of distributions by Qualified Plans and other exempt entities, is beyond the scope of this discussion, and such entities should consult their tax advisers regarding such questions. See "ERISA
Considerations".

         Because it is the facts surrounding Partnership borrowing, if any, and the properties the Partnership may acquire are not presently ascertainable, Counsel is unable to opine as to whether the Partnership will generate UBTI.

TAX SHELTER REGISTRATION

         The Code generally requires the person principally responsible for organizing certain defined investments to register such investments with the IRS if (a) as of the close of any of the first five taxable years of the investment, such investment satisfies a certain computed ratio of aggregate deductions and credits to cash invested for any investor and (b) the investment is sold pursuant to an exemption from registration requiring the filing of notice with a federal or state agency regulating the offering or sale of securities. Although the General Partner has not had the above ratios computed, and has not prepared any financial projections that take into account any federal income tax benefits, the General Partner believes that the tax benefits available from an investment in the Partnership are not likely to be sufficient to require registration. Nevertheless, as a precautionary measure, the General Partner intends to register the Partnership with the IRS and will provide each partner with the identification number to be supplied to the IRS.

         The IRS has issued temporary Regulations that require a statement in the following form be made to all investors:

                 You are acquiring an interest in Flordeco, Ltd., 3591 Fowler Street, Fort Myers, Florida 33901 whose taxpayer identification number is __________. Section 6111 of the Code requires the Partnership to obtain a registration number from the Internal Revenue Service and to provide such number to investors in the Partnership. On behalf of the Partnership, the General Partner has applied to the Internal Revenue Service for such a registration number. The number will be furnished to you when received.

                 UNDER CURRENT TEMPORARY REGULATIONS, YOU MUST REPORT THIS REGISTRATION NUMBER (AS WELL AS THE NAME AND TAXPAYER IDENTIFICATION NUMBER OF THE

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


                 PARTNERSHIP) TO THE INTERNAL REVENUE SERVICE ON FORM 8271 FOR ANY DEDUCTION, LOSS, CREDIT, OR OTHER TAX BENEFIT CLAIMED OR INCOME REPORTED BY REASON OF THE INVESTMENT IN THE PARTNERSHIP. FORM 8271 MUST BE ATTACHED TO THE FEDERAL INCOME TAX RETURN ON WHICH YOU CLAIM THE DEDUCTION, LOSS, CREDIT, OR OTHER TAX BENEFIT OR REPORT ANY INCOME.

                 ISSUANCE OF A REGISTRATION NUMBER DOES NOT INDICATE THAT THIS INVESTMENT OR THE CLAIMED TAX BENEFITS HAVE BEEN REVIEWED, EXAMINED, OR APPROVED BY THE IRS.

Failure by a partner to furnish the Partnership's registration number in the manner described in the statement will result in a penalty of $250 per occurrence unless the failure is due to reasonable cause.

         Current Temporary Regulations also require the transferor of interests in a partnership that has obtained a registration number to retain certain information concerning such a transfer. If the transferor does not wish to maintain such information, the Partnership will maintain this information and will give a copy of required notices to the transferees of the Partnership interests.

         In addition, the Code requires that a list be maintained by the organizers of a partnership containing the identity of each person who is sold an interest in a partnership with respect to which registration is required under Section 6111 of the Code and such other information as required by the Regulations. Such list must be made available to the IRS upon request.

CONSEQUENCES OF AUDIT

         The Partnership will furnish annually to each of the partners (but not to transferees of partners unless they become substituted partners) sufficient information from the Partnership's tax return for the partners to prepare their own federal, state, and local tax returns.

         The tax treatment of items of partnership income, loss, deduction, and credit will be determined at the partnership level in a unified partnership proceeding, rather than in separate proceedings for each of the partners. In addition, all partners are required on their federal income tax returns to treat partnership items in a manner that is consistent with the treatment of such items on the Partnership's return. This unified concept applies in judicial as well as administrative proceedings.

         The tax matters partner for the Partnership is the General Partner. The tax matters partner is required to, among other things, keep the other partners informed of all administrative and judicial proceedings and represent the Partnership in such proceedings. The tax matters partner is authorized to obtain judicial review of any proposed readjustment of partnership items. Although every partner with an interest in the outcome is allowed to participate in an action filed by the tax matters partner, the outcome of that proceeding will bind all partners. If the tax matters partner fails to seek judicial review of a proposed adjustment of partnership items, other partners may seek such review, provided that there can be only one judicial proceeding with respect to the Partnership. The foregoing procedures may adversely affect a partner's ability to deal with adjustments to the partner's tax return resulting from adjustments made with respect to the Partnership.

         In the event that any of the tax returns of the Partnership are audited, it is possible that substantial legal and accounting fees will have to be paid to substantiate the position of the Partnership, and such fees would reduce the cash otherwise available to meet partnership obligations or for distribution to partners. Such an audit may result in adjustments to each partner's return. An audit of the Partnership's tax returns may also result in an audit of nonpartnership items on each partner's tax return, which in turn could result in adjustments to such items. The costs incurred by a partner in connection with an audit of the partner's income tax return will be borne solely by that partner.

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


PENALTIES ON UNDERPAYMENT OF TAX; INTEREST ON DEFICIENCIES

         The interest rate on underpayments of tax is adjusted quarterly to an average rate based on the average market yield on outstanding short-term marketable obligations of the United States plus three percentage points. In the event certain deductions claimed by the Partnership are disallowed and result in the underpayment by a partner of the partner's federal income taxes, the interest expense incurred by that partner for underpayment of federal income taxes could be substantial. Interest on deficiencies is not deductible by individuals for federal income tax purposes.

         The 1989 Tax Act amended and consolidated the generally applicable penalties relating to the accuracy of tax returns. The new rules apply to tax returns due after December 31, 1989. Under Section 6662(a) of the Code, an accuracy-related penalty of 20% is now imposed on the portion of any underpayment of tax that is attributable, in part, to (a) negligence or disregard of rules and regulations, (b) any substantial understatement of income tax, and (c) any substantial valuation overstatement.

         Section 6662(c) of the Code defines "negligence" to include any failure to make a reasonable attempt to comply with the Code and "disregard" to include any careless, reckless or intentional disregard of rules or regulations.

         Section 6662(d)(1) of the Code provides that a "substantial understatement" exists if the understatement for the taxable year exceeds the greater of 10% of the tax required to be shown on the return for the taxable year, or $5,000 ($10,000 for corporations, other than "S corporations" and personal holding companies). In non-tax shelter cases, the additional tax may be avoided if the position resulting in an understatement is supported by substantial authority or if the relevant facts relating to the taxpayer's position are disclosed on his return and there is a reasonable basis for the tax treatment of such item by the taxpayer. In tax shelter cases, the additional tax may be avoided only if there is substantial authority and the taxpayer reasonably believes that the position taken was more likely than not the proper tax treatment. Whether or not a taxpayer's position is supported by substantial authority will be determined by analyzing the relevant authorities in light of the pertinent facts and circumstances. If the analysis supporting the position taken relates authority to the relevant facts and circumstances and concludes that the weight of the authorities supporting the position taken is substantial, when compared to the weight of authorities contrary to the position taken, substantial authority will be found to exist.

         Section 6662(e)(1) of the Code provides that a "substantial valuation misstatement" exists if the value or adjusted basis of any property claimed on a return is 200% or more of the correct value or adjusted basis. The penalty only applies, however, if the amount of the underpayment exceeds $5,000 ($10,000 for corporations other than "S corporations" and personal holding companies). Section 6662(h) of the Code provides that the 20% penalty is doubled to 40% if the value or adjusted basis of the property claimed on the return is 400% or more of the correct value or adjusted basis.

         Finally, Section 6663 of the Code imposes a 75% penalty on the portion of any underpayment that is attributable to fraud.

         Pursuant to Section 6664(c) of the Code, none of the penalties discussed above will be imposed with respect to any portion of an underpayment if there was reasonable cause for the underpayment and the taxpayer acted in good faith.


STATE AND LOCAL TAXES

         The Partnership does business in the State of Florida. The State of Florida imposes no income tax on partnerships, and therefore, the Partnership will not be subject to Florida income tax unless the Partnership is classified as an association for federal income tax purposes, in which case it will be taxed as a corporation. Florida does not impose an income tax on individuals, but it does impose a franchise tax measured by net income on corporations.

         A partner residing in a state other than Florida may be required to file income tax returns and pay income tax in the state or locality of the partner's residence. No other attempt is made in this Prospectus to provide information as to the state and local tax consequences of owning a Unit.

         BECAUSE NO ATTEMPT IS MADE TO PROVIDE COMPLETE INFORMATION AS TO THE STATE AND LOCAL INCOME OR OTHER TAX CONSEQUENCES OF OWNERSHIP OF A UNIT, PROSPECTIVE INVESTORS SHOULD CONSULT THEIR OWN TAX ADVISOR WITH RESPECT TO THESE MATTERS.

TAX CONSIDERATIONS FOR FOREIGN INVESTORS

         Nonresident aliens and foreign corporations, foreign trusts, or foreign estates that acquire Units will be considered to be engaged in business in the United States on account of ownership of the Units and, as a consequence, will be required to file federal tax returns in respect of their distributive shares of partnership profits and losses and pay federal income tax at regular rates on the income. Generally, a partnership is required to pay a withholding tax on the portion of the partnership's income effectively connected with the conduct of a United States trade or business and that is allocable to the foreign partners, regardless of whether any distributions have been made to such partners. However, under procedural guidelines applicable to publicly traded partnerships (see "Federal Income Tax Considerations - Publicly Traded Partnerships ("PTP") Treated as Corporations"), the Partnership will elect instead to withhold at the applicable rate on actual cash distributions made quarterly to foreign partners. Each foreign partner must obtain a taxpayer identification number from the IRS and submit that number to any transfer agent of the Partnership on a form W-8 in order to obtain credit for taxes withheld. Subsequent adoption of Regulations or the issuance of other administrative pronouncements may require the Partnership to change these procedures.

         Because a foreign corporation that owns Units will be treated as engaged in a United States trade or business, such partner may be subject to United States branch profits tax at a rate of 30%, in addition to regular federal income tax, on its allocable share of the Partnership's earnings and profits (as adjusted for changes in the foreign corporation's "United States net equity") that are effectively connected with the conduct of a United States trade or business. Such a tax may be reduced or eliminated by an income tax treaty between the United States and the country with respect to which the foreign corporate partner is a "qualified resident."

POSSIBLE CHANGES IN TAX LAW

         The foregoing discussion includes only those provisions of the Code believed to be material to an investment in the Partnership. Many of the recent amendments to the Code have not been supplemented by corresponding Regulations, administrative rulings, or judicial decisions. Accordingly, certain of those amendments discussed above may be modified or clarified by the IRS or the courts in a manner having an adverse effect on the Partnership or
the partners' respective tax situations.   Currently, the United States Senate
and House of Representatives are considering tax legislation that could, among other things, significantly modify the federal income tax system (the "flat tax"). In addition, reductions in the capital gains rate have been proposed, along with the indexing of capital gains and modifications to the alternative minimum tax system. The adoption of any of that legislation could materially affect an investment in the Partnership.


                              ERISA CONSIDERATIONS

         General. Pension or profit sharing plans, IRAs, HR-10 Plans ("Keogh Plans"), endowment funds, foundations and other entities exempt from federal income taxation (collectively, "Qualified Plans"), may invest in Units where such Qualified Plans administrators, trustees or beneficiaries demonstrate that: (a) the Qualified Plans overall commitment to investments which are not readily marketable is reasonable in relation to its assets; and (b) the administrator, trustee or beneficiary of the Qualified Plan has read the Partnership Agreement and this Prospectus for purposes of evaluating the risks of investing in the Partnership, and has substantial experience in making investment decisions of this type or is relying on his own tax counsel or other

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


qualified adviser in making this investment decision. In addition, an investment in the Units by a Qualified Plan is subject to (i) the provisions of their governing instruments, and (ii) any limitations relating to their tax-exempt status. An investment in the Units will not in and of itself create an IRA or Keogh Plan for an investor. In order to create an IRA or Keogh Plan, an investor must, among other things, comply with any applicable provisions of the Code and ERISA.

         Prohibited Transactions. Generally, a fiduciary may not cause a Qualified Plan to engage in a transaction that constitutes a prohibited transaction, such as transactions with a "party-in-interest" or "disqualified person". For this purpose, "party-in-interest" and "disqualified person" generally include any fiduciary of the plan, any person providing services to the plan, any employer whose employees are covered by the plan, any employee organization whose members are covered by the plan, and various parties related to the foregoing. A fiduciary responsible for a Qualified Plan engaging in a prohibited transaction may be held personally liable for any losses incurred by the Qualified Plan on account of the prohibited transaction. In addition, the Code imposes an excise tax on any "disqualified person" (other than a fiduciary acting only as such) who participates in a prohibited transaction. Prohibited transactions generally include direct or indirect sales, exchanges, or leases of property, loans or extension of credit, furnishing of goods or services or facilities, benefitting from assets of the Qualified Plan ("plan asset"), or certain acquisitions on behalf of the Qualified Plan of employer securities or employer real property.

         Plan Asset Rules. Fiduciaries of Qualified Plans also should consider whether a purchase of Units will cause the Partnership's assets to be deemed "plan assets" for the purposes of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code. Neither ERISA nor the Code define "plan assets". However, the Department of Labor has issued regulations which provide, generally, that when a Qualified Plan makes an equity investment in another entity such as the Partnership, the underlying assets of the entity will be considered "plan assets" unless equity participation by the Qualified Plan is not significant. The regulation provides that the assets of a corporation or partnership in which an employee benefit plan invests would not be deemed to be assets of such plan if less than 25% of each class of equity interest in the corporation or partnership is held in the aggregate by "benefit plan investors" (including, for this purpose, benefit plans such as Keogh plans for owner-employees and IRAs which are not subject to the general requirements of ERISA).

         Potential Consequences of Treatment as Plan Asset. If the Partnership's underlying assets are deemed to be plan assets, the Partnership may be required to take steps which could affect partners who are subject to income tax, as well as Qualified Plans which may invest in the Partnership. In such event, the fiduciary duties, including compliance with the exclusive benefit rule and the diversification and prudence requirements, must be considered with respect to the investment in the Partnership. Each Partner of the Partnership who has authority or control with respect to the management or disposition of the assets of the Partnership, or who renders investment advice for a fee or other compensation, direct or indirect, with respect to the assets of the Partnership would be treated as a fiduciary and therefore would be personally liable for any losses to a Qualified Plan which invests in the Partnership resulting from a breach of fiduciary duty.

         The prohibited transaction restrictions would apply to any transactions in which the Partnership engages involving the assets of The partnership and a party-in-interest. Such restrictions could, for example, require that the Partnership and the General Partner avoid transactions with entities that are affiliated with the Partnership or the General Partner or that Qualified Plan investors be given the opportunity to withdraw from the partnership. Also, the General Partner who participates in a prohibited transaction may be subject to an excise tax. Finally, entering into a prohibited transaction may result in loss of the Qualified Plan's tax-exempt status.

         Unrelated Business Taxable Income. Net income generated in the operation of the Partnership may be classified as unrelated business taxable income. The classification of net income as unrelated business taxable income generally depends on the type of business carried on and the nature of the financing used in the business. For example, rents from real property generally are not included in the determination of unrelated business taxable income unless the real property is subject to an "acquisition indebtedness." Thus, if the Partnership owns real property subject to such indebtedness, some or all of the net income from such property could be classified as unrelated business taxable income. Tax exempt investors could be subject to federal income tax imposed on such income and should consult their own tax advisers before purchasing Units.


                      SUMMARY OF THE PARTNERSHIP AGREEMENT


         The Partnership Agreement, as restated and amended (the form of which is attached hereto as Exhibit A), will be the governing instrument establishing the provisions under which the Partnership will be operated. The Partnership Agreement provides that each person holding units may transfer such Units by written assignment provided that the assignment is in compliance with and does not contravene any provision of the Partnership Agreement. Unless and until the assignee is admitted as a substitute Limited Partner, the assignee is not a partner and is only entitled to the same share of the profits, losses, and distributions from the Partnership that the assignor would have been entitled to with respect to the unit after such assignment. Whether a transferee is admitted as a substitute Limited Partner is within the authority and power of the General Partner which, in its sole discretion, may or may not permit the transferee's admission for any reason whatsoever. See "Restrictions on Transferability of Units" hereunder. Profits and Losses attributable to such Units for the fiscal year shall be allocated as provided in the Partnership Agreement. Many of the provisions of the Partnership Agreement have been summarized elsewhere in this Prospectus under various headings. The following summarizes certain other important provisions of the Partnership Agreement and is qualified in its entirety by reference thereto. Each person considering an investment in the Partnership is urged to carefully read the Partnership Agreement in its entirety. It is recommended that each prospective investor review the Partnership Agreement with his investment and tax advisors, accountants, and attorneys. Capitalized terms used herein, unless otherwise defined, shall have those meanings ascribed to them in the Partnership Agreement.

ORGANIZATION AND DURATION

         The Partnership was organized on March 19, 1996, as a Florida limited partnership under the Florida RULPA. Investors Trust, Inc. is the sole General Partner of the Partnership. Pursuant to this offering, the General Partner is expected to purchase five Units if the Minimum Offering is sold (ten Units if the Maximum Offering is sold) and after this offering, if all the remaining Units are sold to persons who are not affiliated with the General Partner, the General Partner and its affiliates will hold a 5% interest in the Partnership if the Minimum Offering is sold (1% if the Maximum Offering is sold). The Partnership will dissolve on December 31, 2016, unless sooner dissolved pursuant to the terms of the Partnership Agreement or as required by law.

RESPONSIBILITIES OF THE GENERAL PARTNER

         The General Partner has the exclusive management and control of all aspects of the business of the Partnership and, as such, is authorized to perform all acts deemed necessary or appropriate to carry out the purposes and to conduct the business of the Partnership. Except for certain limited voting rights contained in the Partnership Agreement, the Limited Partners shall not have the right or power to manage or control the business or affairs of the Partnership. The General Partner will devote such time and attention to the management of the business and affairs of the Partnership as it deems necessary, in its sole discretion. All Unitholders may acquire or conduct any other business or activity, and engage or possess an interest in a business venture related to that of the Partnership which is competitive with the Partnership.

LIMITED LIABILITY

         Assuming that the Limited Partners do not take part in the control of the business of the Partnership and otherwise comply with the provisions of the Partnership Agreement, the Limited Partners as such will not be liable under Florida law for the obligations of the Partnership in excess of their contributions, except as described under "Risk Factors - The Partnership and Units -- Return of Distributions or Contributions". Under Florida law, a Limited Partner who participates in the control of the Partnership's business is liable only to persons who transact business with the Partnership reasonably believing, based on such Limited Partner's conduct, that the Limited Partner is a general partner of the Partnership.

RESTRICTIONS ON GENERAL PARTNER

         While the General Partner is given broad powers to manage the affairs of the Partnership, the authority of the General Partner is subject to certain express limitations set forth in the Partnership Agreement. The General Partner has the authority to issue in the future any of the Units which are not purchased pursuant to this offering. However, any Units not purchased pursuant to this offering which are issued in the future can only be issued in consideration of a Capital Contribution of at least $12,000 per Unit. The General Partner is specifically prohibited by the Partnership Agreement from admitting another general partner or limited partner, except in accordance with the Partnership Agreement. In addition, the General Partner is expressly prohibited from converting Partnership property for its own use, or possessing or assigning any rights in specific Partnership property for other than a Partnership purpose, confessing a judgment against the Partnership in an amount in excess of $5,000, or knowingly performing any act which would subject any Limited Partner to liability as a general partner in any jurisdiction.

GENERAL PARTNER REMOVAL AND WITHDRAWAL

         The General Partner may be removed for cause (as provided in Section
11.5 of the Partnership Agreement) by a vote of a majority in interest of the Limited Partners. The General Partner ceases being general partner upon the transfer of more than 75% of its Partnership interest, its bankruptcy, the involuntary transfer by operation of law of its Partnership interest, or upon the vote of two-thirds of the Limited Partners to approve a request by the General Partner to retire, or a vote of majority in interest of the Unitholders to remove the General Partner if the General Partner has attempted to transfer its Partnership interests in violation of the Partnership Agreement. Upon the withdrawal by the General Partner, the Partnership will dissolve unless within 90 days thereafter a successor general partner is elected by the holders of a two-thirds majority in interest of the Limited Partners and the same two-thirds agree in writing to continue the Partnership.

LIABILITY OF GENERAL PARTNER TO PARTNERSHIP AND PARTNERS; INDEMNIFICATION OF THE GENERAL PARTNER

         Neither the General Partner nor its officers and directors are liable to the Partnership or to any Partner for any loss suffered by the Partnership or any partner arising out of any action or inaction by the General Partner if the General Partner, in good faith, determined that the course of action chosen was in the best interests of the Partnership and such course of action did not constitute actual fraud, bad faith, gross negligence, or willful misconduct by the General Partner. The Partnership will indemnify the General Partner against any losses, judgments, liabilities, expenses, and amounts paid in settlement of any claims sustained by it in connection with the Partnership, provided that the claim or claims were not the result of gross negligence, fraud, bad faith, or willful misconduct on the part of the General Partner.

TRANSACTIONS WITH PARTNERS

         Except in the case of the Management Agreement between the Partnership and the Management Company, whenever any loan or contract is to be made between the Partnership and any partner or an affiliate of any partner, the terms of such loan or contract shall be on terms and conditions no less favorable to the Partnership than if the loan or contract were between the Partnership and an independent third party.


         The Partnership is permitted to consider the repurchase of Units from a Unitholder under certain circumstances in which it is established to the General Partner's satisfaction that such repurchase is justified because of extreme financial hardship, divorce settlement or decree, or is necessary to settle the estate of a deceased Unitholder. In those situations when a repurchase may be considered, the determination of whether to grant or deny such a request is subject to the availability of sufficient funds therefor considered in view of the General Partner's plans for the use of the Partnership assets, and to sole and absolute discretion of the General Partner. The grant or denial or a repurchase request may be made for any reason whatsoever as the General Partner shall so determine.


         The Partnership will not purchase or lease property from (except in connection with facilitating the acquisition or financing of a property by the Partnership), or sell any property to, the General Partner or its affiliates (except if additional capital contributions are insufficient to acquire the property). The Partnership will not engage in any transaction which would result in the receipt by the General Partner or any Affiliate of the General Partner of a "rebate" or "give-up" or in any reciprocal business arrangement which results in the circumvention of the restrictions contained in the Partnership Agreement and is applicable state securities laws and regulations upon dealings between the Partnership and the General Partner and its affiliates.

AMENDMENT OF THE PARTNERSHIP AGREEMENT

         Any amendments to the Partnership Agreement may be proposed by the General Partner on its own initiative, or by 25% or more in interest of the Limited Partners. The adoption of such a proposed amendment requires approval from a majority in interest of the Limited Partners. However, the Partnership Agreement cannot be amended without the consent of each partner adversely affected if the amendment would (a) convert a Limited Partner's interest into a general partner's interest, (b) modify the limited liability of a Limited Partner, or (c) alter the interest of a partner in Profits, Losses, other items, or any Partnership distributions. The purposes and investment policies of the Partnership may be changed only by amendment of the Partnership Agreement approved by the Limited Partners. However the Partnership Agreement may be amended by the General Partner without the consent of the Limited Partners in order to comply with state and federal laws and filing requirements.

MEETINGS AND VOTING


         The Partnership Agreement does not obligate the Partnership to hold annual or other periodic meetings of the partners. However, a meeting may be called in the discretion of the General Partner or by the written request of 25% or more in interest of the Limited Partners. The voting rights of Limited Partners described in this Prospectus are granted only to Limited Partners admitted to the Partnership under the Partnership Agreement. For the purpose of determining the partners entitled to vote on, or to vote at, any meeting of the partners or any adjournment thereof, the General Partner or the Limited Partners requesting such meeting may fix, in advance, a date as the record date for that determination. That date cannot be more than 30 nor fewer than 10 Business Days before the meeting. Partners who have not been admitted to the Partnership as substituted Limited Partners are not partners for any purpose under the Partnership Agreement, and are not entitled to vote at Partnership meetings or cause the General Partner to call meetings of partners. Any Limited Partner may authorize any person in writing to act for him by proxy on all matters in which a Limited Partner is entitled to participate, including waiving notice of any meeting, or voting or participating at a meeting.



         Under Florida law, except as expressly provided in the Partnership Agreement, Limited Partners have no voting rights. The Partnership Agreement grants Limited Partners only limited voting rights. Under the Partnership Agreement, Limited Partners may: (i) by a vote of a majority in interest, remove the General Partner for cause or for attempting to transfer its Partnership interests in violation of the Partnership Agreement, (ii) by a vote of two-thirds, approve a request of the General Partner to retire from the Partnership, (iii) by a vote of a majority in interest, dissolve the Partnership, (iv) by a vote of a majority or interest, elect a new general partner to continue the Partnership's existence upon the General Partner ceasing to be a general partner of the Partnership, and (v) by a vote of a majority in interest, approve a proposed amendment to the Partnership Agreement. Notwithstanding the foregoing, however, certain provisions of the Partnership Agreement may not be amended without the consent of each partner adversely affected thereby. Such amendments include any which would convert the limited partnership interests into general partner interests, modify the limited liability of Limited Partners, or alter the partner's interest in Profits, Losses, or any Partnership distributions. For a description of the rights of Limited Partners to review the Partnership's books and records, including a list of current partners, see "Reports to Limited Partners".


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



TERMINATION, DISSOLUTION, AND LIQUIDATION

         The Partnership shall be dissolved upon the earliest of (a) the expiration of its term on December 31, 2016, (b) a determination to dissolve the Partnership by the vote of a majority in interest of the partners, (c) the happening of any other event that makes it unlawful, impossible or impractical to carry on the business of the Partnership or (d) the withdrawal or removal of the General Partner, the assignment by the General Partner of its entire interest in the Partnership or any other event that causes the General Partner to cease to be the general partner under the Florida RULPA, unless the Partnership is continued upon the election of a successor general partner within 90 days thereof by a majority in interest of the partners.

         Upon dissolution, the General Partner (or in the event there is no remaining general partner, any person elected by holders of a majority in interest of the Limited Partners) will liquidate the Partnership's assets and apply the proceeds of the liquidation first to pay creditors other than the General Partner; second to pay debt and liabilities owed to the General Partner; third to pay the General Partner and the Unitholders (except to the extent such payment would cause the Capital Account of a Unitholder to become negative); in accordance with their positive Capital Account balances after taking into account all profits, losses, contributions, and distributions for all periods. See "Partnership Distributions and Allocations".

RESTRICTIONS ON TRANSFERABILITY OF UNITS

         No transfer, sale, or assignment of a unit shall be effective unless made in accordance with the terms of the Partnership Agreement.

         Except in the case of a transfer of units at death or involuntarily by operation of law, prior to any transfer, sale or assignment of a unit, the General Partner must be furnished with the information required by the Partnership Agreement and a satisfactory opinion of the selling partner's legal counsel to the effect that such transfer, sale or assignment (a) will be in compliance with all applicable federal and state securities laws, (b) will not cause the Partnership to terminate for federal income tax purposes and will not cause the application of the rules of Code Sections 168(g)(1)(b) and 168(h) (generally referred to as the "tax exempt entity leasing rules") or similar rules to apply to the Partnership, Partnership property, or the General Partner or Limited Partners, and (c) will not cause the Partnership to be deemed to be an "investment company" under the Investment Company Act of 1940.

                          REPORTS TO LIMITED PARTNERS

         The General Partner will furnish annual financial statements to each Limited Partner within 120 days following the close of each Partnership fiscal year. The annual report will contain a balance sheet, statement of income, statement of partners' capital, and statement of cash flows. To the extent that the Partnership is required to file an annual report on Form 10-K with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the annual financial statements will be audited and prepared in accordance with generally accepted accounting principles by independent certified public accountants. If a Form 10-K is not required to be filed with the Commission, such annual report may be unaudited. It is anticipated that the Partnership will not be required to provide investors with audited financial statements following its first full year of operations.


         Information necessary to prepare federal and state tax returns will be distributed by the Partnership to Limited Partners within 75 days following the end of each calendar year.

         If the Partnership is required by the Exchange Act to file quarterly reports with the Commission, the Partnership will furnish to each Limited Partner the information specified by Form 10-Q within 45 days after the close of each quarterly period for which it is required to file such report with the Commission. If the Partnership is not subject to this requirement, the Partnership may furnish to Limited Partners a quarterly report containing unaudited summary financial information, but is not required to do so.

         During the offering period and until the net cash proceeds of this offering are fully invested, the Partnership shall furnish to each Limited Partner, at least quarterly, a report concerning the investments of the Partnership. The Partnership will amend this Prospectus by supplement to describe each investment to be made by the Partnership at such time as there arises a reasonably probability that such investment will be made.

         The Partnership will send to each Limited Partner, as least annually, a detailed statement of any transactions with the General Partner or its affiliates, and of fees, commissions, compensation or other benefits paid, or accrued to the General Partner or its affiliates for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed.

         In the event that the Commission promulgates rules which allow a reduction in any reporting requirement, the Partnership may cease preparing and filing certain of the aforementioned reports of the General Partner determines such action to be in the best interest of the Partnership.

         Financial information contained in all reports to Limited Partners will be prepared on the accrual method of accounting in accordance with generally accepted accounting principles. If such information differs from the information furnished to Limited Partners for tax purposes, the two sets of information will be reconciled in the annual report.

         Limited Partners and their duly authorized representatives are entitled to inspect and copy, at their expense, the books and records of the Partnership at all times during regular business hours, upon reasonable prior notice to the General Partner, at the location where such reports are kept by the Partnership. Limited Partners, upon request and at their expense, may obtain full information regarding the financial condition of the Partnership, a copy of the Partnership's federal, state, and local income tax returns for each fiscal year of the Partnership, and a current list of the names, addresses, and capital contributions of all Limited Partners.


                              PLAN OF DISTRIBUTION

TERMS OF THE OFFERING

         A minimum of 100 Units and a maximum of 1,000 Units are being offered for sale hereby on behalf of the Partnership through the General Partner and certain of its officers and directors directly to investors on a best- efforts basis. The purchase price for the Units is $12,000 per Unit consisting of $2,000 in cash and a $10,000 Note. Each Note will be a full recourse obligation of the investor payable in ten equal annual installments, and each purchaser's Unit or Units so acquired will serve as collateral therefor. No interest will accrue on such Notes. Except as otherwise stated herein, the minimum investment is five Units ($60,000) unless the Partnership, in its sole discretion, waives this restriction and accepts a subscription for a different amount. Although not currently contemplated, the Partnership reserves the right to sell fractional Units. Once submitted, a subscription can not be withdrawn by a subscriber.


         Commencing on the date of this Prospectus, all cash subscription funds received will be deposited into a noninterest bearing escrow account with First National Bank of Southwest Florida (the "Escrow Agent") pursuant to the terms of an escrow agreement. Such funds will be held in an escrow account until the Initial Termination Date (October 1, 1996, unless extended in the sole discretion of the General Partner to a date no later than November 1, 1996) or the Minimum Offering is received, whichever occurs first. See "Risk Factors - Risk of Escrowed Funds".


         If the Minimum Offering has not been subscribed and paid for prior to the Initial Termination Date, the offering will terminate and the proceeds will be returned promptly to subscribers without interest or reduction. If the Minimum Offering has been subscribed and paid for prior to the Initial Termination Date, the Escrow Agent shall release all subscription funds to the Partnership, and the Partnership, in its discretion, may continue the offering until all Units are sold or until the Expiration Date (December 31, 1996, unless extended to a date no later than February 27, 1997), unless earlier terminated by the Partnership in its discretion, whichever occurs first. The Partnership may directly accept and retain subscription funds tendered once funds have been released from escrow.

         The General Partner intends to purchase five Units offered hereby if the Minimum Offering is sold (ten Units if the Maximum Offering is sold), and directors, officers and affiliates of the General Partner also may purchase Units offered hereunder, all on the same terms and conditions as other investors. Any Units purchased by these persons will be for investment purposes only, not with a view to distribution thereof within the meaning of
Section 2(11) of the Securities Act, and will be counted in determining whether the Minimum Offering has been reached. While the General Partner and its management does not expect that they will purchase Units for the purpose of satisfying the Minimum Offering requirements, they reserve the right, without limitation, to do so.

         The Partnership reserves the right to terminate the offering at any time. In the event the offering is terminated prior to the release of funds from escrow, the Escrow Agent shall return subscriptions without interest or reduction. The General Partner also has an unconditional right to reject, in whole or in part, any subscription in its sole discretion. As soon as practicable, but not more than seven days after the date a subscription is received, the General Partner will accept or reject such subscription in whole or in part. Funds tendered with any rejected subscription will be refunded to such subscriber without any interest or reduction.

METHOD OF OFFERING


         No underwriter, broker, dealer, or sales person will be involved in the sale of the Units pursuant to this offering. Units will be offered and sold on behalf of the Partnership by the directors and officers of the General Partner specified below. As of the date of this Prospectus, the following individuals are authorized to solicit subscriptions for the Units: Allan Fox, Thomas R. Cronin, Sr., Dr. Gerald Laboda, and Thomas R. Cronin, Jr. See "Management".


         All of such persons will be "associated persons" of the Partnership as that term is used in the Exchange Act, and such sales activities will be in addition to their other duties. See "Management". No compensation, discounts, commissions or other form of remuneration will be paid, directly or indirectly, in connection with the sale of the Units; however, reimbursement for reasonable expenses will be made. In making offers and sales of Units pursuant to this offering, the above persons will take all steps necessary to meet the safe harbor provisions of Rule 3a4-1 of the Exchange Act.

PROMISSORY NOTES

         The Notes received in partial consideration of the purchase price of a Unit will be full recourse obligations of the investor, payable in ten annual installments of $1,000, and each purchaser's Unit or Units purchased therewith will serve as collateral on the amount owed. No interest will accrue on the Notes during the term thereof. At such time as the Minimum Offering has been subscribed for and all other conditions to the release of proceeds from escrow have been satisfied, investors whose subscriptions for Units have been accepted will become the legal and beneficial owners of such Units with all the burdens and benefits of ownership and, in this regard, such investors will be liable to the Partnership for the full amount of their Capital Contributions, including their obligations under the Notes. The Notes represent the promise of the investor to make certain contributions of the capital of the Partnership. If an investor defaults on the payment of any installment due on the Notes, the total remaining obligation of the Note shall be accelerated and will become immediately due and payable. If the investor does not pay this amount immediately, the Partnership may seek enforcement of the payment obligation through any appropriate legal action, including the foreclosure of the Note and sale of the Unit held as collateral. The proceeds from the sale of the Unit shall be applied first to the costs and expenses associated with such foreclosure and sale, and then to the outstanding obligation due under the Note. Any excess proceeds will be remitted to the borrower. If the proceeds are insufficient to repay the accelerated amounts due on the Note, the Partnership may attempt to assess the investor's personal assets for the amounts due. As an alternative remedy, the General Partner may set-off any distributions accrued on such Unit against the balance of any installments due under the Note.

         The General Partner has the discretion to waive the payment of any particular installment (if such waiver applies to all Unitholders) and to determine whether it will foreclose on or resell a Unit of a defaulting investor and/or to seek a deficiency judgment.

         In addition, the Partnership may use the Notes to collateralize borrowings of the Partnership from third party lenders, such as banks and other institutional lenders ("Partnership Loan"). In order to obtain such financing, the General Partner would likely pledge the security of the Notes to the lending institution. The Partnership Loan may be due and payable upon demand. To the extent that such financing is obtained, Unitholders can expect lenders holding the Notes as collateral to strictly enforce the payment provisions of the Notes since funds are likely to serve as the primary source of their repayment. Accordingly, prior holders of the Notes, including the Partnership and the General Partner may be obligated to collect the amounts due under the Notes and may be required to accrue and demand payment of interest on an overdue payment (or the acceleration of principal upon default) of a Note.
See "Risk Factors - The Offering and Investment Risks -- Risks Associated with Notes" and "Investment Objectives and Policies - Borrowing Policies and Other Financings".

HOW TO SUBSCRIBE

         A prospective investor may subscribe for Units by completing, signing, and delivering the following documents prior to the Expiration Date, to the
Partnership:

         (1)  A Subscription Agreement, which incorporates a power of attorney;
         (2)  A Promissory Note, which includes a security agreement; and
         (3)  A counterpart signature page to the Partnership Agreement.

Except as otherwise provided herein, the subscription price of $12,000 per Unit must be paid $2,000 in cash, by certified bank or cashier's check payable in immediately available funds to the order of "First National Bank of Southwest Florida - Escrow Agent" and a $10,000 promissory note in the form attached hereto as Exhibit C issued in favor of the Partnership, and delivered no later than upon delivery of the above documents. Wiring instructions to the Escrow Account will be provided upon request.


         The above subscription documents and subscription payment may be hand delivered to the Partnership at its current business address located at 3591 Fowler Street, Fort Myers, Florida 33901, or delivered by mail to the Partnership, c/o First National Bank of Southwest Florida, 2915 Colonial Boulevard, Fort Myers, Florida 33901, Attention: Harold Tate.



INVESTORS' REPRESENTATIONS AND WARRANTIES

         The Subscription Agreement requires a prospective investor to make certain representations and warranties to the Partnership. The following is a summary of the representations and warranties, and is qualified in its entirety by reference to, and should be read in conjunction with, the more detailed text of the representations and warranties appearing in the Sucscription Agreement. In general, the purpose of the representations and warranties is to assure that prospective investors satisfy certain state and federal securities law and basic contractual requirements. Although the Partnership does not expect to assert representations and warrants of an investor against that investor in general, this could become necessary in the event of litigation relating to this Partnership or the offering.

         A. The investor must represent and warrant that he is twenty-one years of age, that he or she has adequate means of providing for his or her needs and personal contingencies, and that he or she has no need for liquidity in their investment in the Units. In light of the relatively large minimum investment in this offering, and the risks inherent in such an investment especially the lack of liquidity. The General Partner believes that it is necessary for the investor to determine that he or she is in a portion to make a long term investment of this nature.

         B. The investor must represent and warrant that he or she is a bona-fide resident of the state in which he or she indicate that they reside, and that he or she will notify the Partnership if the state of residency changes. This is important because, for state securities law purposes, the Partnership must have proper and complete information concerning the residency of all purchasers and offerees.

         C. The investor must represent and warrant that he or she is acquiring Units for investment for his or her own accounts and not for transfer. This provision allows the Partnership to be assured that the person purporting to be an investor does not intend to transfer his Units to any other person who might not be appropriate under applicable state securities laws.

         D. If the Subscription Agreement is executed and delivered on behalf of an entity other than an individual person, the entity must represent and warrant that the person signing is acting in an authorized capacity, and that it was not formed for the purpose of investing in these Units. This is to ensure that an entity purchasing Units is acting properly and with all necessary authority.


                                SALES MATERIALS

         In addition to and apart from this Prospectus, the Partnership may utilize certain sales materials in connection with the offering of the Units. This material may include brochures and pamphlets, two-way mailers, invitations to seminars, prospecting letters, business cards, scripts for oral presentations, articles and publications concerning real estate and Southwest Florida, and other matters relating to the offering. The General Partner and its affiliates also may respond to specific questions from prospective investors.


         Except as described herein, the Partnership has not authorized the use of other sales materials in connection with the offering. The offering is made only by means of this Prospectus. Although the information contained in such material will not conflict with any of the information contained in this Prospectus, such material will not purport to be complete, and should not be considered as part of this Prospectus or the Registration Statement of which this Prospectus is a part, or as incorporated in this Prospectus or said Registration Statement by reference, or as forming the basis of the offering of Units described herein.


                                 LEGAL MATTERS

         The legality of the Units being offered hereby and certain federal income tax matters will be passed on for the Partnership by Carlton, Fields, Ward, Emmanuel, Smith & Cutler, P.A., Tampa, Florida, counsel to the Partnership and the General Partner.


                                    EXPERTS

         The balance sheet of Flordeco, Ltd. as of March 19, 1996 and the balance sheet of Investor's Trust, Inc. as of March 19, 1996, included in this Prospectus, have been included herein in reliance on the reports of Coopers & Lybrand, L.L.P. independent certified public accountants, given on the authority of that firm as experts in accounting and auditing.


                                    GLOSSARY

         Certain of the capitalized terms used in this Prospectus are defined below. Capitalized terms not otherwise defined in this Prospectus shall have those meanings set forth in Article I of the Partnership Agreement attached hereto as Exhibit A.

         "Business Day" means a day of the year on which banks are not required or authorized to be closed in New York, New York.

         "Capital Account" means the capital account maintained for the General Partner or any Unitholder as defined in the Partnership Agreement.

         "Code" means the Internal Revenue Code of 1986, as amended from time to time (or any corresponding provisions of any succeeding law).

         "Escrow Agent" means First National Bank of Southwest Florida, Fort Myers, Florida.


         "Expiration Date" means the last day that Units may be offered hereunder, which date shall be the earlier of the occurrence of any of the foregoing: (i) sale of all Units offered hereby, or (ii) December 31, 1996, unless extended by the General Partner in its sole discretion to a date no later than February 28, 1997.


         "General Partner" means Investors Trust, Inc., a Florida corporation.

         "Gross Operating Receipts from Rents" means the gross operating revenues from rents and other income or receipts received by the Partnership from its property investments which are under management by the Management Company pursuant to the Management Agreement.

         "Initial Closing" means the closing at which Limited Partners, other than the Initial Limited Partner, are first admitted to the Partnership.


         "Initial Termination Date" means the date that the Minimum Offering must be subscribed and paid for, which date shall be October 1, 1996, unless extended by the General Partner to a date no later than November 1, 1996.

         "IRS" means Internal Revenue Service.

         "Limited Partner" means all persons who have become limited partners pursuant to the Partnership Agreement.

         "Management Company" means Flordeco, Inc., a Florida corporation.


         "Maximum Offering" means the maximum number of 1,000 Units which may be sold pursuant to this offering.



         "Minimum Offering" means the minimum number of 100 Units which must be sold prior to the Initial Termination Date in order to break escrow and accept investors.


         "Net Cash Flow" means the gross cash proceeds from Partnership operations (including sales and dispositions of the Partnership's property investments in the ordinary course of business) less the portion thereof used to pay or establish reserves for all Partnership expenses, debt payments, capital improvements, replacements, and contingencies, all as determined by the General Partner and the net cash proceeds from all sales and other dispositions (other than in the ordinary course of business) and all refinancing of Partnership property investments, less any portion thereof used to establish reserves, all as determined by the General Partner. "Net Cash Flow" shall not be reduced by depreciation, amortization, cost recovery deductions, or similar allowances, but shall be increased by any reductions of reserves previously established.

         "Note" means the full recourse promissory note tendered by investors as partial payment for the Units offered for sale pursuant to this Prospectus.

         "Partners" means all General Partners and Limited Partners, where no distinction is required in the context in which the term is used.

         "Partnership" means Flordeco, Ltd., a Florida limited partnership.

         "Partnership Agreement" means the Amended and Restated Limited Partnership Agreement and Certificate of the Partnership.


         "Partnership Loan" - means any borrowings of the Partnership from third party lenders collateralized by the Notes.


         "Profits" and "Losses" means, for each year of the Partnership or amount equal to the Partnership's taxable income or loss, as adjusted under applicable federal income tax law.

         "Regulations" means the federal income tax regulations promulgated by the IRS under the Code, including Temporary Regulations, as those regulations may be amended from time to time (including corresponding provisions of succeeding regulations.)

         "Unit" means an interest in the Partnership representing Capital Contributions of $12,000 to the Partnership.

         "Unitholder" means all persons who hold Units, regardless of whether they are Partners.

                         INDEX TO FINANCIAL STATEMENTS


                                                                                     PAGE
                                                                                     ----
Report of Independent Certified Public Accountants                                   F-2
Balance Sheets                                                                       F-3
Notes to Balance Sheets                                                              F-4

REPORT OF INDEPENDENT ACCOUNTANTS


To the Partners
Flordeco, Ltd.
Fort Myers, Florida


We have audited the accompanying balance sheet of Flordeco, Ltd. (a development stage enterprise) as of March 19, 1996. This financial statement is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statement referred to above presents fairly, in all material respects, the financial position of Flordeco, Ltd. (a development stage enterprise) as of March 19, 1996, in conformity with generally accepted accounting principles.


                                                     /s/ COOPERS LYBRAND L.L.P.
                                                         ----------------------
                                                         COOPERS LYBRAND L.L.P.



Fort Myers, Florida
March 19, 1996, except for Note 5, as
     to which the date is May 31, 1996

FLORDECO, LTD.
(A DEVELOPMENT STAGE ENTERPRISE)
BALANCE SHEET
March 19, 1996




                      ASSETS
Cash in bank                                      $  1,000
                                                  --------
  Total assets                                    $  1,000
                                                  ========

                      PARTNERS' EQUITY

Contribution - general partner                    $    100

Contribution - limited partner                         900
                                                  --------
  Total partners' equity                          $  1,000
                                                  ========

See Accompanying Notes.

FLORDECO, LTD.
(A DEVELOPMENT STAGE ENTERPRISE)
NOTES TO FINANCIAL STATEMENT

1.  NATURE OF BUSINESS:

    Flordeco, Ltd. (Flordeco), a Florida limited partnership, was formed to make equity investments in a diversified portfolio of income producing residential and commercial properties. Profits, losses, and distributions of cash or property by the Partnership generally will be made to the Unitholders (including the general partner) in proportion to the units held by each of them.

    Flordeco had no operations or activity prior to March 19, 1996. Due to the fact Flordeco's planned operations have not commenced, Flordeco is considered a development stage enterprise.


2.  CAPITALIZATION:

    Flordeco was initially capitalized by cash contributions from the general partner ($100) and from the limited partner ($900).

    Through a public offering, Flordeco intends to sell a maximum of one thousand (minimum of one hundred) units of limited partnership interests for $12,000 per unit. Purchases of units will be payable $2,000 in cash and $10,000 in a full-recourse promissory note collateralized by the unit. Unless waived by the partnership, the minimum investment will be five units ($60,000).

    It is the intent of the general partner to purchase five units if the minimum offering is sold and ten units if the maximum offering is sold. Accordingly, the general partner would contribute additional cash of $5,000 and notes of $50,000 if the minimum offering is sold or additional cash of $15,000 and notes of $100,000 if the maximum offering is sold.

    If the minimum offering of 100 units has not been reached by August 1, 1996, all subscription proceeds will be refunded to subscribers without interest or reduction.

    Investors in the partnership will not be acquiring any interest in Investor's Trust, Inc., the general partner.

3.  RELATED PARTIES:

    An affiliate of the general partner, Flordeco, Inc., a Florida corporation formed in 1973 (the Management Company), will provide certain management services to the partnership and its real property investments. Mr. Thomas
    R. Cronin and Dr. Gerald Laboda, shareholders of the general partner, together own a controlling interest in the Management Company. Flordeco Realty, Inc. is a Florida corporation and a wholly-owned subsidiary of the Management Company.

    Partnership transactions involving the purchase, lease, and sale of the partnership's properties may result in the immediate realization by the general partner and its affiliates, including the Management Company and Flordeco Realty, Inc., of substantial commissions, fees, compensation and other income. These fees will generally be based upon a percentage of the amount paid to or by the partnership. None of the agreements for such services were the result of arm's-length negotiations.


4.  RISKS AND UNCERTAINTIES:

    The partnership will be subject to all of the risks inherent in owning real property investments. Such risks include, but are not limited to, changes in the investment climate for real estate, unanticipated operating expenses, occupancy levels, and rental rates. Additionally, most of the proposed investments will be located in the limited geographical area of Southwest Florida.


5.  SUBSEQUENT EVENT:

    Pursuant to a request from the State of Florida Division of Securities and Investor Protection, the general partner increased its initial contribution by $4,900 on May 31, 1996.

REPORT OF INDEPENDENT ACCOUNTANTS


To the Shareholders
Investor's Trust, Inc.
Fort Myers, Florida


We have audited the accompanying balance sheet of Investor's Trust, Inc. (a development stage enterprise) as of March 19, 1996. This financial statement is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those stand Cards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statement referred to above presents fairly, in all material respects, the financial position of Investor's Trust, Inc. (a development stage enterprise) as of March 19, 1996, in conformity with generally accepted accounting principles.



                                                   /s/ COOPERS & LYBRAND L.L.P.
                                                       ------------------------
                                                       COOPERS & LYBRAND L.L.P.


Fort Myers, Florida
March 19, 1996, except for Note 3, as
     to which the date is May 31, 1996

INVESTOR'S TRUST, INC.
(A DEVELOPMENT STAGE ENTERPRISE)
BALANCE SHEET
March 19, 1996





              ASSETS
Cash in bank                                                                           $     9,900
Investment in Flordeco, Ltd. (at cost)                                                         100
                                                                                       -----------
    Total assets                                                                       $    10,000
                                                                                       ===========
          STOCKHOLDERS' EQUITY

Common stock, $.01 par value, 1,000 shares authorized and issued                            $   10

Additional paid in capital                                                                   9,990
                                                                                       -----------
  Total stockholders' equity                                                           $    10,000
                                                                                       ===========

See Accompanying Notes.

INVESTOR'S TRUST, INC.
(A DEVELOPMENT STAGE ENTERPRISE)
NOTES TO FINANCIAL STATEMENT

1.  NATURE OF BUSINESS:

    Investor's Trust, Inc. (the Company), a Florida corporation, was formed for the purpose of being the sole general partner of Flordeco, Ltd. (Flordeco), a Florida limited partnership. As such, the Company will be responsible for making equity investments in a diversified portfolio of income producing residential and commercial properties on behalf of Flordeco.

    The Company had no operations or activity prior to March 19, 1996. Due to the fact the Company's planned operations have not commenced, the Company is considered a development stage enterprise.

    Investors in Flordeco will not acquire an interest in the Company.


2.  INVESTMENT IN FLORDECO:

    As provided for in the partnership agreement, the Company has contributed $100 to Flordeco as a general partner capital contribution. It is the intent of the Company to increase its investment in Flordeco should the partnership be successful in raising funds through a public offering.

    In accordance with the offering document, the Company would purchase five units ($60,000) if the minimum offering is sold and ten units ($120,000) if the maximum offering is sold. Payment for the units would consist of an additional cash contribution of $5,000 plus issuance of $50,000 in non-interest bearing promissory notes payable $5,000 per year for ten years if the minimum offering is sold ($15,000 cash plus $100,000 in notes if the maximum offering is sold). The Company intends to issue additional common stock to fund the investment.


3.  SUBSEQUENT EVENT:

    On May 31, 1996, pursuant to a request from the State of Florida Division of Securities and Investor Protection, the Company contributed an additional $4,900, thereby increasing its initial capital investment in Flordeco to a total of $5,000.

                                  EXHIBIT A






                                 AMENDED AND
                  RESTATED AGREEMENT OF LIMITED PARTNERSHIP
                                      OF
                                FLORDECO, LTD.
                        A FLORIDA LIMITED PARTNERSHIP

                        DATED AS OF             , 1996
                                    ------------

                               TABLE OF CONTENTS


ARTICLE I
THE PARTNERSHIP . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . A-1
         Section 1.1  Formation.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . A-1
         Section 1.2  Name. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . A-1
         Section 1.3  Purpose.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . A-1
         Section 1.4  Principal Place of Business.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . A-1
         Section 1.5  Term  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . A-1
         Section 1.6  Filings.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . A-1
         Section 1.7  Title to Property.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . A-1
         Section 1.8  Payments of Individual Obligations. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . A-2
         Section 1.9  Independent Activities; Transactions With Affiliates. . . . . . . . . . . . . . . . . . . . . . A-2
         Section 1.10  Definitions. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . A-2

ARTICLE II
PARTNERS' CAPITAL CONTRIBUTIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . A-8
         Section 2.1  General Partner.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . A-8
         Section 2.2  Limited Partners. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . A-8
         Section 2.3  Additional Limited Partners.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . A-8
         Section 2.4  Capital Contributions.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . A-9
         Section 2.5  Other Matters.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . A-9
         Section 2.6  Default on Capital Contributions. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-10

ARTICLE III
ALLOCATIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-10
         Section 3.1  Profits.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-10
         Section 3.2  Losses. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-11
         Section 3.3  Special Allocations.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-11
         Section 3.4  Curative Allocations. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-12
         Section 3.5  Other Allocation Rules. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-13
         Section 3.7  Maintenance of General Partner's 1% Interest. . . . . . . . . . . . . . . . . . . . . . . . .  A-13

ARTICLE IV
DISTRIBUTIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-13
         Section 4.1  Net Cash Flow.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-13
         Section 4.2  Division Among Unitholders and General Partner. . . . . . . . . . . . . . . . . . . . . . . .  A-14
         Section 4.3  Amounts Withheld. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-14

ARTICLE V
MANAGEMENT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-14
         Section 5.1  Authority of the General Partner. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-14
         Section 5.2  Right to Rely on General Partner. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-15
         Section 5.3  Restrictions on Authority of General Partner. . . . . . . . . . . . . . . . . . . . . . . . .  A-15
         Section 5.4  Duties and Obligations of The General Partner.  . . . . . . . . . . . . . . . . . . . . . . .  A-17
         Section 5.5  Indemnification of General Partner. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-17
         Section 5.6  Compensation; Expenses of The General Partner; Loans. . . . . . . . . . . . . . . . . . . . .  A-18
         Section 5.7  Operating Restrictions. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-18
         Section 5.8  Limitation on Out-of-State Business.  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-19
         Section 5.9  Management Agreement. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-19

ARTICLE VI
ROLE OF LIMITED PARTNERS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-19
         Section 6.1  Rights or Powers. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-19
         Section 6.2  Voting Rights.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-19
         Section 6.3  Procedure for Consent.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-19

ARTICLE VII
REPRESENTATIONS AND WARRANTIES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-20
         Section 7.1  In General. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-20
         Section 7.2  Representations and Warranties. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-20

ARTICLE VIII
BOOKS AND RECORDS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-21
         Section 8.1  Books and Records.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-21
         Section 8.2  Annual Reports. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-21
         Section 8.3  Tax Information.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-21

ARTICLE IX
AMENDMENTS; MEETINGS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-21
         Section 9.1  Amendments. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-21
         Section 9.2  Meetings of the Partners. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-22

ARTICLE X
TRANSFERS OF UNITS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-22
         Section 10.1  Restriction on Transfers.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-22
         Section 10.2  Permitted Transfers. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-22
         Section 10.3  Conditions to Permitted Transfers. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-22
         Section 10.4  Prohibited Transfers.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-23
         Section 10.5  Rights of Unadmitted Assignees.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-23
         Section 10.6  Admission of Assignees as Partners.  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-23
         Section 10.7  Covenants; Legend. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-24
         Section 10.8  Distributions and Allocations in Respect to Transferred Units. . . . . . . . . . . . . . . .  A-24

ARTICLE XI
GENERAL PARTNERS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-25
         Section 11.1  Additional General Partners. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-25
         Section 11.2  Covenant Not to Withdraw, Transfer, or Dissolve. . . . . . . . . . . . . . . . . . . . . . .  A-25
         Section 11.3  Permitted Transfers. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-25
         Section 11.4  Prohibited Transfers.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-25
         Section 11.5  Termination of Status as General Partner.  . . . . . . . . . . . . . . . . . . . . . . . . .  A-26
         Section 11.6  Election of New General Partners.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-26

ARTICLE XII
POWER OF ATTORNEY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-26
         Section 12.1  General Partner as Attorney-In-Fact. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-26
         Section 12.2  Nature as Special Power. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-27

ARTICLE XIII
DISSOLUTION AND WINDING UP  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-27
         Section 13.1  Liquidating Events.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-27
         Section 13.2  Winding Up.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-28
         Section 13.3  Compliance With Certain Requirements of Regulations; Deficit Capital Accounts. . . . . . . .  A-28
         Section 13.4  Deemed Distribution and Recontribution.  . . . . . . . . . . . . . . . . . . . . . . . . . .  A-29
         Section 13.5  Rights of General Partner and Unitholders. . . . . . . . . . . . . . . . . . . . . . . . . .  A-29
         Section 13.6  Notice of Dissolution. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-29

ARTICLE XIV
MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-29
         Section 14.1  Notices. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-29
         Section 14.2  Binding Effect.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-29
         Section 14.3  Construction.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-29
         Section 14.4  Time.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-29
         Section 14.5  Headings.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-29
         Section 14.6  Severability.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-30
         Section 14.7  Incorporation by Reference.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-30
         Section 14.8  Further Action.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-30
         Section 14.9  Variation of Pronouns. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-30
         Section 14.10  Governing Law.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-30
         Section 14.11  Waiver of Action for Partition; No Bill for Partnership Accounting. . . . . . . . . . . . .  A-30
         Section 14.12  Counterpart Execution.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-30
         Section 14.13  Sole and Absolute Discretion. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-30
         Section 14.14  Specific Performance. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-30

         THIS AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP is entered into and shall be effective as of the ______ day of __________________ 1996, by and between INVESTORS TRUST, INC., a Florida corporation, as the General Partner, MICHAEL P. GEML, as the Original Limited Partner, and the Persons whose names are set forth on Exhibit A, as Limited Partners, pursuant to the provisions of the Florida Revised Uniform Limited Partnership Act, on the following terms and conditions:

                                   ARTICLE I
                                THE PARTNERSHIP

         SECTION 1.1 FORMATION. The Partnership was formed on March 18, 1996. The Partners hereby agree to continue the Partnership as a limited partnership pursuant to the provisions of the Act and upon the terms and conditions set forth in this Agreement. This Agreement completely restates, amends, and supersedes that certain Agreement of Limited Partnership of Flordeco, Ltd., a Florida Limited Partnership, executed by the General Partner and the Original Limited Partner as of March 18, 1996.

         SECTION 1.2 NAME. The name of the Partnership shall be Flordeco, Ltd., a Florida Limited Partnership. All business of the Partnership shall be conducted in that name. The General Partner may change the name of the Partnership upon ten (10) Business Days notice to the Limited Partners.

         SECTION 1.3 PURPOSE. The primary purpose of the Partnership is to acquire, construct, develop, improve, lease, operate, hold for investment, and sell or otherwise dispose of the Property, directly or indirectly, and, secondarily, to engage in any other lawful business of any kind calculated or designed to be profitable to the Partnership.

         SECTION 1.4 PRINCIPAL PLACE OF BUSINESS. The principal place of business of the Partnership shall be at 3591 Fowler Street, Fort Myers, Florida 39901. The General Partner may change the principal place of business of the Partnership to any other place within the State of Florida upon ten (10) Business Days notice to the Limited Partners.

         SECTION 1.5 TERM. The term of the Partnership commenced on the date the certificate of limited partnership, the affidavit of limited partner contributions, and other required documents described in the Act (the "Certificate") were filed in the office of the Florida Department of State in accordance with the Act, as set forth in Section 1.6(a), and shall continue until the winding up and liquidation of the Partnership and its business is completed following a Liquidating Event, as provided in Article XIII.

         SECTION 1.6  FILINGS.

                 (a) The Certificate was filed in the office of the Florida Department of State in accordance with the provisions of the Act on March 19, 1996. The General Partner shall take any and all other actions reasonably necessary to perfect and maintain the status of the Partnership as a limited partnership under the laws of Florida. The General Partner shall cause amendments to the Certificate to be filed whenever required by the Act. The amendments may be executed by the General Partner or by any Person designated in the amendment as a new General Partner.

                 (b) The General Partner shall execute and cause to be filed original or amended Certificates and shall take any and all other actions as may be reasonably necessary to perfect and maintain the status of the Partnership as a limited partnership or similar type of entity under the laws of any other states or jurisdictions in which the Partnership engages in business.

                 (c) The registered agent for service of process on the Partnership shall be Thomas R. Cronin, Sr., or any successor as appointed by the General Partner in accordance with the Act. The registered office of the Partnership in the State of Florida is located at 3591 Fowler Street, Fort Myers, Florida 33901.

                 (d) Upon the dissolution of the Partnership, the General Partner (or, in the event there is no General Partner, any Person elected pursuant to Section 13.2) shall promptly execute and cause to be filed certificates of cancellation in accordance with the Act and the laws of any other states or jurisdictions in which the Partnership has filed certificates.

         SECTION 1.7 TITLE TO PROPERTY. All real and personal property owned by the Partnership shall be owned by the Partnership as an entity. No Partner shall have any ownership interest in that property in its individual name or right. Each Partner's interest in the Partnership shall be personal property for all purposes. Except as otherwise provided in this Agreement, the Partnership shall hold all of its real and personal property in the name of the Partnership and not in the name of any Partner.

         SECTION 1.8 PAYMENTS OF INDIVIDUAL OBLIGATIONS. The Partnership's credit and assets shall be used solely for the benefit of the Partnership. No asset of the Partnership shall be transferred or encumbered for or in payment of any individual obligation of any Partner.

         SECTION 1.9  INDEPENDENT ACTIVITIES; TRANSACTIONS WITH AFFILIATES.

                 (a) The General Partner and any of its Affiliates shall be required to devote only such time to the affairs of the Partnership as the General Partner determines in its sole discretion may be necessary to manage and operate the Partnership, and each such Person, to the extent not otherwise directed by the General Partner, shall be free to serve any other Person or enterprise in any capacity that it may deem appropriate in its discretion.

                 (b) Insofar as permitted by applicable law, the General Partner (acting on its own behalf) and each Limited Partner (acting on its own behalf) may, notwithstanding this Agreement, engage in whatever activities they choose, whether competitive with the Partnership or otherwise, without having or incurring any obligation to offer any interest in those activities to the Partnership or any Partner and neither this Agreement nor any activity undertaken pursuant to this Agreement shall prevent any Partner from engaging in those activities, or require any Partner to permit the Partnership or any Partner to participate in any of those activities, and as a material part of the consideration for the execution of this Agreement by each Partner, each Partner hereby waives, relinquishes, and renounces any right or claim of participation in those activities.

                 (c) To the extent permitted by applicable law and except as otherwise provided in this Agreement, the General Partner, when acting on behalf of the Partnership, is hereby authorized to purchase property from, sell property to, or otherwise deal with any Partner, acting on its own behalf, or any Affiliate of any Partner, provided that any such purchase, sale, or other transaction shall be made on terms and conditions that are no less favorable to the Partnership than if the sale, purchase, or other transaction had been entered into with an independent third party.

                 (d) The Partnership will not purchase any property or other investment from the General Partner or any of its Affiliates held in the name of the General Partner or its Affiliates for a period in excess of 12 months before it is purchased by the Partnership unless the purchase price paid by the Partnership will be no greater than the cost of such property to the General Partner or the selling Affiliate, and no compensation or other benefit from the transaction will accrue to the General Partner or any of its Affiliates.

                 (e) The Partnership will not acquire any real property unless, in the opinion of the General Partner, the property is adequately insured and the Partnership has obtained adequate title insurance or other assurance of title customary in the community in which the Property is located.

         SECTION 1.10 DEFINITIONS. Capitalized words and phrases used in this Agreement have the following meanings:

                 (a) "ACT" means the Florida Revised Uniform Limited Partnership Act, as set forth in Sections 620.101 through 620.186, Florida Statutes, as amended from time to time (or any corresponding provisions of succeeding law).

                 (b) "ADDITIONAL CLOSING" means any closing, following the Initial Closing, at which Limited Partners are admitted to the Partnership pursuant to Section 2.3.

                 (c) "ADJUSTED CAPITAL ACCOUNT DEFICIT" means, with respect to any Unitholder, the deficit balance, if any, in that Unitholder's Capital Account as of the end of the relevant fiscal year, after giving effect to the following adjustments:

                          (i)     Credit to that Capital Account any amounts
that Unitholder is obligated to restore (pursuant to the terms of that Unitholder's Promissory Note or otherwise) or is deemed to be obligated to restore pursuant to the penultimate sentences of Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5); and

                          (ii)    Debit to that Capital Account the items
described in Regulations Sections 1.704-1(b)(2)(ii)(d)(4),
1.704-1(b)(2)(ii)(d)(5) and 1.704-1(b)(2)(ii)(d)(6).

The foregoing definition of Adjusted Capital Account Deficit is intended to comply with the provisions of Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently with that Regulation.

                 (d) "AFFILIATE" means, with respect to any Person, (i) any Person directly or indirectly controlling, controlled by or under common control with that Person, (ii) any Person owning or controlling ten percent (10%) or more of the outstanding voting interests of that Person, (iii) any officer, director, or general partner of that Person, or (iv) any Person who is an officer, director, general partner, trustee, or holder of ten percent (10%) or more of the voting interests of any Person described in clauses (i) through
(iii) of this sentence. For purposes of this definition, the term "controls," "is controlled by," or "is under common control with" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person or entity, whether through the ownership of voting securities, by contract, or otherwise.

                 (e) "AGREEMENT" or "PARTNERSHIP AGREEMENT" means this Amended and Restated Agreement of Limited Partnership, as amended from time to time.

                 (f) "BANKRUPTCY" means, with respect to any Person, a "Voluntary Bankruptcy" or an "Involuntary Bankruptcy." A "Voluntary Bankruptcy" means, with respect to any Person, the inability of that Person generally to pay its debts as those debts become due, or an admission in writing by that Person of its inability to pay its debts generally or a general assignment by that Person for the benefit of creditors; the filing of any petition or answer by that Person seeking to adjudicate it a bankrupt or insolvent, or seeking for itself any liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of that Person or its debts under any law relating to bankruptcy, insolvency, or reorganization or relief of debtors, or seeking, consenting to, or acquiescing in the entry of an order for relief or the appointment of a receiver, trustee, custodian, or other similar official for that Person or for any substantial part of its property; or corporate action taken by that Person to authorize any of the actions set forth above. An "Involuntary Bankruptcy" means, with respect to any Person, without the consent or acquiescence of that Person, the entering of an order for relief or approving a petition for relief or reorganization or any other petition seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution, or other similar relief under any present or future bankruptcy, insolvency, or similar statute, law, or regulation, or the filing of any such petition against that Person, which petition shall not be dismissed within ninety (90) days, or, without the consent or acquiescence of that Person, the entering of an order appointing a trustee, custodian, receiver, or liquidator of that Person or of all or any substantial part of the property of that Person, which order shall not be dismissed within sixty (60) days.

                 (g) "BUSINESS DAY" means a day of the year on which banks are not required or authorized to close in New York, New York.

                 (h) "CAPITAL ACCOUNT" means, with respect to the General Partner or any Unitholder, the Capital Account maintained for that Person in accordance with the following provisions:

                          (i)     To each Person's Capital Account there shall
be credited that Person's Capital Contributions, that Person's distributive share of Profits, and any items in the nature of income or gain that are specially allocated pursuant to Sections 3.3 or 3.4, and the amount of any Partnership liabilities assumed by that Person or which are secured by any Partnership Property distributed to that Person.

                          (ii)    To each Person's Capital Account there shall
be debited the amount of cash and the Gross Asset Value of any Partnership Property distributed to that Person pursuant to any provision of this Agreement, that Person's distributive share of Losses, and any items in the nature of expenses or losses that are specially allocated pursuant to Sections
3.3 or 3.4, and the amount of any liabilities of that Person assumed by the Partnership or that are secured by any property contributed by that Person to the Partnership.

                          (iii)   In the event all or a portion of an interest
in the Partnership is transferred in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the transferred interest.

                          (iv)    In determining the amount of any liability
for purposes of Sections 1.10(h)(i) and 1.10(h)(ii), there shall be taken into account Code Section 752(c) and any other applicable provisions of the Code and Regulations.

         The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Regulations Section 1.704-1(b) and shall be interpreted and applied in a manner consistent with those Regulations. In the event the General Partner shall determine that it is prudent to modify the manner in which the Capital Accounts, or any debits or credits to the Capital Accounts (including, without limitation, debits or credits relating to liabilities that are secured by contributed or distributed property or that are assumed by the Partnership, the General Partner, or the Unitholders), are computed in order to comply with those Regulations, the General Partner may make that modification, provided that it is not likely to have a material effect on the amounts distributable to the General Partner or any Unitholder pursuant to Article XIII upon the dissolution of the Partnership. The General Partner also shall (i) make any adjustments that are necessary or appropriate to maintain equality between the Capital Accounts of the General Partner and Unitholders and the amount of Partnership capital reflected on the Partnership's balance sheet, as computed for book purposes, in accordance with Regulations Section 1.704-1(b)(2)(iv)(g), and (ii) make any appropriate modifications in the event unanticipated events (for example, the acquisition by the Partnership of oil or gas properties) might otherwise cause this Agreement not to comply with Regulations Section 1.704-1(b).

                 (i) "CAPITAL CONTRIBUTIONS" means, with respect to the General Partner or any Unitholder, the amount of money and the initial Gross Asset Value of any property (other than money) contributed to the Partnership with respect to the Units held by that Person. The principal amount of a promissory note that is not readily traded on an established securities market and that is contributed to the Partnership by the maker of the note (or a Person related to the maker of the note within the meaning of Regulations
Section 1.704-1(b)(2)(ii)(c)) shall not be included in the Capital Account of any Person until the Partnership makes a taxable disposition of the note or until (and to the extent) principal payments are made on the note, all in accordance with Regulations Section 1.704-1(b)(2)(iv)(d)(2).

                 (j)      "CERTIFICATE" has the meaning set forth in Section
1.5.

                 (k) "CODE" means the Internal Revenue Code of 1986, as amended from time to time (or any corresponding provisions of succeeding law).

                 (l) "DEBT" means (i) any indebtedness for borrowed money or deferred purchase price of property or evidenced by a note, bonds, or other instruments, (ii) obligations as lessee under capital leases, (iii) obligations secured by any mortgage, pledge, security interest, encumbrance, lien, or charge of any kind existing on any asset owned or held by the Partnership whether or not the Partnership has assumed or become liable for the obligations secured thereby, (iv) any obligation under any interest rate swap agreement (the principal amount of such obligation shall be deemed to be the notional principal amount on which the swap is based), and (v) obligations under direct or indirect guarantees of (including obligations (contingent or otherwise) to assure a creditor against loss in respect of) indebtedness or obligations of the kinds referred to in clauses (i), (ii), (iii), and (iv) above, provided that Debt shall not include obligations in respect of any accounts payable that are incurred in the ordinary course of the Partnership's business and are not delinquent or are being contested in good faith by appropriate proceedings.

                 (m) "DEPRECIATION" means, for each Fiscal Year, an amount equal to the depreciation, amortization, or other cost recovery deduction allowable with respect to an asset for that Fiscal Year, except that if the Gross Asset Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of the Fiscal Year, Depreciation shall be an amount that bears the same ratio to such beginning Gross Asset Value as the federal income tax depreciation, amortization, or other cost recovery deduction for that Fiscal Year bears to such beginning adjusted tax basis; provided, however, that if the adjusted basis for federal income tax purposes of an asset at the beginning of that Fiscal Year is zero, Depreciation shall be determined with reference to such beginning Gross Asset Value using any reasonable method selected by the General Partner.

                 (n) "ENVIRONMENTAL LAWS" means any federal, state, or local statute, code, ordinance, rule, regulation, permit, consent, approval, license, judgment, order, writ, judicial decision, common law rule, decree, agency interpretation, injunction, or other authorization or requirement whenever promulgated, issued, or modified, including the requirement to register underground storage tanks, relating to:

                          (i)     Emissions, discharges, spills, releases, or
threatened releases of pollutants, contaminants, Hazardous Substances (as hereinafter defined), materials containing Hazardous Substances, or hazardous or toxic materials or wastes into ambient air, surface water, groundwater, watercourses, publicly or privately owned treatment works, drains, sewer systems, wetlands, septic systems, or onto land;

                          (ii)    The use, treatment, storage, disposal,
handling, manufacturing, transportation, or shipment of Hazardous Substances, materials containing Hazardous Substances or hazardous wastes or toxic wastes, material, products, or by-products (or of equipment or apparatus containing Hazardous Substances) as defined in or regulated under the following statutes and their implementing regulations: the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801 et seq., the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq., the Comprehensive Environmental Response, Compensation and Liability Act, as amended by the Superfund Amendments and Reauthorization Act, 42 U.S.C. Section 9601 et seq., or the Toxic Substances Control Act, 15 U.S.C. Section 2601 et seq., each as amended from time to time; or

                          (iii)   Otherwise relating to pollution or the
protection of human health or the environment.

                 (o) "FISCAL YEAR" means (i) the period commencing on the effective date of this Agreement and ending on December 31, (ii) any subsequent twelve (12) month period commencing on January 1 and ending on December 31, or
(iii) any portion of the period described in clause (ii) for which the Partnership is required to allocate Profits, Losses, and other items of Partnership income, gain, loss or deduction pursuant to Article III.

                 (p) "GENERAL PARTNER" means any Person who (i) is referred to as such in the first paragraph of this Agreement or has become a General Partner pursuant to the terms of this Agreement, and (ii) has not ceased to be a General Partner pursuant to the terms of this Agreement. "General Partners" means all such Persons.

                 (q) "GROSS ASSET VALUE" means, with respect to any asset, the asset's adjusted basis for federal income tax purposes, except as follows:

                          (i)     The initial Gross Asset Value of any asset
contributed by a Partner to the Partnership shall be the gross fair market value of the asset, as determined by the contributing Partner and the General Partner, provided that, if the contributing Partner is a General Partner, the determination of the fair market value of a contributed asset shall be determined by appraisal;

                          (ii)    The Gross Asset Values of all Partnership
assets shall be adjusted to equal their respective gross fair market values, as determined by the General Partner, as of the following times: (a) the acquisition of an additional interest in the Partnership (other than pursuant to Section 2.4(c)) by any new or existing Partner in exchange for more than a de minimis Capital Contribution; (b) the distribution by the Partnership to a General Partner or Unitholder of more than a de minimis amount of Partnership Property as consideration for an interest in the Partnership; and (c) the liquidation of the Partnership within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g): provided, however, that the adjustments pursuant to subclauses (a) and (b) above shall be made only if the General Partner reasonably determines that those adjustments are necessary or appropriate to reflect the relative economic interests of the General Partner and Unitholders in the Partnership;

                          (iii)   The Gross Asset Value of any Partnership
asset distributed to the General Partner or any Unitholder shall be adjusted to equal the gross fair market value of that asset on the date of distribution as determined by the distributee and the General Partner, provided that, if the distributee is a General Partner, the determination of the fair market value of the distributed asset shall be determined by appraisal; and

                          (iv)    The Gross Asset Values of Partnership assets
shall be increased (or decreased) to reflect any adjustments to the adjusted basis of those assets pursuant to Code Section 734(b) or Code Section 743(b), but only to the extent that those adjustments are taken into account in determining Capital Accounts pursuant to Regulation Section 1.704-1(b)(2)(iv)(m) and Sections 1.10(al)(vi) and 3.3(g); provided, however, that Gross Asset Values shall not be adjusted pursuant to this Section 1.10(q)(iv) to the extent the General Partner determines that an adjustment pursuant to Section 1.10(q)(ii) is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this
Section 1.10(q)(iv).

If the Gross Asset Value of an asset has been determined or adjusted pursuant to Sections 1.10(q)(i), 1.10(q)(ii), or 1.10(q)(iv), that Gross Asset Value shall thereafter be adjusted by the Depreciation taken into account with respect to that asset for purposes of computing Profits and Losses.

                 (r) "HAZARDOUS SUBSTANCES" means (i) hazardous materials, hazardous wastes, and hazardous substances as those terms are defined under the following statutes and their implementing regulations as they may be amended from time to time: the Hazardous Materials Transportation Act, 49 U.S.C.
Section  1801 et seq., the Resource Conservation and Recovery Act, 42 U.S.C.
Section 6901 et seq., the Comprehensive Environmental Response, Compensation and Liability Act, as amended by the Superfund Amendments and Reauthorization Act, 42 U.S.C. Section 9601 et seq., the Clean Water Act, 33 U.S.C. Section 1251 et seq., the Toxic Substances Control Act, 15 U.S.C. Section 2601 et seq., the Clean Air Act, 42 U.S.C. Section 7401 et seq., (ii) petroleum and petroleum products including crude oil and any fractions thereof, (iii) natural gas, synthetic gas, and any mixtures thereof, (iv) asbestos or any material that contains any hydrated mineral silicate, including but not limited to chrysolite, amosite, crocidolite, tremolite, anthophylite, or actinolite, whether friable or non-friable, (v) PCBs, or PCB-containing materials or fluids, (vi) radon, (vii) any other hazardous radioactive, toxic or noxious substance, material, pollutant, or solid, liquid, or gaseous waste, and (viii) any substance with respect to which a federal, state, or local agency requires environmental investigation, monitoring, or remediation.

                 (s) "INITIAL CLOSING" means the closing at which Limited Partners other than the Original Limited Partner are first admitted to the Partnership pursuant to Section 2.3.

                 (t)      "INVOLUNTARY BANKRUPTCY" has the meaning set forth in
Section 1.10(f).

                 (u)      "ISSUANCE ITEMS" has the meaning set forth in Section
3.3(j).

                 (v) "LIMITED PARTNER" means any Person (i) whose name is set forth in the first paragraph of this Agreement as the Original Limited Partner or whose name is set forth on Exhibit A or who has become a Limited Partner pursuant to the terms of this Agreement, and (ii) who is the owner of Units. "Limited Partners" means all such Persons. All references in this Agreement to a majority or a specified percentage of the Limited Partners shall mean Limited Partners holding more than fifty percent (50%) or such specified percentage, respectively, of the Units then held by Limited Partners.

                 (w)      "LIQUIDATING EVENT" has the meaning set forth in
Section 13.1.

                 (x) "MANAGEMENT AGREEMENT" means that certain Management Agreement by and between the Partnership and Flordeco, Inc., a Florida corporation, dated _______________.


                 (y) "NET CASH FLOW" means the gross cash proceeds from Partnership operations (including sales and dispositions of Property in the ordinary course of business) less the portion thereof used to pay or establish reserves for all Partnership expenses, debt payments, capital improvements, replacements, acquisitions, investments, and contingencies, all as determined by the General Partner and the net cash proceeds from all sales and other dispositions (other than in the ordinary course of business) and all refinancing of Property, less any portion thereof used to establish reserves or make acquisitions or investments all as determined by the General Partner.
"Net Cash Flow" shall not be reduced by depreciation, amortization, cost recovery deductions, or similar allowances, but shall be increased by any reductions of reserves previously established.


                 (z) "NONRECOURSE DEDUCTIONS" has the meaning set forth in Regulations Section 1.704-2(b)(1).

                 (aa) "NONRECOURSE LIABILITY" has the meaning set forth in Regulations Section 1.704-2(b)(3).

                 (ab) "OFFERING TERMINATION DATE" means August 1, 1995, or such earlier date on which the maximum number of Units set forth in the Registration Statement is sold or such later date to which such date may be extended in accordance with the Registration Statement, which is set at February 28, 1997.

                 (ac) "ORIGINAL LIMITED PARTNER" means any Person who (i) is referred to as such in the first paragraph of this Agreement, and (ii) has not ceased to be a Limited Partner pursuant to the terms of this Agreement.

                 (ad) "PARTNER NONRECOURSE DEBT" has the meaning set forth in Regulations Section 1.704-2(b)(4).

                 (ae) "PARTNER NONRECOURSE DEDUCTIONS" has the meaning set forth in Regulations Sections 1.704-2(i)(1) and 1.704-2(i)(2).

                 (af) "PARTNER NONRECOURSE DEBT MINIMUM GAIN" means an amount, with respect to each Partner Nonrecourse Debt, equal to the Partnership Minimum Gain that would result if that Partner Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Regulations Section 1.704-2(i)(3).

                 (ag) "PARTNERS" means all General Partners and all Limited Partners, where no distinction is required by the context in which the term is used. "Partner" means any one of the Partners. All references in this Agreement to a majority or a specified percentage of the Partners shall mean Partners holding more than fifty percent (50%) or such specified percentage, respectively, of the Units then held by Partners.

                 (ah) "PARTNERSHIP" means the partnership continued pursuant to this Agreement and the partnership continuing the business of this Partnership in the event of dissolution as provided in this Agreement.

                 (ai) "PARTNERSHIP MINIMUM GAIN" has the meaning set forth in Regulations Sections 1.704-2(b)(2) and 1.704-2(d).

                 (aj)     "PERMITTED TRANSFER" has the meaning set forth in
Section 10.2.

                 (ak) "PERSON" means any individual, partnership, corporation, trust, limited liability company, or other person or entity.

                 (al) "PROFITS" and "LOSSES" means, for each Fiscal Year, an amount equal to the Partnership's taxable income or loss for that year or period, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss, or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments:

                          (i)     Any income of the Partnership that is exempt
from federal income tax and not otherwise taken into account in computing Profits and Losses pursuant to this Section 1.10(al) shall be added to that taxable income or loss;

                          (ii)    Any expenditures of the Partnership described
in Code Section 705(a)(2)(B) or treated as Code Section 705(a)(2)(B) expenditures pursuant to Regulations Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Profits or Losses pursuant to this
Section 1.10(al) shall be subtracted from taxable income or loss;

                          (iii)   In the event the Gross Asset Value of any
Partnership asset is adjusted pursuant to Section 1.10(q)(ii) or Section 1.10(q)(iii), the amount of that adjustment shall be taken into account as gain or loss from the disposition of that asset for purposes of computing Profits and Losses;

                          (iv)    Gain or loss resulting from any disposition
of Partnership Property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Gross Asset Value of the property disposed of, notwithstanding that the adjusted tax basis of that property differs from its Gross Asset Value;

                          (v)     In lieu of the depreciation, amortization,
and other cost recovery deductions taken into account in computing taxable income or loss, there shall be taken into account Depreciation for that fiscal year or other period, computed in accordance with Section 1.10(m);

                          (vi)    To the extent an adjustment to the adjusted
tax basis of any Partnership asset pursuant to Code Section 734(b) or Code
Section 743(b) is required pursuant to Regulations Section 1.704-1(b)(2)(iv)(m)(4) to be taken into account in determining Capital Accounts as a result of a distribution other than in liquidation of a General Partner's or Unitholder's interest in the Partnership, the amount of that adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases the basis of the asset) from the disposition of the asset and shall be taken into account for purposes of computing Profits or Losses;

                          (vii)   Notwithstanding any other provision of this
Section 1.10(al), any items specially allocated pursuant to Sections 3.3 or 3.4 shall not be taken into account in computing Profits or Losses.

The amounts of the items of Partnership income, gain, loss, or deduction available to be specially allocated pursuant to Sections 3.3 and 3.4 shall be determined by applying rules analogous to those set forth in Sections 1.10(al)(i) through 1.10(al)(vi) above.

                 (am) "PROMISSORY NOTE" means the promissory note payable to the Partnership issued by each Person who acquires Units pursuant to Section 2.4(c).

                 (an) "PROPERTY" means all real and personal property, constructed, acquired, and operated by the Partnership and any improvements to that property as set forth in the Registration Statement and any interest in any Person owning such property.

                 (ao)     "QUALIFIED COUNSEL" has the meaning set forth in
Section 5.8.

                 (ap)     "RECONSTITUTION PERIOD" has the meaning set forth in
Section 13.1.

                 (aq) "REGISTRATION STATEMENT" means that certain S-11 dated ___________, 1996, relating to the Partnership.

                 (ar) "REGULATIONS" means the Income Tax Regulations, including Temporary Regulations, promulgated under the Code, as those regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

                 (as)     "REGULATORY ALLOCATIONS" has the meaning set forth in
Section 3.4.

                 (at) "SYNDICATION EXPENSES" means all expenditures classified as syndication expenses pursuant to Regulations Section 1.709-2(b). Syndication Expenses shall be taken into account under this Agreement at the time they would be taken into account under the Partnership's method of accounting if they were deductible expenses.

                 (au) "TAX MATTERS PARTNER" shall have the meaning set forth in Section 5.1(j).

                 (av) "TRANSFER" means, as a noun, any voluntary or involuntary transfer, sale, or other disposition and, as a verb, voluntarily or involuntarily to transfer, sell, or otherwise dispose of.

                 (aw) "UNIT" means an interest in the Partnership representing Capital Contributions of $12,000.00 to the Partnership.

                 (ax) "UNITHOLDERS" means all Persons who hold Units, regardless of whether they are Partners. "Unitholder" means any one of the Unitholders.

                 (ay)     "VOLUNTARY BANKRUPTCY" has the meaning set forth in
Section 1.10(f).

                 (az) "WHOLLY OWNED AFFILIATE" of any Person means an Affiliate of that Person (i) one hundred percent (100%) of the voting stock or beneficial ownership of which is owned directly by that Person, or by any Person who, directly or indirectly, owns one hundred percent (100%) of the voting stock or beneficial ownership of such Person, (ii) an Affiliate of that Person who, directly or indirectly, owns one hundred percent (100%) of the voting stock or beneficial ownership of that Person, and (iii) any Wholly Owned Affiliate of any Affiliate described in clause (i) or clause (ii) of this
Section 1.10(az).

                                   ARTICLE II
                        PARTNERS' CAPITAL CONTRIBUTIONS

         SECTION 2.1 GENERAL PARTNER. The name, address, and Capital Contribution made by the General Partner are as follows:


         Name and Address                                              Capital Contribution
         ----------------                                              --------------------
Investors Trust, Inc.                                                        $5,000.00
3591 Fowler Street
Fort Myers, Florida 39901



         SECTION 2.2  LIMITED PARTNERS.

                 (a) The name, address, and Capital Contribution made by the Original Limited Partner are as follows:

         Name and Address                                     Capital Contribution
         ----------------                                     --------------------
Michael P. Geml                                                     $900.00
West Coast Bancorp, Inc.
2724 Del Prado Boulevard south
Cape Coral, Florida  33904

                 (b) The name, address and number of Units acquired by each Partner (including the Original Limited Partner and the General Partner) shall be set forth on EXHIBIT A, which Exhibit A shall be amended by the General Partner from time to time.

         SECTION 2.3 ADDITIONAL LIMITED PARTNERS. The General Partner is hereby authorized, on behalf of the Partnership, to offer not more than One Thousand (1,000) Units pursuant to the Registration Statement, and to admit as Limited Partners those Persons who subscribe to purchase Units and are acceptable to the General Partner. No subscriber shall be so admitted and no subscriber's funds shall be transferred to the Partnership prior to the Initial Closing (which shall not occur until subscriptions have been received for at least 100 Units from subscribers who are acceptable to the General Partner). Thereafter, additional subscribers may be admitted at Additional Closings, provided that the maximum number of Units that may be acquired by Limited Partners shall not exceed One Thousand (1,000). The Initial Closing and all Additional Closings shall occur on or before the Offering Termination Date. No subscribers shall be admitted pursuant to this Section 2.3 after the Offering Termination Date.

         At the Initial Closing and at each Additional Closing, the Capital Contributions of those Persons then being admitted as Limited Partners shall be transferred to the Partnership, which amounts shall be credited to their respective Capital Accounts pursuant to Section 1.10(h)(i).

         SECTION 2.4  CAPITAL CONTRIBUTIONS.


                 (a) Upon original formation of the Partnership, the General Partner made a Capital Contribution of $5,000.00. The General Partner shall be credited with such amount as part of the cash downpayment for any Unit or Units purchased by the General Partner in the offering described in the Registration Statement. Except as otherwise provided in Article XIII and mandatory provisions of applicable state law, the General Partner shall not be required to make any other Capital Contributions to the Partnership.


                 (b) Upon original formation of the Partnership, the Original Limited Partner made a Capital Contribution of $900.00. The Original Limited Partner shall be credited with such amount as part of the cash downpayment for any Unit purchased by the Limited Partner in the offering described in the Registration Statement.

                 (c) Each Person who acquires any of the Units offered pursuant to the Registration Statement shall be admitted as a Limited Partner upon the acceptance of his subscription by the General Partner. Each such Person shall make Capital Contributions with respect to each Unit he acquires as follows:

                          (i)     $2,000.00 concurrently with that Person's
admission to the Partnership;

                          (ii)    $1,000.00 on or before ______________, 1997;

                          (iii)   $1,000.00 on or before ______________, 1998;

                          (iv)    $1,000.00 on or before ______________, 1999;

                          (v)     $1,000.00 on or before ______________, 2000;

                          (vi)    $1,000.00 on or before ______________, 2001;

                          (vii)   $1,000.00 on or before ______________, 2002;

                          (viii)  $1,000.00 on or before ______________, 2003;

                          (ix)    $1,000.00 on or before ______________, 2004;

                          (x)     $1,000.00 on or before ______________, 2005;
and

                          (xi)    $1,000.00 on or before ______________, 2006.

Each such Person's obligation to make those Capital Contributions (other than the Capital Contribution set forth in Section 2.4(c)(i) above) shall be evidenced by a Promissory Note in the form attached as EXHIBIT B, which shall be delivered to the Partnership concurrently with that Person's admission to the Partnership.

         SECTION 2.5  OTHER MATTERS.

                 (a) Except as otherwise provided in this Agreement, neither the General Partner nor any Unitholder shall demand or receive a return of its or his Capital Contributions, as the case may be, or withdraw from the Partnership without the consent of a majority of the Partners. Under circumstances requiring a return of any Capital Contributions, neither the General

Partner nor a Unitholder shall have the right to receive property other than cash except as may be specifically provided in this Agreement.

                 (b) Neither the General Partner nor a Unitholder shall receive any interest, salary, or drawing with respect to its or his Capital Contributions, as the case may be, or its or his Capital Account, as the case may be, or for services rendered on behalf of the Partnership or otherwise in its or his capacity as the General Partner or Unitholder, as the case may be, except as otherwise provided in this Agreement.

                 (c) Provided that the Limited Partners act in accordance with this Agreement, no Limited Partner shall be liable for the debts, liabilities, contracts, or any other obligations of the Partnership. Except as otherwise provided by mandatory provisions of applicable state law, a Limited Partner shall be liable only to make his Capital Contributions and shall not be required to lend any funds to the Partnership or, after his Capital Contributions have been made, to make any additional capital contributions to the Partnership.

                 (d) The General Partner shall have no personal liability for the repayment of any Capital Contributions of any Unitholder.

                 (e) In accordance with the mandatory provisions of applicable law, a Unitholder who is not a General Partner may, under certain circumstances, be liable to return to the Partnership, for the benefit of Partnership creditors, amounts previously distributed to him by the Partnership. It is the intent of the Partnership that no distribution under this Agreement to any Unitholder who is not a General Partner shall be deemed a return or withdrawal of such Unitholder's contribution or capital, whether or not such distribution, or the aggregate of all such distributions, exceeds such Unitholder's allocable share of the Partnership's aggregate net profits, and that no Unitholder who is not a General Partner shall be obligated to pay the amount of any such distribution to, or for the account of, the Partnership or any creditor of the Partnership. In the event that a court of competent jurisdiction holds that, notwithstanding the foregoing sentence, a Unitholder who is not a General Partner is or may be liable to pay to creditors or return to the Partnership all or a portion of such distributions, it is the intent of the Partnership that the amount of such distributions that represent a return to such Unitholder of his contributions or capital shall not be greater than an amount equal to the excess of such Unitholder's Capital Contributions, over the balance that would then be standing in such Unitholder's Capital Account if the adjustments thereto for Partnership Profits and Losses were made by reference to income and loss computed in accordance with generally accepted accounting principles, consistently applied (utilizing methods of depreciation, amortization, and depletion that produce the slowest permissible recovery of the cost of the Partnership's wasting assets). The General Partner shall not be liable or accountable to any Unitholder for any amount that such Unitholder may hereafter be required to pay to, or return to the Partnership for the benefit of, its creditors as a result of any assertion or determination that, notwithstanding this Section 2.5(e), under applicable law such Unitholder has received distributions of his capital or contributions and is liable to return such distributions to the Partnership for the benefit of Partnership creditors.

                 (f) The General Partner shall maintain a minimum Capital Account balance equal to One percent (1%) of the total positive Capital Account balances for the Partnership or $500,000.00, whichever is less. If a Limited Partner makes an additional Capital Contribution, the General Partner shall immediately contribute capital equal to One and One-one hundredth percent (1.01%) of the Limited Partner's Capital Contribution or a lesser amount (including zero) that causes the sum of the General Partner's Capital Account balance to equal the lesser of One percent (1%) of the total positive Capital Account balances for the Partnership or $500,000.00.

         SECTION 2.6 DEFAULT ON CAPITAL CONTRIBUTIONS. If a Unitholder fails to make any Capital Contributions when due, that Unitholder shall be in default, and the Partnership may exercise all legal rights including the commencement of an action to collect from the defaulting Unitholder by legal process the entire amount of his unmade Capital Contributions (including those not currently in default), together with all court costs and reasonable attorneys' fees, and including the right to withhold and apply to any unmade Capital Contributions of such Unitholder any amounts distributable to such Unitholder under Article IV until such unmade Capital Contribution has been recovered from such distributions such Unitholder is entitled to under this Agreement.

                                  ARTICLE III
                                  ALLOCATIONS

         SECTION 3.1 PROFITS. After giving effect to the special allocations set forth in Sections 3.3 and 3.4, Profits for any Fiscal Year shall, subject to Sections 2.5(f) and 3.7, be allocated in the following order and priority:





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                 (a)      First, to the General Partner in an amount equal to
the cumulative Losses allocated to the General Partner pursuant to Section 3.2(b); and

                 (b) The balance, if any, to the Unitholders and to the General Partner in proportion to the number of Units held by each.

         SECTION 3.2 LOSSES. After giving effect to the special allocations set forth in Sections 3.3 and 3.4, Losses for any Fiscal Year shall, subject to Sections 2.5(f) and 3.7, be allocated as set forth in Section 3.2(a) below, subject to the limitations in Section 3.2(b) below.

                 (a) Losses for any Fiscal Year shall be allocated among the Unitholders and the General Partner in proportion to the Units held by each.

                 (b) The Losses allocated pursuant to Section 3.2(a) shall not exceed the maximum amount of Losses that can be so allocated without causing any Unitholder who is not a General Partner to have an Adjusted Capital Account Deficit at the end of any Fiscal Year. In the event some but not all of the Unitholders who are not the General Partner would have Adjusted Capital Account Deficits as a consequence of an allocation of Losses pursuant to
Section 3.2(a), the limitation set forth in this Section 3.2(b) shall be applied on a Unitholder by Unitholder basis so as to allocate the maximum permissible Losses to each Unitholder who is not a General Partner under Regulations Section 1.704-1(b)(2)(ii)(d). All Losses in excess of the limitation set forth in this Section 3.2(b) shall be allocated to the General Partner.

         SECTION 3.3 SPECIAL ALLOCATIONS. The following special allocations shall be made in the following order:

                 (a) Minimum Gain Chargeback. Except as otherwise provided in Regulations Section 1.704-2(f), notwithstanding any other provision of this Article III, if there is a net decrease in Partnership Minimum Gain during any Partnership Fiscal Year, each General Partner and Unitholder shall be specially allocated items of Partnership income and gain for that Fiscal Year (and, if necessary, subsequent Fiscal Years) in an amount equal to that Person's share of the net decrease in Partnership Minimum Gain, determined in accordance with Regulations Section 1.704-2(g). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each General Partner and Unitholder pursuant thereto. The items to be so allocated shall be determined in accordance with Regulations Sections 1.704-2(f)(6) and 1.704-2(j)(2). This Section 3.3(a) is intended to comply with the minimum gain chargeback requirement in Regulations
Section 1.704-2(f) and shall be interpreted consistently with that Regulation.

                 (b) Partner Minimum Gain Chargeback. Except as otherwise provided in Regulations Section 1.704-2(i)(4), notwithstanding any other provision of this Article III, if there is a net decrease in Partner Nonrecourse Debt Minimum Gain attributable to a Partner Nonrecourse Debt during any Partnership Fiscal Year, each Person who has a share of the Partner Nonrecourse Debt Minimum Gain attributable to that Partner Nonrecourse Debt, determined in accordance with Regulations Section 1.704-2(i)(5), shall be specially allocated items of Partnership income and gain for that Fiscal Year (and, if necessary, subsequent Fiscal Years) in an amount equal to that Person's share of the net decrease in Partner Nonrecourse Debt Minimum Gain attributable to that Partner Nonrecourse Debt, determined in accordance with Regulations Section 1.704-2(i)(4). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each General Partner and Unitholder pursuant thereto. The items to be so allocated shall be determined in accordance with Regulations Sections 1.704-2(i)(4) and 1.704-2(j)(2). This Section 3.3(b) is intended to comply with the minimum gain chargeback requirement in Regulations Section 1.704-2(i)(4) and shall be interpreted consistently with that Regulation.

                 (c) Qualified Income Offset. In the event any Unitholder who is not a General Partner unexpectedly receives any adjustments, allocations, or distributions described in Regulations Section 1.704-1(b)(2)(ii)(d)(4), Regulations Section 1.704-1(b)(2)(ii)(d)(5), or
Regulations Section 1.704-1(b)(2)(ii)(d)(6), items of Partnership income and gain shall be specially allocated to each that Unitholder in an amount and manner sufficient to eliminate, to the extent required by the Regulations, the Adjusted Capital Account Deficit of that Unitholder as quickly as possible, provided that an allocation pursuant to this Section 3.3(c) shall be made if and only to the extent that such Unitholder would have an Adjusted Capital Account Deficit after all other allocations provided for in this Article III have been tentatively made as if this Section 3.3(c) were not in the Agreement.

                 (d) Gross Income Allocation. In the event any Unitholder who is not a General Partner has a deficit Capital Account at the end of any Partnership Fiscal Year that is in excess of the sum of (i) the amount that Unitholder is obligated to restore (pursuant to the terms of that Unitholder's Promissory Note or otherwise), and (ii) the amount that Unitholder is deemed to be





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obligated to restore pursuant to the penultimate sentences of Regulations
Sections 1.704-2(g)(1) and 1.704-2(i)(5), each such Unitholder shall be specially allocated items of Partnership income and gain in the amount of that excess as quickly as possible, provided that an allocation pursuant to this
Section 3.3(b) shall be made if and only to the extent that that Unitholder would have a deficit Capital Account in excess of that sum after all other allocations provided for in this Article III have been tentatively made as if this Section 3.3(d) and Section 3.3(c) were not in the Agreement.

                 (e) Nonrecourse Deductions. Nonrecourse Deductions for any Fiscal Year shall be specially allocated to the Unitholders.

                 (f) Partner Nonrecourse Deductions. Any Partner Nonrecourse Deductions for any Fiscal Year shall be specially allocated to the General Partner or Unitholder who bears the economic risk of loss with respect to the Partner Nonrecourse Debt to which the Partner Nonrecourse Deductions are attributable in accordance with Regulations Section 1.704-2(i)(1).

                 (g) Section 754 Adjustment. To the extent an adjustment to the adjusted tax basis of any Partnership asset pursuant to Code Section 734(b) or Code Section 743(b) is required, pursuant to Regulations Section 1.704-1(b)(2)(iv)(m)(2) or Regulations Section 1.704-1(b)(2)(iv)(m)(4), to be
taken into account in determining Capital Accounts as the result of a distribution to the General Partner or a Unitholder in complete liquidation of his interest in the Partnership, the amount of the adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases the basis of the asset) and the gain or loss shall be specially allocated to the General Partner and Unitholders in accordance with their interests in the Partnership in the event that Regulations Section 1.704-1(b)(2)(iv)(m)(2) applies, or to the General Partner and Unitholders to whom the distribution was made in the event that Regulations Section 1.704-1(b)(2)(iv)(m)(4) applies.

                 (h) Imputed Interest. To the extent the Partnership has taxable interest income with respect to any Promissory Note pursuant to Section 483 or Sections 1271 through 1288 of the Code:

                          (i)     That interest income shall be specially
allocated to the Unitholder to whom the Promissory Note relates; and

                          (ii)    The amount of that interest income shall be
excluded from the Capital Contributions credited to that Unitholder's Capital Account in connection with payments of principal with respect to that Promissory Note.

                 (i) Syndication Expenses. Syndication Expenses for any Fiscal Year shall be specially allocated to the Unitholders in proportion to their Units, provided that, if additional Limited Partners are admitted to the Partnership pursuant to Article II on different dates, all Syndication Expenses shall be divided among the Persons who own Units from time to time so that, to the extent possible, the cumulative Syndication Expenses allocated with respect to each Unit at any time is the same amount. In the event the General Partner shall determine that that result is not likely to be achieved through future allocations of Syndication Expenses, the General Partner may allocate other items of income, gain, deduction, or loss so as to achieve the same effect on the Capital Accounts of the Unitholders.

                 (j) Allocations Relating to Taxable Issuance of Partnership Interests. Any income, gain, loss, or deduction realized as a direct or indirect result of the issuance of an interest in the Partnership by the Partnership to a Partner (the "Issuance Items") shall be allocated among the Partners so that, to the extent possible, the net amount of the Issuance Items, together with all other allocations under this Agreement to each Partner, shall be equal to the net amount that would have been allocated to each such Partner if the Issuance Items had not been realized.

         SECTION 3.4 CURATIVE ALLOCATIONS. The allocations set forth in Sections 3.2(b), 3.3(a), 3.3(b), 3.3(c), 3.3(d), 3.3(e), 3.3(f), and 3.3(g)
(the "Regulatory Allocations") are intended to comply with certain requirements of the Regulations. It is the intent of the Partners that, to the extent possible, all Regulatory Allocations shall be offset either with other Regulatory Allocations or with special allocations of other items of Partnership income, gain, loss, or deduction pursuant to this Section 3.4. Therefore, notwithstanding any other provision of this Article III (other than the Regulatory Allocations), the General Partner shall make offsetting special allocations of Partnership income, gain, loss, or deduction in whatever manner it determines appropriate so that, after the offsetting allocations are made, the General Partner's and each Unitholder's Capital Account balance is, to the extent possible, equal to the Capital Account balance that General Partner or Unitholder would have had if the Regulatory Allocations were not part of the Agreement and all Partnership items were allocated pursuant to Sections 3.1, 3.2(a), 3.3(d), 3.3(e), 3.3(h), 3.3(i), 3.3(j), and 3.5. In exercising its discretion under this Section 3.4, the General Partner shall take into account future Regulatory Allocations under





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


Sections 3.3(a) and 3.3(b) that, although yet to be made, are likely to offset other Regulatory Allocations previously made under Sections 3.3(e) and 3.3(f).

         SECTION 3.5  OTHER ALLOCATION RULES.

                 (a) Generally, all Profits and Losses allocated to the Unitholders shall be allocated among them in proportion to the Units held by each. In the event more than one Person is a General Partner, Profits or Losses allocated to the General Partners shall be divided among them as they may agree. In the event additional Limited Partners are admitted to the Partnership pursuant to Article II on different dates during any Fiscal Year, the Profits (or Losses) allocated to the Unitholders for each such Fiscal Year shall be allocated among the Unitholders in proportion to the number of Units each holds from time to time during that Fiscal Year in accordance with Code
Section 706, using any convention permitted by law and selected by the General Partner.

                 (b) For purposes of determining the Profits, Losses, or any other items allocable to any period, Profits, Losses, and any such other items shall be determined on a daily, monthly, or other basis, as determined by the General Partner using any permissible method under Code Section 706 and the Regulations thereunder.

                 (c) The Partners are aware of the income tax consequences of the allocations made by this Article III and hereby agree to be bound by the provisions of this Article III in reporting their shares of Partnership income and loss for income tax purposes.

                 (d) Solely for purposes of determining a General Partner's or Unitholder's proportionate share of the "excess nonrecourse liabilities" of the Partnership within the meaning of Regulations Section 1.752-3(a)(3), the General Partners's and Unitholders' interests in Partnership profits are as follows: Unitholders one hundred percent (100%) (in proportion to their Units).

                 (e) To the extent permitted by Regulations Sections 1.704-2(h)(3), the General Partner shall endeavor to treat distributions of Net Cash Flow as having been made from the proceeds of a Nonrecourse Liability or a Partner Nonrecourse Debt only to the extent that those distributions would cause or increase an Adjusted Capital Account Deficit for any Unitholder who is not a General Partner.

         SECTION 3.6 TAX ALLOCATIONS: CODE SECTION 704(C). In accordance with Code Section 704(c) and the Regulations thereunder, income, gain, loss, and deduction with respect to any property contributed to the capital of the Partnership shall, solely for tax purposes, be allocated among the General Partner and the Unitholders so as to take account of any variation between the adjusted basis of that property to the Partnership for federal income tax purposes and its initial Gross Asset Value (computed in accordance with Section 1.10(q)(i)).

         In the event the Gross Asset Value of any Partnership asset is adjusted pursuant to Section 1.10(q)(ii) subsequent allocations of income, gain, loss, and deduction with respect to that asset shall take account of any variation between the adjusted basis of that asset for federal income tax purposes and its Gross Asset Value in the same manner as under Code Section 704(c) and the Regulations under that Code Section.

         Any elections or other decisions relating to those allocations shall be made by the General Partner in any manner that reasonably reflects the purpose and intention of this Agreement. Allocations pursuant to this Section
3.6 are solely for purposes of federal, state, and local taxes and shall not affect, or in any way be taken into account in computing, any Person's Capital Account or share of Profits, Losses, other items, or distributions pursuant to any provision of this Agreement.

         SECTION 3.7 MAINTENANCE OF GENERAL PARTNER'S 1% INTEREST. The General Partner's interest in the Partnership, including its limited partnership interests, in each material item of partnership income, gain, loss, deduction, or credit shall at all times equal at least one percent (1%) of each such Partnership item.

                                   ARTICLE IV
                                 DISTRIBUTIONS

         SECTION 4.1  NET CASH FLOW.  Except as otherwise provided in Section
2.6 or Section 13.2, Net Cash Flow shall be distributed to the Unitholders and the General Partner in proportion to the Units held by each when and as determined by the General Partner.





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


         SECTION 4.2 DIVISION AMONG UNITHOLDERS AND GENERAL PARTNER. All distributions to the Unitholders pursuant to this Article IV shall be divided among them in proportion to the Units held by each. In the event there is more than one General Partner, all amounts distributed to the General Partners pursuant to this Article IV shall be divided among them as they may agree.

         SECTION 4.3 AMOUNTS WITHHELD. All amounts withheld pursuant to the Code or any provision of any state or local tax law with respect to any payment, distribution, or allocation to the Partnership, the General Partner, or the Unitholders shall be treated as amounts distributed to the General Partner and Unitholders pursuant to this Article IV for all purposes under this Agreement. The General Partner is authorized to withhold from distributions, or with respect to allocations, to the General Partner and Unitholders and to pay over to federal, state, or local government any amounts required to be so withheld pursuant to the Code or any provisions of any other federal, state, or local law and shall allocate those amounts to the General Partner and Unitholders with respect to which such amount was withheld.

                                   ARTICLE V
                                   MANAGEMENT

         SECTION 5.1 AUTHORITY OF THE GENERAL PARTNER. Subject to the limitations and restrictions set forth in this Agreement (including, without limitation, those set forth in this Article V), the General Partner shall have the sole and exclusive right to manage the business of the Partnership and shall have all of the rights and powers that may be possessed by general partners under the Act including, without limitation, the right and power to:

                 (a) Acquire by purchase, lease, or otherwise any real or personal property necessary, convenient, or incidental to the accomplishment of the purposes of the Partnership;

                 (b) Operate, maintain, finance, improve, construct, own, grant options with respect to, sell, convey, assign, mortgage, and lease any real estate and any personal property necessary, convenient, or incidental to the accomplishment of the purposes of the Partnership;

                 (c) Execute any and all agreements, contracts, documents, certifications, and instruments necessary or convenient in connection with the management, maintenance, and operation of Partnership Property, or in connection with managing the affairs of the Partnership, including executing amendments to the Agreement and the Certificate, in accordance with the terms of the Agreement, both as General Partner and, if required, as attorney-in-fact for the Limited Partners pursuant to any power of attorney granted by the Limited Partners to the General Partner;

                 (d) Borrow money and issue evidences of indebtedness necessary, convenient, or incidental to the accomplishment of the purposes of the Partnership, and secure the same by mortgage, pledge, or other lien on any Partnership Property;

                 (e) Execute, in furtherance of any or all of the purposes of the Partnership, any deed, lease, mortgage, deed of trust, mortgage note, promissory note, bill of sale, contract, or other instrument purporting to convey or encumber any or all of the Partnership Property;

                 (f) Prepay in whole or in part, refinance, recast, increase, modify, or extend any liabilities affecting the Partnership Property and in connection therewith execute any extensions or renewals of encumbrances on any or all of the Partnership Property;

                 (g) Care for and distribute funds to the General Partner and Unitholders by way of cash, income, return of capital, or otherwise, all in accordance with the provisions of this Agreement, and perform all matters in furtherance of the objectives of the Partnership or this Agreement;

                 (h) Contract on behalf of the Partnership for the employment and services of employees and independent contractors, such as lawyers and accountants, and delegate to those Persons the duty to manage or supervise any of the assets or operations of the Partnership;

                 (i) Engage in any kind of activity and perform and carry out contracts of any kind (including contracts of insurance covering risks to Partnership Property and General Partner liability) necessary or incidental to, or in connection with, the





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accomplishment of the purposes of the Partnership, as may be lawfully carried on or performed by a partnership under the laws of each state in which the Partnership is then formed or qualified;

                 (j) Make any and all elections for federal, state, and local tax purposes including, without limitation, any election, if permitted by applicable law: (i) to adjust the basis of Partnership Property pursuant to Code Sections 754, 734(b), and 743(b), or comparable provisions of state or local law, in connection with transfers of interests in the Partnership and Partnership distributions; (ii) to extend the statute of limitations for assessment of tax deficiencies against the General Partner and Unitholders with respect to adjustments to the Partnership's federal, state, or local tax returns; and (iii) to the extent provided in Code Sections 6221 through 6231, to represent the Partnership, the General Partner, and Unitholders before taxing authorities or courts of competent jurisdiction in tax matters affecting the Partnership, the General Partner, and Unitholders in their capacity as the General Partner and Unitholders, and to file any tax returns and execute any agreements or other documents relating to or affecting that tax matters, including agreements or other documents that bind the General Partner and Unitholders with respect to those tax matters or otherwise affect the rights of the Partnership, the General Partner, and Unitholders. The General Partner is specifically authorized to act as the "Tax Matters Partner" under the Code and in any similar capacity under state or local law;

                 (k) Take, or refrain from taking, all actions, not expressly proscribed or limited by this Agreement, as may be necessary or appropriate to accomplish the purposes of the Partnership; and

                 (l) Institute, prosecute, defend, settle, compromise, and dismiss lawsuits or other judicial or administrative proceedings brought on or in behalf of, or against, the Partnership or the Partners in connection with activities arising out of, connected with, or incidental to this Agreement, and to engage counsel or others in connection therewith.

In the event more than one Person is a General Partner, the rights and powers of the General Partner hereunder shall be exercised by them in the manner as they may agree. In the absence of an agreement among the General Partners, no General Partner shall exercise any of those rights and powers without the unanimous consent of all General Partners.

         SECTION 5.2  RIGHT TO RELY ON GENERAL PARTNER.

                 (a) Any Person dealing with the Partnership may rely (without duty of further inquiry) upon a certificate signed by the General Partner as to:

                          (i)     The identity of the General Partner or a
Limited Partner;

                          (ii)    The existence or nonexistence of any fact or
facts that constitute a condition precedent to acts by the General Partner or that are in any other manner germane to the affairs of the Partnership;

                          (iii)   The Persons who are authorized to execute and
deliver any instrument or document of the Partnership; or

                          (iv)    Any act or failure to act by the Partnership
or any other matter whatsoever involving the Partnership or any Partner.

                 (b) The signature of the General Partner shall be necessary and sufficient to convey title to any real property owned by the Partnership or to execute any promissory notes, trust deeds, mortgages, or other instruments of hypothecation, and all of the Partners agree that a copy of this Agreement may be shown to the appropriate parties in order to confirm the same, and further agree that the signature of the General Partner shall be sufficient to execute any "statement of partnership" or other documents necessary to effectuate this or any other provision of this Agreement. All of the Partners appoint the General Partner as their attorney-in-fact for the execution of any or all of the documents described in this Section 5.2(b).

         SECTION 5.3  RESTRICTIONS ON AUTHORITY OF GENERAL PARTNER.

                 (a) The General Partner shall not have the authority to, and covenants and agrees that it shall not, do any of the following acts without the unanimous consent of the Partners:

                          (i)     Cause or permit the Partnership to engage in
any activity that is not consistent with the purposes of the Partnership as set forth in Section 1.3;





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


                          (ii)    Knowingly do any act in contravention of this
Agreement;

                          (iii)   Knowingly do any act that would make it
impossible to carry on the ordinary business of the Partnership, except as otherwise provided in this Agreement;

                          (iv)    Confess a judgment against the Partnership
for an amount in excess of $5,000.00;

                          (v)     Possess Partnership Property or assign rights
in specific Partnership Property for other than a Partnership purpose;

                          (vi)    Knowingly perform any act that would subject
any Limited Partner to liability as a general partner in any jurisdiction;

                          (vii)   Cause the Partnership to voluntarily take any
action that would cause a Bankruptcy of the Partnership; or

                          (viii)  Cause the Partnership to acquire any equity
or debt securities of the General Partner or any of its Affiliates or otherwise make loans to the General Partner or any of its Affiliates, or any other person, except that it may advance a portion of the purchase price of a property investment to the seller in the form of a loan secured by a mortgage, deed of trust or other similar security instrument, or make purchase money and other loans secured by mortgages, trust deeds or similar security instruments to purchasers of properties from the Partnership, or make loans to partnerships or joint ventures in which the Partnership is permitted to invest.

                          (ix)    The Partnership will not underwrite
securities of other issuers, offer securities in exchange for property (except for purchase money obligations to sellers). Under certain limited circumstances, the Partnership may repurchase or otherwise reacquire any Units. Except for borrowings to finance or in connection with real property investments of the Partnership, the Partnership will not issue senior securities.

                          (x)     The Partnership may invest in public and
private limited partnerships or other public real estate investment entities. The Partnership anticipates making equity investments in limited partnerships or other real estate entities as a first step in the acquisition or control of such entity. The Partnership will use its best efforts to conduct its operations so as not to be required to register as an investment company under the Investment Company Act of 1940 and so as not to be deemed a "dealer" in real estate for federal income tax purposes.

                          (xi)    The Partnership reserves the right to
purchase or invest in business enterprises or engage in the ventures which may or may not be primarily involved in real property investments or related operations, including investments for the purpose of exercising control over an issuer.

                          (xii)   The Partnership will not purchase or lease
property from (except in connection with facilitating the acquisition or financing of a property by the Partnership), or sell any property to, the General Partner or its Affiliates (except if additional capital contributions are insufficient to acquire the property). The Partnership will not engage in any transaction which would result in the receipt by the General Partner or any Affiliate of the General Partner of a "rebate" or "give-up" or in any reciprocal business arrangement which results in the circumvention of the restrictions contained in this Agreement and applicable state securities laws and regulations upon dealings between the Partnership and the General Partner and its affiliates.

                 (b) The General Partner shall not have the authority to, and covenants and agrees that it shall not, do any of the following acts without the consent of a majority of the Partners:

                          (i)     Sell or otherwise dispose of at one time all
or substantially all of the Partnership Property, except for a liquidating sale of Partnership Property in connection with the dissolution of the Partnership; or

                          (ii)    Elect to dissolve the Partnership.





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

         SECTION 5.4  DUTIES AND OBLIGATIONS OF THE GENERAL PARTNER.


                 (a) The General Partner and its affiliates, including its shareholders, officers, and directors shall not be liable to the Partnership or the Limited Partners for actions or inactions done within the scope of the General Partner's authority, if determined in good faith to be in the best interests of the Partnership so long as such course of conduct does not constitute fraud, willful misconduct, or gross negligence. The General Partner shall cause the Partnership to conduct its business and operations separate and apart from that of the General Partner or any of its Affiliates, including, without limitation, (i) segregating Partnership assets and not allowing funds or other assets of the Partnership to be commingled with the funds or other assets of, held by, or registered in the name of, the General Partner or any of its Affiliates, (ii) maintaining books and financial records of the Partnership separate from the books and financial records of the General Partner and its Affiliates, and observing all Partnership procedures and formalities, including, without limitation, maintaining minutes of Partnership meetings and acting on behalf of the Partnership only pursuant to due authorization of the Partners, (iii) causing the Partnership to pay its liabilities from assets of the Partnership and (iv) causing the Partnership to conduct its dealings with third parties in its own name and as a separate and independent entity.


                 (b) The General Partner shall take all actions necessary or appropriate (i) for the continuation of the Partnership's valid existence as a limited partnership under the laws of the State of Florida and of each other jurisdiction in which its existence is necessary to protect the limited liability of the Limited Partners or to enable the Partnership to conduct the business in which it is engaged, and (ii) for the accomplishment of the Partnership's purposes, including the acquisition, development, maintenance, preservation, and operation of Partnership Property in accordance with the provisions of this Agreement and applicable laws and regulations.

                 (c) The General Partner shall be under a fiduciary duty to conduct the affairs of the Partnership in the best interests of the Partnership and of the Limited Partners, including the safekeeping and use of all of the Partnership Property and the use thereof for the exclusive benefit of the Partnership.

                 (d) The General Partner shall cause to be provided, or cause the Partnership to carry, all insurance as is customary in the business in which the Partnership is engaged and in the places in which it is so engaged.

                 (e) The General Partner shall take all actions necessary or appropriate to prevent the Partnership from being treated as a publicly traded partnership within the meaning of Code Section 7704.

         SECTION 5.5  INDEMNIFICATION OF GENERAL PARTNER.

                 (a) The Partnership, its receiver, or its trustee (in the case of its receiver or trustee, to the extent of Partnership Property) shall indemnify, save harmless, and pay all judgments and claims against the General Partner or officer or director of the General Partner's for its own acts of negligence or relating to any liability or damage incurred by reason of any act performed or omitted to be performed by the General Partner, officer, or director in connection with the business of the Partnership, including attorneys' fees incurred by the General Partner, officer, or director in connection with the defense of any action based on any such act or omission, which attorneys' fees may be paid as incurred, including all such liabilities under federal and state securities laws (including the Securities Act of 1933, as amended) as permitted by law.

                 (b) The Partnership, its receiver, or its trustee (in the case of its receiver or trustee, to the extent of Partnership Property) shall indemnify and hold harmless, to the maximum extent permitted by law, the General Partner and Unitholder from and against any and all liabilities, sums paid in settlement of claims (if such settlement is consented to by the General Partner), obligations, charges, actions (formal or informal), claims (including, without limitation, claims for personal injury under any theory or for real or personal property damage), liens, taxes, administrative proceedings, losses, damages (including, without limitation, punitive damages), penalties, fines, court costs, administrative service fees, response and remediation costs, stabilization costs, encapsulation costs, treatment, storage, or disposal costs, groundwater monitoring or environmental study, sampling, or monitoring costs, other causes of action, and any other costs and reasonable expenses (including, without limitation, reasonable attorneys', experts', and consultants' fees and disbursements and investigating, laboratory, and data review fees) imposed upon or incurred by the General Partner or Unitholder (whether or not indemnified against by any other party) arising from and after the date of this Agreement directly or indirectly out of:

                          (i)     The past, present, or future treatment,
storage, disposal, generation, use, transport, movement, presence, release, threatened release, spill, installation, sale, emission, injection, leaching, dumping, escaping, or seeping of any





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Hazardous Substances, material containing or alleged to contain Hazardous
Substances at or from any past, present, or future properties, or assets of the Partnership; or

                          (ii)    The violation or alleged violation by the
Partnership or any third party of any Environmental Laws with regard to the past, present, or future ownership, operation, use, or occupying of any property or asset of the Partnership.

                 (c) In the event of any action by a Unitholder against the General Partner, including a Partnership derivative suit, the Partnership shall indemnify, save harmless, and pay all expenses of the General Partner, including attorneys' fees, incurred in the defense of that action, if the General Partner is successful in the action.

                 (d) Partnership shall indemnify, save harmless and pay all expenses, costs, or liabilities of the General Partner who for the benefit of the Partnership makes any deposit, acquires any option, or makes any other similar payment or assumes any obligations in connection with any property proposed to be acquired by the Partnership and who suffers any financial loss as the result of that action.

                 (e) Notwithstanding the provisions of Sections 5.5(a), 5.5(b), 5.5(c), and 5.5(d) above, neither the General Partner nor any Unitholder shall be indemnified from any liability for fraud, bad faith, willful misconduct, or gross negligence.

                 (f) Notwithstanding anything to the contrary in any of Sections 5.5(a), 5.5(b), 5.5(c), and 5.5(d) above, in the event that any provision in any of those Sections is determined to be invalid in whole or in part, that Section shall be enforced to the maximum extent permitted by law.

         SECTION 5.6  COMPENSATION; EXPENSES OF THE GENERAL PARTNER; LOANS.

                 (a) Compensation and Reimbursement. Except as otherwise provided in this Section 5.6, no Partner shall receive any salary, fee, or draw for services rendered to or on behalf of the Partnership, nor shall any Partner be reimbursed for any expenses incurred by that Partner on behalf of the Partnership.

                 (b) Expenses. The General Partner may charge the Partnership for any expenses reasonably incurred in connection with the out-of-pocket organizational and offering expenses of the Partnership and in connection with Partnership business.

                 (c) Compensation. Except as set forth in the Registration Statement, the General Partner shall not receive any fees or other compensation for serving as General Partner, unless those fees or other compensation are approved by a majority of the Partners. However, the General Partner shall be entitled to the distributions and allocations provided for elsewhere in this Agreement.

                 (d) Loans. Any Partner or Affiliate of a Partner may, with the consent of the General Partner, lend or advance money to the Partnership. If any Partner or Affiliate shall make any loan or loans to the Partnership or advance money on its behalf, the amount of any such loan or advance shall not be treated as a contribution to the capital of the Partnership but shall be a debt due from the Partnership. The amount of any such loan or advance by a lending Partner or Affiliate of a Partner shall be repayable out of the Partnership's cash and shall bear interest at a rate not in excess of the greater of (i) the prime rate established, from time to time, by any major bank selected by the General Partner for loans to its most creditworthy commercial borrowers, plus one (1) percentage point per annum, or
(ii) the maximum rate permitted by law. If the General Partner, or any Affiliate of the General Partner, is the lending Partner, the rate of interest shall be determined by the General Partner taking into consideration, without limitation, prevailing interest rates and the interest rates the lender is required to pay in the event the Lender has itself borrowed funds to loan or advance to the Partnership and the terms and conditions of that loan, including the rate of interest, shall be no less favorable to the Partnership than if the lender had been an independent third party. None of the Partners or their Affiliates shall be obligated to make any loan or advance to the Partnership.

         SECTION 5.7  OPERATING RESTRICTIONS.

                 (a) No loans or guarantees of loans shall be made by the Partnership to the General Partner or any Affiliate of the General Partner.

                 (b) No rebates, kickbacks, or reciprocal arrangements may be received or entered into by the General Partner, nor may the General Partner participate in any business arrangement that would circumvent this Agreement.





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                 (c)      All Property in the form of cash not otherwise
invested shall be deposited for the benefit of the Partnership in one or more accounts of the Partnership or any of its Affiliates, maintained in the financial institutions the General Partner determines or be invested in short-term liquid securities or other cash-equivalent assets or be left in escrow, and withdrawals made only in the regular course of Partnership business on the signature or signatures as the General Partner may determine from time to time.

         SECTION 5.8 LIMITATION ON OUT-OF-STATE BUSINESS. In addition to any other limitation or restriction contained herein on the activities of the Partnership, the Partnership shall not, without the unanimous consent of the Limited Partners, engage in any business or activity outside the State of Florida, unless the Partnership shall have first satisfied the following prerequisites:

                 (a) The Partnership shall have satisfied the requirements, if any, imposed by the law of the other state relating to registration or qualification of foreign limited partnerships doing business in the other state; and

                 (b) The Partnership shall have received the opinion of Qualified Counsel (as defined below) to the effect that the liability of Limited Partners who do not participate (except as provided in this Agreement) in the management of the Partnership's business for Partnership obligations arising under the law of that other state will not exceed the sum of their unpaid Capital Contributions to the Partnership, plus the amount, if any, of their prior Capital Contributions that has been returned to them by the Partnership.

         The Partnership may take those actions as may be necessary or appropriate, in the opinion of Qualified Counsel, in order to permit Qualified Counsel to render the opinion referred to above (including, without limitation, the filing of its Certificate in such other state or the execution and filing of a new certificate that comports with the law of such other state). The Limited Partners hereby agree to cooperate with the reasonable requests of the General Partner in order to comply with the requirements of this Section 5.8.

         For purposes hereof, "Qualified Counsel" with respect to any state in which the Partnership desires to do business means any lawyer selected by the General Partner who has been admitted to practice before the highest court in that state for at least five (5) years, has a high reputation for ethics and competence, and regularly engages in a practice in that state that involves limited partnerships.

         The General Partner shall hold the Limited Partners wholly and completely harmless for all damages, liabilities, costs, and expenses (including, without limitation, attorneys' fees and related costs incurred to defend any action or threatened action) that they (or any of them) may incur in connection with any claim that the Limited Partners are liable for obligations of the Partnership attributable to causes of action arising in another state as a result of business done or actions taken in that other state by the Partnership in contravention of this Section 5.8.

         SECTION 5.9 MANAGEMENT AGREEMENT. Notwithstanding anything in this Agreement to the contrary, the General Partner is authorized to enter into the Management Agreement with Flordeco, Inc., which is an Affiliate of the General Partner, and shall be authorized to enter into such modifications and extensions of the Management Agreement as it determines in its sole discretion.

                                   ARTICLE VI
                            ROLE OF LIMITED PARTNERS

         SECTION 6.1 RIGHTS OR POWERS. The Limited Partners shall not have any right or power to take part in the management or control of the Partnership or its business and affairs or to act for or bind the Partnership in any way.

         SECTION 6.2 VOTING RIGHTS. The Limited Partners shall have the right to vote on the matters specifically reserved for their approval or consent that are set forth in this Agreement.

         SECTION 6.3 PROCEDURE FOR CONSENT. In any circumstances requiring the approval or consent of the Limited Partners as specified in this Agreement, the approval or consent shall, except as expressly provided to the contrary in this Agreement, be given or withheld in the sole and absolute discretion of the Limited Partners and conveyed in writing to the General Partner not later than thirty (30) days after the approval or consent was requested by the General Partner. The General Partner may require response within a shorter time, but not less than ten (10) Business days. Failure to respond in any such time period shall constitute a vote that is consistent with the General Partner's recommendation with respect to the proposal. If the General Partner receives the necessary





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approval or consent of the Limited Partners to the action, the General Partner shall be authorized and empowered to implement the action without further authorization by the Limited Partners.

                                  ARTICLE VII
                         REPRESENTATIONS AND WARRANTIES

         SECTION 7.1 IN GENERAL. As of the date of this Agreement, each of the Partners represents and warrants each matter applicable to that Partner as set forth in Section 7.2, and those warranties and representations shall survive the execution of this Agreement.

         SECTION 7.2 REPRESENTATIONS AND WARRANTIES. Each Partner hereby represents and warrants that:

                 (a) DUE INCORPORATION OR FORMATION; AUTHORIZATION OF AGREEMENT. If that Partner is a corporation or a partnership, it is duly organized or duly formed, validly existing, and in good standing under the laws of the jurisdiction of its incorporation or formation and has the corporate or partnership power and authority to own its property and carry on its business as owned and carried on at the date of this Agreement and as contemplated by this Agreement. That Partner is duly licensed or qualified to do business and in good standing in each of the jurisdictions in which the failure to be so licensed or qualified would have a material adverse effect on its financial condition or its ability to perform its obligations under this Agreement. That Partner has the individual, corporate, or partnership power and authority to execute and deliver this Agreement and to perform its obligations under this Agreement and, if that Partner is a corporation or partnership, the execution, delivery, and performance of this Agreement has been duly authorized by all necessary corporate or partnership action. This Agreement constitutes the legal, valid, and binding obligation of such Partner.

                 (b) NO CONFLICT WITH RESTRICTIONS; NO DEFAULT. Neither the execution, delivery, and performance of this Agreement nor the consummation by that Partner of the transactions contemplated hereby (i) will conflict with, violate, or result in a breach of any of the terms, conditions, or provisions of any law, regulation, order, writ, injunction, decree, determination, or award of any court, any governmental department, board, agency, or instrumentality, domestic or foreign, or any arbitrator, applicable to that Partner or any of its Wholly Owned Affiliates, (ii) will conflict with, violate, result in a breach of, or constitute a default under any of the terms, conditions, or provisions of the articles of incorporation, bylaws, or partnership agreement of that Partner or any of its Wholly Owned Affiliates if that Partner is a corporation or partnership, or of any material agreement or instrument to which that Partner or any of its Wholly Owned Affiliates is a party or by which that Partner or any of its Wholly Owned Affiliates is or may be bound or to which any of its material properties or assets is subject, (iii) will conflict with, violate, result in a breach of, constitute a default under (whether with notice or lapse of time or both), accelerate or permit the acceleration of the performance required by, give to others any material interests or rights, or require any consent, authorization, or approval under any indenture, mortgage, lease agreement, or instrument to which that Partner or any of its Wholly Owned Affiliates is a party or by which that Partner or any of its Wholly Owned Affiliates is or may be bound, or (iv) will result in the creation or imposition of any lien upon any of the material properties or assets of that Partner or any of its Wholly Owned Affiliates.

                 (c) GOVERNMENTAL AUTHORIZATIONS. Any registration, declaration or filing with, or consent, approval, license, permit, or other authorization or order by, any governmental or regulatory authority, domestic or foreign, that is required in connection with the valid execution, delivery, acceptance, and performance by that Partner under this Agreement or the consummation by that Partner of any transaction contemplated hereby has been completed, made, or obtained on or before the effective date of this Agreement.

                 (d) LITIGATION. There are no actions, suits, proceedings, or investigations pending or, to the knowledge of that Partner or any of its Wholly Owned Affiliates, threatened against or affecting that Partner or any of its Wholly Owned Affiliates or any of their properties, assets, or businesses in any court or before or by any governmental department, board, agency, or instrumentality, domestic or foreign, or any arbitrator that could, if adversely determined (or, in the case of an investigation could lead to any action, suit, or proceeding, which if adversely determined could) reasonably be expected to materially impair that Partner's ability to perform its obligations under this Agreement or to have a material adverse effect on the consolidated financial condition of that Partner; and that Partner or any of its Wholly Owned Affiliates has not received any currently effective notice of any default, and that Partner or any of its Wholly Owned Affiliates is not in default, under any applicable order, writ, injunction, decree, permit, determination or award of any court, any governmental department, board, agency, or instrumentality, domestic or foreign, or any arbitrator that could reasonably be expected to materially impair that Partner's ability to perform its obligations under this Agreement or to have a material adverse effect on the consolidated financial condition of that Partner.

                 (e) INVESTMENT COMPANY ACT; PUBLIC UTILITY HOLDING COMPANY ACT. Neither that Partner nor any of its Affiliates is, nor will the Partnership as a result of that Partner holding an interest in the Partnership be, an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940. Neither that Partner nor any of its Affiliates is, nor will the Partnership as a result of that Partner holding an interest in the Partnership be, a "holding company," "an affiliate of a holding company," or a "subsidiary of a holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935.

                 (f) INVESTIGATION. That Partner is acquiring its interest in the Partnership based upon its own investigation, and the exercise by that Partner of its rights and the performance of its obligations under this Agreement will be based upon its own investigation, analysis, and expertise. That Partner's acquisition of its interest in the Partnership is being made for its own account for investment, and not with a view to the sale or distribution of that interest. In the case of each Limited Partner, that Partner is a sophisticated investor possessing an expertise in analyzing the benefits and risks associated with acquiring investments that are similar to the acquisition of its interest in the Partnership.

                                  ARTICLE VIII
                               BOOKS AND RECORDS

         SECTION 8.1 BOOKS AND RECORDS. The Partnership shall maintain at its principal place of business separate books of account for the Partnership that show a true and accurate record of all costs and expenses incurred, all charges made, all credits made and received, and all income derived in connection with the conduct of the Partnership and the operation of its business in accordance with generally accepted accounting principals consistently applied, and, to the extent inconsistent with those accounting principals, in accordance with this Agreement. The Partnership shall use the accrual method of accounting in preparation of its annual reports and for tax purposes and shall keep its books and records accordingly. Any Partner or his designated representative shall have the right, at any reasonable time, to have access to and inspect and copy the contents of such books or records.

         SECTION 8.2 ANNUAL REPORTS. Within ninety (90) days after the end of each Partnership Fiscal Year, the General Partner shall cause to be prepared and each Partner furnished with:

                          (i)     A copy of the balance sheet of the
Partnership as of the last day of that Fiscal Year; and

                          (ii)    A statement of income or loss for the
Partnership for that Fiscal Year.

         SECTION 8.3 TAX INFORMATION. Necessary tax information shall be delivered to each Partner after the end of each Fiscal Year of the Partnership together with the annual reports described in Section 8.2.

                                   ARTICLE IX
                              AMENDMENTS; MEETINGS

         SECTION 9.1  AMENDMENTS.

                 (a) Amendments to this Agreement may be proposed by the General Partner or by Limited Partners holding twenty-five percent (25%) or more of the Units. Following a proposal, the General Partner shall submit to the Limited Partners a verbatim statement of any proposed amendment, providing that counsel for the Partnership shall have approved of the same in writing as to form, and the General Partner shall include in any such submission a recommendation as to the proposed amendment. The General Partner shall seek the written vote of the Partners on the proposed amendment or shall call a meeting to vote on the proposal and to transact any other business that it may deem appropriate. A proposed amendment shall be adopted and be effective as an amendment to this Agreement if it receives the affirmative vote of a majority of the Limited Partners.

                 (b)      Notwithstanding Section 9.1(a),

                          (i)     This Agreement shall not be amended without
the consent of each Partner adversely affected if the amendment would (A) convert a Limited Partner's interest in the Partnership into a General Partner's interest, (B) modify the limited liability of a Limited Partner, or
(C) alter the interest of a Partner in Profits, Losses, other items, or any Partnership distributions; and





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                          (ii)    This Agreement may be amended by the General
Partner, without the consent of any of the Limited Partners: (A) to add to the representations, duties, or obligations of the General Partner or surrender any right or power granted to the General Partner herein, for the benefit of the Limited Partners; (B) to cure any ambiguity, to correct or supplement any provision of this Agreement that may be inconsistent with any other provisions, or to make any other provision with respect to matters or questions arising under this Agreement not inconsistent with the intent of this Agreement; and
(C) to change any provision of this Agreement required to be so changed by the staff of the Securities and Exchange Commission or other federal agency or by a state "Blue Sky" commissioner or similar official, which change is deemed by such commissioner, agency, or official to be for the benefit or protection of the Limited Partners, provided that no amendment shall be adopted pursuant to this Section 9.1(b)(ii) unless the adoption of the amendment is for the benefit of or not adverse to the interests of the Limited Partners, and does not violate Section 9.1(b)(i).

         SECTION 9.2  MEETINGS OF THE PARTNERS.

                 (a) Meetings of the Partners may be called by the General Partner and shall be called upon the written request of any Limited Partners holding ten percent (10%) or more of the Units. The call shall state the nature of the business to be transacted. Notice of a meeting shall be given to all Partners not less than ten (10) Business Days or more than thirty (30) days prior to the date of the meeting. Partners may vote in person or by proxy at the meeting. Whenever the vote or consent of Partners is permitted or required under the Agreement, the vote or consent may be given at a meeting of Partners or may be given in accordance with the procedure prescribed in Section 6.3. Except as otherwise expressly provided in the Agreement, the vote of a majority of the Partners shall control.

                 (b) For the purpose of determining the Partners entitled to vote on, or to vote at, any meeting of the Partners or any adjournment of a meeting, the General Partner or the Partners requesting the meeting may fix, in advance, a date as the record date for any such determination. That date shall not be more than thirty (30) days nor less than ten (10) Business Days before any such meeting.

                 (c) Each Limited Partner may authorize any Person or Persons to act for him by proxy on all matters in which a Limited Partner is entitled to participate, including waiving notice of any meeting, or voting or participating at a meeting. Every proxy must be signed by the Limited Partner or his attorney-in-fact. No proxy shall be valid after the expiration of 11 months from the date of the proxy unless otherwise provided in the proxy.
Every proxy shall be revocable at the pleasure of the Limited Partner executing it.

                 (d) Each meeting of Partners shall be conducted by the General Partner or another Person appointed by the General Partner pursuant to the rules for the conduct of the meeting as the General Partner or the other Person deems appropriate.

                                   ARTICLE X
                               TRANSFERS OF UNITS

         SECTION 10.1 RESTRICTION ON TRANSFERS. Except as otherwise permitted by this Agreement, no Unitholder shall Transfer all or any portion of his Units. In the event that any Unitholder pledges or otherwise encumbers any of his Units as security for the payment of a Debt, any such pledge or hypothecation shall be made pursuant to a pledge or hypothecation agreement that requires the pledgee or secured party to be bound by all of the terms and conditions of this Article X.

         SECTION 10.2 PERMITTED TRANSFERS. Subject to the conditions and restrictions set forth in Section 10.3, a Unitholder may at any time Transfer all or any portion of his Units (other than Units, subject to Article XI, that are held by the General Partner in its capacity as General Partner) (any Transfer of those Units satisfying those conditions precedent is referred to herein as a "Permitted Transfer").

         SECTION 10.3 CONDITIONS TO PERMITTED TRANSFERS. A Transfer shall not be treated as a Permitted Transfer under Section 10.2 unless and until the following conditions are satisfied:

                 (a) Except in the case of a Transfer of Units at death or involuntarily by operation of law, the transferor and transferee shall execute and deliver to the Partnership those documents and instruments of conveyance necessary or appropriate in the opinion of counsel to the Partnership to effect the Transfer and to confirm the agreement of the transferee to be bound by the provisions of this Article X. In the case of a Transfer of Units at death or involuntarily by operation of law, the Transfer shall be confirmed by presentation to the Partnership of legal evidence of the Transfer, in form and substance satisfactory to counsel to the





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Partnership.  In all cases, the Partnership shall be reimbursed by the transferor or transferee for all costs and expenses that it reasonably incurs in connection with the Transfer.

                 (b) Except in the case of a Transfer at death or involuntarily by operation of law, the transferor shall furnish to the Partnership an opinion of counsel, which counsel and opinion are satisfactory to the Partnership, that the Transfer will not cause the Partnership to terminate for federal income tax purposes and the such Transfer will not cause the application of the rules of Code Sections 168(g)(1)(B) and 168(h) (generally referred to as the "tax exempt entity leasing rules") or similar rules to apply to the Partnership, Partnership Property, or the General Partner and Unitholders.

                 (c) The transferor and transferee shall furnish the Partnership with the transferee's taxpayer identification number and sufficient information to determine the transferee's initial tax basis in the Units transferred, and any other information reasonably necessary to permit the Partnership to file all required federal and state tax returns and other legally required information statements or returns. Without limiting the generality of the foregoing, the Partnership shall not be required to make any distribution otherwise provided for in this Agreement with respect to any transferred Units until it has received that information.

                 (d) Except in the case of a Transfer of Units at death or involuntarily by operation of law, either (a) the Units shall be registered under the Securities Act of 1933, as amended, and any applicable state securities laws, or (b) the transferor shall provide an opinion of counsel, which opinion and counsel are satisfactory to the Partnership, to the effect that the Transfer is exempt from all applicable registration requirements and that the Transfer will not violate any applicable laws regulating the Transfer of securities.

                 (e) Except in the case of a Transfer of Units at death or involuntarily by operation of law, the transferor shall provide an opinion of counsel, which opinion and counsel are reasonably satisfactory to the other Partners, to the effect that the Transfer will not cause the Partnership to be deemed to be an "investment company" under the Investment Company Act of 1940.

                 (f) The transferor of the Unit shall represent and warrant those matters contained in Section 10.7.

         SECTION 10.4 PROHIBITED TRANSFERS. Any purported Transfer of Units that is not a Permitted Transfer shall be null and void and of no force or effect whatever; provided that, if the Partnership is required to recognize a Transfer that is not a Permitted Transfer (or if the Partnership, in its sole discretion, elects to recognize a Transfer that is not a Permitted Transfer), the interest Transferred shall be strictly limited to the transferor's rights to allocations and distributions as provided by this Agreement with respect to the transferred Units, which allocations and distributions may be applied (without limiting any other legal or equitable rights of the Partnership) to satisfy the debts, obligations, or liabilities for damages that the transferor or transferee of the Units may have to the Partnership.

         In the case of a Transfer or attempted Transfer of Units that is not a Permitted Transfer, the parties engaging or attempting to engage in the Transfer shall be liable to indemnify and hold harmless the Partnership and the Partners from all cost, liability, and damage that any of the indemnified Persons may incur (including, without limitation, incremental tax liability and lawyers' fees and expenses) as a result of the Transfer or attempted Transfer and efforts to enforce the indemnity granted by this Article X.

         SECTION 10.5 RIGHTS OF UNADMITTED ASSIGNEES. A Person who acquires one or more Units but who is not admitted as a substituted Limited Partner pursuant to Section 10.6 shall be entitled only to allocations and distributions with respect to those Units in accordance with this Agreement, and shall have no right to any information or accounting of the affairs of the Partnership, shall not be entitled to inspect the books or records of the Partnership, and shall not have any of the rights of the General Partner or a Limited Partner under the Act or this Agreement.

         SECTION 10.6 ADMISSION OF ASSIGNEES AS PARTNERS. Subject to the other provisions of this Article X, a transferee of Units may be admitted to the Partnership as a substituted Limited Partner only upon satisfaction of the conditions set forth below in this Section 10.6:

                 (a) The General Partner consents to the admission, which consent may be given or unreasonably withheld in the sole and absolute discretion of the General Partner;

                 (b) The Units with respect to which the transferee is being admitted were acquired by means of a Permitted Transfer;

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                 (c)      The transferee becomes a party to this Agreement as a
Limited Partner and executes the documents and instruments as the General Partner may reasonably request (including, without limitation, amendments to the Certificate) as may be necessary or appropriate to confirm the transferee as a Limited Partner in the Partnership and the transferee's agreement to be bound by the terms and conditions of this Agreement;

                 (d) The transferee pays or reimburses the Partnership for all reasonable legal, filing, and publication costs that the Partnership incurs in connection with the admission of the transferee as a Limited Partner with respect to the transferred Units;

                 (e) The transferee provides the Partnership with evidence satisfactory to counsel for the Partnership that the transferee has made each of the representations and undertaken each of the warranties applicable to it described in Article VII; and

                 (f) If the transferee is not an individual of legal majority, the transferee provides the Partnership with evidence satisfactory to counsel for the Partnership of the authority of the transferee to become a Partner and to be bound by the terms and conditions of this Agreement.

         SECTION 10.7  COVENANTS; LEGEND.

                 (a) Each Unitholder hereby covenants, represents, and agrees with the Partnership for the benefit of the Partnership and all Unitholders, that (i) he is not currently making a market in Units, (ii) he will not Transfer any Unit on an established securities market or a secondary market (or the substantial equivalent of a secondary market) within the meaning of Code Section 7704(b) (and any Regulations, proposed regulations, revenue rulings, or other official pronouncements of the Internal Revenue Service or the Treasury Department that may be promulgated or published under Section 7704(b)), and (iii) in the event those regulations, revenue rulings, or other pronouncements treat any or all arrangements that facilitate the selling of partnership interests and that are commonly referred to as "matching services" as being a secondary market or substantial equivalent of a matching service, he will not Transfer any Unit through a matching service that is not approved in advance by the Partnership. Each Unitholder further agrees that he will not Transfer any Unit to any Person unless that Person agrees to be bound by this
Section 10.7(a) and to Transfer the Units only to Persons who agree to be similarly bound. The Partnership shall, from time to time and at the request of a Unitholder, consider whether to approve a matching service and shall notify all Unitholders of any matching service that is so approved.

                 (b) Each Unitholder hereby agrees that the following legend may be placed upon any counterpart of this Agreement, any certificate representing an interest, or any other document or instrument evidencing ownership of Units:

         The Partnership Units represented by this document have not been registered under any securities laws, and the transferability of the Partnership Units is, therefore, restricted. The Partnership Units may not be sold, assigned, or transferred, nor will any assignee, vendee, transferee, or endorsee of Partnership Units be recognized as having an interest in those Partnership Units by the issuer for any purpose, unless (i) a registration statement under the Securities Act of 1933, as amended, with respect to those Partnership Units shall then be in effect and the transfer has been qualified under applicable state securities laws, or (ii) the availability of an exemption from registration and qualification shall be established to the satisfaction of counsel for the Partnership.

         The Units represented by this document are subject to further restriction as to their sale, transferability, or assignment as set forth in the Amended and Restated Agreement of Limited Partnership and agreed to by each Limited Partner. Said restriction provides, among other things, that no vendee, transferee, or assignee of a Unitholder shall become a substituted Limited Partner unless consented to by the General Partner, which consent may be given or withheld in the sole and absolute discretion of the General Partner.

         SECTION 10.8 DISTRIBUTIONS AND ALLOCATIONS IN RESPECT TO TRANSFERRED UNITS. If any Unit is sold, assigned, or Transferred during any Fiscal Year in compliance with the provisions of this Article X, Profits, Losses, each item of Profits and Losses, and all other items attributable to the Unit for that Fiscal Year shall be divided and allocated between the transferor and the transferee by taking into account their varying interests during that Fiscal Year in accordance with Code Section 706(d), using any conventions permitted by law and selected by the General Partner. All distributions on or before the date of the Transfer shall be made to the transferor, and all distributions thereafter shall be made to the transferee. Solely for purposes of making the allocations and distributions, the Partnership shall recognize the Transfer not later than the end of the calendar month during which it is given notice of the Transfer, provided that, if the Partnership is given notice of a Transfer at least ten (10) Business Days prior to the Transfer, the Partnership shall recognize the Transfer as of the date of that Transfer, and provided further that, if the Partnership does not receive a notice stating the date the Unit was transferred and any other information as the General Partner may reasonably require within thirty (30) days after the end of the Fiscal Year during which the Transfer occurs, then all of those items shall be allocated, and all distributions shall be made, to the Person who, according to the books and records of the Partnership, was the owner of the Unit on the last day of the Fiscal Year during which the Transfer occurs. Neither the Partnership nor the General Partner shall incur any liability for making allocations and distributions in accordance with the provisions of this Section 10.8, whether or not the General Partner or the Partnership has knowledge of any Transfer of ownership of any Unit.

                                   ARTICLE XI
                                GENERAL PARTNERS

         SECTION 11.1  ADDITIONAL GENERAL PARTNERS.  Except as provided in this
Article XI and Section 13.1, no Person shall be admitted to the Partnership as a General Partner without the unanimous consent of the Partners.

         SECTION 11.2 COVENANT NOT TO WITHDRAW, TRANSFER, OR DISSOLVE. Except as otherwise permitted by this Agreement, the General Partner hereby covenants and agrees not to (a) take any action to file a certificate of cancellation or its equivalent with respect to itself, (b) take any action that would cause a Voluntary Bankruptcy of the General Partner, (c) withdraw or attempt to withdraw from the Partnership, (d) exercise any power under the Act to dissolve the Partnership, (e) Transfer all or any portion of his interest in the Partnership as a General Partner, or (f) petition for judicial dissolution of the Partnership. Further, the General Partner hereby covenants and agrees to continue to carry out the duties of a General Partner under this Agreement until the Partnership is dissolved and liquidated pursuant to Article XIII.

         SECTION 11.3  PERMITTED TRANSFERS.

                 (a) The General Partner may Transfer all or any part of its interest in the Partnership as a General Partner (1) at any time to any other General Partner, (2) at any time to any Person who is the General Partner's Wholly Owned Affiliate on both the day the General Partner became a General Partner and the day of the Transfer, (3) at any time involuntarily by operation of law, or (4) to any Person who is approved by all of the other General Partners and a majority of the Limited Partners; provided that no Transfer shall be permitted unless and until (a) all of the conditions set forth in Section 10.2 are satisfied as if the Partnership interest being Transferred were a Unit, and (b) the transferor and transferee provide the Partnership with an opinion of counsel, which opinion and counsel are acceptable to the other General Partners, if any, to the effect that the Transfer will not cause the Partnership to become taxable as a corporation for federal income tax purposes.

                 (b) A transferee of an interest in the Partnership from a General Partner shall be admitted as a General Partner with respect to the interest if, but only if, (1) at the time of the Transfer, the transferee is otherwise a General Partner, (2) the transferee is a Wholly Owned Affiliate of the transferring General Partner and all of the other General Partners consent to the admission, or (3) the admission of the transferee as a General Partner is approved by all of the other General Partners and a majority of the Limited Partners.

                 (c) A transferee who acquires a Partnership interest from a General Partner by means of a Transfer that is permitted under this Section 11.3, but who is not admitted as a General Partner, shall have no authority to act for or bind the Partnership, to inspect the Partnership's books, or otherwise to be treated as a General Partner, but the transferee shall be treated as a Unitholder who acquired an interest in the Partnership in a Permitted Transfer under Article X.

         SECTION 11.4 PROHIBITED TRANSFERS. Any purported Transfer of any interest in the Partnership held by a General Partner that is not permitted by
Section 11.3 above shall be null and void and of no force or effect whatever; provided that, if the Partnership is required to recognize a Transfer that is not so permitted (or if the Partnership, in its sole discretion, elects to recognize a Transfer that is not so permitted), the interest transferred shall be strictly limited to the transferor's rights to allocations and distributions as provided by this Agreement with respect to the transferred interest, which allocations and distributions may be applied (without limiting any other legal or equitable rights of the Partnership) to satisfy the debts, obligations, or liabilities for damages that the transferor or transferee of the interest may have to the Partnership.

         In the case of a Transfer or attempted Transfer of a Partnership interest that is not permitted by Section 11.3 above, the parties engaging or attempting to engage in the Transfer shall be liable to indemnify and hold harmless the Partnership and the other Partners from all cost, liability, and damage that any of the indemnified Persons may incur (including, without limitation, incremental tax liability and lawyers' fees and expenses) as a result of the Transfer or attempted Transfer and efforts to enforce the indemnity granted hereby.

         SECTION 11.5  TERMINATION OF STATUS AS GENERAL PARTNER.

                 (a) A General Partner shall cease to be a General Partner upon the first to occur of (i) the Bankruptcy of that General Partner, (ii) the Transfer of a portion of that Partner's interest as a General Partner that causes that Partner to hold less than twenty-five percent (25%) of the interest that that Person initially held as a General Partner, (iii) the involuntary Transfer by operation of law of that General Partner's interest in the Partnership, (iv) the vote of two-thirds of the Limited Partners to approve a request by that General Partner to retire, or (vi) the vote of a majority of the Limited Partners to remove that General Partner after that General Partner has attempted to make a Transfer of its Partnership interest that is not permitted by Section 11.3, committed a material breach of this Agreement or its representations and warranties under this Agreement, or committed any other act or suffered any other condition that would justify a decree of dissolution of the Partnership under the laws of the State of Florida. In the event a Person ceases to be a General Partner without having transferred his entire interest as a General Partner, that Person shall be treated as an unadmitted transferee of a Partnership interest as a result of an unpermitted Transfer of an interest pursuant to Section 11.4.

         If a General Partner ceases to be a General Partner for any reason, that Person shall continue to be liable as a Partner for all debts and obligations of the Partnership existing at the time that Person ceases to be a General Partner, regardless of whether, at that time, the debts or liabilities were known or unknown, actual or contingent. A Person shall not be liable as a General Partner for Partnership debts and obligations arising after that person ceases to be a General Partner. Any debts, obligations, or liabilities in damages to the Partnership of any Person who ceases to be a General Partner shall be collectible by any legal means and the Partnership is authorized, in addition to any other remedies at law or in equity, to apply any amounts otherwise distributable or payable by the Partnership to that Person to satisfy those debts, obligations, or liabilities.

                 (b) It is the intention of the Partners that the Partnership not dissolve as a result of the cessation of any General Partner's status as a General Partner; provided, however, that if it is determined by a court of competent jurisdiction that the Partnership has dissolved, the provisions of Section 13.1 shall govern.

                 (c) If at the time a Person ceases to be a General Partner that Person is also a Limited Partner or a Unitholder with respect to Units not previously held as a General Partner, that event shall not affect that Person's rights and obligations with respect to those Units.

         SECTION 11.6 ELECTION OF NEW GENERAL PARTNERS. Provided the Partnership has one or more General Partners, any Partner may nominate one or more Persons for election as additional General Partners. The election of an additional General Partner shall require an affirmative vote of a majority of the Partners.

                                  ARTICLE XII
                               POWER OF ATTORNEY

         SECTION 12.1 GENERAL PARTNER AS ATTORNEY-IN-FACT. Each Limited Partner hereby makes, constitutes, and appoints the General Partner and each successor General Partner, with full power of substitution and resubstitution, his true and lawful attorney-in-fact for him and in his name, place, and stead and for his use and benefit, to sign, execute, certify, acknowledge, swear to, file, and record (a) all certificates of limited partnership, amended name or similar certificates, and other certificates and instruments (including counterparts of this Agreement) the General Partner may deem necessary or appropriate to be filed by the Partnership under the laws of the State of Florida or any other state or jurisdiction in which the Partnership is doing or intends to do business; (b) any and all amendments or changes to this Agreement and the instruments described in (a), as now or hereafter amended, which the General Partner may deem necessary or appropriate to effect a change or modification of the Partnership in accordance with the terms of this Agreement, including, without limitation, amendments or changes to reflect (i) the exercise by the General Partner of any power granted to it under this Agreement; (ii) any amendments adopted by the Partners in accordance with the terms of this Agreement; (iii) the admission of any substituted Partner; and
(iv) the disposition by any Partner of its interest in the Partnership; (c) all certificates of cancellation and other instruments the General Partner may deem necessary or appropriate to effect the dissolution and termination of the Partnership pursuant to the terms of this Agreement; and (d) any other instrument that is now or may hereafter be required by law to be filed on behalf of the Partnership or is deemed necessary or appropriate by the General Partner to carry out fully the provisions of this Agreement in accordance with its terms. Each Limited Partner authorizes each attorney-in-fact to take any further action that attorney-in-fact considers necessary or advisable in connection with any of the foregoing, hereby giving each attorney-in-fact full power and authority to do and perform each and every act or thing whatsoever requisite or advisable to be done in connection with the foregoing as fully as that Limited Partner might or could do personally, and hereby ratifying and confirming all that any attorney-in-fact shall lawfully do or cause to be done by virtue thereof or hereof.

         SECTION 12.2 NATURE AS SPECIAL POWER. The power of attorney granted pursuant to this Article XII:

                 (a) Is a special power of attorney coupled with an interest and is irrevocable;

                 (b) May be exercised by any attorney-in-fact by listing the Limited Partners executing any agreement, certificate, instrument, or other document with the single signature of any attorney-in-fact acting as attorney-in-fact for those Limited Partners; and

                 (c) Shall survive the death, disability, legal incapacity, bankruptcy, insolvency, dissolution, or cessation of existence of a Limited Partner and shall survive the delivery of an assignment by a Limited Partner of the whole or a portion of his interest in the Partnership, except that where the assignment is of the Limited Partner's entire interest in the Partnership and the assignee, with the consent of the General Partner, is admitted as a Substituted Limited Partner, the power of attorney shall survive the delivery of the assignment for the sole purpose of enabling any the attorney-in-fact to effect the substitution.

                                  ARTICLE XIII
                           DISSOLUTION AND WINDING UP

         SECTION 13.1 LIQUIDATING EVENTS. The Partnership shall dissolve and commence winding up and liquidating upon the first to occur of any of the following ("Liquidating Events"):

                 (a)      December 31, 2016;

                 (b) The vote by Partners holding more than fifty percent (50%) of the Units to dissolve, wind up, and liquidate the Partnership;

                 (c) The happening of any other event that makes it unlawful, impossible, or impractical to carry on the business of the Partnership; or

                 (d) The withdrawal or removal of the General Partner, the assignment by the General Partner of its entire Interest or any other event that causes the General Partner to cease to be a general partner under the Act, provided that any such event shall not constitute a Liquidating Event if the Partnership is continued pursuant to this Section 13.1.

The Partners hereby agree that, notwithstanding any provision of the Act or the Florida Uniform Partnership Act, the Partnership shall not dissolve prior to the occurrence of a Liquidating Event. Upon the occurrence of any event set forth in Section 13.1(d), the Partnership shall not be dissolved or required to be wound up if (x) at the time of the event there is at least one remaining General Partner and that General Partner carries on the business of the Partnership (any remaining General Partner being hereby authorized to carry on the business of the Partnership), or (y) within ninety (90) days after the event two-thirds of the Limited Partners agree in writing to continue the business of the Partnership and to the appointment, effective as of the date of the event, of one or more additional General Partners. If it is determined, by a court of competent jurisdiction, that the Partnership has dissolved prior to the occurrence of a Liquidating Event, or if upon the occurrence of an event specified in Section 13.1(d), the Partners fail to appoint a substitute General Partner effective as of the event and to agree to continue the business of the Partnership as provided in this Section 13.1, then within an additional ninety
(90) days after the determination or the last day of the ninety (90) day period, as the case may be (the "Reconstitution Period"), a two-thirds majority of the Partners may elect to reconstitute the Partnership and continue its business on the same terms and conditions set forth in this Agreement by forming a new limited partnership on terms identical to those set forth in this Agreement and having as a general partner a Person elected by that two-thirds majority. Upon election by a two-thirds majority of the Partners, all Partners shall be bound thereby and shall be deemed to have consented to the election. Unless an election is made within the Reconstitution Period, the Partnership shall wind up its affairs in accordance with Section 13.2. If the election is made within the Reconstitution Period, then:

                          (i)     The reconstituted limited partnership shall
continue until the occurrence of a Liquidating Event as provided in this
Section 13.1;

                          (ii)    If the successor general partner is not a
former General Partner, then the interest in the Partnership of any former General Partner shall be treated thenceforth as the interest of a Limited Partner; and

                          (iii)   All necessary steps shall be taken to cancel
this Agreement and the Certificate and to enter into a new partnership agreement and certificate of limited partnership, and the successor general partner may for this purpose exercise the powers of attorney granted the General Partner pursuant to Article XII;

provided that the right of a two-thirds majority of the Partners to select a successor general partner and to reconstitute and continue the business of the Partnership shall not exist and may not be exercised unless the Partnership has received an opinion of counsel that the exercise of the right would not result in the loss of limited liability of any Limited Partner and neither the Partnership nor the reconstituted partnership would cease to be treated as a partnership for federal income tax purposes upon the exercise of the right to continue.

         SECTION 13.2 WINDING UP. Upon the occurrence of a Liquidating Event, the Partnership shall continue solely for the purposes of winding up its affairs in an orderly manner, liquidating its assets, and satisfying the claims of its creditors, Partners, and Unitholders and no Partner shall take any action that is inconsistent with, or not necessary to or appropriate for, the winding up of the Partnership's business and affairs. To the extent not inconsistent with the foregoing, all covenants and obligations in this Agreement shall continue in full force and effect until such time as the Property has been distributed pursuant to this Section 13.2 and the Certificate has been cancelled in accordance with the Act. The General Partner (or, in the event there is no remaining General Partner, any person elected by a majority of the Limited Partners) shall be responsible for overseeing the winding up and dissolution of the Partnership, shall take full account of the Partnership's liabilities and Property, shall cause the Property to be liquidated as promptly as is consistent with obtaining the fair value thereof, and shall cause the proceeds therefrom, to the extent sufficient therefor, to be applied and distributed in the following order:

                 (a) First, to the payment and discharge of all of the Partnership's debts and liabilities to creditors other than the General Partner;

                 (b) Second, to the payment and discharge of all the partnership's debts and liabilities to General Partner; and

                 (c) The balance, if any, to the General Partner and Unitholders in accordance with their Capital Accounts, after giving effect to all contributions, distributions, and allocations for all periods.

The General Partner shall not receive any additional compensation for any services performed pursuant to this Article XIII. The General Partner understands and agrees that by accepting the provisions of this Section 13.2 setting forth the priority of the distribution of the assets of the Partnership to be made upon its liquidation, the General Partner expressly waives any right it, as a creditor of the Partnership, might otherwise have under the Act to receive distributions of assets pari passu with the other creditors of the Partnership in connection with a distribution of assets of the Partnership in satisfaction of any liability of the Partnership, and hereby subordinates to said creditors any such right.

         SECTION 13.3 COMPLIANCE WITH CERTAIN REQUIREMENTS OF REGULATIONS; DEFICIT CAPITAL ACCOUNTS. In the event the Partnership is "liquidated" within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g), (a) distributions shall be made pursuant to this Article XIII to the General Partner and Unitholders who have positive Capital Accounts in compliance with Regulations
Section 1.704-1(b)(2)(ii)(b)(2), and (b) if the General Partner's Capital Account has a deficit balance (after giving effect to all contributions, distributions, and allocations for all Fiscal Years, including the Fiscal Year during which the liquidation occurs), the General Partner shall contribute to the capital of the Partnership the amount necessary to restore such deficit balance to zero in compliance with Regulations Section 1.704-1(b)(2)(ii)(b)(3). If any Unitholder who is not the General Partner has a deficit balance in his Capital Account (after giving effect to all contributions, distributions, and allocations for all Fiscal Years, including the Fiscal Year during which the liquidation occurs), the Unitholder shall have no obligation to make any contribution to the capital of the Partnership with respect to the deficit, and the deficit shall not be considered a debt owed to the Partnership or any other Person for any purpose whatsoever. In the discretion of the General Partner, a pro rata portion of the distributions that would otherwise be made to the General Partner and Unitholders pursuant to this Article XIII may be:

                 (a) Distributed to a trust established for the benefit of the General Partner and Unitholders for the purposes of liquidating Partnership assets, collecting amounts owed to the Partnership, and paying any contingent or unforeseen liabilities or obligations of the Partnership or of the General Partner arising out of or in connection with the Partnership. The assets of any the trust shall be distributed to the General Partner and Unitholders from time to time, in the reasonable discretion of the General Partner, in the same proportions as the amount distributed to such trust by the Partnership would otherwise have been distributed to the General Partner and Unitholders pursuant to Section 13.2 hereof; or

                 (b) Withheld to provide a reasonable reserve for Partnership liabilities (contingent or otherwise) and to reflect the unrealized portion of any installment obligations owed to the Partnership, provided that the withheld amounts shall be distributed to the General Partner and Unitholders as soon as practicable.

         SECTION 13.4 DEEMED DISTRIBUTION AND RECONTRIBUTION. Notwithstanding any other provisions of this Article XIII, in the event the Partnership is liquidated within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g) but no Liquidating Event has occurred, the Property shall not be liquidated, the Partnership's liabilities shall not be paid or discharged, and the Partnership's affairs shall not be wound up. Instead, solely for federal income tax purposes, the Partnership shall be deemed to have distributed the Property in kind to the General Partner and Unitholders, who shall be deemed to have assumed and taken subject to all Partnership liabilities, all in accordance with their respective Capital Accounts and, if the General Partner's Capital Account has a deficit balance (after giving effect to all contributions, distributions, and allocations for all Fiscal Years, including the Fiscal Year during which the Liquidation occurs), the General Partner shall contribute to the capital of the Partnership the amount necessary to restore such deficit balance to zero in compliance with Regulations Section 1.704-1(b)(2)(ii)(b)(3). Immediately thereafter, the General Partner and Unitholders shall be deemed to have recontributed the Property in kind to the Partnership, which shall be deemed to have assumed and taken subject to all such liabilities.

         SECTION 13.5 RIGHTS OF GENERAL PARTNER AND UNITHOLDERS. Except as otherwise provided in this Agreement, (a) the General Partner and Unitholder shall look solely to the assets of the Partnership for the return of his Capital Contribution and shall have no right or power to demand or receive property other than cash from the Partnership, and (b) no Unitholder shall have priority over any other Unitholder as to the return of his Capital Contributions, distributions, or allocations.

         SECTION 13.6 NOTICE OF DISSOLUTION. In the event a Liquidating Event occurs or an event occurs that would, but for provisions of Section 13.1, result in a dissolution of the Partnership, the General Partner shall, within thirty (30) days thereafter, provide written notice thereof to each of the Partners and to all other parties with whom the Partnership regularly conducts business (as determined in the discretion of the General Partner) and shall publish notice thereof in a newspaper of general circulation in each place in which the Partnership regularly conducts business (as determined in the discretion of the General Partner).

                                  ARTICLE XIV
                                 MISCELLANEOUS

         SECTION 14.1 NOTICES. Any notice, payment, demand, or communication required or permitted to be given by any provision of this Agreement shall be in writing and sent by overnight courier, or by telephone or facsimile, if the telephone conversation or facsimile is followed by a hard copy of the telephone conversation or facsimiled communication sent by overnight courier, charges prepaid and addressed as follows, or to such other address as that Person may from time to time specify by notice to the Partners:

                 (a) If to the Partnership, to the Partnership at the address set forth in Section 1.4;

                 (b) If to the General Partner, to the address set forth in Section 2.1; and

                 (c)      If to a Limited Partner, to the address set forth in
Section 2.2.

Any such notice shall be deemed to be delivered, given, and received for all purposes as of the date so delivered.

         SECTION 14.2 BINDING EFFECT. Except as otherwise provided in this Agreement, every covenant, term and provision of this Agreement shall be binding upon and inure to the benefit of the Partners and their respective heirs, legatees, legal representatives, successors, transferees, and assigns.

         SECTION 14.3 CONSTRUCTION. Every covenant, term, and provision of this Agreement shall be construed simply according to its fair meaning and not strictly for or against any Partner. The terms of this Agreement are intended to embody the economic relationship among the Partners and shall not be subject to modification by, or be conformed with, any actions by the Internal Revenue Service except as this Agreement may be explicitly so amended and except as may relate specifically to the filing of tax returns.

         SECTION 14.4 TIME. Time is of the essence with respect to this Agreement.

         SECTION 14.5 HEADINGS. Section and other headings contained in this Agreement are for reference purposes only and are not intended to describe, interpret, define, or limit the scope, extent, or intent of this Agreement or any provision of this Agreement.

         SECTION 14.6 SEVERABILITY. Every provision of this Agreement is intended to be severable. If any term or provision of this Agreement is illegal or invalid for any reason, such illegality or invalidity shall not affect the validity or legality of the remainder of this Agreement.

         SECTION 14.7 INCORPORATION BY REFERENCE. Every exhibit, schedule, and other appendix attached to this Agreement and referred to herein is incorporated in this Agreement by this reference.

         SECTION 14.8 FURTHER ACTION. Each Partner, upon the request of the General Partner, agrees to perform all further acts and execute, acknowledge, and deliver any documents reasonably necessary, appropriate, or desirable to carry out the provisions of this Agreement.

         SECTION 14.9 VARIATION OF PRONOUNS. All pronouns and any variations shall be deemed to refer to masculine, feminine, or neuter, singular or plural, as the identity of the Person or Persons may require.

         SECTION 14.10 GOVERNING LAW. The laws of the State of Florida shall govern the validity of this Agreement, the construction of its terms, and the interpretation of the rights and duties of the Partners.

         SECTION 14.11 WAIVER OF ACTION FOR PARTITION; NO BILL FOR PARTNERSHIP ACCOUNTING. Each of the Partners irrevocably waives any right that he may have to maintain any action for partition with respect to any of the Partnership Property. To the fullest extent permitted by law, each Partner covenants that it will not (except with the consent of the General Partner) file a bill for Partnership accounting.

         SECTION 14.12 COUNTERPART EXECUTION. This Agreement may be executed in any number of counterparts with the same effect as if all of the Partners had signed the same document. All counterparts shall be construed together and shall constitute one agreement.

         SECTION 14.13 SOLE AND ABSOLUTE DISCRETION. Except as otherwise provided in this Agreement, all actions the General Partner may take and all determinations the General Partner may make pursuant to this Agreement may be taken and made at the sole and absolute discretion of the General Partner.

         SECTION 14.14 SPECIFIC PERFORMANCE. Each Partner agrees with the other Partners that the other Partners would be irreparably damaged if any of the provisions of this Agreement are not performed in accordance with their specific terms and that monetary damages would not provide an adequate remedy in that event. Accordingly, it is agreed that, in addition to any other remedy to which the nonbreaching Partners may be entitled, at law or in equity, the nonbreaching Partners shall be entitled to injunctive relief to prevent breaches of the provisions of this Agreement and specifically to enforce the terms and provisions of this Agreement in any action instituted in any court of the United States or any state having subject matter jurisdiction thereof.

         IN WITNESS WHEREOF, the parties have entered into this Amended and Restated Agreement of Limited Partnership as of the day first above set forth.

                     [signatures follow on separate pages]

                                        GENERAL PARTNER


                                        INVESTORS TRUST, INC.


                                        By:
                                            -----------------------------
                                                Thomas R. Cronin, Sr.

                                        ORIGINAL LIMITED PARTNER


                                        ------------------------------
                                        Michael P. Geml

LIMITED PARTNERS

The Limited Partners whose names
are set forth on Exhibit A hereto

By: ------------------------------

                                   Exhibit A

     AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF FLORDECO,
                     LTD., A FLORIDA LIMITED PARTNERSHIP

        Names and Addresses of Limited Partners         Number of Units
        ---------------------------------------         ---------------

                                   Exhibit B

                                PROMISSORY NOTE


Number of Units Purchased: ________________________            [City], Florida

Face Amount of Promissory Note: $__________________            ________, 1996
         (10,000.00 per Unit)

         FOR VALUE RECEIVED, the undersigned (hereinafter referred to as "Maker"), promises to pay to the order of FLORDECO, LTD., a Florida limited partnership (the "Partnership")(the Partnership, together with any holder hereof, referred to hereinafter as the "Holder"), at 3591 Fowler Street, Fort Myers, Florida 33901, or at such other place as the Holder may designate in writing, the principal sum of Ten Thousand Dollars ($10,000) per unit of limited partnership interest of the Partnership ("Unit") being purchased by the Maker, in accordance with the following provisions:

         (a) The Maker agrees that the number of Units to be used in calculating the amount due under this Promissory Note (this "Note") as indicated in Paragraph (c) of this Note shall be __________, which corresponds to the number of Units being purchased by the Maker pursuant to the Partnership's public offering thereof as described in the Partnership's prospectus dated __________, 1996 which was made part of the Partnership's registration statement on Form S-11 declared effective by the Securities and Exchange Commission.

         (b) No interest shall accrue and be payable on the unpaid principal balance of this Note, except as provided in Paragraph (f) below upon default hereunder.

         (c) Principal shall be due and payable in ten (10) equal annual installments of One Thousand Dollars ($1,000) per Unit commencing on ________, 1997, and on __________ each year thereafter, with the final installment payable on ________, 2006. The amount due on each of the ten installments shall be equal to the dollar amount indicated multiplied by the number of Units being purchased by the Maker.

                 However, in the event the Partnership is liquidated, or the undersigned's interest in the Partnership is liquidated, within the meaning of
Section 1.704-1(b)(2)(ii)(g) of the regulations promulgated by the Department of the Treasury under the Internal Revenue Code, all unpaid principal, notwithstanding the due dates set forth above, shall be due and payable prior to the end of the fiscal year of the Partnership during which such liquidation occurs (or, if later, within 90 days after the date of such liquidation).

         (d) This Note may be prepaid at any time, in whole or in part, without penalty.

         (e) Payment of this Note is secured by the Units purchased with this Note and the Security Agreement of even date herewith executed by the Maker in connection with this loan ("Security Agreement"). All of the agreements, conditions, covenants, provisions, and stipulations contained in the Security Agreement which are to be kept and performed by the Maker are hereby incorporated into and made part of this Note to the same extent and with the same force and effect as if they were fully set forth herein, and Maker covenants and agrees to keep and perform them, or to cause them to be kept and performed, strictly in accordance with their terms.

         (f) This Note evidences the obligation of the Maker to make contributions to the capital of the Partnership and is given in consideration of the Units acquired by the Maker. It is hereby expressly agreed that time is of the essence hereof and in the event that the Maker fails to pay any amount of the principal when it becomes due under this Note, then, in addition to any remedies otherwise available to the Holder hereof pursuant to the terms of the Amended and Restated Agreement of Limited Partnership of Flordeco, Ltd. (the "Partnership Agreement") or by law, the Holder shall have the right to accelerate the maturity date of this Note and to declare the amount of the total unpaid balance hereof to be immediately due and payable in advance of the dates set forth above. Furthermore, in the event that the Maker fails to pay any amount of the principal when it becomes due under this Note, all unpaid principal under this Note shall bear interest at highest rate permitted under applicable law and such interest shall begin to accrue commencing on the first day of such default or breach. Forbearance to exercise these rights with respect to the Maker shall not constitute a waiver of the right as to any subsequent default, breach or failure of the Maker to perform hereunder. Exercise of the rights provided hereunder shall be without notice to the Maker, notice of such exercise being hereby waived.

         (g) The Maker further agrees to pay all costs of collection, including, in the case of the principal of this Note or any payment applicable to the principal as herein provided is not paid at the respective maturity thereof, whether suit be brought or not, attorneys' fees, court costs, collection expenses, and other expenses that the Holder may incur or pay in prosecution of its rights hereunder or in the Partnership Agreement, whether in judicial proceedings, including bankruptcy court and appellate proceedings, or whether out of court, such attorneys' fees as a court of competent jurisdiction deems reasonable.

         (h) NEITHER THE HOLDER, THE MAKER OR OTHER PERSON OR ENTITY LIABLE FOR THE INDEBTEDNESS EVIDENCED HEREBY, NOR ANY ASSIGNEE, SUCCESSOR, HEIR OR PERSONAL REPRESENTATIVE OF THE HOLDER, THE MAKER OR ANY SUCH PERSON OR ENTITY SHALL SEEK A JURY TRAIL IN ANY LAWSUIT, PROCEEDING, COUNTERCLAIM OR ANY OTHER LITIGATION PROCEDURE BASED UPON OR ARISING OUT OF THIS NOTE, ANY RELATED INSTRUMENT OR AGREEMENT, ANY COLLATERAL FOR THE PAYMENT HEREOF OR THE DEALINGS OR THE RELATIONSHIP BETWEEN OR AMONG SUCH PERSONS OR ENTITIES, OR ANY OF THEM. NEITHER THE HOLDER, THE MAKER OR ANY SUCH OTHER PERSON OR ENTITY WILL SEEK TO CONSOLIDATE ANY SUCH ACTION, IN WHICH A JURY TRIAL HAS BEEN WAIVED, WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. THE PROVISIONS OF THIS PARAGRAPH HAVE BEEN FULLY DISCUSSED BY THE PARTIES HERETO, AND THE PROVISIONS HEREOF SHALL BE SUBJECT TO NO EXCEPTIONS. NO PARTY HAS IN ANY WAY AGREED WITH OR REPRESENTED TO THE OTHER [PARTY THAT THE PROVISIONS OF THIS PARAGRAPH WILL NOT BE FULLY ENFORCED IN ALL INSTANCES.

         (i) The Maker hereby waives all demands, notices, and other formalities in connection with the payment, collection, and enforcement of this Note, except as hereinabove expressly provided.

         (j) Principal and interest, if any, shall be payable in lawful money of the United States.

         (k) This Note shall be governed by and construed in accordance with the laws of the State of Florida.

         IN WITNESS WHEREOF, the Maker has caused this Note to be executed and delivered on the date first above written.

WITNESS:                                MAKER


- --------------------------------------  -------------------------------------
         (Signature of Witness)                  (Signature of Maker)


- --------------------------------------  -------------------------------------
             (Print Name)                            (Print Name)


                                        -------------------------------------
                                            (Title, if not an individual)

                                                                       EXHIBIT B

                           INSTRUCTIONS TO PURCHASERS

         1. The Partnership recommends that each person subscribing for the Units carefully read and review the Prospectus and any supplements thereto and, if such person desires to subscribe for Unit in the Partnership, detach, complete and sign the Subscription Agreement provided separately and the signature page (the "Signature Page") to the Amended and Restated Agreement of Limited Partnership of Flordeco, Ltd. (the "Partnership Agreement"). Upon acceptance of the subscription and satisfaction of all conditions to the sale of Units, the Signature Page will be attached to and become part of the Partnership Agreement.


         2. The purchase price per Unit is $12,000 ("Purchase Price") and the minimum subscription is for five Units ($60,000). Each person subscribing for Units shall: (i) deliver a completed Subscription Agreement and an executed Signature Page to the General Partner at 3591 Fowler Street, Fort Myers, Florida 33901, (ii) simultaneously with the delivery of the Subscription Agreement and the Signature Page, deliver a check made payable to "First National Bank of Southwest Florida, Escrow Agent for Flordeco, Ltd.", in an amount equal to $2,000 per Unit being subscribed for (or provide such funds by wire transfer to the Partnership's escrow account in the manner described in the Prospectus), (the "Cash Portion") and (iii) simultaneously with the delivery of the above, deliver to the Escrow Agent an executed full recourse, non-interest bearing promissory note and security agreement ("Note") in the form provided in Exhibit C to the Prospectus in the amount equal to $10,000 per Unit being subscribed for pursuant to the Subscription Agreement (the "Financed Portion").

  PAYMENT IN FULL OF THE CASH PORTION OF THE PURCHASE PRICE MUST ACCOMPANY
          THE COMPLETED SUBSCRIPTION AGREEMENT AND SIGNATURE PAGE, TOGETHER WITH AN EXECUTED NOTE IN THE FULL AMOUNT OF THE
                              FINANCED PORTION.

         3. Be sure that this Subscription Agreement has been properly completed and that you have filled in the number of Units subscribed for, the total purchase price for your interests, and the date of execution.

                 A. Individuals. If the Units are being purchased by an individual, the individual should sign the Subscription Agreement on the indicated line, print or type the name in which the Units are to be registered and supply his or her Social Security number.

                 B. Joint Ownership. If the Units are being purchased in joint ownership, check the appropriate registration box, and both investors must sign the Subscription Agreement and indicated the names in which they want the Interests registered. In case of joint ownership, either Social Security number may be used.

                 C. Individual Retirement Accounts and Other Qualified Plans. If the Units are being purchased by an Individual Retirement Account or by Other Qualified Plan, the Subscription Agreement should be signed by an authorized signer of the bank, trust company or other fiduciary. Please provide the address of the trustee.

                 D. Trusts. If the Units are being purchased by a trust, please furnish the name of the trust and the date of the trust. Also, provide the name of the trustee and the beneficiary. A copy of the trust agreement should accompany the Subscription Agreement

                 E. Corporations. If the Units are being purchased by a corporation, please furnish a copy of the resolution of the board of directors authorizing the purchase of the Units.

         Trustees, agents or other persons acting in a representative capacity may be required to furnish an opinion of counsel, acceptable to the Partnership, evidencing their authority to subscribe for the Units and to complete the Subscription Agreement and any additional documents which the Partnership may request evidencing their authority to act in a representative capacity. Trusts, corporations, partnerships and estates must furnish a Taxpayer Identification Number.

         4. The investor's address should be completed. All correspondence and cash distributions will be sent to this address.

                               FLORDECO, LTD.
                       (A FLORIDA LIMITED PARTNERSHIP)

                              ----------------

                           SUBSCRIPTION AGREEMENT


Flordeco, Ltd.
3591 Fowler Street
Fort Myers, Florida  33901

Attention:  Thomas R. Cronin, Sr.


Gentlemen:

         The undersigned, by signing and delivering this subscription agreement (the "Subscription Agreement") and the signature page ("Signature Page") to the Amended and Restated Agreement of Limited Partnership of Flordeco, Ltd. (the "Partnership Agreement"), hereby tenders this subscription and applies for the purchase of the number of units of limited partnership interests (the "Units") of Flordeco, Ltd., a Florida limited partnership (the "Partnership") set forth below. The undersigned has executed and delivered this Subscription Agreement in connection with the Partnership's offering of the Units described in its prospectus dated ______________, 1996, (such prospectus, including any amendments and supplements thereto, is herein called the "Prospectus").

          Pursuant to this Subscription Agreement, the undersigned agrees to purchase that number of Units specified below at a purchase price of $12,000 per Unit ("Purchase Price") and agrees to become a Limited Partner under the terms of the Partnership Agreement. In connection with the subscription for that number of Units specified below, the undersigned agrees to purchase the Units at a purchase price of $12,000 per Unit, payable as follows: (i) simultaneously with the execution and delivery of this Subscription Agreement, the undersigned has delivered a check made payable to "First National Bank of Southwest Florida, Escrow Agent for Flordeco, Ltd.", or has wired to the escrow account of the Partnership in the manner described in the Prospectus, an amount equal to the $2,000 per Unit subscribed for as the cash portion of the Purchase Price ("Cash Subscription Funds"), and (ii) simultaneously with the execution and delivery of this Subscription Agreement, the undersigned also has delivered an executed, full recourse, non-interest bearing promissory note and security agreement in the form provided in Exhibit C to the Prospectus in an amount equal to $10,000 per Unit subscribed for as the financed portion of the Purchase Price.

         The undersigned understands that the minimum subscription for the Units shall be $60,000, unless waived by the General Partner. The undersigned further understands that the Cash Subscription Funds will be held in escrow by the Escrow Agent until such time as subscriptions for 100 Units (the "Minimum Offering") have been accepted and, in the event that the Minimum Offering is not subscribed for and the payments therefor are not made on or before August 1, 1996, unless otherwise extended by the Partnership to a date no later than September 1, 1996 (the "Initial Termination Date"), the offering will terminate and all subscription proceeds will be refunded promptly to the undersigned without interest or reduction. The undersigned hereby acknowledges receipt of a copy of the Prospectus, including the Partnership Agreement attached to the Prospectus as Exhibit A, prior to the execution of this Subscription Agreement, and hereby specifically accepts and adopts each and every provision of the Partnership Agreement.

         The undersigned represents and warrants to the Partnership as follows:

         (1) The undersigned is 21 years of age or over, has adequate means of providing for his current needs and personal contingencies and has no need for liquidity in his investment in the Units.


      (2) The undersigned is a bona-fide resident of the state set forth below on the Signature Page of this Subscription Agreement, and if the state of residency should change prior to acceptance of this subscription, the undersigned shall promptly notify the Partnership of the change in residence.

         (3) The Units which are the subject of this Subscription Agreement are being acquired for the undersigned's own account or for the account or benefit of a member or members of his or her immediate family or in a fiduciary capacity for the account of another person or entity and not as an agent for another.

         (4) The undersigned, if acting in a representative or fiduciary capacity for a corporation, partnership, trust, or as a custodian for any person or entity, has full power and authority to make the representations and agreements herein and to execute this Subscription Agreement in such capacity on behalf of such corporation, partnership, trust, person or entity, and to purchase the Units subscribed for hereunder.



         The undersigned understands, recognizes and agrees that :


         (1) This subscription may be accepted or rejected in whole or in part by the General Partner in its sole and absolute discretion. Further, the General Partner has the right, in its sole discretion, to waive the minimum subscription amount and to issue fractional Units.


         (2) No federal or state agency has made any finding or determination regarding the fairness of the offering of the Units for public investment, the accuracy or adequacy of the Prospectus, or any recommendation or endorsement of the Units or an investment in the Units.

         (3) This subscription is binding on the undersigned and is irrevocable on the part of the undersigned during the offering period (as extended, if applicable), and if the Minimum Offering is not sold prior to the Initial Termination Date, subscriptions will be refunded in full, without interest.

         (4) The securities laws of some jurisdictions restrict the transferability of the Units, the Partnership Agreement further restricts the transferability of the Units, there is no market for the Units, and it is unlikely that a market will develop. In addition the sale or transfer of Units may result in adverse federal income tax consequences. Accordingly, it may not be possible for the undersigned to liquidate his investment in the Partnership in the case of an emergency or for any other reason.

         (5) This Subscription Agreement shall not constitute a valid and binding obligation of the Partnership until accepted by the General Partner in writing, and that the General Partner has the right to reject the Subscription Agreement, either in whole or in part, in its sole discretion.

         (6) The undersigned is not entitled to cancel, terminate or revoke this subscription or any agreements of the undersigned hereunder and that such subscription and agreements shall survive the death, incapacity, disability, bankruptcy, dissolution or termination of the undersigned.

         (7) The undersigned agrees to fully indemnify and hold the Partnership the General Partner, and their officers, directors or affiliates harmless from any and all claims, actions, causes of action whatsoever which may result from a breach or an alleged breach of the representations contained in this Subscription Agreement.

         The undersigned, under penalties of perjury, hereby certify that: (i) the taxpayer identification number provided herein is the undersigned's true, correct, and complete taxpayer identification number, and (ii) the undersigned is not subject to backup withholding either because the undersigned has not been notified that the undersigned is subject to backup withholding as a result of a failure to report all interest or dividends, or the Internal Revenue Service has notified the undersigned that the undersigned is no longer subject to backup withholding under Section 3406(a)(1)(C) of the Internal Revenue Code. (If the undersigned has been notified that the undersigned is subject to backup withholding, the undersigned has stricken the language under clause (ii) of the preceding sentence before signing).



BY EXECUTING THIS SUBSCRIPTION AGREEMENT, A SUBSCRIBER DOES NOT WAIVE ANY RIGHTS HE MAY HAVE UNDER THE SECURITIES ACT OF 1933, THE SECURITIES EXCHANGE ACT OF 1934, OR ANY STATE SECURITIES LAWS.

Date:____________________

Number of Units                                  Total Subscription
(Minimum Subscription: $60,000):                 ($12,000 per Unit):

___________________________________               ____________________________


Please PRINT exact name(s) in which undersigned desires shares to be registered: __________________________________________________________________
______________________________________________________________________________

_________________________________   __________________________________________
(Signature of Individual)           (Signature If Held Jointly)


Social Security or Federal Taxpayer Identification
Number:_______________________________________________________________________

Street Address:_______________________________________________________________

City/State/Zip:_______________________________________________________________

*When signing as attorney, trustee, administrator or guardian, please give your full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. In the case of joint tenants, each joint owner must sign.

Please indicate the form of ownership the undersigned desires for the shares (individual, joint tenants with right of survivorship, tenants in common, trust, corporation, partnership, custodian, etc.): ___________________________


==============================================================================


TO BE COMPLETED BY THE PARTNERSHIP:

Accepted as of _______________________, 19___ as to ____________________ Units.


    FLORDECO, LTD.

    By:  Investors Trust, Inc.,
               General Partner


             By:
                -------------------------
                   Allan Fox, President

                                                                       EXHIBIT C
                                PROMISSORY NOTE


Number of Units Purchased:_________________________            [City], Florida
Face Amount of Promissory Note: $__________________            ________, 1996
         (10,000.00 per Unit)


         FOR VALUE RECEIVED, the undersigned (hereinafter referred to as "Maker"), promises to pay to the order of FLORDECO, LTD., a Florida limited partnership (the "Partnership")(the Partnership, together with any holder hereof, referred to hereinafter as the "Holder"), at 3591 Fowler Street, Fort Myers, Florida 33901, or at such other place as the Holder may designate in writing, the principal sum of Ten Thousand Dollars ($10,000) per unit of limited partnership interest of the Partnership ("Unit") being purchased by the Maker, in accordance with the following provisions:

         (a) The Maker agrees that the number of Units to be used in calculating the amount due under this Promissory Note (this "Note") as indicated in Paragraph (c) of this Note shall be __________, which corresponds to the number of Units being purchased by the Maker pursuant to the Partnership's public offering thereof as described in the Partnership's prospectus dated __________, 1996 which was made part of the Partnership's registration statement on Form S-11 declared effective by the Securities and Exchange Commission.

         (b) No interest shall accrue and be payable on the unpaid principal balance of this Note, except as provided in Paragraph (f) below upon default hereunder.

         (c) Principal shall be due and payable in ten (10) equal annual installments of One Thousand Dollars ($1,000) per Unit commencing on ________, 1997, and on __________ each year thereafter, with the final installment payable on ________, 2006. The amount due on each of the ten installments shall be equal to the dollar amount indicated multiplied by the number of Units being purchased by the Maker.

                 However, in the event the Partnership is liquidated, or the undersigned's interest in the Partnership is liquidated, within the meaning of
Section 1.704-1(b)(2)(ii)(g) of the regulations promulgated by the Department of the Treasury under the Internal Revenue Code, all unpaid principal, notwithstanding the due dates set forth above, shall be due and payable prior to the end of the fiscal year of the Partnership during which such liquidation occurs (or, if later, within 90 days after the date of such liquidation).

         (d) This Note may be prepaid at any time, in whole or in part, without penalty.

         (e) Payment of this Note is secured by the Units purchased with this Note and the Security Agreement of even date herewith executed by the Maker in connection with this loan ("Security Agreement"). All of the agreements, conditions, covenants, provisions, and stipulations contained in the Security Agreement which are to be kept and performed by the Maker are hereby incorporated into and made part of this Note to the same extent and with the same force and effect as if they were fully set forth herein, and Maker covenants and agrees to keep and perform them, or to cause them to be kept and performed, strictly in accordance with their terms.

         (f) This Note evidences the obligation of the Maker to make contributions to the capital of the Partnership and is given in consideration of the Units acquired by the Maker. It is hereby expressly agreed that time is of the essence hereof and in the event that the Maker fails to pay any amount of the principal when it becomes due under this Note, then, in addition to any remedies otherwise available to the Holder hereof pursuant to the terms of the Amended and Restated Agreement of Limited Partnership of Flordeco, Ltd. (the "Partnership Agreement") or by law, the Holder shall have the right to accelerate the maturity date of this Note and to declare the amount of the total unpaid balance hereof to be immediately due and payable in advance of the dates set forth above. Furthermore, in the event that the Maker fails to pay any amount of the principal when it becomes due under this Note, all unpaid principal under this Note shall bear interest at the highest rate permitted under applicable law and such interest shall begin to accrue commencing on the first day of such default or breach. Forbearance to exercise these rights with respect to the Maker shall not constitute a waiver of the right as to any subsequent default, breach or failure of the Maker to perform hereunder. Exercise of the rights provided hereunder shall be without notice to the Maker, notice of such exercise being hereby waived.

         (g) The Maker further agrees to pay all costs of collection, including, in the case of the principal of this Note or any payment applicable to the principal as herein provided is not paid at the respective maturity thereof, whether suit be brought or not, attorneys' fees, court costs, collection expenses, and other expenses that the Holder may incur or pay in prosecution of its rights hereunder or in the Partnership Agreement, whether in judicial proceedings, including bankruptcy court and appellate proceedings, or whether out of court, such attorneys' fees as a court of competent jurisdiction deems reasonable.

         (h) NEITHER THE HOLDER, THE MAKER OR OTHER PERSON OR ENTITY LIABLE FOR THE INDEBTEDNESS EVIDENCED HEREBY, NOR ANY ASSIGNEE, SUCCESSOR, HEIR OR PERSONAL REPRESENTATIVE OF THE HOLDER, THE MAKER OR ANY SUCH PERSON OR ENTITY SHALL SEEK A JURY TRAIL IN ANY LAWSUIT, PROCEEDING, COUNTERCLAIM OR ANY OTHER LITIGATION PROCEDURE BASED UPON OR ARISING OUT OF THIS NOTE, ANY RELATED INSTRUMENT OR AGREEMENT, ANY COLLATERAL FOR THE PAYMENT HEREOF OR THE DEALINGS OR THE RELATIONSHIP BETWEEN OR AMONG SUCH PERSONS OR ENTITIES, OR ANY OF THEM. NEITHER THE HOLDER, THE MAKER OR ANY SUCH OTHER PERSON OR ENTITY WILL SEEK TO CONSOLIDATE ANY SUCH ACTION, IN WHICH A JURY TRIAL HAS BEEN WAIVED, WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. THE PROVISIONS OF THIS PARAGRAPH HAVE BEEN FULLY DISCUSSED BY THE PARTIES HERETO, AND THE PROVISIONS HEREOF SHALL BE SUBJECT TO NO EXCEPTIONS. NO PARTY HAS IN ANY WAY AGREED WITH OR REPRESENTED TO THE OTHER [PARTY THAT THE PROVISIONS OF THIS PARAGRAPH WILL NOT BE FULLY ENFORCED IN ALL INSTANCES.

         (i) The Maker hereby waives all demands, notices, and other formalities in connection with the payment, collection, and enforcement of this Note, except as hereinabove expressly provided.

         (j) Principal and interest, if any, shall be payable in lawful money of the United States.

         (k) This Note shall be governed by and construed in accordance with the laws of the State of Florida.

                  [Remainder of Page Intentionally Left Blank]

         IN WITNESS WHEREOF, the Maker has caused this Note to be executed and delivered on the date first above written.

WITNESS:                                MAKER


- --------------------------------------  -------------------------------------
         (Signature of Witness)                  (Signature of Maker)


- --------------------------------------  -------------------------------------
             (Print Name)                            (Print Name)


                                        -------------------------------------
                                            (Title, if not an individual)

                               SECURITY AGREEMENT


         SECURITY AGREEMENT (" Security Agreement"), made and entered into as of the ____ day of _________, 1996, by and between FLORDECO, LTD., a Florida limited partnership (the "Partnership") and the person(s) executing this Security Agreement ("Debtors").

         WHEREAS, the Partnership is offering units of its limited partnership interests (the "Units") for sale at a purchase price of $12,000 per Unit ("Purchase Price") pursuant to a registration statement on Form S-11 filed with and declared effective by the Securities and Exchange Commission under the Securities Act of 1933, as amended; and

         WHEREAS, investors have agreed to pay the Purchase Price for their Units by simultaneously with the delivery and execution of their subscription agreement for such Units, tendering a cash payment (or wire transfer) in the amount of $2,000 per Unit and by delivery of an executed, full recourse promissory note ("Note") and this Security Agreement in an amount equal to $10,000 per Unit; and

         WHEREAS, the Note evidences the obligation of the Debtor to make contributions to the capital of the Partnership in consideration of the Units acquired by Debtor; and

         WHEREAS, the Partnership has agreed to accept the Note as partial payment for the Units acquired by the Debtors on the condition that the Debtors execute and deliver this Security Agreement to secure the Note by the collateral described herein.

         NOW, THEREFORE, in consideration of the foregoing and to induce Partnership to sell the Units in exchange for the Note as partial payment therefor, Debtor hereby agrees as follows:

         1. DEFINED TERMS. The following terms shall have the following meanings:

                 "Code" means the Uniform Commercial Code from time to time in effect in the State of Florida.

                 "Collateral" means the Pledged Units and all Proceeds.

                 "Event of Default" means the failure of the Debtor to pay any amount of principal on the Note when it becomes due under the Note and any other material default under or breach of this Security Agreement or the Note by the Debtor.

                 "Liabilities" means the indebtedness evidenced by the Note.

                 "Note" means that certain Promissory Note dated of even date herewith made by the Debtor payable to the order of the Partnership in the principal amount of Ten Thousand Dollars ($10,000) per Unit acquired by the Debtor in connection with the Partnership's public offering thereof pursuant to its registration statement on Form S-11 filed with and declared effective by the Securities and Exchange Commission.

                 "Person" means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, institution, entity, party or government (whether national, federal, state, county, city, municipal or otherwise, including, without limitation, any instrumentality, division, agency, body or department thereof).

                 "Pledged Units" means the Units pledged by Debtor under this Security Agreement.

                 "Pledgee" means the Partnership or any of its assigns.

                 "Proceeds" means all "proceeds" as such term is defined in
         Section 679.306(1), Florida Statutes, and, in any event, shall include, without limitation, all dividends or other income from the Pledged Units, collections thereon or distributions with respect thereto.

         2. PLEDGE; GRANT OF SECURITY INTEREST. Debtor hereby grants to Pledgee a security interest in the Collateral, as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Liabilities, and, in furtherance thereof, during the term of this Security Agreement, shall deliver to the Pledgee, upon request, certificates representing all of the Pledged Units.

          3. STOCK POWERS. Concurrently with the delivery to Pledgee of each certificate representing one or more of the Pledged Units, Debtor shall deliver to Pledgee an undated assignment separate from certificate covering such certificate, duly executed in blank by Debtor.

          4. REPRESENTATIONS AND WARRANTIES. Debtor hereby represents and warrants to Pledgee that:

                 (a) The Pledged Units constitute all the Units owned by Debtor;

                 (c) Debtor is the record and beneficial owner of, and has good and marketable title to, the Pledged Units, free of any and all liens, security interests or options ("Liens") in favor of, or claims of, any Person, except for the Liens established by the Note and this Security Agreement;

                 (d) Upon delivery to Pledgee of the certificates evidencing the Pledged Units, the lien granted pursuant to this Security Agreement will constitute a valid, perfected lien on such Collateral, enforceable as such against all creditors of Debtor and any Persons purporting to purchase such Collateral from Debtor; and

                 (e) Upon the making of notations reflecting the security interest created by this Security Agreement in the Partnership's register for the Pledged Units which is not represented by certificates, the lien granted pursuant to this Security Agreement will constitute a valid, perfected first priority lien on such Collateral, enforceable as such against all creditors of Debtor and any persons purporting to purchase such Collateral from Debtor.

          5. COVENANTS. Debtor covenants and agrees with Pledgee that, from and after the date hereof until the Liabilities are paid in full:

                 (a) If Debtor shall, as a result of its ownership of the Pledged Units, become entitled to receive, or shall receive, any Unit certificate (including, without limitation, any certificate representing a dividend or a distribution in connection with any reclassification, increase, or reduction of capital or any certificate issued in connection with any reorganization), option or rights, whether in addition to, in substitution of, as a conversion of, or in exchange for any of the Pledged Units, or otherwise in respect thereof, Debtor shall accept the same as the agent of Pledgee, hold the same in trust for Pledgee and deliver the same forthwith to Pledgee in the exact form received, duly endorsed by Debtor to Pledgee, if required, together with undated powers covering such certificate duly executed in blank by Debtor, to be held by Pledgee, subject to the terms hereof, as additional collateral security for the Liabilities. Any sums paid upon, or in respect of, the Pledged Units upon the liquidation or dissolution of the Partnership shall be paid over to Pledgee to be held by it hereunder as additional collateral security for the Liabilities. In case any distribution of capital shall be made on, or in respect of, the Pledged Units or any property shall be distributed upon or with respect to the Pledged Units pursuant to the recapitalization or reclassification of the capital of the Partnership or pursuant to the reorganization thereof, the property so distributed shall be delivered to Pledgee to be held by it hereunder as additional collateral security for the Liabilities. If any sums of money or property so paid or distributed in respect of the Pledged Units shall be received by Debtor, Debtor shall, until such money or property is paid or delivered to Pledgee, hold such money or property in trust for Pledgee, segregated from other funds of Debtor, as additional collateral security for the Liabilities.

                 (b) Without the prior written consent of Pledgee, Debtor will not (i) sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, the Collateral, or (iii) create, incur or permit to exist any Lien or option in favor of, or any claim of any Person with respect to, any of the Collateral, or any interest therein. Pledgor will defend the right, title, and interest of Pledgee in and to the Collateral against the claims and demands of all Persons whomsoever.

                 (c) At any time and from time to time, upon the written request of Pledgee, and at the sole expense of Debtor, Debtor will promptly and duly execute and deliver such further instruments and documents and take such further actions as Pledgee may reasonably request for the purposes of obtaining or preserving the full benefits of this Security Agreement and of the rights and powers herein granted. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any promissory note, other instrument or chattel paper, such note, instrument, or chattel paper shall be immediately delivered to Pledgee, duly endorsed in a manner satisfactory to Pledgee, to be held as Collateral pursuant to this Security Agreement.

                 (d) Debtor agrees to pay, and to save Pledgee harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes that may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Security Agreement.

          6. CASH DISTRIBUTIONS; VOTING RIGHTS. Unless an Event of Default shall have occurred and be continuing and Pledgee shall have given notice to Debtor of Pledgee's intent to exercise its corresponding rights pursuant to
Section 7 below, Debtor shall be permitted to receive all cash distributions paid in the normal course of business of the Partnership in respect of the Pledged Units and to exercise all voting and corporate rights with respect to the Pledged Units, provided, however, that no vote shall be cast or partnership right exercised or other action taken which, in Pledgee's reasonable judgment, would impair the Collateral or which would be inconsistent with, or result in any violation of, any provision of the Note, this Security Agreement, or any document, instrument, or agreement evidencing or securing the Liabilities.

          7.     RIGHTS OF THE PLEDGEE.

                 (a) If an Event of Default shall occur and be continuing and Pledgee shall give notice of its intent to exercise such rights to Debtor,
(i) Pledgee shall have the right to receive any and all cash distributions paid in respect of the Pledged Units and make application thereof to the Liabilities in such order as Pledgee may determine, and (ii) all of the Pledged Units shall be registered in the name of Pledgee or its nominee and Pledgee or its nominee may thereafter exercise (A) all voting, partnership, and other rights pertaining to such of the Pledged Units at any meeting of unitholders of Pledgee or otherwise and (B) any and all rights of conversion, exchange, subscription, and any other rights, privileges, or options pertaining to such Pledged Units as if it were the absolute owner thereof (including, without limitation, the right to exchange, at its discretion, any and all of the Pledged Units upon the merger, consolidation, reorganization, recapitalization, or other fundamental change in the partnership structure of Partnership, or upon the exercise by Debtor or Pledgee of any right, privilege, or option pertaining to such Pledged Units and in connection therewith, the right to deposit and deliver any and all of the Pledged Units with any committee, depositary, transfer agent, registrar, or other designated agency upon such terms and conditions as it may determine), all without liability except to account for property actually received by it, but Pledgee shall have no duty to Debtor to exercise any such right, privilege, or option and shall not be responsible for any failure to do so or delay in so doing.

                 (b) The rights of Pledgee hereunder shall not be conditioned or contingent upon the pursuit by Pledgee of any right or remedy against any Person which may be or become liable in respect of all or any part of the Liabilities or against any collateral security therefor, guarantee therefor or right of offset with respect thereto. Pledgee shall not be liable for any failure to demand, collect, or realize upon all or any part of the Collateral or for any delay in doing so, nor shall Pledgee be under any obligation to sell or otherwise dispose of any Collateral upon the request of Debtor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof.

          8. REMEDIES. If an Event of Default shall occur and be continuing, Pledgee may exercise, in addition to all other rights and remedies granted in this Security Agreement and in any other instrument or agreement securing, evidencing, or relating to the Liabilities, all rights and remedies of a secured party under the Code. Without limiting the generality of the foregoing, Pledgee, without demand of performance or other demand, presentment, protest, advertisement, or notice of any kind (except any notice required by law referred to below) to or upon Debtor or any other Person (all and each of which demands, defenses, advertisements, and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate, and realize upon the Collateral, or any part thereof, and/or may forthwith sell, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. Pledgee shall have the right upon any such public sale or sales, and upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in Debtor, which right or equity is hereby waived or released. Pledgee shall apply any Proceeds from time to time held by it and the proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all reasonable costs and expenses of every kind incurred in respect thereof or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of Pledgee hereunder, including, without limitation, reasonable attorneys' fees and disbursements of counsel to Pledgee, to the payment in whole or in part of the Liabilities, in such order as Pledgee may elect, and only after such application and after the payment by Pledgee of any other amount required by any provision of law, including, without limitation,
Section 679.504(1)(c) of the Code, need Pledgee account for the surplus, if any, to Debtor. Debtor waives all claims, damages, and demands it may acquire against Pledgee arising out of the exercise by it of any rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least ten (10) days before such sale or other disposition. Debtor shall remain liable for any deficiency if the proceeds of any sale or other disposition of Collateral are insufficient to pay the Liabilities and the fees and disbursements of any attorneys employed by Pledgee to collect such deficiency.

         9.      PRIVATE SALES.

                 (a) Debtor recognizes that no public market is likely to develop for the Pledged Units and that it is unlikely that such Pledged Units will be registered under the Exchange Act of 1934, as amended (the "Exchange Act"), and as a result thereof Pledgee may be unable to effect a public sale of any or all of the Pledged Units, by reason of certain prohibitions contained in the Securities Act of 1933 (the "Securities Act"), the Exchange Act, and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers who will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Debtor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. Pledgee shall be under no obligation to delay a sale of any of the Pledged Units for the period of time necessary to permit the registration of such securities for public sale under the Securities Act, or under applicable state securities laws.

                 (b) Debtor further agrees to use its best efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of the Pledged Units pursuant to this Section 9 valid and binding and in compliance with any and all other requirements of applicable law. Debtor further agrees that a breach of any of the covenants contained in this Section 9 will cause irreparable injury to Pledgee, that Pledgee has no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 9 shall be specifically enforceable against Debtor and Debtor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no default has occurred under this Security Agreement, the Note, or any other document, instrument, or agreement evidencing or securing the Liabilities.

         10. LIMITATION ON DUTIES REGARDING COLLATERAL. Pledgee's sole duty with respect to the custody, safekeeping, and physical preservation of the Collateral in its possession, under Section 679.207 of the Code or otherwise, shall be to deal with it in the same manner as Pledgee deals with similar securities and property for its own account. Neither Pledgee nor any of its respective directors, officers, employees, or agents shall be liable for failure to demand, collect, or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral under the request of Debtor or otherwise.

         11. POWERS COUPLED WITH AN INTEREST. All authorizations and agencies herein contained with respect to the Collateral are irrevocable and constitute powers coupled with an interest.

         12. SEVERABILITY. Any provision of this Security Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         13. SECTION HEADINGS. The section headings used in this Security Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

         14. NO WAIVER; CUMULATIVE REMEDIES. Pledgee shall by any act (except by a written instrument pursuant to Section 15 hereof) be deemed to have waived any right or remedy hereunder or to have acquiesced in any default or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of Pledgee, any right, power, or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power, or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power, or privilege. A waiver by Pledgee of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy that Pledgee would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently, and are not exclusive of any other rights or remedies provided by law.

         15. WAIVERS AND AMENDMENTS; SUCCESSORS AND ASSIGNS; GOVERNING LAW. None of the terms or provisions of this Security Agreement may be amended, supplemented, or otherwise modified except by a written instrument executed by Debtor, the Partnership and any other Pledgee, provided that any provision of this Security Agreement may be waived by Pledgee in a letter or agreement executed by Pledgee. This Security Agreement shall be binding upon Debtor and its rights and duties hereunder may not be assigned or delegated. This Security Agreement shall inure to the benefit of Pledgee and its successors and assigns. This Security Agreement shall be governed by, and construed and interpreted in accordance with, the laws of the State of Florida.

         16. NOTICES. Notices by Pledgee to Debtor may be given and shall be considered effective in the manner and at the time provided in the Partnership Agreement, addressed or transmitted to Debtor or Pledgee at Debtor's address or transmission number set forth on the signature page of the Partnership Agreement. Debtor and Pledgee may change its address or transmission number by written notice to Pledgee.

         IN WITNESS WHEREOF, the undersigned has caused this Security Agreement to be duly executed and delivered as of the date first above written.

WITNESSES:


- ------------------------------------    -------------------------------------
                                        (Signature)


                                        -------------------------------------
- ------------------------------------    (Print Name)


                                        -------------------------------------
                                        (Title, if not an individual)

========================================================

NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN
AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY
REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS AND,
IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION
MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY
THE PARTNERSHIP.  THIS PROSPECTUS DOES NOT CONSTITUTE
AN OFFER TO SELL OR A SOLICITATION OF ANY OFFER TO BUY
ANY SECURITY OTHER THAN THE UNITS OFFERED HEREBY, NOR
DOES IT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION
TO ANY PERSON IN ANY JURISDICTION OR UNDER ANY
CIRCUMSTANCES IN WHICH SUCH OFFERING WOULD BE
UNLAWFUL.  NEITHER THE DELIVERY OF THIS PROSPECTUS NOR
ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES
CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED
HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE
DATE HEREOF.

                  -----------------

                  TABLE OF CONTENTS


                                                Page
                                                ----
Available Information . . . . . . . . . . .       2
Prospectus Summary  . . . . . . . . . . . .       7
Estimated Use of Proceeds . . . . . . . . .      15
Compensation to General Partner and
   Its Affiliates . . . . . . . . . . . . .      17
Conflicts of Interest . . . . . . . . . . .      20
Fiduciary Responsibilities of
   General Partner  . . . . . . . . . . . .      23
Risk Factors  . . . . . . . . . . . . . . .      24
Partnership Distributions and Allocations .      36
Prior Performance . . . . . . . . . . . . .      37
Capitalization  . . . . . . . . . . . . . .      39
Management's Discussion and
  Analysis of Financial Condition . . . . .      39
Management  . . . . . . . . . . . . . . . .      40
Investment Objectives and Policies  . . . .      43
The Partnership . . . . . . . . . . . . . .      50
Federal Income Tax Considerations . . . . .      51
ERISA Considerations  . . . . . . . . . . .      71
Summary of the Partnership Agreement  . . .      73
Reports to Limited Partners . . . . . . . .      76
Plan of Distribution  . . . . . . . . . . .      77
Sales Materials . . . . . . . . . . . . . .      80
Legal Matters . . . . . . . . . . . . . . .      80
Experts . . . . . . . . . . . . . . . . . .      80
Glossary  . . . . . . . . . . . . . . . . .      80
Index to Financial Statements . . . . . . .     F-1
Limited Partnership Agreement . . . . . . .  Exhibit A
Subscription Agreement  . . . . . . . . . .  Exhibit B
Promissory Note . . . . . . . . . . . . . .  Exhibit C


UNTIL ___________________ (90 DAYS AFTER COMMENCEMENT
OF THE DATE OF THIS PROSPECTUS), ALL DEALERS EFFECTING
TRANSACTIONS IN THE REGISTERED SECURITIES, WHETHER OR
NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE
REQUIRED TO DELIVER A PROSPECTUS.  THIS IS AN ADDITION
TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS
WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR
UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.
========================================================
========================================================
                    $12,000,000






                   FLORDECO, LTD.




                  1,000 Units of
          Limited Partnership Interests










                -------------------

                     PROSPECTUS

                -------------------












                 June  ____, 1996



========================================================

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 30.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         Set forth below is the estimated fees and expenses expected to be incurred in connection with the issuance and distribution of the Units registered hereby.




         SEC Registration Fees  . . . . . . . . . . . . . . . . . . . . . . . . . . .        $   4,138
         Accounting Fees and Expenses . . . . . . . . . . . . . . . . . . . . . . . .            5,000
         Costs of Printing and Engraving  . . . . . . . . . . . . . . . . . . . . . .            7,500
         Legal Fees and Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . .           30,000
         Blue Sky Fees and Expenses . . . . . . . . . . . . . . . . . . . . . . . . .            2,000
         Miscellaneous Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . .            1,362
                                                                                             ---------
                Total . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        $  50,000
                                                                                             =========






ITEM 31.  SALES TO SPECIAL PARTIES.

         With the exception of the sale of the initial limited partnership interest sold to the Initial Limited Partner in order to form the Partnership, the Partnership has not sold any of its securities, nor does there exist any arrangement to sell the Partnership's securities, to any person or class of persons at a price varying from that at which the Units are to be offered to the general public pursuant to this Registration Statement.

ITEM 32.  RECENT SALES OF UNREGISTERED SECURITIES.

         In connection with the formation and organization of the Partnership, the Partnership sold a limited partnership interest in it to the Initial Limited Partner. This issuance was made in reliance on the exemptions provided by Section 3(b) or 4(2) of the Securities Act of 1933, as amended. No underwriters were involved in the placement of these securities.

ITEM 33.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Sections 5.5 (a) and (b) of the Partnership Agreement provides that the Partnership, its receiver, or its trustee (in the case of its receiver or trustee, to the extent of Partnership Property) shall : (A) indemnify, save harmless, and pay all judgments and claims against the General Partner or officer or director of the General Partner's for its own acts of negligence or relating to any liability or damage incurred by reason of any act performed or omitted to be performed by the General Partner, officer, or director in connection with the business of the Partnership, including attorneys' fees incurred by the General Partner, officer, or director in connection with the defense of any action based on any such act or omission, which attorneys' fees may be paid as incurred, including all such liabilities under federal and state securities laws (including the Securities Act of 1933, as amended) as permitted by law; (B) indemnify and hold harmless, to the maximum extent permitted by law, the General Partner and Unitholder from and against any and all liabilities, sums paid in settlement of claims (if such settlement is consented to by the General Partner), obligations, charges, actions (formal or informal), claims (including, without limitation, claims for personal injury under any theory or for real or personal property damage), liens, taxes, administrative proceedings, losses, damages (including, without limitation, punitive damages), penalties, fines, court costs, administrative service fees, response and remediation costs, stabilization costs, encapsulation costs, treatment, storage, or disposal costs, groundwater monitoring or environmental study, sampling, or monitoring costs, other causes of action, and any other costs and reasonable expenses (including, without limitation, reasonable attorneys', experts', and consultants' fees and disbursements and investigating, laboratory, and data review fees) imposed upon or incurred by the

General Partner or Unitholder (whether or not indemnified against by any other party) arising from and after the date of this Agreement directly or indirectly out of: (1) the past, present, or future treatment, storage, disposal, generation, use, transport, movement, presence, release, threatened release, spill, installation, sale, emission, injection, leaching, dumping, escaping, or seeping of any Hazardous Substances, material containing or alleged to contain Hazardous Substances (as defined in the Partnership Agreement) at or from any past, present, or future properties, or assets of the Partnership; or (2) the violation or alleged violation by the Partnership or any third party of any Environmental Laws (as defined in the Partnership Agreement) with regard to the past, present, or future ownership, operation, use, or occupying of any property or asset of the Partnership.

         Section 5.5 (c) of the Partnership Agreement provides that in the event of any action by a Unitholder against the General Partner, including a Partnership derivative suit, the Partnership shall indemnify, save harmless, and pay all expenses of the General Partner, including attorneys' fees, incurred in the defense of that action, if the General Partner is successful in the action.

         Section 5.5 (d) of the Partnership Agreement provides that the Partnership shall indemnify, save harmless and pay all expenses, costs, or liabilities of the General Partner who for the benefit of the Partnership makes any deposit, acquires any option, or makes any other similar payment or assumes any obligations in connection with any property proposed to be acquired by the Partnership and who suffers any financial loss as the result of that action.

         Notwithstanding the provisions of Sections 5.5(a), 5.5(b), 5.5(c), and 5.5(d) of the Partnership Agreement, Sections 5.5(e) of the Partnership Agreement provides that neither the General Partner nor any Unitholder shall be indemnified from (i) any liability for fraud, bad faith, willful misconduct, or gross negligence.

         The Partnership Agreement also provides that in the event that any provision in Sections 5.5(a), 5.5(b), 5.5(c), and 5.5(d) of the Partnership Agreement is determined to be invalid in whole or in part, that Section shall be enforced to the maximum extent permitted by law.

ITEM 34.  TREATMENT OF PROCEEDS OF STOCK BEING REGISTERED.

         Not Applicable.

ITEM 35.  FINANCIAL STATEMENTS AND EXHIBITS.

(a)  Financial Statements Filed with this Registration Statement.


         Balance Sheet as of Flordeco, Ltd. as of March 19, 1996, except for
Note 5, as to which date is May 31, 1996

         Balance Sheet as of Investors Trust, Inc., as of March 19, 1996, except for Note 3, as to which date is May 31, 1996


         Notes to Financial Statements

(b)  Exhibits filed with this Registration Statement.


EXHIBIT
NUMBER                                            DESCRIPTION OF EXHIBIT
- ------                                            ----------------------
 1.1     Form of Subscription Agreement (included as Exhibit B in the Prospectus and incorporated herein by reference)
 1.2     Form of Escrow Agreement by and between Investors Trust, Inc. and First National Bank of Southwest Florida

EXHIBIT
NUMBER                                            DESCRIPTION OF EXHIBIT
- ------                                            ----------------------
 1.3     Form of Promissory Note and Security Agreement (included as Exhibit C in Prospectus and incorporated herein by reference)
 3.1     Certificate of Limited Partnership of Flordeco, Ltd. *
 3.2     Currently existing Agreement of Limited Partnership of Flordeco, Ltd. *
 3.3     Form of Amended and Restated Agreement of Limited Partnership of Flordeco, Ltd. (included as Exhibit A in the
         Prospectus and incorporated herein by reference)
 4.1     See Exhibits 3.1, 3.2 and 3.3 for provisions of Certificate of Limited Partnership of Flordeco, Ltd., currently existing Agreement of Limited Partnership of Flordeco, Ltd., and Form of Amended and Restated Agreement of
         Limited Partnership of Flordeco, Ltd. (included as Exhibit A in the Prospectus and incorporated herein by reference)
 5.1     Opinion of Carlton, Fields, Ward, Emmanuel, Smith & Cutler, P.A., Re: Legality (contained in Exhibit 8.1 to the
         Registration Statement)
 8.1     Tax Opinion of Carlton, Fields, Ward, Emmanuel, Smith & Cutler, P.A.
10.1     Management Agreement by and between Flordeco, Inc. and Flordeco, Ltd.
23.1     Consent of Coopers & Lybrand
23.2     Consent of Carlton, Fields, Ward, Emmanuel, Smith & Cutler, P.A. (contained in Exhibit 8.1 to the Registration
         Statement)
24.1     Power of Attorney (contained in the Signature section of the Registration Statement) *

- -----------------------
*   Previously Filed


ITEM 36.  UNDERTAKINGS.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         The undersigned Registrant hereby undertakes as follows: (a) to file any prospectuses required by Section 10(a)(3) of the Act, as post-effective amendments to the Registration Statement; (b) that for purposes of determining any liability under the Act each such post effective amendment may be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time may be deemed to be the initial bona fide offering thereof; (c) that all post effective amendments will comply with applicable forms, rules, and regulations of the Commission in effect at the time such post-effective amendments and filed, and (d) to remove from registration by means of a post-effective amendment any of the securities being registered which remain at the termination of the offering.

         The Registrant undertakes to send to each Limited Partner at least on an annual basis a detailed statement of any transactions with the General Partner or its affiliates, and of fees, commissions, compensation and other benefits paid, or accrued to the General Partner or its affiliates for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed.

         The Registrant undertakes to provide to the Limited Partners the financial statements required by Form 10-K for the first full fiscal year of operations of the Partnership.

         The Registrant undertakes to file a sticker supplement pursuant to Rule 424(c) under the Act during the distribution period describing each property not identified in the Prospectus at such time as there arises a reasonable probability that such property will be acquired and to consolidate all such stickers into a post-effective amendment filed at least one every three months, with the information contained in such amendment provided simultaneously to the existing Limited Partners. Each sticker supplement should disclose all compensation and fees received by the General Partner and its affiliates in connection with any such acquisition. The post-effective amendment shall include audited financial statements meeting the requirements of Rule 3-14 of Regulation S-X only for properties acquired during the distribution period. Notwithstanding the foregoing, however, this undertaking is hereby modified to provide that, when a property is acquired from the FDIC or other federal governmental agency with similar responsibilities under law, and audited financial statements of the property are not available and it is not reasonably, or practicable to obtain an audit of the financial statements, then a waiver of the required audited financial statements will be requested from the Commission and, if granted, the post-effective amendment will include alternative financial statements or information which may include the following: unaudited financial statements, or discussion and analysis of such unaudited financial statement which indicates the inability to obtain an audit, a description of the procedures followed by the General Partner to evaluate the operating results of the property, and a representation of the General Partner that it has analyzed such information as provided directly from the FDIC or other federal governmental agency with similar responsibilities under law, and has determined that such information appears reasonable, stating the basis therefor. Subject to the foregoing sentence. The Registrant also undertakes to file, after the end of the distribution period, a current report on Form 8-K containing the financial statements and any additional information required by Rule 3-14 of Regulation S-X, to reflect each commitment (i.e., the signing of a binding purchase agreement) made after the end of the distribution period involving the use of 10% or more (on a cumulative basis) of the net proceeds of the offering, and to provide the information contained in such report to the Limited Partners at lease once each quarter of the distribution period of the offering has ended.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Myers, State of Florida, on the 10th day of June, 1996.


                                      FLORDECO, LTD.

                                      By: INVESTORS TRUST, INC.,
                                          General Partner


                                      By: /s/ Allan Fox
                                          -------------------------------------
                                          Allan Fox
                                          President and Chief Executive Officer





    Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


SIGNATURE                                          TITLE                                          DATE
- ---------                                          -----                                          ----
/s/ Allan Fox                                      President and Director                         June 10, 1996
- -------------------------------------              (Principal Executive Officer)
    Allan Fox


/s/ Thomas R. Cronin, Sr.                          Secretary, Treasurer and Director              June 10, 1996
- -------------------------------------              (Principal Accounting
    Thomas R. Cronin, Sr.                          Officer and Principal
                                                   Financial Officer)


    *                                              Director                                       June 10, 1996
- -------------------------------------
    Dr. Gerald Laboda


    *                                              Vice President and Director                    June 10, 1996
- -------------------------------------
    Thomas R. Cronin, Jr.

- --------------
*Signed by Thomas R. Cronin, Sr. pursuant to power of attorney filed with the Registration Statement on March 22, 1996.

                               INDEX TO EXHIBITS




EXHIBIT                                                                                           SEQUENTIALLY
NUMBER                                            DESCRIPTION OF EXHIBIT                          NUMBERED PAGE
- ------                                            ----------------------                          -------------
 1.1     Form of Subscription Agreement (included as Exhibit B in the Prospectus and incorporated herein by reference)
 1.2     Form of Escrow Agreement by and between Investors Trust, Inc. and First National
         Bank of Southwest Florida
 1.3     Form of Promissory Note and Security Agreement (included as Exhibit C in the Prospectus and incorporated herein by reference)
 3.1     Certificate of Limited Partnership of Flordeco, Ltd. *
 3.2     Currently existing Agreement of Limited Partnership of Flordeco, Ltd. *
 3.3     Form of Amended and Restated Agreement of Limited Partnership of
         Flordeco, Ltd. (included as Exhibit A in the Prospectus and incorporated herein by reference)
 4.1     See Exhibits 3.1, 3.2 and 3.3 for provisions of Certificate of Limited
         Partnership of Flordeco, Ltd., currently existing Agreement of Limited
         Partnership of Flordeco, Ltd., and Form of Amended and Restated Agreement
         of Limited Partnership of Flordeco, Ltd. (included as Exhibit A in the
         Prospectus and incorporated herein by reference)
 5.1     Opinion of Carlton, Fields, Ward, Emmanuel, Smith & Cutler, P.A., Re: Legality
         (contained in Exhibit 8.1 to the Registration Statement)
 8.1     Tax Opinion of Carlton, Fields, Ward, Emmanuel, Smith & Cutler, P.A.
10.1     Management Agreement by and between Flordeco, Inc. and Flordeco, Ltd.
23.1     Consent of Coopers & Lybrand
23.2     Consent of Carlton, Fields, Ward, Emmanuel, Smith & Cutler, P.A. (contained in Exhibit 8.1 to the Registration Statement)
24.1     Power of Attorney (contained in the Signature section of the Registration
         Statement) *

- ----------------------
*   Previously Filed